Exhibit 10.50

EXECUTION VERSION

UP TO US$400,000,000 SENIOR SECURED CREDIT AGREEMENT

among

GENCO SHIPPING & TRADING LIMITED

as Borrower,

VARIOUS LENDERS

and

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,

as Administrative Agent, as Security Agent and as Co-ordinator

Dated as of November 10, 2016

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), DVB BANK SE, ABN AMRO CAPITAL USA LLC, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT, CRÉDIT INDUSTRIEL ET COMMERCIAL and BNP PARIBAS,
as Bookrunners and as Mandated Lead Arrangers

(i)

(ii)

(iii)

SCHEDULE I	-	Commitments
SCHEDULE II	-	Lender Addresses
SCHEDULE III	-	Subsidiaries
SCHEDULE IV-A	-	Required Insurance
SCHEDULE IV-B	-	Collateral Vessel Insurance
SCHEDULE V	-	ERISA
SCHEDULE VI	-	Collateral Vessels
SCHEDULE VII	-	Notice Addresses
SCHEDULE VIII	-	Financial Indebtedness
SCHEDULE IX	-	Designated Vessels
SCHEDULE X	-	Disqualified Lenders
SCHEDULE XI	-	Scheduled Repayments

EXHIBIT A	-	Form of Notice of Borrowing
EXHIBIT B	-	Form of Note
EXHIBIT C	-	Form of Guaranty
EXHIBIT D-1	-	Form of Marshall Islands Collateral Vessel Mortgage
EXHIBIT D-2	-	Form of Liberian Collateral Vessel Mortgage
EXHIBIT D-3	-	Form of Hong Kong Collateral Vessel Mortgage
EXHIBIT E	-	Form of Pledge Agreement
EXHIBIT F	-	Form of Assignment of Insurances
EXHIBIT G	-	Form of Assignment of Earnings
EXHIBIT H	-	Form of Assignment of Charter
EXHIBIT I	-	Form of Side Account Pledge Agreements
EXHIBIT J-1	-	Form of Compliance Certificate
EXHIBIT J-2	-	Form of Collateral Maintenance Ratio Certificate
EXHIBIT K	-	Form of Subordination Provisions
EXHIBIT L	-	Form of Assignment and Assumption Agreement
EXHIBIT M	-	Form of Solvency Certificate

(iv)

CREDIT AGREEMENT, dated as of November 10, 2016, among GENCO SHIPPING & TRADING LIMITED, a company incorporated under the laws of the Republic of the Marshall Islands (the “Borrower”), the Lenders party hereto from time to time, NORDEA BANK FINLAND PLC, NEW YORK BRANCH (“Nordea”), SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), DVB BANK SE, ABN AMRO CAPITAL USA LLC (together with its affiliates, “ABN”), CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT, CRÉDIT INDUSTRIEL ET COMMERCIAL and BNP PARIBAS, as Bookrunners and as Mandated Lead Arrangers (in such capacity, the “Lead Arrangers”) and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Security Agent under the Security Documents (in such capacity, the “Security Agent”).  All capitalized terms used herein and defined in Section 1.01 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrower the Credit Facility provided for herein:

NOW, THEREFORE, IT IS AGREED:

SECTION 1       Definitions and Accounting Terms.

1.01       Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ABN” shall have the meaning provided in the first paragraph of this Agreement.

“ABN Obligations” shall mean all Credit Document Obligations owed to ABN under this Agreement.

“Acceptable Classification Society” shall mean American Bureau of Shipping, Nippon Kaiji Kyokai, Lloyd’s Register of Shipping, Bureau Veritas and DNV GL, or such other first class vessel classification society that is a member of the International Association of Classification Societies that the Required Lenders may approve from time to time.

“Acceptable Flag Jurisdiction” shall mean the Republic of the Marshall Islands, Liberia, Hong Kong, Panama, the Bahamas or such other flag jurisdiction as may be acceptable to all Lenders.

“Additional Collateral” shall mean additional collateral satisfactory to the Required Lenders granted in favor of the Security Agent to cure non-compliance with Section 8.07(d) (it being understood that cash collateral comprised of Dollars (which shall be valued at par) shall be deemed satisfactory), pursuant to security documentation in form and substance satisfactory to the Security Agent provided such Additional Collateral is in an aggregate amount at least sufficient to cure such non-compliance.

“Additional Vessel” shall have the meaning provided in the definition of “Collateral Vessel”.

“Additional Vessel Release Conditions” shall mean, with respect to the release of any Additional Vessel, the following:

(a)       before and after giving effect to such release, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower shall be, and shall have been at all times during the most recently ended full fiscal quarter, in compliance with Section 8.07(d);

(b)       the Borrower shall have delivered to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent and the Security Agent, (i) an officer’s certificate certifying as to matters in clause (a) above, (ii) Appraisals for each Collateral Vessel dated no more than fifteen (15) days prior to the delivery thereof in form and substance reasonably acceptable to the Administrative Agent and from two Approved Appraisers stating the then current Appraised Value of each Collateral Vessel and otherwise meeting the requirements set forth in Section 7.01(d) and (iii) any other documents reasonably requested by the Administrative Agent; and

(c)       the Borrower shall have paid all costs and expenses of the Administrative Agent and the Security Agent relating to the preparation, execution and delivery of the relevant release documents.

“Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

“Affiliate” shall mean, with respect to any Person, any other Person (including, for purposes of Section 8.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided,  however, that for purposes of Section 8.06, an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of the Borrower and any officer or director of the Borrower or any of its Subsidiaries.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.  Notwithstanding anything to the contrary contained above, for purposes of Section 8.06, none of the Administrative Agent, nor the Security Agent, nor any Lead Arranger, nor any Lender (or any of their respective affiliates) shall be deemed to constitute an Affiliate of the Borrower or its Subsidiaries in connection with the Credit Documents or its dealings or arrangements relating thereto.

“Agents” shall mean, collectively, the Administrative Agent and the Security Agent.

“Aggregate Appraised Value” shall mean at any time, the sum of the Appraised Value of all Collateral Vessels owned by the Subsidiary Guarantors at such time which are not then subject to an Event of Loss.

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended or restated from time to time.

“Amortization Amount” shall mean, as of any date of determination, an amount, paid quarterly, such that the Loan is repaid to $0 when the average age of the Collateral Vessels owned by the Obligors reaches 17 years of age.  The Amortization Amount for each Payment Date occurring on or after March 31, 2019 as of the Closing Date is set forth on Schedule XI, which Schedule shall be amended, modified, supplemented and/or replaced by the Administrative Agent in accordance with Section 4.02(a).

“Anti-Corruption Laws” shall have the meaning provided in Section 6.10(d).

“Applicable Margin” shall mean 3.75% per annum.

“Appraisal” shall mean, with respect to a Collateral Vessel, a written appraisal by an Approved Appraiser in favor of the Administrative Agent of the Appraised Value of such Collateral Vessel.

“Appraised Value” shall mean for any Collateral Vessel at any time, the arithmetic mean of the fair market values of such Collateral Vessel as set forth on the Appraisals of at least two Approved Appraisers (or three Approved Appraisers, if required under clause (b) below) most recently delivered to, or obtained by, the Administrative Agent prior to such time pursuant to Section 5.02(e) or Section 7.01(d) and prepared:

(a)       as at a date not more than 15 days prior to such delivery;

(b)       by Approved Appraisers selected by the Borrower; provided that if the aggregate of the higher Appraisals for all Collateral Vessels so prepared as at any date differs by more than 15% of the aggregate of the lower Appraisals for all Collateral Vessels for such date, a third Appraisal may be obtained (and, at the request of the Required Lenders, shall be obtained) for all such Collateral Vessels from an Approved Appraiser selected by the Administrative Agent and the Appraised Value shall be the arithmetic mean of such three (3) Appraisals;

(c)       without physical inspection of the Collateral Vessel, except as required by the Administrative Agent if an Event of Default has occurred and is continuing;

(d)       on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any charter or other contract of employment and with no value to be given to any pooling arrangements; provided that if a range of values is provided in a particular Appraisal, then the Appraised Value in such Appraisal shall be deemed to be the median of such values.

“Approved Appraiser” shall mean Clarkson Platou, Arrow Sale & Purchase (UK) Limited, Simpson Spence & Young Shipbrokers, Braemar ACM, Fearnleys, Maersk Broker, MSI or Lorentzen & Stemoco, or any other appraiser approved by the Required Lenders, for the purposes of providing an Appraisal for a Collateral Vessel.

“Assignment and Assumption Agreement” shall mean an assignment and assumption agreement substantially in the form of Exhibit L (appropriately completed).

“Assignment of Charter” shall mean an assignment of charter substantially in the form of Exhibit H.

“Assignment of Earnings” shall mean an assignment of earnings substantially in the form of Exhibit G.

“Assignment of Insurances” shall mean an assignment of insurances substantially in the form of Exhibit F.

“Authorized Officer” shall mean the chairman of the board, the president, any vice president, the treasurer, the secretary, any assistant secretary, any other financial officer, an authorized manager and any other officer (or a Person or Persons so designated by any officer) of any Obligor.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the

European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” shall have the meaning provided in Section 9.05.

“Bankruptcy Proceeding” shall have the meaning provided in Section 10.10(e).

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean the borrowing of the Loan from all the Lenders (other than any Defaulting Lender) having Commitments on a given date having the same Interest Period.

“Borrowing Date” shall mean the date on which the Loan is incurred by the Borrower pursuant to Section 2.01(a), subject to the conditions set forth in Section 5.

“Borrowing Date Amendment” shall have the meaning provided in Section 5.02(r).

“Borrowing Date Refinancing” shall mean the termination of the Existing Credit Agreements and any commitments thereunder, the repayment of all obligations in connection therewith and the release or termination of all Liens securing the Existing Credit Agreements (or the making of reasonably satisfactory arrangements for their release or termination substantially contemporaneously with the Borrowing Date).

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in New York City, London, Hamburg, Stockholm, Luxembourg and Paris.

“Cash Equivalents” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, 42 U.S.C. § 9601 et seq.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, if not already enacted as of the Closing Date, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean any of the following:

(a)       if the Borrower ceases to own directly or indirectly, 100% of the Equity Interests in any Subsidiary Guarantor other than as a consequence of the Collateral Disposition of the Collateral Vessel owned by such Subsidiary Guarantor and the prepayment of the Loan pursuant to Section 4.02(b); or

(b)       any “person” or “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than any Permitted Holder or any group of Permitted Holders, shall at any time become the ultimate owner, directly or indirectly, beneficially or of record or the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 of the Exchange Act), of Equity Interests representing more than 35% of the outstanding voting or economic Equity Interests of the Borrower or control the appointment of members of the board of directors of the Borrower, unless the new shareholder(s) is/are acceptable to the Lenders; or

(c)       the replacement of a majority of the directors on the board of directors of the Borrower over a two-year period from the directors who constituted the board of directors of the Borrower at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of directors of the Borrower then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved; or

(d)       a “change of control” or similar event shall occur as provided in any Other Credit Agreement or other outstanding Financial Indebtedness of the Borrower (or the documentation governing the same).

“Claims” shall have the meaning provided in the definition of “Environmental Claims”.

“Closing Date” shall have the meaning provided in Section 11.11.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, Side Account Collateral, all Earnings Collateral, Insurance Collateral, all Collateral Vessels, and all cash and Cash Equivalents at any time delivered as collateral thereunder or as required hereunder.

“Collateral and Guaranty Requirement” shall mean, with respect to each Obligor and each Collateral Vessel, the requirement that:

(i)       each Subsidiary of the Borrower that is required to be a Subsidiary Guarantor in accordance with the definition thereof shall have duly authorized, executed and delivered to the Administrative Agent the Guaranty, substantially in the form of Exhibit C (as modified, supplemented or amended from time to time, together with any Joinder Agreement, the “Guaranty”), or a joinder thereto in form and substance satisfactory to the Administrative Agent (each as modified, supplemented or amended from time to time, a “Joinder Agreement”) and the Guaranty shall be in full force and effect;

(ii)       the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered the Pledge Agreement substantially in the form of Exhibit E (as modified, supplemented or amended from time to time, together with any Joinder Agreement, the “Pledge Agreement”) or Joinder Agreement and shall have (x) delivered to the Security Agent, as pledgee, all the Pledged Securities referred to therein with respect to the Equity Interests in each Subsidiary Guarantor, the Minimum Liquidity Account and all Earnings Accounts and (y) duly authorized, executed and delivered any other related documentation necessary or advisable to perfect the Lien on the Pledge Agreement Collateral in the respective jurisdictions of formation of the respective Subsidiary Guarantor or the Borrower, as the case may be;

(iii)      the Borrower, each Subsidiary Guarantor, the Security Agent and Nordea (or such other deposit account bank as the Administrative Agent may agree in its sole discretion), as depositary bank, shall have duly executed and delivered a control agreement substantially in the form attached to the Pledge Agreement, (or, in each case, such other form as may be reasonably acceptable to the Administrative Agent), with respect to any Earnings Account or the Minimum Liquidity Account owned by the Borrower or such Subsidiary Guarantor; provided that, the Borrower and the Subsidiary Guarantors shall procure that all Earnings Collateral credited to any deposit account not held at Nordea on the Borrowing Date shall be transferred and credited to an Earnings Account held at Nordea not later sixty (60) days after the Borrowing Date (or such later date as the Security Agent may agree);

(iv)      the Borrower shall have duly authorized, executed and delivered the Side Account Pledge Agreements substantially in the form of Exhibit I (as modified, supplemented or amended from time to time, together with any Joinder Agreement, the “Side Account Pledge Agreements”) and shall have duly authorized, executed and delivered any other related documentation necessary or advisable to perfect the Lien on the Side Account Collateral in the respective jurisdictions of formation of the respective Subsidiary Guarantor or the Borrower, as the case may be;

(v)      the Subsidiary Guarantor (and any other relevant Obligor) that owns such Collateral Vessel shall have duly authorized, executed and delivered (x) an Assignment of Insurances substantially in the form of Exhibit F (as modified, supplemented or amended from time to time, the “Assignment of Insurances”), (y) an Assignment of Earnings substantially in the form of Exhibit G (as modified, supplemented or amended from time to time, the “Assignment of Earnings”) together covering all of such Obligor’s present and future Earnings Collateral and Insurance Collateral, and (z) an Assignment of Charters (existing or future) substantially in the form of Exhibit H (as modified, supplemented or amended from time to time, the “Assignment of Charters”) for any charter or similar contract of employment with a term in excess of 24 months (or, with respect to any charter or similar contract of employment existing on the Borrowing Date, a remaining term in excess of 24 months) (any such charter, a “Pledged Charter”), and shall provide appropriate notices and consents related thereto, together granting a security interest and lien on all of such Obligor’s (i) present and future Earnings Collateral and Insurance Collateral and (ii) present and future right and receivables under Pledged Charters, in each case together with proper Financing Statements (Form UCC-1) in form for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Assignment of Insurances, the Assignment of Earnings and the Assignment of Charters;

(vi)       each Subsidiary Guarantor that owns a Collateral Vessel shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry, a Collateral Vessel Mortgage with respect to such Collateral Vessel and such Collateral Vessel

Mortgage shall be effective to create in favor of the Security Agent and/or the Lenders a legal, valid and enforceable first priority security interest, in and lien upon such Collateral Vessel;

(vii)       all filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Security Agent to perfect and preserve the security interests described in clauses (i) through and including (vi) above shall have been duly effected, including, without limitation, proper financing statements (Form UCC-1) or amendments thereto, as requested by the Administrative Agent or Security Agent, in form for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Documents, and the Security Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Security Agent;

(viii)      the Administrative Agent shall have received each of the following:

(a)       certificates of ownership from appropriate authorities showing the registered ownership of such Collateral Vessel in the name of the relevant Subsidiary Guarantor in an Acceptable Flag Jurisdiction;

(b)       the results of maritime registry searches with respect to such Collateral Vessel, indicating no recorded liens other than Liens in favor of the Security Agent and/or the Lenders and Permitted Liens;

(c)       confirmation of class certificates from an Acceptable Classification Society indicating that such Collateral Vessel meets the criteria specified in Section 6.23;

(d)       certified copies of all pooling agreements and agreements related to the technical and commercial management of each Collateral Vessel and a duly executed manager’s undertaking from each Technical Manager in accordance with Section 7.17;

(e)       certified copies of all ISM Code and ISPS Code documentation for each Collateral Vessel; and

(f)       a report, in form and scope reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent (it being understood that AON, BankServe and Marsh are acceptable) with respect to the insurance maintained by the Obligors in respect of such Collateral Vessel, together with a certificate from such broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Administrative Agent, the Security Agent and/or the Lenders as mortgagee, (ii) otherwise conform with the insurance requirements of each respective Collateral Vessel Mortgage (it being understood that, except as required by applicable law, the insurance requirements of such Collateral Vessel Mortgage shall not exceed the Required Insurance) and (iii) include copies of the Required Insurance;

(ix)       the Administrative Agent shall have received from (a) special New York counsel to each of the Obligors (which shall be Kramer Levin Naftalis & Frankel LLP or other counsel to each of the Obligors qualified in such jurisdiction and reasonably satisfactory to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Borrowing Date, (b) if applicable, special Marshall Islands counsel to each of the Obligors (which shall be Reeder & Simpson P.C. or other counsel to each of the Obligors qualified in such jurisdiction and reasonably satisfactory to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Borrowing Date, (c) if applicable, special Liberian counsel to each of the Obligors (which shall be Poles, Tublin, Stratakis & Gonzalez LLP or other counsel to each of the Obligors qualified in such jurisdiction and reasonably satisfactory to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Closing Date, (d) if applicable, special Hong Kong counsel to the Administrative Agent (which shall be Ince & Co. or other counsel qualified in such jurisdiction and reasonably satisfactory to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Borrowing Date, and (e) if applicable, counsel to each of the Obligors in the jurisdiction of the flag of the Collateral Vessel, an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Borrowing Date covering such matters as shall be reasonably required by the Administrative Agent, in each case which shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover customary matters, including the perfection of the security interests (other than those to be covered by opinions delivered pursuant to the other opinions above) granted pursuant to the Security Documents, and such other matters incidental to the transactions contemplated herein as the Administrative Agent may reasonably request;

(x)       (a) the Administrative Agent shall have received a certificate, dated the Closing Date and reasonably acceptable to the Administrative Agent, signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or an authorized manager, member or general partner of each Obligor, and attested to by the Secretary or any Assistant Secretary (or, to the extent such Obligor does not have a Secretary or Assistant Secretary, the analogous Person within such Obligor) of such Obligor, as the case may be,  with appropriate insertions, together with copies of the Organizational Documents of such Obligor and the resolutions of such Obligor referred to in such certificate authorizing the consummation of the Transaction and (b) the Administrative Agent shall have received copies of governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities; and

(xi)      the Borrower shall have (x) duly authorized, executed and delivered to the Security Agent, as secured party on behalf of the Secured Creditors, a legal, valid and enforceable first priority security interest, in and Lien upon the Equity Interests in the Subsidiary Guarantors pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and (y) effected all filings, deliveries of instruments and other actions necessary or advisable in the reasonable opinion of the Administrative Agent to perfect and preserve each security interest described in this clause (xi) in each relevant jurisdiction, as the case may be (including, without limitation, the delivery of customary lien searches, proper financing statements (Form UCC-1) in form for filing under the UCC or in other appropriate filing offices of each jurisdiction, Certificated Securities (as such term is defined in Section 8-102(A)(4) of the UCC), executed and undated transfer powers, legal opinions, board resolutions and officer’s certificates), in each case which shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Collateral Disposition” shall mean (i) the sale, lease, transfer, bareboat charter or other disposition by the Borrower or any Subsidiary Guarantor to any Person other than the Borrower or a Subsidiary Guarantor of any Collateral Vessel or (ii) any Event of Loss; provided that (i) any bareboat charter or demise charter entered into with the consent of the Required Lenders and (ii) any time charter shall not, in each case, be considered a Collateral Disposition for the purposes of Section 4.02 of this Agreement.

“Collateral Vessel” shall mean (a) each vessel listed on Schedule VI hereto and (b) such other vessel posted as Additional Collateral (such vessel, an “Additional Vessel”); provided, that for the purposes of Section 4.02(b) and the proviso in Section 8.07(a), an Additional Vessel shall not be deemed a Collateral Vessel; provided,  further, that Schedule VI is automatically updated to include any Additional Vessel without any further action on the part of the Administrative Agent.

“Collateral Vessel Mortgage” shall mean, with respect to each Collateral Vessel, a first preferred mortgage or a statutory mortgage and deed of covenant, if applicable, in substantially the form of Exhibit D-1,  D-2 or D-3 attached hereto, or a first preferred mortgage or statutory mortgage and related deed of covenant (as applicable) in such form as may be reasonably satisfactory to the Administrative Agent and the Borrower (including, without limitation, any first preferred mortgage or statutory mortgage and related deed of covenant, as applicable, delivered pursuant to a Flag Jurisdiction Transfer), as such preferred mortgage  or statutory mortgage and deed of covenant, if applicable, may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof granted by the applicable Collateral Vessel Owner in favor of the Security Agent, as security trustee and as mortgagee.

“Collateral Vessel Owner” shall mean, at any time, a Subsidiary Guarantor which owns a Collateral Vessel.

“Collateral-to-Debt Ratio” shall mean

(a)       the sum of (i) the Aggregate Appraised Value of the Collateral Vessels which have not been sold, transferred, lost or otherwise disposed of (it being understood that permitted chartering arrangements do not constitute disposals for this purpose) and (ii) any Additional Collateral (other than Additional Vessels), divided by

(b)       the aggregate outstanding principal amount of the Loan (including capitalized PIK Interest).

“Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I hereto as the same may be (x) terminated pursuant to Sections 3.02, 3.03 and/or 9, as applicable, or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.11 or 11.04(b).

“Commitment Commission” shall have the meaning provided in Section 3.01(a).

“Commitment Termination Date” shall mean November 15, 2016.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commercial Manager” shall mean collectively, one or more commercial managers selected by the Borrower and reasonably acceptable to the Required Lenders including, without limitation, Genco Ship Management LLC and each Pool Manager.

“Consolidated Tangible Net Worth” shall mean, with respect to any Person, the Net Worth of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries, minus goodwill.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Financial Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided,  however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any products warranties extended in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if the less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Corresponding Liabilities” shall mean the Secured Obligations of the Borrower, but excluding its Parallel Liability.

“Credit Document Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all amounts owing to the Administrative Agent, the Security Agent or any Lender pursuant to the terms  of this Agreement or any other Credit Document, including (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrower under this Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or similar operation of any other Debtor Relief Law, would become due), liabilities and indebtedness owing by the Borrower to the Secured Creditors (in the capacities referred to in the definition of Secured Creditors) under this Agreement and each other Credit Document to which the Borrower is a party (including, without limitation, indemnities, fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in this Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with this Agreement and any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in all such Credit Documents.  Notwithstanding anything to the contrary contained herein or in any other Credit Document, in no event will the Obligations include any Excluded Swap Obligations.

“Credit Documents” shall mean this Agreement, each Note, each Security Document, the Guaranty, and, after the execution and delivery thereof, each additional guaranty or additional security document executed pursuant to Section 7.11 or 8.07(d).

“Credit Facility” shall mean the senior secured term loan facility in the aggregate principal amount of up to US$400,000,000 as provided under this Agreement.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Disqualified Lender” shall mean any entity listed on Schedule X hereto and any affiliates thereof which are clearly identifiable solely on the basis of the similarity of its name.

“Disqualified Stock” shall mean, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for common shares of the Borrower) pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loan and all other Credit Document Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for common shares of the Borrower), in whole or in part, (c) provides for the scheduled payments of dividends in cash (except that an Equity Interest shall not be deemed to be within this clause (c) if its terms provide that (i) cash dividends shall not be paid if prohibited by law or any agreement to which the Person is a party or (ii) such Person may substitute dividends of Equity Interests other than Disqualified Stock of such Person for cash) or (d) is or becomes convertible into or exchangeable for Financial Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the first anniversary of the Maturity Date; provided,  however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided,  further, however, that if such Equity Interest is issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability.  For the avoidance of doubt, it is agreed and acknowledged that the Equity Interests issued in connection with the Equity Contribution do not constitute Disqualified Stock.

“Dividend” with respect to any Person, shall mean that such Person has declared or paid a dividend or distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common stock, a conversion of Equity Interests into common stock or the right to purchase any of such stock of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration of any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration (other than common stock, Qualified Preferred Stock and the right to purchase any of such stock of such Person) any shares of any class of the capital stock of, or other Equity Interests in, such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests).  Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

“Dollars” and the sign “$” shall each mean lawful money of the United States.

“Earnings” shall mean all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower, the Subsidiary Guarantors or the Security Agent and which arise out of the use or operation of a Collateral Vessel, including (but not limited to):

(a)       all freight, hire and passage moneys, compensation, proceeds of off-hire insurance, and any other moneys earned, due or payable to the Borrower, the Subsidiary Guarantors or the Security Agent of whatsoever nature arising out of or as a result of the ownership, use, operation or management of the Collateral Vessel, including moneys and claims for moneys due and to become due in the event of in respect of the actual or constructive total loss of or requisition of use of or title to the Collateral Vessel for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of a Collateral Vessel;

(b)       all moneys which are at any time payable under Insurances in respect of loss of earnings; and

(c)       if and whenever a Collateral Vessel is employed on terms whereby any moneys falling within paragraphs (a) or (b) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to a Collateral Vessel.

“Earnings Accounts” shall mean those certain deposit accounts of the Borrower and the Subsidiary Guarantors, respectively designated in the Pledge Agreement as being pledged to the Security Agent, which deposit accounts shall be held with the Administrative Agent, and into which the Borrower shall procure that all Earnings and all hires, freights, insurance proceeds, income and other sums payable in respect of the Collateral Vessels are credited and which amounts shall be freely available to the Borrower and the Subsidiary Guarantors, provided that no Default or Event of Default has occurred and is continuing and notice has not been given to the Borrower by the Administrative Agent that such amounts shall not be freely available.

“Earnings Collateral” shall have the meaning provided in the Assignment of Earnings.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, Norway and the United Kingdom.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Transferee” shall mean and include a commercial bank, insurance company, financial institution, fund, trust or other Person which regularly purchases interests in loans or extensions of credit of the types made pursuant to this Agreement, any other Person which would constitute a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act as in effect on the Closing Date or other “accredited investor” (as defined in Regulation D of the Securities Act); provided that neither (i) any Obligor or any Affiliate of any Obligor nor (ii) any natural Person shall be an Eligible Transferee at any time.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, orders, consent decrees, judgments, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, Legal Requirement, law, treaty, protocol, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, deed or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Borrower or any of its Subsidiaries, relating to the environment, or to Hazardous Materials, including, without limitation, CERCLA; OPA; the Federal Water Pollution Control Act and the Clean Water Act, 33 U.S.C. § 1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 5101 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent relating to exposure to Hazardous Materials); and any state, international, local or foreign counterparts or equivalents thereof, in each case as amended from time to time, and any applicable rules, regulations, or requirements of an Acceptable Classification Society in respect of any Collateral Vessel.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“Equity Contribution” shall mean that certain cash investment in the Borrower of not less than $125,000,000 in gross cash proceeds from the issuance of Equity Interests (other than Disqualified Stock) by the Borrower to the Permitted Holders and any other third parties identified by the Borrower to the Administrative Agent.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as awarded from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” shall mean with respect to each Interest Period for the Loan, the offered rate (rounded upward to the nearest 1/100 of one percent) for deposits of Dollars for a period equivalent to such period at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period as is displayed on Reuters LIBOR 01 Page (or such other service as may be nominated by the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Administration is no longer making a London Interbank Offered Rate available), (the “Screen Rate”), provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided,  further that if on such date no such rate is so displayed, the Eurodollar Rate for such period shall be the arithmetic average (rounded upward to the nearest 1/100 of 1%) of the rate quoted to the Administrative Agent by the Reference Banks for deposits of Dollars in an amount approximately equal to the amount in relation to which the Eurodollar Rate is to be determined for a period equivalent to such applicable Interest Period by the prime banks in the London interbank Eurodollar market at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period, in each case divided (and rounded upward to the nearest 1/100 of 1%) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that in the event the Eurodollar Rate calculated in the immediately preceding proviso shall be less than zero, the Eurodollar Rate for such period shall be deemed to be zero for the purposes of this Agreement.

“Event of Default” shall have the meaning provided in Section 9.

“Event of Loss” shall mean any of the following events: (x) the actual or constructive total loss of a Collateral Vessel or the agreed or compromised total loss of a Collateral Vessel; or (y) the capture, condemnation, confiscation, expropriation, requisition for title and not hire, purchase, seizure or forfeiture of, or any taking of title to, a Collateral Vessel.  An Event of Loss shall be deemed to have occurred: (i) in the event of an actual loss of a Collateral Vessel, at the time and on the date of such loss or if that is not known at noon Greenwich Mean Time on the date which such Collateral Vessel was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of a Collateral Vessel, at the time and on the date on which notice claiming the loss of the Collateral Vessel is given to the insurers; or (iii) in the case of an event referred to in clause (y) above, at the time and on the date on which such event is expressed to take effect by the Person making the same.  Notwithstanding the foregoing, if such Collateral Vessel shall have been returned to any Obligor following any event referred to in clause (y) above prior to the date upon which payment is required to be made under Section 4.02(b), no Event of Loss shall be deemed to have occurred by reason of such event.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Excess Cash Flow” shall mean, in respect of each fiscal quarter of the Borrower (or, for the fiscal quarter in which the Closing Date occurs, the period from the Closing Date to the end of that fiscal quarter), the aggregate amount of all Earnings received in cash in respect of each Collateral Vessel during such period, after deduction of the following amounts:

(a)       all interest, costs, fees and expenses paid in cash under the Credit Documents during such period;

(b)       any amount paid or applied by the Borrower or any Subsidiary during such period in respect of any Operating Expenses paid in cash in relation to the Collateral Vessels and the pro rata share of any Overhead Expenses paid in cash in relation to the Collateral Vessels;

(c)       all Scheduled Repayments paid during such period; and

(d)       the net cash proceeds of any Collateral Disposition during such period.

“Excess Cash Flow Payment Date” shall have the meaning provided in Section 4.02(d).

“Excluded Swap Obligation” shall mean, with respect to any Obligor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Obligor of, or the grant by such Obligor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Obligor or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.10) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.04(c), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2011.

“Existing Credit Agreements” shall mean, collectively:

(a)       that certain Secured Loan Agreement, dated as of August 30, 2013, by and among Baltic Hare Limited and Baltic Fox Limited, as borrowers, DVB Bank SE, as lender, agent, and security agent, and the other parties thereto (as amended, restated, modified and/or supplemented prior to the Closing Date);

(b)       that certain Secured Loan Agreement, dated as of December 3, 2013, by and among Baltic Tiger Limited and Baltic Lion Limited, as borrowers, DVB Bank SE, as lender, agent, and security agent, and the other parties thereto (as amended, restated, modified and/or supplemented prior to the Closing Date);

(c)       that certain Loan Agreement dated as of August 12, 2010 by and among the Borrower, as borrower, Crèdit Agricole Corporate and Investment Bank, as agent and security trustee, and the other parties thereto (as amended, restated, modified and/or supplemented prior to the Closing Date);

(d)       that certain Senior Secured Credit Agreement dated as of December 31, 2014 by and among Baltic Trading Limited, as borrower, Nordea, as administrative agent and security agent, and the other parties thereto (as amended, restated, modified and/or supplemented prior to the Closing Date);

(e)       that certain Secured Loan Agreement dated as of August 20, 2010 by and among the Borrower, as borrower, Deutsche Bank Luxembourg S.A., as agent, and the other parties thereto (as amended, restated, modified and/or supplemented prior to the Closing Date); and

(f)       that certain Secured Loan Agreement dated as of April 7, 2015 by and among Genco Commodus Limited, Genco Maximus Limited, Genco Claudius Limited, Genco Hunter Limited and Genco Warrior Limited, as borrowers, ABN AMRO Capital USA LLC, as agent, and security agent, and the other parties thereto (as amended, restated, modified and/or supplemented prior to the Closing Date).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(i) of the Code and any intergovernmental agreement, or legislation to implement the foregoing.

“FCPA” shall have the meaning provided in Section 6.10(d)

“Federal Funds Rate” shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 A.M. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Fee Letters” shall mean (i) the arrangement fee letter, dated as of June 8, 2016, among the Lead Arrangers and the Borrower and (ii) any letter agreement between, inter alia, the Administrative Agent and any Obligor with respect to fees payable in connection with this Agreement.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 3.01.

“Financial Covenants” shall mean the covenants set forth in Section 8.07.

“Financial Indebtedness” shall mean any obligation for the payment or repayment of money, whether present or future, actual or contingent, in respect of (i) moneys borrowed; (ii) any acceptance credit; (iii) any bond, note, debenture, loan stock or similar instrument; (iv) any finance or capital lease; (v) receivables sold or discounted (other than on a non-recourse basis; (vi) deferred payments for assets or services; (vii) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; (viii) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; (ix) all Disqualified Stock; and (x) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in clauses (i) through (ix) above; provided that the Financial Indebtedness shall not in any event include trade payables and expenses accrued in the ordinary course of business.

“Flag Jurisdiction” shall mean, with respect to any Collateral Vessel, the flag jurisdiction of such Collateral Vessel on the Borrowing Date, which, for the avoidance of doubt, must be an Acceptable Flag Jurisdiction.

“Flag Jurisdiction Transfer” shall mean the transfer of the registration and flag of a Collateral Vessel from one Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction, provided that the following conditions are satisfied with respect to such exchange or transfer:

(a)       On each Flag Jurisdiction Transfer Date, the Obligor which is consummating a Flag Jurisdiction Transfer on such date shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry a Collateral Vessel Mortgage (which Collateral Vessel Mortgage shall, to the extent possible, be registered as a “continuation mortgage” to the original Collateral Vessel Mortgage recorded in the initial Acceptable Flag Jurisdiction) with respect to the Collateral Vessel being transferred (the “Transferred Collateral Vessel”) and such Collateral Vessel Mortgage shall be effective to create in favor of the Security Agent and/or the Lenders a legal, valid and enforceable first priority security interest, in and lien upon such Transferred Collateral Vessel, subject only to Permitted Liens.  All filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Security Agent to perfect and preserve such security interests shall have been duly effected and the Security Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Security Agent.

(b)       On each Flag Jurisdiction Transfer Date, the Administrative Agent shall have received from counsel to the Obligors consummating the relevant Flag Jurisdiction Transfer reasonably satisfactory to the Administrative Agent practicing in those jurisdictions in which the Transferred Collateral Vessel is registered and/or the Obligor owning such Transferred Collateral Vessel is organized, opinions which shall be addressed to the Administrative Agent and each of the Lenders and dated such Flag Jurisdiction Transfer Date, which shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests granted pursuant to the Collateral Vessel Mortgage(s) and such other matters incident thereto as the Administrative Agent may reasonably request.

(c)        On each Flag Jurisdiction Transfer Date:

(i)       the Administrative Agent shall have received (x) a certificate of ownership issued by the registry of the applicable Acceptable Flag Jurisdiction showing the registered ownership of the Transferred Collateral Vessel transferred on such date in the name of the relevant Subsidiary Guarantor and (y) a certificate of ownership and encumbrance or, as applicable, a transcript of registry with respect to the Transferred Collateral Vessel transferred on such date, indicating no record liens other than Liens in favor of the Security Agent and/or the Lenders and Permitted Liens; and

(ii)      the Administrative Agent shall have received a report, in form and scope reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent with respect to the insurance maintained by the Obligor in respect of the Transferred Collateral Vessel transferred on such date, together with a certificate from such broker certifying that such insurances (x) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Security Agent as mortgagee and (y) conform with the insurance requirements of the respective Collateral Vessel Mortgages.

(d)       On or prior to each Flag Jurisdiction Transfer Date, the Administrative Agent shall have received a certificate, dated the Flag Jurisdiction Transfer Date, signed by an Authorized Officer, member, or general partner of the Obligor consummating such Flag Jurisdiction Transfer, certifying that (i) all necessary governmental (domestic and foreign) and third party approvals and/or consents, including evidence of deletion from the existing Flag Jurisdiction, in connection with the Flag Jurisdiction Transfer being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect or that no such approvals and/or consents are required, (ii) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Flag Jurisdiction Transfer or the other transactions contemplated by this Agreement and (iii) copies of any authorizing resolutions approving the Flag Jurisdiction Transfer of such Obligor and any other matter the Administrative Agent may request.

(e)       On each Flag Jurisdiction Transfer Date, the Collateral and Guaranty Requirement for the Transferred Collateral Vessel shall have been satisfied.

(f)       On each Flag Jurisdiction Transfer Date, (i) no Event of Default has occurred and is continuing and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

“Flag Jurisdiction Transfer Date” shall mean the date on which a Flag Jurisdiction Transfer occurs.

“Fleet Vessels” shall mean any vessel (including the Collateral Vessels) from time to time owned by the Borrower or any of its Subsidiaries.  For the avoidance of doubt, Fleet Vessels shall not include any vessel owned by a Non-Recourse Subsidiary.

“Foreign Official” shall mean an officer, employee, or any person acting on behalf of any foreign governmental body at the national, state, county, city, municipal, or any other level (including any department, agency, or instrumentality thereof), as well as entities partially or wholly-owned or controlled by such a governmental body, state-owned or controlled companies, and entities owned by sovereign wealth funds.  The term also includes any officer, employee, or any person acting on behalf of a public international organization, a political party, party official, or candidate thereof.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, and which plan would be covered by Title IV of ERISA but which is not subject to ERISA by reason of Section 4(b)(4) of ERISA.

“GAAP” shall have the meaning provided in Section 11.07(a).

 “Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranty” shall mean the guaranty substantially in the form of Exhibit C hereto to be executed by each Subsidiary Guarantor.

“Hazardous Materials” shall mean: (a) any petroleum or petroleum products, petroleum byproducts, petroleum breakdown products, radioactive materials, asbestos or asbestos-containing material in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic waste,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority under any Environmental Law.

“Hayfin Credit Agreement” shall have the meaning provided in the definition of “Other Credit Agreements”.

“Hedging Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement, foreign currency swap, or other similar agreement or arrangement meant to hedge interest rate or currency fluctuations.

“Indemnified Parties” shall have the meaning provided in Section 11.01(b).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Credit Document and (b) to the extent not otherwise described in preceding clause (a), Other Taxes.

“Insurance Collateral” shall have the meaning provided in the Assignment of Insurances.

“Interest Determination Date” shall mean the second Business Day prior to the commencement of any Interest Period relating to the Loan.

“Interest Period” shall have the meaning provided in Section 2.07.

“Interest Rate” shall have the meaning provided in Section 2.06(a).

“International Group” shall have the meaning provided in Schedule IV-A.

“Investments” shall have the meaning provided in Section 8.05.

“ISM Code” shall mean the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time.

“ISPS Code” shall mean the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation (“IMO”) adopted by a diplomatic conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended) to take effect on 1 July 2004.

“Lead Arrangers” shall have the meaning provided in the first paragraph of this Agreement.

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Legal Requirement” shall mean, as to any Person, any law, treaty, convention, statute, ordinance, decree, award, requirement, order, writ, judgment, injunction, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority which is binding on such Person.

“Lender” shall mean each financial institution with a Commitment and/or with an outstanding amount of the Loan and listed on Schedule I hereto, as well as any Person which becomes a “Lender” hereunder pursuant to Section 11.04(b).

“Lender Creditors” shall mean the Lenders holding from time to time an outstanding amount of the Loan and/or Commitments, the Administrative Agent and the Security Agent, each in their respective capacities.

“Lender Default” shall mean, as to any Lender, (a) the wrongful refusal (which has not been retracted) of such Lender or the failure of such Lender (which has not been cured) to make available its portion of any Borrowing when required to do so in accordance with the terms of this Agreement unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority under any Debtor Relief Law or had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, (c) such Lender has become the subject of a Bail-In Action or (d) such Lender having notified the Administrative Agent and/or any Obligor (x) that it does not intend to comply with its obligations under Section 2.01(a) in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under the respective Section (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) or (y) of the events described in preceding clauses (b) or (c); provided that, for purposes of (and only for purposes of) Section 2.11, the term “Lender Default” shall also include, as to any Lender, (i) any Affiliate of such Lender that has “control” (within the meaning provided in the definition of “Affiliate”) of such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority under any Debtor Relief Law, (ii) any previously cured “Lender Default” of such Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, (iii) any default by such Lender with respect to its obligations under any other credit facility to which it is a party and which the Administrative Agent believes in good faith has occurred and is continuing and (iv) the failure of such Lender to make available its portion of any Borrowing within one (1) Business Day of the date (x) the Administrative Agent (in its capacity as a Lender) or (y) Lenders constituting the Required Lenders has or have, as applicable, funded its or their portion thereof.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice validly filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall have the meaning provided in Section 2.01(a).

“Major Casualty” shall mean, in relation to a Collateral Vessel, any casualty to that Collateral Vessel in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,500,000 or the equivalent in any other currency.

“Margin Regulations” shall mean Regulations T, U and X issued by the Board of Governors of the United States Federal Reserve System and any successor regulations thereto, as in effect from time to time.

“Margin Stock” shall have the meaning provided in Regulation U.

“Market Disruption Event” shall mean either of the following events:

(a)       if, at or about noon on the Interest Determination Date for the relevant Interest Period, the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Administrative Agent to determine the Eurodollar Rate for the relevant Interest Period; or

(b)       before close of business in New York on the Interest Determination Date for the relevant Interest Period, the Administrative Agent receives notice from a Lender or Lenders whose outstanding Loans exceed 50% of the aggregate Loans outstanding at such time that (i) the cost to such Lenders of obtaining matching deposits in the London interbank Eurodollar market for the relevant Interest Period would be in excess of the Eurodollar Rate for such Interest Period or (ii) such Lenders are unable to obtain funding in the London interbank Eurodollar market.

“Material Adverse Effect” shall mean any event, change or condition that, individually or taken as a whole has had or could reasonably be expected to have a material adverse effect (v) on the rights or remedies of the Lender Creditors, (w) on the ability of the Borrower or any Subsidiary Guarantor, or the Borrower and its Subsidiaries taken as a whole, to perform its or their obligations to the Lender Creditors, (x) with respect to the Transaction or (y) on the property, assets, operations, liabilities, condition (financial or otherwise), or prospects of the Borrower or any Subsidiary Guarantor, or the Borrower and its Subsidiaries taken as a whole.

“Materiality Amount” shall mean $5,000,000.

“Maturity Date” shall mean the earlier of (i) the fifth anniversary of the Closing Date and (ii) November 15, 2021.

“Minimum Liquidity Accounts” shall have the meaning provided in Section 8.07(a).

“Minimum Liquidity Amount” shall have the meaning provided in Section 8.07(a).

“Money Laundering” shall have the meaning given to it in Article 1 of Directive 2005/60/EC of the European Parliament and of the Council of the European Union and shall include any analogous definition provided in any anti-money laundering laws and regulations, including the PATRIOT Act enacted by any Sanctions Authority or any other relevant Governmental Authority.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Mortgagee's Insurances” means all policies and contracts of mortgagees interest insurance, mortgagees interest insurance additional perils (pollution) insurance and any other insurance from time to time taken out by the Security Agent in relation to a Collateral Vessel.

“Multiemployer Plan” shall mean an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) which is a “multiemployer plan” (within the meaning of Section

4001(a)(3) of ERISA) and which is currently contributed to by (or to which there is a current obligation to contribute of) the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate (other than any Person who is considered an ERISA Affiliate solely pursuant to subsection (m) or (o) of Section 414 of the Code), and any such “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) to which the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate (other than any Person who is considered an ERISA Affiliate solely pursuant to subsection (m) or (o) of Section 414 of the Code) contributed to or had an obligation to contribute to such “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) during the preceding five-year period.

“Net Worth” shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders’ equity, but excluding treasury stock.

“Non-Consenting Lender” shall have the meaning provided in Section 11.13(b).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Recourse Indebtedness” shall mean any Financial Indebtedness of a Non-Recourse Subsidiary that is non-recourse to any Obligor and for which no Obligor provides any credit support; provided that (i) such Financial Indebtedness may be full recourse to the Non-Recourse Subsidiary and (ii) the Borrower or any Subsidiary of the Borrower (other than a Non-Recourse Subsidiary), which owns a Non-Recourse Subsidiary may provide credit support in the form of a pledge of the Equity Interests of such Non-Recourse Subsidiary to secure Non-Recourse Indebtedness so long as recourse thereunder is limited to the pledged Equity Interests and the proceeds thereof.

“Non-Recourse Subsidiary” shall mean:

(a)       any Subsidiary of the Borrower that is not an Obligor and that is designated by the Borrower in writing to the Administrative Agent after the Closing Date as a “Non-Recourse Subsidiary”, provided that:

(i)       such Subsidiary does not own any Collateral Vessel or any direct or indirect interest in any Subsidiary of the Borrower which is not a Non-Recourse Subsidiary;

(ii)      such Subsidiary shall be 100% owned, directly or indirectly, by the Borrower;

(iii)     such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Borrower or any Subsidiary of the Borrower (other than any other Non-Recourse Subsidiary) unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower;

(iv)     neither the Borrower nor any Subsidiary of the Borrower (other than a Non-Recourse Subsidiary) shall have any liability or recourse with respect to any Non-Recourse Indebtedness of such Non-Recourse Subsidiary; provided that the Borrower, or any Subsidiary of the Borrower (other than a Non-Recourse Subsidiary), which owns a Non-Recourse Subsidiary may provide credit support in the form of a pledge of the Equity Interests of such Non-Recourse Subsidiary to secure Non-Recourse Indebtedness so long as recourse thereunder is limited to the pledged Equity Interests;

(v)       any such designation of a Subsidiary as a “Non-Recourse Subsidiary” shall be deemed to be an Investment in such Subsidiary in an amount equal to the fair market value of the net assets of such Subsidiary at the time such Subsidiary is designated a Non-Recourse Subsidiary; and

(vi)      for the avoidance of doubt, Investments in Non-Recourse Subsidiaries may only be made pursuant to Section 8.05(g); and

(b)       any Subsidiary of a Non-Recourse Subsidiary, subject to the satisfaction of the requirements set forth in (a) above with respect to such Subsidiary.

“Non-Recourse Subsidiary Basket” shall mean an amount equal to 50% of:

(a)       all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Non-Recourse Subsidiaries and which arise out of the use or operation of a vessel owned by any Non-Recourse Subsidiary, including (but not limited to):

(i)       all freight, hire and passage moneys, compensation, proceeds of off-hire insurance, and any other moneys earned, due or payable to such Non-Recourse Subsidiary of whatever nature arising out of or as a result of the ownership, use, operation or management of such vessel, including moneys and claims for moneys due and to become due in the event of in respect of the actual or constructive total loss of or requisition of use of or title to such vessel for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of such vessel and  moneys from  the sale or disposition of such vessel ;

(ii)      all moneys which are at any time payable under insurances in respect of loss of earnings in connection with such vessel; and

(iii)     if and whenever such vessel is employed on terms whereby any moneys falling within paragraphs (i) or (ii) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to such vessel, less

(b)       an amount equal to the sum of :

(i)       $1,500,000;

(ii)      all interest, costs , fees and expenses paid in cash under any Non-Recourse Indebtedness during such period;

(iii)      any amount paid or applied by any Non-Recourse Subsidiary during such period in respect of any Operating Expenses paid in cash in relation to the vessels owned by such Non-Recourse Subsidiaries and the Overhead Expenses paid in cash in relation to such vessels;

(iv)      all scheduled repayments and voluntary and mandatory prepayments paid in connection with any Non-Recourse Indebtedness during such period.

“Nordea” shall have the meaning provided in the first paragraph of this Agreement.

“Note” shall have the meaning provided in Section 2.04(a).

“Notice of Borrowing” shall have the meaning provided in Section 2.02.

“Notice Office” shall mean the office of the Administrative Agent located at 1211 Avenue of the Americas, 23rd Floor New York, New York 10036, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all amounts owing to the Administrative Agent, the Security Agent or any Lender pursuant to the terms  of this Agreement or any other Credit Document, including (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loan made to, the Borrower under this Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or similar operation of any other Debtor Relief Law, would become due), liabilities and indebtedness owing by the Borrower to the Secured Creditors (in the capacities referred to in the definition of Secured Creditors) under this Agreement and each other Credit Document to which the Borrower is a party (including, without limitation, indemnities, fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in this Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with this Agreement and any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in all such Credit Documents.  Notwithstanding anything to the contrary contained herein or in any other Credit Document, in no event will the Obligations include any Excluded Swap Obligations.

“Obligors” shall mean the Borrower and each Subsidiary Guarantor and “Obligor” shall mean any one of them.

“OPA” shall mean the Oil Pollution Act of 1990, as amended, 33 U.S.C. § 2701 et seq., 46 U.S.C. §3703(a) et seq.

“Operating Expenses” shall mean expenses properly and reasonably incurred by the Borrower or any Subsidiary Guarantor (or if used in calculating the Non-Recourse Subsidiary Basket, incurred by the Non-Recourse Subsidiaries) in connection with the ownership, operation, technical management, employment, maintenance (including expenses relating to dry-docking costs and upgrades to the Collateral Vessels (or if used in calculating the Non-Recourse Subsidiary Basket, vessels owned by the Non-Recourse Subsidiaries)), repair and insurance of any Collateral Vessel (or if used in calculating the Non-Recourse Subsidiary Basket, any vessel owned by the Non-Recourse Subsidiaries).

“Organizational Documents” with respect to any Obligor shall mean the memorandum of association or certificate of incorporation, as the case may be, certificate of formation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, limited liability company agreement or partnership agreement (or equivalent organizational documents) of such Obligor.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in the Loan or Credit Document).

“Other Credit Agreements” shall mean, collectively (a) the Sinosure Agreements and (b) that certain Facility Agreement, dated as of November 4, 2015, by and among Genco Holdings Limited, as holdco, each of the entities listed in schedule 1 part I thereto, as joint and several borrowers, the financial institutions party thereto from time to time, as lenders and Hayfin Services LLP, as agent and security agent (as amended by the Borrowing Date Amendment and as further amended, restated, replaced, Refinanced or modified from time to time provided that any such amendment, restatement, replacement, Refinancing or modification shall comply with the requirements set forth in the definition of Permitted Refinancing Indebtedness) (the “Hayfin Credit Agreement”).

“Other Credit Documents” shall mean the “Credit Documents” and “Finance Documents” under and as defined in each Other Credit Agreement.

“Other Creditors” shall mean any Lender or any affiliate thereof and their successors and assigns if any (even if such Lender or affiliate subsequently ceases to be a Lender or affiliate of a Lender under this Agreement for any reason), with which the Borrower enters into any Secured Hedging Agreements from time to time.

“Other Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all amounts owing to the Other Creditors (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or similar operation of any other Debtor Relief Law, would become due), liabilities and indebtedness owing by the Borrower to the Other Creditors (in the capacities referred to in the definition of Other Creditors) under any Secured Hedging Agreement, whether such Secured Hedging Agreement is now in existence or hereafter arising and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in therein.  Notwithstanding anything to the contrary contained herein or in any other Credit Document, in no event will the Other Obligations include any Excluded Swap Obligations.

“Other Taxes” shall have the meaning provided in Section 4.04(b).

“Overhead Expenses” shall mean any and all administrative and overhead expenses, including, without limitation, expenses for payroll and benefits, insurance, real estate, travel, technology, rent, utilities, dues and subscriptions, marketing and communications, service agreements, office equipment and supplies, inspections and appraisals for vessels, business development and taxes.

“Parallel Liability” shall mean the Borrower’s undertaking pursuant to Section 11.27.

“Participant Register” shall have the meaning provided in Section 11.04(a).

“PATRIOT Act” shall have the meaning provided in Section 11.21.

“Payment Date” shall mean the last Business Day of each March, June, September and December, commencing with the last Business Day of the first full fiscal quarter following the Closing Date.

“Payment Office” shall mean the office of the Administrative Agent located at 1211 Avenue of the Americas, 23rd Floor New York, New York 10036, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Holders” shall mean Apollo Global Management LLC, Centerbridge Partners L.P., and Strategic Value Partners, LLC; their respective Affiliates; and their respective funds, managed accounts, and related entities managed by any of them or their respective Affiliates, or wholly-owned subsidiaries of the foregoing; but not including, however, any of their operating portfolio companies.

“Permitted Liens” shall have the meaning provided in Section 8.01.

“Permitted Refinancing Indebtedness” shall mean Financial Indebtedness incurred to Refinance, in whole or part, any Other Credit Agreement (“Refinanced Debt”); provided that (i) such refinancing Financial Indebtedness is in an original aggregate principal amount (or accreted value, if applicable) not greater than the aggregate principal amount (or accreted value, if applicable) of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing Financial Indebtedness, (ii) such Financial Indebtedness has a final stated maturity at least six months later than the final stated maturity of the Refinanced Debt (or, in the case of each of the Sinosure Agreements, at least six months later than the Maturity Date), (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged in an amount equal to 100% of the net cash proceeds from any Permitted Refinancing Indebtedness, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Permitted Refinancing Indebtedness is incurred, (iv) such Financial Indebtedness shall not be secured by Liens on any property or assets of the Borrower or its Subsidiaries other than Liens on the collateral securing such Refinanced Debt, (v) no Subsidiary of the Borrower which is not an obligor under such Refinanced Debt shall be an obligor under such Financial Indebtedness, (vi) such Financial Indebtedness is not subject to any amortization prior to final maturity and is not subject to mandatory redemption or prepayment (except (x) customary asset sales, insurance proceeds or change of control provisions substantially identical to, or less favorable to, the investors providing such Financial Indebtedness than, those applicable to the Credit Facility or such Refinanced Debt and (y) amortization payments reflecting an amortization profile no greater or steeper than the amortization profile of such Refinanced Debt on the date of incurrence thereof) and (vii) such Financial Indebtedness shall otherwise be on terms and conditions (excluding pricing and optional prepayment or redemption terms but including customary asset sales, insurance proceeds or change of control mandatory redemption or prepayment provisions) substantially identical to, or less favorable to, the investors providing such Financial Indebtedness than, those applicable to the Credit Facility or such Refinanced Debt.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“PIK Interest” shall have the meaning provided in Section 2.06(f).

“PIK Interest Election” shall mean the election by the Borrower during the period commencing on the date of the initial Interest Period and ending on (and including) December 31, 2018 to pay PIK Interest on the Loan with respect to any Interest Period in the manner set forth in Sections 2.06(a)(ii) and 2.06(f); provided that the Borrower may only make such election if (i) no Default or Event of Default shall have occurred and be continuing and (ii) such election is made by notice to Administrative Agent not later than 5:00 P.M. (New York time) on the first day of such Interest Period.

“Plan” shall mean any “employee pension benefit plan” as defined in Section 3(2) of ERISA, which is currently maintained or contributed to by (or to which there is a current obligation to contribute of) the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate and which is subject to ERISA.

“Pledge Agreement” shall mean the pledge agreement in connection with the Earnings Accounts, the Minimum Liquidity Account and the Equity Interests of each Subsidiary Guarantor substantially in the form of Exhibit E to be executed by the Borrower and each Subsidiary Guarantor, as applicable.

“Pledge Agreement Collateral” shall mean all “Collateral” as defined in the Pledge Agreement.

“Pledged Liquidity Amount” shall have the meaning provided in Section 8.07(a).

“Pool Manager” shall mean Clipper Group (Management) Ltd. – Clipper Logger Pool, Clipper Bulk A/S – Clipper Sapphire Pool, AS Klaveness Chartering – Bulkhandling Handymax AS, Lauritzen Bulkers, Navig8 Bulk Pool Inc., Baumarine AS, Oslo and any other internationally reputable pool managers (in the reasonable opinion of the Administrative Agent).

“Preferred Equity”, as applied to the Equity Interests of any Person, shall mean Equity Interests of such Person (other than common Equity Interests of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person, and shall include any Disqualified Stock.

“Pro Rata Share” shall have the definition provided in Section 4.05(c).

“Qualified Preferred Stock” shall mean any Equity Interest other than Disqualified Stock. For the avoidance of doubt, for the purposes of this Agreement, the Equity Interests issued pursuant to the Equity Contribution shall be deemed to be Qualified Preferred Stock.

“Recipient” shall mean (a) any Agent and (b) any Lender.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Reference Banks” shall mean, at any time, each Lender which agrees to act as a Reference Bank.

“Refinance” shall mean, in respect of any Financial Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Financial Indebtedness or enter into alternative financing arrangements, in exchange or replacement for such Financial Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Financial Indebtedness has been terminated and including, in each case, through any facilities agreement, credit agreement, indenture or other agreement.

“Register” shall have the meaning provided in Section 11.17.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Release” shall mean any releasing or threatening to release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into, on or about the environment or any structure.

“Replaced Lender” shall have the meaning provided in Section 2.11.

“Replacement Lender” shall have the meaning provided in Section 2.11.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan (other than any Plan maintained by a Person who is considered an ERISA Affiliate solely pursuant to subsection (m) or (o) of Section 414 of the Code or any Multiemployer Plan) that is subject to Title IV of ERISA other than those events as to which the 30-day notice period referred to in Section 4043 is waived.

“Representative” shall have the definition provided in Section 4.05(e).

“Required Insurance” shall mean insurance as set forth on Schedule IV-A hereto.

“Required Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose outstanding principal amount of the Loan and Commitments at such time represents in excess of 66 2/3% of the sum of all outstanding principal amount of the Loan and available Commitments of Non-Defaulting Lenders.

“Restricted Cash and Cash Equivalents” shall mean all cash and Cash Equivalents of the Borrower and its Subsidiaries other than Unrestricted Cash and Cash Equivalents.

“Restricted Party” shall mean a Person (a) that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person); (b) that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a Sanctioned Country; (c) that is directly or indirectly owned or controlled by a Person referred to in clauses (a) and/or (b) above; or (d) with which any Lender is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws.

“Returns” shall have the meaning provided in Section 6.11(b).

“S&P” shall mean Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Sanctions Authority” shall mean (a) the United Nations, the European Union, the member states of the European Union, the Kingdom of Norway, the United States of America and any authority acting on behalf of any of them in connection with Sanctions Laws, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State and Her Majesty’s Treasury of the United Kingdom and (b) otherwise, any other jurisdiction where an Obligor or is organized or whose law is applicable to an Obligor.

“Sanctions Laws” shall mean all economic or financial sanctions laws and/or regulations, trade embargoes, freezing provisions, prohibitions, restructure measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.

“Sanctions List” shall mean any list of prohibited persons, vessels or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority that has the effect of prohibiting transactions with such persons, including the Specially Designated Nationals and Blocked Persons List and other prohibited party lists maintained by OFAC or any list of Persons issued by OFAC, including the Executive Order, at its official website or any replacement website or other replacement official publication

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself, or whose government is, the subject or target of any comprehensive country-wide, region-wide or territory-wide Sanctions Laws.

“Scheduled Repayment” shall mean (i) for each Payment Date commencing with the Payment Date ending March 31, 2017 until (and including) the Payment Date ending December 31, 2018, $100,000, (ii) for each Payment Date commencing with the Payment Date ending March 31, 2019 until (and including) the Payment Date ending December 31, 2020, an amount equal to 50% of the Amortization Amount, (iii) for each Payment Date thereafter until (but excluding the Maturity Date), an amount equal to 100% of the Amortization Amount and (iv) on the Maturity Date, an amount equal to the remaining outstanding amount of the Loan as of such date, in each case, as set forth on Schedule XI (as such Schedule may be amended, modified, supplemented and/or replaced by the Administrative Agent in accordance with Section 4.02(a)).

“Screen Rate” shall have the meaning provided in the definition of Eurodollar Rate.

“Secured Creditors” shall mean collectively the Other Creditors together with the Lender Creditors.

“Secured Hedging Agreement” shall mean any Hedging Agreement meant to hedge interest rate or currency fluctuations under this Agreement.

“Secured Obligations” shall mean (a) the Credit Document Obligations, (b) the Other Obligations, (c) any and all sums advanced by the Security Agent in order to preserve the Collateral or preserve its security interest in the Collateral, (d) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Obligors referred to in clauses (a) and (b) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Security Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs, and (e) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under the Security Documents.  In no event will the Secured Obligations include any Excluded Swap Obligations.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agent” shall mean the Administrative Agent acting as mortgagee, security trustee or security agent for the Secured Creditors pursuant to the Security Documents.

“Security Documents” shall mean the Guaranty, the Pledge Agreement, the Side Account Pledge Agreements, the Assignment of Earnings, the Assignment of Charter, the Assignment of Insurances, each Collateral Vessel Mortgage and, after the execution and delivery thereof, each additional security document executed pursuant to Section 7.11.

“Side Account” shall have the meaning provided in the Side Account Pledge Agreements.

“Side Account Collateral” shall mean the “Side Accounts” and “Account Rights”, in each case, as defined in the Side Account Pledge Agreements.

“Side Account Pledge Agreements” shall mean (i) the first ranking pledge agreement (in respect of bank accounts) to be executed by the Borrower in favor of ABN and (ii) the second ranking pledge agreement (in respect of bank accounts to be executed by the Borrower in favor of the Security Agent, in each case, in connection with the Side Account Collateral substantially in the form of Exhibit I.

“Side Percentage Amount” shall mean an amount equal to 1.67% of the outstanding principal amount of the Loan.

“Sinosure Agreements” shall mean, collectively:

(a)       that certain Secured Loan Agreement, dated as of October 8, 2014, by and among Baltic Hornet Limited, as borrower, the lenders party thereto from time to time, ABN AMRO Capital USA LLC, as agent and security agent and the other parties thereto (as amended by the Borrowing Date Amendment and as further amended, restated, replaced, Refinanced or modified from time to time, provided that any such amendment, restatement, replacement, Refinancing or modification shall comply with the requirements set forth in the definition of Permitted Refinancing Indebtedness); and

(b)       that certain Secured Loan Agreement, dated as of October 8, 2014, by and among Baltic Wasp Limited, as borrower, the lenders party thereto from time to time, ABN AMRO Capital USA LLC, as agent and security agent and the other parties thereto (as amended by the Borrowing Date Amendment and as further amended, restated, replaced, Refinanced or modified from time to time, provided that any such amendment, restatement, replacement, Refinancing or modification shall comply with the requirements set forth in the definition of Permitted Refinancing Indebtedness).

“Specified Currency” shall have the meaning provided in Section 11.18.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. For purposes of this Agreement, each Non-Recourse Subsidiary shall only be deemed to be a Subsidiary of the Borrower in relation to Sections 6.16, 6.26, 7.05, 7.18, 7.19 and 8.11.

“Subsidiary Guarantor” shall mean each wholly-owned direct and indirect Subsidiary of the Borrower that owns, directly or indirectly, any Collateral Vessel, on a joint and several basis, each such Subsidiary to be party to the Guaranty or execute a counterpart thereof after the Closing Date.

“Swap Obligation” shall mean, with respect to any Obligor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technical Manager” shall mean any of Anglo-Eastern Shipmanagement, Vships USA LLC and Wallem Ship Management Limited, or one or more other technical managers selected by the Borrower and reasonably acceptable to the Required Lenders.

“Technical Management Agreements” shall mean, collectively, all of the technical ship management agreements with respect to the relevant Collateral Vessels and entered into with the relevant Technical Manager, each as in effect on the date hereof and without giving effect to any amendments, restatements, supplements or other modifications thereto and any other technical ship management agreement entered into in substitution of any thereof and meeting the requirements of Section 8.12.

“Test Period” shall mean each period of four consecutive fiscal quarters, in each case taken as one accounting period.

“Total Capitalization” shall mean, at any time of determination for any Person, the sum of Total Indebtedness of such Person at such time and Consolidated Tangible Net Worth of such Person at such time.

“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

“Total Indebtedness” shall mean, as at any date of determination for any Person, the aggregate stated balance sheet amount of all Financial Indebtedness (but including in any event the then outstanding principal amount of the Loan) of such Person and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

“Transaction” shall mean, collectively, (a) the Borrowing Date Refinancing, (b) the entering into of the Credit Documents and the incurrence of the Loan hereunder, (c) the Equity Contribution, and (d) the payment of all fees and expenses in connection with the foregoing.

“Transferred Collateral Vessel” shall have the meaning provided in the definition of “Flag Jurisdiction Transfer” in this Section 1.01.

“Trigger Date” shall mean December 31, 2020.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, as of the most recent valuation date for the applicable Plan, by which the present value of the Plan’s benefit liabilities determined in accordance with actuarial assumptions at such time consistent with those prescribed by Section 430 of the Code and Section 303 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA.

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted Cash and Cash Equivalents” shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents (i) does not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or of any such Subsidiary, (ii) are not subject to any Lien in favor of any Person; provided that cash or Cash Equivalents subject to a Lien in favor of the Security Agent for the benefit of the Secured Creditors or the agent under any Other Credit Documents shall be permitted to be included as Unrestricted Cash and Cash Equivalents solely for the purposes of calculating the Minimum Liquidity Amount, or (iii) are otherwise generally available for use by the Borrower or such Subsidiary.

“Unutilized Commitment” shall mean, at any time, the Total Commitment at such time less the aggregate outstanding principal amount of the Loan made at such time.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (a) any corporation 100% of whose capital stock (other than director’s qualifying shares) is at the time directly or indirectly owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has directly or indirectly a 100% equity interest at such time.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02       Other Definitional Provisions.  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Credit Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)         As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.01 shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) unless the context otherwise requires, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests and contract rights, (v) the word “will” shall be construed to have the same meaning and effect as the word “shall” and (vi) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and assigns and (B) to the Borrower or any other Obligor shall be construed to include the Borrower or such Obligor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Obligor, as the case may be, in any insolvency or liquidation proceeding.

(c)         The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)         The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)         any reference to Nordea Bank Finland Plc (either directly or indirectly in its capacity as Lender, Administrative Agent and/or Security Agent or any other capacity and in relation to any branch thereof) in the Credit Documents shall be automatically construed as a reference to Nordea Bank AB (publ) in the event of any corporate reconstruction, merger, amalgamation, consolidation between Nordea Bank Finland and Nordea Bank AB (publ) where Nordea Bank AB (publ) is the surviving entity and acquires all the rights of and assumes all the obligations of Nordea Bank Finland and nothing in the Credit Documents shall be construed so as to restrict, limit or impose any notification or other requirement or condition on either Nordea Bank Finland or Nordea Bank AB (publ) in respect of the acquisition of rights to or assumption of obligations by Nordea Bank AB (publ) hereunder pursuant to such merger.

(f)         For the avoidance of doubt, for purposes of calculating any Financial Covenant or any other calculation required hereunder (other than the Non-Recourse Subsidiary Basket), no Non-Recourse Subsidiary shall be included as a “Subsidiary”.

1.03       Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

SECTION 2       Amount and Terms of Credit Facilities

2.01       The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a Commitment severally agrees to make a term loan (the “Loan”) to the Borrower, which Loan: (i) may only be incurred pursuant to a single drawing made by the Borrower on the Borrowing Date, which shall occur on or after the Closing Date and on or prior to the Commitment Termination Date, (ii) shall be denominated in Dollars and (iii) shall be made by each such Lender in an aggregate principal amount which does not exceed the Commitment of such Lender on the Borrowing Date (determined before giving effect on the Borrowing Date to the termination thereof on such date pursuant to Section 3.03).  Once repaid, the Loan incurred hereunder may not be reborrowed.

(b)         Notwithstanding the foregoing, in no event will the principal amount of the Loan made on the Borrowing Date exceed the lesser of (i) 86.3% of the Appraised Value, as set forth in Appraisals delivered pursuant to Section 5.02(e), of the Collateral Vessels and (ii) $400,000,000.

2.02       Notice of Borrowing.  Whenever the Borrower desires to incur the Loan hereunder, it shall give the Administrative Agent at the Notice Office at least three (3) Business Days’ prior notice (which may be telephonic provided a written notice is delivered by the Borrower to the Administrative Agent immediately thereafter), provided that such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day.  Such written notice (the “Notice of Borrowing”), except as otherwise expressly provided in Section 2.08, shall be irrevocable and shall be given by the Borrower substantially in the form of Exhibit A, appropriately completed to specify and include:

(a)         the aggregate principal amount of the Loan to be incurred pursuant to such Borrowing;

(b)         the calculations required to establish whether the Borrower is in compliance with the proviso set forth in Section 2.01(b);

(c)         the date of such Borrowing (which shall be a Business Day); and

(d)         the initial Interest Period to be applicable thereto in accordance with Section 2.07.

The Administrative Agent shall promptly (and in no event less than three (3) Business Days prior to the proposed Borrowing Date) give each Lender notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

2.03       Disbursement of Funds.  Except as otherwise specifically provided in the immediately succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in the Notice of Borrowing, each Lender will make available its pro rata portion of the Borrowing requested to be made on such date.  All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent and the Administrative Agent will make available to the Borrower (on such day to the extent of funds actually received by the Administrative Agent prior to 12:00 Noon (New York time) on such day) at the Payment Office, in the account specified in the Notice of Borrowing, the aggregate of the amounts so made available by the Lenders.  Unless the Administrative Agent shall have been notified by any Lender prior to the Borrowing Date that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such Borrowing Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date and the

Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent.  The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.06.  If the Borrowing Date does not occur on or prior to the Commitment Termination Date, the Administrative Agent shall return the amounts received from each Lender pursuant to this Section 2.03 to such Lender within one Business Day after the Commitment Termination Date. For the avoidance of doubt, the Borrower shall be required to make payments pursuant to Section 2.06 and 2.09 if the Borrowing Date does not occur.

2.04       Notes.  (a)  The Borrower’s obligation to pay the principal of, and interest on, the Loan made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 11.17 and shall, if requested by such Lender, also be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each, a “Note” and, collectively, the “Notes”).

(b)         Each Note shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Borrowing Date, (iii) be in a stated principal amount equal to the outstanding amount of the Loan of such Lender and be payable in the outstanding principal amount of the Loan evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in Section 2.06 in respect of the Loan evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(c)         Each Lender will note on its internal records the amount of the Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of the Loan evidenced thereby.  Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower’s obligations in respect of the Loan.

(d)         Notwithstanding anything to the contrary contained above in this Section 2.04 or elsewhere in this Agreement, Notes shall be delivered only to Lenders that at any time specifically request the delivery of such Notes.  No failure of any Lender to request or obtain a Note evidencing its Loan to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loan (and all related Credit Document Obligations) incurred by the Borrower that would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the Credit Documents.  Any Lender that does not have a Note evidencing its outstanding Loan shall in no event be required to make the notations on such Note otherwise described in preceding clause (b).  At any time (including, without limitation, to replace any Note that has been destroyed or lost) when any Lender requests the delivery of a Note to evidence any of its Loan, the Borrower shall promptly execute and deliver to such Lender the requested Note in the appropriate amount or amounts to evidence the Loan, provided that, in the case of a substitute or replacement Note, the Borrower shall have received from such requesting Lender (i) an affidavit of loss or destruction and (ii) a customary lost/destroyed Note indemnity, in each case in form and substance reasonably acceptable to the Borrower and such requesting Lender, and duly executed by such requesting Lender.

2.05       Pro Rata Borrowings.  The Borrowing of the Loan under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments. The obligations of the Lenders hereunder to make the Loan and to make payments pursuant to Section 10.06 are several and not joint. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make the Loan or payments under Section 10.06 hereunder and that each Lender shall be obligated to make the Loan provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loan and payments hereunder.

2.06       Interest.  (a)  (i) The Borrower agrees to pay interest in respect of the unpaid principal amount of the Loan from the date on which the Administrative Agent shall have received funds from each Lender pursuant to Section 2.03 until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Eurodollar Rate (the “Interest Rate”) for the relevant Interest Period, each as in effect from time to time, subject to clause (ii) below.

(ii)         Notwithstanding the foregoing and subject to clause (f) below, at any time following a PIK Interest Election by the Borrower, a portion of the Interest Rate equal to 1.50% per annum in respect of the unpaid principal amount of the Loan from the Borrowing Date thereof until December 31, 2018 may be paid in kind.

(b)         If the Borrower fails to pay any amount payable by it under a Credit Document on its due date, interest shall accrue on the overdue amount (in the case of overdue interest to the extent permitted by law) from the due date up to the date of actual payment (both before and after judgment) at a rate which is, subject to paragraph (c) below, 2% plus the rate then applicable to the Loan.  Any interest accruing under this Section 2.06(b) shall be immediately payable by the Borrower on demand by the Administrative Agent.

(c)         If any overdue amount consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan:

(i)          the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and

(ii)         the rate of interest applying to the overdue amount during that first Interest Period shall be 2% plus the Interest Rate which would have applied if the overdue amount had not become due.

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

(d)         Subject to clause (f) below, accrued and unpaid interest shall be payable (i) in arrears on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three (3) months, on each date occurring at three (3) month intervals after the first day of such Interest Period, and (ii) on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e)       Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the Loan made or to be made pursuant to the Borrowing and shall promptly notify the Borrower and the respective Lenders thereof.  Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

(f)       All interest on the Loan calculated pursuant to, and at the applicable rate set forth in, Section 2.06(a)(ii) above shall be payable-in-kind (“PIK Interest”) by capitalizing such interest at the end of the applicable Interest Period and treating it for all purposes as part of the outstanding principal amount of the Loan, with any such capitalized PIK Interest being added to the Scheduled Repayment due on the Maturity Date.

2.07     Interest Periods.  At the time the Borrower gives the Notice of Borrowing in respect of the making of the Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to the Loan (in the case of any subsequent Interest Period) (provided that such notice shall be deemed to be given on a certain day only if given before 12:00 Noon (New York time)), it shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an “Interest Period”) applicable to the Loan, which Interest Period shall, at the option of the Borrower, be a three (3) or six (6) month period (or such other period as all the Lenders may agree); provided that:

(i)       each portion of the Loan comprising the Borrowing shall at all times have the same Interest Period;

(ii)      subject to clause (iii) below, each Interest Period for the Loan after the initial Interest Period with respect thereto shall commence on the day on which the immediately preceding Interest Period applicable thereto expires;

(iii)     if any Interest Period relating to the Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv)     if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the first succeeding Business Day; provided,  however, that if any Interest Period for the Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(v)      no Interest Period in respect of the Borrowing of the Loan shall be selected which extends beyond the Maturity Date;

(vi)     any Interest Period commencing less than one month prior to the Maturity Date shall end on the Maturity Date;

(vii)    if an Event of Default has occurred and is continuing, unless the Required Lenders otherwise agree, the Interest Period shall be three (3) months; and

(viii)   no Interest Period shall be selected which extends beyond any date upon which a Scheduled Repayment will be required to be made under Section 4.02(a) if the aggregate principal amount of the Loan which has an Interest Period which will expire after such date will be in excess of the aggregate principal amount of the Loan then outstanding less the aggregate amount of such repayment.

If upon the expiration of any Interest Period applicable to the Borrowing of the Loan, the Borrower has failed to elect a new Interest Period to be applicable to the Loan as provided above, the Borrower shall be deemed to have elected a three (3) month Interest Period to be applicable to the Loan effective as of the expiration date of such current Interest Period.

2.08     Increased Costs, Illegality, Market Disruption, etc.  (a)  In the event that any Lender shall have reasonably determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i)       at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to the Loan because of, without duplication, the introduction of or effectiveness of any Change in Law since the Closing Date in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy or otherwise or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loan or any other amounts payable hereunder (except for changes in the rate of Tax on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender or the entity controlling such Lender is organized or in which the principal office of such Lender or the entity controlling such Lender or such Lender’s applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04, (B) a change in official reserve requirements but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate or (C) a change that will have the effect of increasing the amount of capital adequacy required or requested to be maintained by such Lender, or any corporation controlling such Lender, based on the existence of such Lender’s Commitments hereunder or its obligations hereunder; or

(ii)      at any time, that the making or continuance of the Loan has been made unlawful by any law or governmental rule, regulation or order;

then, and in any such event, such Lender shall promptly give notice (by telephone confirmed in writing) to the Borrower and, in the case of clause (ii) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the Lenders).  Thereafter (x) in the case of clause (i) above, the Borrower agrees (to the extent applicable), to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased costs or reductions to such Lender or such other corporation and (y) in the case of clause (ii) above, the Borrower shall take one of the actions specified in Section 2.08(b) as promptly as possible and, in any event, within the time period required by law.  In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 2.08(a) shall, absent manifest error (but subject to Section 2.10 (to the extent applicable)), be final and conclusive and binding on all the parties hereto.  Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.08(a), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for the calculation of such additional amounts; provided that, subject to the provisions of Section 2.10(b), the failure to give such notice shall not relieve the Borrower from its obligations hereunder.

(b)       At any time that the Loan is affected by the circumstances described in Section 2.08(a)(i), the Borrower may, and in the case of the Loan is affected by the circumstances described in Section 2.08(a)(ii), the Borrower shall, either (x) if the affected Loan is then being made initially, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date or the next Business Day that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.08(a)(i) or (ii) or (y) if the affected Loan is then outstanding, upon at least three (3) Business Days’ written notice to the Administrative Agent repay (within the time period required by the applicable law or governmental rule, governmental regulation or governmental order) the affected Loan in full in accordance with the applicable requirements of Section 4.02; provided that if more than one Lender is affected at any time in the same manner and to the same extent, then all affected Lenders must be treated the same pursuant to this Section 2.08(b).

(c)       If a Market Disruption Event occurs in relation to the Loan for any Interest Period, then the rate of interest on each Lender’s share of the Loan for the relevant Interest Period shall be the rate per annum which is the sum of:

(i)       the Applicable Margin; and

(ii)      the rate determined by each Lender and notified to the Administrative Agent, which expresses the actual cost to each such Lender of funding its participation in the Loan for a period equivalent to such Interest Period from whatever source it may reasonably select.

(d)      If a Market Disruption Event occurs and the Administrative Agent or the Borrower so require, the Administrative Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.  Any alternative basis agreed pursuant to the immediately preceding sentence shall, with the prior consent of all the Lenders and the Borrower, be binding on all parties.  If no agreement is reached pursuant to this clause (d), the rate provided for in clause (c) above shall apply for the entire Interest Period.

(e)      If any Reference Bank ceases to be a Lender under this Agreement, (x) it shall cease to be a Reference Bank and (y) the Administrative Agent shall, with the approval (which shall not be unreasonably withheld) of the Borrower, nominate as soon as reasonably practicable another Lender to be a Reference Bank in place of such Reference Bank.

(f)       The Administrative Agent may not disclose to any Lender any details of the rate notified to the Administrative Agent by any other Lender acting as a Reference Bank for the purposes of Section 2.08 (c) or (d).

2.09     Compensation.  The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting and the calculation of such compensation; provided that no Lender shall be required to disclose any information that would be confidential or price sensitive), for all reasonable and documented losses, expenses and liabilities (including, without limitation, any such loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its share of the Loan but excluding any loss of anticipated profits) which such Lender may sustain in respect of the Loan made to the Borrower: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of the Loan does not occur on the Borrowing Date (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.08(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 2.08(a), Section 4.01 or Section 4.02 or as a result of an acceleration of the Loan pursuant to Section 9) of any of its share of the Loan, or assignment of its share of the Loan pursuant to Section 2.11, occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its share of the Loan is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of any other Default or Event of Default arising as a result of the Borrower’s failure to repay the Loan or make payment on any Note held by such Lender when required by the terms of this Agreement.

2.10     Change of Lending Office; Limitation on Additional Amounts.  (a)  Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.08(a), Section 2.08(b) or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable good faith efforts (subject to overall policy considerations of such Lender) to designate another lending office for the Loan affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage (other than any such disadvantage the cost of which is reimbursed by the Borrower), with the object of avoiding the consequence of the event giving rise to the operation of such Section.  Nothing in this Section 2.10 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Sections 2.08 and 4.04.

(b)       Failure or delay on the part of any Lender to demand compensation pursuant to Sections 2.08, 2.10 or 4.04 of this Agreement shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).  This Section 2.10(b) shall have no applicability to any Section of this Agreement other than said Sections 2.08, 2.09 and 4.04.

2.11     Replacement of Lenders.  (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 2.08(a), Section 2.08(b) or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs materially in excess of those being generally charged by the other Lenders or (z) as provided in Section 11.13(b) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferee or Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) reasonably acceptable to the Administrative Agent, provided that:

(i)       at the time of any replacement pursuant to this Section 2.11, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 11.04(b) (and with all fees payable pursuant to said Section 11.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding amount of the Loan of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum (without duplication) of (x) an amount equal to the amount of principal of, and all accrued interest on, the outstanding Loan of the Replaced Lender and (y) an amount equal to all accrued, but unpaid, Commitment Commission owing to the Replaced Lender pursuant to Section 3.01;

(ii)     such assignment does not conflict with applicable law; and

(iii)     all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.11, the Administrative Agent shall be entitled (but not obligated) and is authorized (which authorization (x) is coupled with an interest and (y) shall only arise to the extent the Replaced Lender has not executed the Assignment and Assumption Agreement within 10 Business Days after written request therefor) to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.11 and Section 11.04.  Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to (i) the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.08, 2.09, 4.04, 11.01 and 11.06), which shall survive as to such Replaced Lender.

SECTION 3       Commitment Commission; Fees; Reductions of Commitment.

3.01      Commitment Commission; Fees.  (a)  The Borrower agrees to pay the Administrative Agent for distribution to each Non-Defaulting Lender a commitment commission (the “Commitment Commission”) for the period from the Closing Date to and including the Borrowing Date computed at a per annum rate equal to 35% of the Applicable Margin of the daily Unutilized Commitment, in each case, of such Non-Defaulting Lender.  Accrued Commitment Commission shall be due and payable in arrears on each Payment Date and on the Maturity Date (or, if earlier, the date upon which the Total Commitments are terminated).

(b)        The Borrower shall pay (i) the fees set forth in the Fee Letters and (ii) to the Administrative Agent, for the Administrative Agent’s own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

3.02     Voluntary Reduction of Commitments.

(a)       Upon at least three Business Days’ prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or reduce the Total Commitment, in whole or in part prior to the Commitment Termination Date, in integral multiples of $1,000,000 in the case of partial reductions to the Total Commitments, provided that, in each case, such reduction shall apply proportionately to permanently reduce the Commitment, as applicable, of each Lender.

(b)       In the event of certain refusals by a Lender as provided in Section 11.13(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, subject to the requirements of said Section 11.13(b) and upon five Business Days’ written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), terminate all of the Commitment (if any) of such Lender so long as the Loan, together with accrued and unpaid interest, Commitment Commission and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination (at which time Schedule I hereto shall be deemed modified to reflect such changed amounts), and at such time such Lender shall no longer constitute a

“Lender” for purposes of this Agreement, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.09, 2.10, 4.04, 11.01, 11.17 and 11.18), which shall survive as to such repaid Lender.

3.03     Mandatory Reduction of Commitments.

(a)       The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on the earlier of the (i) Borrowing Date after giving effect to the Borrowing of the Loan on such date and (ii) the Commitment Termination Date.

(b)       In addition to any other mandatory commitment reductions pursuant to this Section 3.03, if any event occurs prior to the Borrowing Date which would require a mandatory prepayment to be made under any Existing Credit Agreement as a result of a sale, disposition or an Event of Loss of a vessel (howsoever defined under the relevant Existing Credit Agreement) which would have been a Collateral Vessel on the Borrowing Date but for such event, the Total Commitment (and the Commitment of each Lender) shall be reduced by 86.3% of the Appraised Value of such vessel, provided that, in such case, the reduction shall apply proportionately to permanently reduce the Commitment, as applicable of each Lender.

SECTION 4       Prepayments; Payments; Taxes.

4.01      Voluntary Prepayments.  (a)  The Borrower shall have the right to prepay the Loan, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:

(i)         the Borrower shall give the Administrative Agent, prior to 12:00 Noon (New York time) at its Notice Office, at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loan, which notice shall specify the amount of such prepayment and the specific Borrowing or Borrowings pursuant to which such loans were made, which notice the Administrative Agent shall promptly transmit to each of the Lenders;

(ii)       each partial prepayment of the Loan pursuant to this Section 4.01 shall be in an aggregate principal amount of at least $1,000,000 (or such lesser amount as is acceptable to the Administrative Agent in any given case) or integral multiples of $1,000,000;

(iii)      at the time of any prepayment of the Loan pursuant to this Section 4.01 which occurs on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 2.09;

(iv)       except as expressly provided in clause (v) below, each prepayment pursuant to this Section 4.01 in respect of the Loan made pursuant to the Borrowing shall be applied to reduce future Scheduled Repayments for each Payment Date (including the final installment amount due on the Maturity Date) pro rata in accordance with the remaining outstanding principal amounts of such installments; and

(v)       in the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 11.13(b), the Borrower may, upon five (5) Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay the Loan, together with accrued and unpaid interest, Fees, and other amounts owing to such Lender in accordance with, and subject to the requirements of, said Section 11.13(b) so long as (I) all Commitments of such Lender are terminated concurrently with such repayment pursuant to Section 4.02(f) (at which time Schedule I hereto shall be deemed modified to reflect the changed Commitments) and (II) the consents, if any, required under Section 11.13(b) in connection with the repayment pursuant to this clause (b) have been obtained except that to the extent such Lender has been replaced by a Replacement Lender, the Total Commitment shall not be reduced.

(b)       Loan prepaid pursuant to this Section 4.01 may not be reborrowed.

4.02     Mandatory Repayments.

(a)       In addition to any other mandatory repayments pursuant to this Section 4.02, the Borrower shall be required to repay the Loan on each Payment Date (including for the avoidance of doubt, the Maturity Date) in an amount equal to the Scheduled Repayment for such Payment Date, as set in Schedule XI.  The Scheduled Repayments shall be adjusted and Schedule XI shall be amended, modified, supplemented and/or replaced by the Administrative Agent (i) as of the first day of the fiscal quarters ending March 31, 2019 and March 31, 2021 to reflect the Amortization Amount recalculated as of such dates and (ii) otherwise from time to time (A) in connection with any mandatory repayment made in connection with Section 4.02(b), (B) to give effect to any adjustments to the Scheduled Repayment due on the Maturity Date following any PIK Election, and (C) to give effect to any reduction to the Amortization Amounts set forth therein in accordance with Sections 4.01(a)(iv), 4.02(e) and 4.02(h).

(b)       In addition to any other mandatory repayments required pursuant to this Section 4.02, but without duplication, on (i) the date of any Collateral Disposition (other than a Collateral Disposition constituting an Event of Loss) involving a Collateral Vessel (other than an Additional Vessel) and (ii) the earlier of (A) the date which is 180 days following any Collateral Disposition constituting an Event of Loss involving a Collateral Vessel (other than an Additional Vessel) and (B) the date of receipt by the Borrower, any of its Subsidiaries or the Administrative Agent of the insurance proceeds relating to such Event of Loss, the Borrower shall repay the Loan in an amount equal to the then aggregate principal amount of outstanding Loan multiplied by a fraction, the numerator of which is the Appraised Value (determined on the basis of the Appraisals most recently delivered pursuant to Section 5.02(e) or 7.01(d)) of the Collateral Vessel (other than an Additional Vessel) subject to such Collateral Disposition and the denominator of which is the aggregate of the Appraised Value (determined on the basis of the Appraisals most recently delivered pursuant to Section 5.02(e) or 7.01(d)) of such Collateral Vessels (other than any Additional Vessels) then securing the Credit Facility.  Schedule XI shall be amended by the Administrative Agent as of the date of any repayment pursuant to this clause (b) to reflect a recalculated Amortization Amount based on the outstanding Loan as of such date and Collateral Vessels owned by the Obligors as of such date.  For the avoidance of doubt, and without duplication of any repayment pursuant to Section 4.02(c), on any date on which the Borrower is required to make a repayment in connection with a Collateral Disposition under this clause (b), if after giving effect to such repayment the Borrower is or would not be in compliance with the Financial Covenant set forth in Section 8.07(b) (based on the most recent Appraisals delivered to the Administrative Agent under Section 5.02(e) or 7.01(d)), the Borrower shall be required to post Additional Collateral or make an additional repayment in an amount sufficient to cure such non-compliance in accordance with the provisions of Section 8.07(d).

(c)       In addition to any other mandatory repayments required pursuant to this Section 4.02, upon the occurrence of an Event of Default resulting from a failure by the Borrower to provide Additional Collateral or a repayment of the Loan to cure a breach of Section 8.07(d), the Borrower shall be required to immediately repay the Loan in an amount sufficient to comply with Section 8.07(d); provided that it is understood and agreed that the requirement to repay Loan under this Section 4.02(c)

shall not be deemed to be a waiver of any other right or remedy that any Secured Creditor may have as a result of an Event of Default resulting from a breach of Section 8.07(d).

(d)       In addition to any other mandatory repayments required pursuant to this Section 4.02, commencing the first full fiscal quarter after the Closing Date, within 45 days after the end of each fiscal quarter of the Borrower (each such date, an “Excess Cash Flow Payment Date”), the Borrower shall prepay an aggregate principal amount of the Loan equal to (i) for each fiscal quarter ending after the Closing Date but on or prior to December 31, 2018, 100% of the Excess Cash Flow for such fiscal quarter, (ii) for each fiscal quarter ending after January 1, 2019 but on or prior to Trigger Date, 75% of the Excess Cash Flow for such fiscal quarter and (iii) for each fiscal quarter ending thereafter, the lesser of (x) 50% of Excess Cash Flow for such fiscal quarter and (y) the amount set forth opposite each Payment Date occurring after the Trigger Date in the table below:

Payment Date	Maximum ECF Amount
March 31, 2021	$14,540,959.98
June 30, 2021	$14,540,959.98
September 30, 2021	$14,540,959.98

;  provided that no repayment under this Section 4.02(d) shall be required to be made from the first $10,000,000 of Excess Cash Flow repayments otherwise required to be made hereunder in the aggregate for the period from the Closing Date to any date of determination.

(e)       In addition to any other mandatory repayments required pursuant to this Section 4.02, upon a Change of Control, the Borrower shall be required to repay the outstanding principal amount of the Loan in its entirety within 60 days after the date of such Change of Control, provided that, upon a Change of Control pursuant to clause (a) of the definition thereof, the Borrower shall be required to repay the outstanding principal amount of the Loan in its entirety on the date such Change of Control occurs.

(f)       If, in any applicable jurisdiction, it becomes impossible or unlawful for any Lender or its affiliates to perform any of its obligations as contemplated in relation to the Credit Facility or to fund or maintain its participation in the Loan, such Lender’s Unutilized Commitment shall be immediately reduced and cancelled and the Loan attributable to such Lender shall be immediately due and payable.

(g)       All repayments of the Loan pursuant to Sections 4.01 and 4.02 shall be applied to the repayment of the portion of the Loan held by each Lender in accordance with its Pro Rata Share.

(h)       The amount of all repayments of the Loan pursuant to Sections 4.02(b), 4.02(c) and 4.02(d) shall be applied to reduce the then remaining Scheduled Repayments (including the Scheduled Repayment due on the Maturity Date) in inverse order of maturity.

(i)       With respect to each repayment of the Loan under Section 4.01 or required by this Section 4.02, the Borrower may designate the specific Borrowing or Borrowings pursuant to which the Loan was made, provided that (i) each Borrowing of the Loan with Interest Periods ending on such date of required repayment shall be paid in full prior to the payment of any other Borrowing of the Loan and (ii) each repayment of any Borrowing of the Loan shall be applied pro rata among such Borrowing.  In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the preceding provisions of this clause (i), make such designation in its sole reasonable discretion with a view, but no obligation, to minimize breakage costs owing pursuant to Section 2.09.

(j)       Notwithstanding anything to the contrary contained elsewhere in this Agreement, all of the outstanding Loan shall be repaid in full on the Maturity Date.

(k)       Repayments of the Loan pursuant to Section 4.01 and this Section 4.02 may not be reborrowed.

4.03     Method and Place of Payment.  Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent or such other office in the State of New York as the Administrative Agent may hereafter designate in writing.  Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

4.04     Net Payments; Taxes.   (a)  All payments made by any Obligor hereunder or under any Note will be made without setoff, counterclaim or other defense.  All such payments will be made free and clear of, and without deduction or withholding for any Taxes imposed with respect to such payments unless required by applicable law.  If applicable law requires the deduction or withholding of any Taxes from or in respect of any sum payable under any Note, then:

(i)       the applicable Obligor shall be entitled to make such deduction or withholding;

(ii)      the applicable Obligor shall pay the full amount deducted or withheld to the relevant Governmental Authority; and

(iii)     in the case of any Indemnified Taxes, the applicable Obligor agrees to pay the full amount of such Indemnified Taxes and Other Taxes, and such additional amounts as may be necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

If any amounts are payable in respect of Indemnified Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, within 10 days after the written request of such Lender, for Taxes imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or Governmental Authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of Taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  The Borrower will furnish to the Administrative Agent within 45 days after the date of payment of any Indemnified Taxes is due pursuant to applicable law certified copies of Tax receipts evidencing such payment by the Borrower.

(b)       Without duplicating the payments under clause (a) above, the Borrower agrees to timely pay to the relevant Governmental Authority any and all present or future stamp, court or documentary Taxes and any other excise (in the nature of a documentary or similar Tax), property, intangible, filing or mortgage recording Taxes or charges or similar levies imposed by any Governmental Authority which arise from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Note excluding (i) such amounts imposed in connection with an Assignment and Assumption Agreement, grant of a participation, transfer or assignment to or designation of a new applicable lending office or other office for receiving payments under any Note, except to the extent that any such change is requested in writing by the Borrower and (ii) the registration or presentation of a Note that is mandatorily required by law (all such non-excluded Taxes described in this Section 4.04(b) being referred to as “Other Taxes”).

(c)       Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(d)       If the Administrative Agent or a Lender determines in its sole discretion that it has actually received or realized a refund of any Indemnified Taxes as to which it has been indemnified by an Obligor or with respect to which such Obligor has paid additional amounts pursuant to Section 4.04(a), it shall pay over such refund to such Obligor (but only to the extent of indemnity payments made, or additional amounts paid, by such Obligor under Section 4.04(a) with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined in the sole discretion of the Administrative Agent or Lender in good faith, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  In the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority, then such Obligor, upon the written request of the Administrative Agent or such Lender, agrees to repay within 30 days the amount paid over to such Obligor (without any penalties, interest or other charges other than any penalties, interest or charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender.  Nothing in this Section 4.04(d) shall require a Lender to disclose any confidential information (including, without limitation, its Tax returns or its calculations).

(e)       If a payment made to a Lender under any Note would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code or an intergovernmental agreement) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (e), if any applicable law requires the deduction or withholding of any Taxes from or in respect of any sum payable upon the Note, including any Taxes imposed under FATCA, the Administrative Agent shall be entitled to make deductions or withholding. “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)       Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(a) relating to the maintenance of a Participant Register and (iii) any Taxes excluded in Section 4.04(a) attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Note, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Note or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (f).

(g)       Each party’s obligations under this Section 4.04 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

4.05     Application of Proceeds.  (a)  Subject to Sections 4.05(b) and 11.24, all monies collected by the Security Agent upon any sale or other disposition of the Collateral and all proceeds thereof of each Obligor, together with all other monies received by the Administrative Agent or Security Agent under and in accordance with this Agreement and the other Credit Documents (except to the extent (i) such monies are for the account of the Administrative Agent or Security Agent only or (ii) released in accordance with the applicable provisions of this Agreement or any other Credit Document) or with respect to any distribution during a Bankruptcy Proceeding, shall be applied to the payment of the Secured Obligations in accordance as follows:

(i)       first, to the payment of all amounts owing the Security Agent of the type described in clauses (c) and (d) of the definition of “Secured Obligations”;

(ii)      second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Credit Document Obligations shall be paid to the Lenders as provided in Section 4.05(e) hereof, with each Lender receiving an amount equal to such outstanding Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Credit Document Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iii)     third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Other Obligations shall be paid to the Other Creditors as provided in Section 4.05(e) hereof, with each Other Creditor receiving an amount equal to such outstanding Other Obligations or, if the proceeds are insufficient to pay in full all such Other Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(iv)      fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement and the Credit Documents in accordance with their terms, to the relevant Obligor or to whomever may be lawfully entitled to receive such surplus.

(b)       Subject to Section 11.24, all monies collected by ABN or the Security Agent upon any sale or other disposition of the Side Account Collateral or proceeds thereof (except to the extent released in accordance with the applicable provisions of this Agreement or any other Credit Document), or with respect to any distribution during a Bankruptcy Proceeding shall be applied to the payment of the Secured Obligations in accordance as follows:

(i)        first, to the extent related to the exercise of remedies or any other action relating to the Side Account Collateral, the payment of all amounts owing to ABN of the type described in clauses (c) and (d) of the definition of “Secured Obligations” (substituting “ABN” for “Security Agent” in each);

(ii)       second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the Side Percentage Amount shall be paid to ABN as provided in Section 4.05(e)(z) hereof;

(iii)      third, to the extent proceeds remain after the application pursuant to preceding clauses (i) and (ii) related to the exercise of remedies or any other action relating to the Side Account Collateral, the payment of all amounts owing the Security Agent of the type described in clauses (c) and (d) of the definition of “Secured Obligations”;

(iv)      fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), an amount equal to the outstanding Credit Document Obligations shall be paid to the Lenders as provided in Section 4.05(e) hereof, with each Lender receiving an amount equal to such outstanding Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Credit Document Obligations, its Pro Rata Share of the amount remaining to be distributed;

(v)       fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), an amount equal to the outstanding Other Obligations shall be paid to the Other Creditors as provided in Section 4.05(e) hereof, with each Other Creditor receiving an amount equal to such outstanding Other Obligations or, if the proceeds are insufficient to pay in full all such Other Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(vi)      sixth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (v), inclusive, and following the termination of this Agreement and the Credit Documents in accordance with their terms, to the relevant Obligor or to whomever may be lawfully entitled to receive such surplus.

(c)       For purposes of this Agreement, “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Credit Document

Obligations or Other Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Credit Document Obligations or Other Obligations, as the case may be. Notwithstanding the foregoing, ABN’s Pro Rata Share shall be deemed to be fixed and shall not be reduced as a result of the existence of the Side Account Collateral, any application of the Side Account Collateral pursuant to Section 4.05(b) or any application of the purchase price under Section 11.24(e)), provided that in no event shall ABN’s Pro Rata Share of the Loan be deemed to be increased by virtue of the Side Account Collateral.

(d)       When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 4.05 only) (i) first, to their Credit Document Obligations and (ii) second, to their Other Obligations.  If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Credit Document Obligations or Other Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Credit Document Obligations or Other Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Credit Document Obligations or Other Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Credit Document Obligations or Other Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(e)       All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent under this Agreement for the account of the Lender Creditors, (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each a “Representative”) for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors and (z) if to ABN, to ABN for its own account.

(f)       For purposes of applying payments received in accordance with this Section 4.05, the Security Agent shall be entitled to rely upon (i) the Administrative Agent under this Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agent, each Representative for any Other Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Security Agent) of the outstanding Credit Document Obligations and Other Obligations owed to the Lender Creditors or the Other Creditors, as the case may be.  Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Security Agent, shall be entitled to assume that no Secured Hedging Agreements are in existence.

(g)       It is understood and agreed that each Obligor shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral pledged and Liens granted by it under and pursuant to the Security Documents and the aggregate amount of the Secured Obligations of such Obligor.

SECTION 5       Conditions Precedent.

5.01     Closing Date.  This Agreement shall become effective on the date on which each of the following conditions is satisfied:

(a)        Credit Agreement.  The Borrower, the Administrative Agent and each of the Lenders who are initially parties hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent.

(b)       PATRIOT Act.  The Obligors shall have provided, or procured the supply of, the “know your customer” information required pursuant to the PATRIOT Act, to each of the Lenders and the Administrative Agent in connection with their respective internal compliance regulations thereunder or other information requested by any Lender or the Administrative Agent to satisfy related checks under all applicable laws and regulations pursuant to the transactions contemplated hereby, in each case to the extent requested by any Lender or the Administrative Agent not later than three (3) days prior to the Closing Date.

5.02     Conditions to the Borrowing Date.  The obligation of each Lender to make the Loan available to the Borrower on the Borrowing Date is subject to the satisfaction of each of the following conditions:

(a)       Closing Date; Existing Credit Agreements.  On or prior to the Borrowing Date, (i) the Closing Date shall have occurred, (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same a Note executed by the Borrower in accordance with Section 2.04 and (iii) the Borrowing Date Refinancing shall have occurred substantially contemporaneously with the funding of the Loan hereunder.

(b)       Equity Contribution.  The Equity Contribution shall have been consummated  substantially simultaneously with the making of the Loan on the Borrowing Date on terms and conditions, and pursuant to documentation, satisfactory in form and substance to the Administrative Agent and the Lenders.

(c)       Collateral and Guaranty Requirements.  On or prior to the Borrowing Date, the Collateral and Guaranty Requirements with respect to each Obligor and each Collateral Vessel shall be satisfied.

(d)       Officer’s Certificates.  The Administrative Agent shall have received a certificate in form and substance reasonably acceptable to the Administrative Agent signed by an authorized officer of the Borrower, with appropriate insertions, together with copies of the Organizational Documents of the Borrower and the resolutions of the Borrower referred to in such certificate authorizing the consummation of the Transaction and certifying that the conditions set forth in Sections 5.02 (b), (c), (f), (g), (l), (m), (n), (o), (p), (q) and (r) are satisfied (to the extent that, in each case, such conditions are not required to be acceptable (reasonably or otherwise) to the Administrative Agent).

(e)       Appraisals.  The Administrative Agent shall have received Appraisals not older than one hundred twenty (120) days (from the Borrowing Date) from two Approved Appraisers in acceptable scope, form and substance, stating the then current fair market value of the Collateral Vessels on an individual charter-free basis.  It being acknowledged that the Appraisals obtained by the Administrative Agent and set forth on Schedule VI to this Agreement shall satisfy the requirements of this Section 5.02(e).

(f)       Material Adverse Effect.  Since December 31, 2015, nothing shall have occurred (and neither the Administrative Agent nor any of the Lenders shall have become aware of any condition or circumstance not previously known to it or them) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

(g)       Litigation.  No litigation by any entity (private or governmental) shall be pending or threatened with respect to any Obligor or any of its subsidiaries which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

(h)       Legal Opinions.  The Administrative Agent shall have received, on behalf of itself and the Lenders, the following legal opinions:

(i)       special New York counsel to the Borrower and the Obligors (which shall be Kramer Levin Naftalis & Frankel LLP or another New York law firm reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Borrowing Date;

(ii)      special Republic of the Marshall Islands counsel to each of the Obligors (which shall be Reeder & Simpson, P.C. or another law firm qualified to render an opinion as to the Republic of the Marshall Islands law reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Borrowing Date,

(iii)      special Liberian counsel to each of the Obligors whose Collateral Vessels are flagged in Liberia (which shall be Poles, Tublin, Stratakis & Gonzalez LLP or another law firm qualified to render an opinion as to Liberian law reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Borrowing Date,

(iv)      special Hong Kong counsel to the Administrative Agent (which shall be Ince & Co. or another law firm qualified to render an opinion as to Hong Kong law reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Borrowing Date,

(v)      special counsel in the Netherlands in respect of the Side Account Pledge Agreements (which shall be Loyens & Loeff N.V. or another law firm qualified to render an opinion as to Dutch law reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and an opinion addressed to ABN, in each case, dated as of the Borrowing Date, and

(vi)     if applicable, counsel to each of the Obligors in the jurisdiction of the flag of such Collateral Vessel (other than the Marshall Islands, Liberia and Hong Kong, which are covered by opinions in clause (ii), (iii) and (iv) respectively), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Borrowing Date for such Collateral Vessel covering such matters as shall be required by the Administrative Agent in each case which shall be in form and substance reasonably acceptable to the Lenders;

(i)       Corporate Documentation.  The Administrative Agent shall have received copies of the Organizational Documents of each Subsidiary Guarantor. To the extent not previously delivered, the Administrative Agent shall have received (i) a certificate, dated the Borrowing Date and reasonably acceptable to the Administrative Agent, signed by an Authorized Officer of each Obligor with appropriate insertions, together with copies of the Organizational Documents of such Obligor and the resolutions of such Obligor referred to in such certificate authorizing the consummation of the Transaction, (ii) copies of governmental approvals (if any) and good standing certificates which the Administrative Agent may have reasonably requested in connection therewith and (iii) evidence of the capitalization and organizational structure of the Borrower and its Subsidiaries (including the tax structure), which shall be satisfactory in form, scope and substance to the Administrative Agent and the Lenders, in their reasonable assessment.

(j)       Fees.  All fees and all other reasonable fees and documented out-of-pocket costs and expenses (including, without limitation, the reasonable legal fees and expenses of White & Case LLP and other local counsel to the Administrative Agent) and other compensation due and payable on or prior to the Borrowing Date, in each case, payable to the Administrative Agent, the Security Agent, the Lead Arrangers and the Lenders in respect of the transactions contemplated by this Agreement to the extent reasonably invoiced at least two (2) Business Days prior to the Borrowing Date.

(k)       Solvency Certificate.  The Borrower shall cause to be delivered to the Administrative Agent a solvency certificate from an Authorized Officer of the Borrower, substantially in the form of Exhibit M, which shall be addressed to the Administrative Agent and dated as of the Borrowing Date, setting forth the conclusion that, after giving effect to the Transaction and the incurrence of all the financings contemplated hereby, each Obligor individually (after giving effect to rights of contribution and subrogation) and the Borrower and its Subsidiaries taken as a whole, are not insolvent and will not be rendered insolvent by the incurrence of such indebtedness, and will not be left with unreasonably small capital with which to engage in its business and will not have incurred debts beyond its ability to pay such debts as they become due.

(l)       Approvals.  All necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction, the Loan, and the granting of Liens under the Credit Documents shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which, in the reasonable judgment of the Administrative Agent, restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the making of the Loan and the performance by the Obligors of the Credit Documents.  In addition, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction, the making of the Loan or the performance by the Obligors of the Credit Documents.

(m)       No Conflicts.  On the Borrowing Date, after giving effect to the consummation of the Transaction, the making of the Loan and the performance by the Obligors of the Credit Documents, the financings incurred in connection therewith and the other transactions contemplated hereby, there shall be no conflict with, or default under the Other Credit Agreements or any other material agreement to which the Borrower or any Subsidiary Guarantor is a party.

(n)       Minimum Liquidity.  On the Borrowing Date, after giving effect to the consummation of the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, will have no less than $130,000,000 of cash and Cash Equivalents remaining on its balance sheet.

(o)       Outstanding Indebtedness.  On the Borrowing Date, after giving effect to the consummation of the Transactions, the Borrower and its Subsidiaries shall have no outstanding Financial Indebtedness or contingent liabilities except for those arising under the Credit Documents and the Other Credit Agreements.

(p)       Representations and Warranties.  Before and after giving effect to the Loan being incurred on the Borrowing Date, all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects both before and after giving effect to the Loan with the same effect as though such representations and warranties had been made on the date of the Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(q)       No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing, or would result from the Loan being incurred on the Borrowing Date.

(r)       Other Credit Agreements. The Borrower shall have delivered to the Administrative Agent true and correct copies of each amendment agreement dated on or about the date hereof (each, a “Borrowing Date Amendment”) to each Other Credit Agreement which Borrowing Date Amendment shall be reasonably acceptable in form and substance to the Lenders; provided that any prepayment under the Hayfin Credit Agreement in connection with such amendments shall not exceed $3,000,000.

(s)       Borrowing Notice.  The Administrative Agent shall have received a Notice of Borrowing as required by Section 2.02.

(t)       Side Percentage Amount.  The Side Account shall have been funded with the Side Percentage Amount.

The acceptance of the benefits of the Loan shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all of the applicable conditions specified in this Section 5 and applicable to such Borrowing have been satisfied or waived as of that time. All of the applicable Notes, certificates, legal opinions and other documents and papers referred to in Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders.

SECTION 6       Representations and Warranties.  In order to induce the Lenders to enter into this Agreement and to make the Loan, the Borrower makes the following representations and warranties, after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loan, with the borrowing of the Loan on or after the Closing Date being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the Closing Date and on the Borrowing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

6.01       Corporate/Limited Liability Company/Limited Partnership Status.  Each of the Borrower and the Subsidiary Guarantors (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (ii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualifications, except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.02       Corporate Power and Authority.  Each of the Borrower and the Subsidiary Guarantors has the corporate or other applicable power and authority to (i) own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (ii) execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken or will take in due course all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of each of such Credit Documents.

6.03       Title; Maintenance of Properties.  Except as permitted by Section 8.01, each Obligor has good and indefeasible title to all properties owned by it, free and clear of all Liens, other than Permitted Liens.

6.04       Legal Validity and Enforceability.

(a)       Each Obligor has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(b)       After the execution and delivery thereof and upon the taking of the actions mentioned in the immediately succeeding sentence, each of the Security Documents creates in favor of the Security Agent for the benefit of the Secured Creditors a legal, valid and enforceable fully perfected first priority security interest in and Lien on all right, title and interest of the Obligors party thereto in the Collateral described therein, subject only to Permitted Liens.  Subject to Sections 5.02(c) and 6.06, no filings or recordings are required in order to perfect the security interests created under any Security Document or to ensure the legality, validity, enforceability or admissibility in evidence of any Credit Document; except for filings or recordings which shall have been made on or prior to the Borrowing Date.

(c)       Each of the Credit Documents is or, when executed will be, in proper legal form under the laws of the Republic of the Marshall Islands and the applicable Acceptable Flag Jurisdiction for the enforcement thereof under such laws, subject only to such matters which may affect enforceability arising under the law of the State of New York.  To ensure the legality, validity, enforceability or admissibility in evidence of each such Credit Document in the Republic of the Marshall Islands and the applicable Acceptable Flag Jurisdiction, it is not necessary that any Credit Document or any other document be filed or recorded with any court or other authority in the applicable Acceptable Flag Jurisdiction, except as have been made, or will be made, on or prior to the Borrowing Date.

(d)       None of the Obligors has a place of business in any jurisdiction which requires any of the Security Documents to be filed or registered in that jurisdiction to ensure the validity of the Security Documents to which it is a party unless all such filings and registrations have been made or will be made on or prior to the Borrowing Date.

6.05     No Violation.  Neither the execution, delivery or performance by any Obligor of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, will (i) contravene any material provision of any applicable law, statute, rule or regulation or any applicable order, judgment, writ, injunction or decree of any court or governmental instrumentality, (ii) violate, conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except Permitted Liens) upon any of the material properties or assets of the Borrower and its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which any of the Borrower and its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the Organizational Documents of any of the Borrower and its Subsidiaries.

6.06     Governmental Approvals.

(a)       No order, consent, approval, license, authorization or validation of, or filing, recording or registration with or exemption by, any Governmental Authority or public body, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by any Obligor of any Credit Document to which it is a party or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which it is a party, in each case, except (x) as have been obtained or made or (y) filings or other requisite actions necessary to perfect or establish the priority of the Liens created under the Security Documents.

(b)       No fees or Taxes, including, without limitation, stamp, transaction, registration or similar Taxes, are required to be paid to ensure the legality, validity, or enforceability of this Agreement or any of the other Credit Documents other than recording and filing fees and/or Taxes which have been, or will be, paid as and to the extent due.  Under the laws of the Republic of the Marshall Islands, the choice of the laws of the State of New York as set forth in the Credit Documents which are stated to be governed by the laws of the State of New York is a valid choice of law, and the irrevocable submission by each Obligor to jurisdiction and consent to service of process and, where necessary, appointment by such Obligor of an agent for service of process, in each case as set forth in such Credit Documents, is legal, valid, binding and effective.

6.07    Balance Sheets; Financial Condition; Undisclosed Liabilities.

(a)       (i) The audited consolidated balance sheet of the Borrower and its Subsidiaries at December 31, 2015 and the related consolidated statements of income and cash flows and changes in shareholders’ equity of the Borrower and its Subsidiaries for the fiscal year ended on December 31, 2015 in each case furnished to the Lenders prior to the Closing Date, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries at September 30, 2016 and the related consolidated statements of income and cash flows and changes in shareholders’ equity of the Borrower and its Subsidiaries for the nine-month period ended on such date, furnished to the Lenders prior to the Closing Date, present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries at the date of said financial statements and the results for the period covered thereby, subject to normal year-end adjustments.  All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes.

(b)       All financial statements provided pursuant to Section 7.01(a) and Section 7.01(b) have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes.

(c)       Except as fully disclosed in the balance sheets delivered pursuant to Section 6.07(a) or (b), there were as of the date of delivery of such balance sheets no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be materially adverse to the Borrower and its Subsidiaries taken as a whole.  As of the date of delivery of such balance sheets, none of the Obligors knows of any basis for the assertion against it of any liability or obligation of any nature that is not fairly disclosed (including, without limitation, as to the amount thereof) in the balance sheets delivered pursuant to Section 6.07(a) which, either individually or in the aggregate, could reasonably be expected to be materially adverse to the Borrower and its Subsidiaries taken as a whole.

(d)       Since the Closing Date the Borrower has not paid any Dividends.

6.08     Litigation.  There is no litigation pending or, to the knowledge of any Obligor, threatened against the Borrower or any of its Subsidiaries (i) with respect to the Transactions or (ii) which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

6.09     True and Complete Disclosure.

(a)       All factual information (taken as a whole) furnished by or on behalf of the Obligors in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents to which any Obligor is a party and any financial statements referred to in Section 6.07(a)) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information  (taken as a whole) hereafter furnished by or on behalf of any Obligor in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects and did not fail to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time as such information was provided (or, if such information expressly relates to a specific date, as of such specific date).

(b)       The projections delivered to the Administrative Agent and the Lenders prior to the Closing Date have been prepared in good faith and are based on reasonable assumptions (it being understood that such financial projections are subject to uncertainties and contingencies, which may be beyond the control of the Borrower and that no assurances are given by the Borrower that the projections will be realized).

6.10     Use of Proceeds; Margin Regulations.

(a)       All proceeds of the Loan shall be used (i) to consummate the Borrowing Date Refinancing and (ii) for payment of fees and expenses relating to the Transaction.

(b)       No part of the proceeds of the Loan will be used to buy or carry any Margin Stock or to extend credit for the purpose of buying or carrying any Margin Stock.  Neither the making of the Loan nor the use of the proceeds thereof will violate or be inconsistent with the Margin Regulations.

(c)       No proceeds of the Loan shall be used or made available directly or indirectly to fund, finance, or facilitate any activities, business or transaction of or with any Restricted Party, or in any Sanctioned Country in violation of any Sanctions Laws, nor shall they otherwise be applied in a manner or for a purpose prohibited by Sanctions Laws or in any manner that could reasonably be expected to result in any Lender Creditor or any Obligor being in violation of Sanctions Laws.

(d)       No proceeds of the Loans shall be used, directly or, to the knowledge of any of the Borrower and its Subsidiaries after making due inquiry, indirectly, in furtherance of an offer, payment, promise to pay, or authorization of a payment or giving of money, or anything else of value, to a Foreign Official or any person in violation of the United States Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1 et seq. (“FCPA”), the UK Bribery Act 2010, and the anti-bribery and anti-corruption laws of those jurisdictions in which it does business (collectively, the “Anti-Corruption Laws”).

(e)       The Borrower is acting for its own account and the account of its Subsidiaries in connection with the borrowing of the Loan, the performance and discharge of its obligations and liabilities under this Agreement or any of the other Credit Documents and the transactions and other arrangements effected or contemplated hereby or thereby and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat Money Laundering.

6.11       Taxes; Tax Returns and Payments.

(a)       All payments which an Obligor is liable to make under the Credit Documents to which it is a party can properly be made without deduction or withholding for or on account of any Tax payable under any law of any relevant jurisdiction applicable as of the Closing Date.

(b)       The Borrower and each of its Subsidiaries has timely filed with the appropriate Governmental Authorities (or obtained extensions with respect thereto) all U.S. federal income tax returns, statements, forms and reports for Taxes and all other material U.S. and non- U.S. tax returns, statements, forms and reports for Taxes required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries (the “Returns”).  All such Returns accurately reflect in all material respects all liability for Taxes of the Borrower and its Subsidiaries as a whole for the periods covered thereby.  The Borrower and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in accordance with GAAP) for the payment of, all Taxes payable by them.

(c)       There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any Taxes relating to the Borrower or any of its Subsidiaries.

(d)       As of the Closing Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of material Taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

6.12     Compliance with ERISA.  (a)  Except as would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate,

(i)     each Plan (and each related trust, insurance contract or fund), other than any Multiemployer Plan and each trust related to the Multiemployer Plan, is in compliance with its terms and with all applicable laws, including without limitation ERISA and the Code;

(ii)    each Plan (and each related trust, if any), other than any Multiemployer Plan and any trust related to the Multiemployer Plan, which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, or still has a remaining period of time in which to apply for or receive such letter and to make any amendments necessary to obtain a favorable determination;

(iii)   no Reportable Event has occurred;

(iv)   to the knowledge of the Borrower, no Multiemployer Plan is insolvent or in critical status;

(v)    no Plan (other than a Multiemployer Plan) has an Unfunded Current Liability;

(vi)   each Plan (other than a Multiemployer Plan) which is subject to Section 412 of the Code or Section 302 of ERISA satisfies the minimum funding standard of such sections of the Code or ERISA, and no such Plan has applied for or received a waiver of the minimum funding standard or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 of ERISA;

(vii)  all contributions required to be made by the Borrower or any of its Subsidiaries or ERISA Affiliates with respect to a Plan subject to Title IV of ERISA have been or will be timely made (except as disclosed on Schedule V hereto);

(viii) neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has any liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4975 of the Code or reasonably expects to incur any such liability under any of the foregoing sections with respect to any Plan;

(ix)   neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has received written notice from the PBGC or a plan administrator (in the case of a Multiemployer Plan) indicating that proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA;

(x)    no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan, other than a Multiemployer Plan, (other than routine claims for benefits) is pending, or, to the best knowledge of the Borrower, expected or threatened;

(xi)   using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the Borrower and its Subsidiaries and ERISA Affiliates have not incurred any liabilities to any Plans which are Multiemployer Plans as a result of a complete withdrawal therefrom;

(xii)  no lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate with respect to a Plan exists and no event has occurred which could reasonably be expected to give rise to any such lien on account of any Plan (other than a Multiemployer Plan); and

(xiii) the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare plan (as defined in Section 3(1) of ERISA and subject to ERISA) which provides post-employment health benefits to retired employees or other former employees (other than as required by Section 601 of ERISA or other similar and applicable law).

(b)       Except as would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, (i) each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Foreign Pension Plan have been or will be timely made; (iii) neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan; and (iv) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

6.13     Security Documents.  After the execution and delivery thereof and upon the taking of the actions mentioned in the immediately succeeding sentence, each of the Security Documents will create in favor of the Security Agent for the benefit of the Secured Creditors a legal, valid and enforceable fully perfected first priority security interest in and Lien on all right, title and interest of the Obligors party thereto in the Collateral described therein, subject to no other Liens other than Permitted

Liens.  No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings to be made on or prior to the Closing Date pursuant to the Security Documents.

6.14       Representations and Warranties in Documents.  On the Borrowing Date, all representations and warranties made by the Borrower and its Subsidiaries in the other Credit Documents were true and correct in all material respects at the time at which such representations and warranties were made (or deemed made).

6.15       Subsidiaries.  On and as of the Closing Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule III.  Schedule III sets forth, as of the Closing Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof.  All outstanding shares of Equity Interests of each Subsidiary of the Borrower have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights.  No Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Equity Interests or any stock appreciation or similar rights.

6.16       Compliance with Statutes, etc.  The Borrower and its Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.17       Investment Company Act.  Neither the Borrower nor any of the Subsidiary Guarantors is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

6.18       Pollution and Other Regulations.  (a)  Each of the Borrower and its Subsidiaries is in compliance with all applicable Environmental Laws including those governing its business, Fleet Vessels, and any other facility or vessel owned, leased, operated or occupied by the Borrower or any of its Subsidiaries, except for such failures to comply as could not reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing.

(b)         All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries, as conducted as of the Closing Date, Fleet Vessels, Real Property, and any other facility or vessel owned, operated or occupied by the Borrower or any of its Subsidiaries under any Environmental Law have been secured and the Borrower and each of its Subsidiaries is in substantial compliance therewith, except for such failures to secure or comply as could not reasonably be expected to have a Material Adverse Effect.

(c)         Neither the Borrower nor any of its Subsidiaries is, to its knowledge, in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or which would affect the ability of the Borrower or such Subsidiary to operate any Fleet Vessel, Real Property or other facility or vessel and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(d)       There are no Environmental Claims pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(e)       There are no facts, circumstances, conditions or occurrences on or relating to the past or present business of the Borrower and each of its Subsidiaries, any Fleet Vessel, Real Property or other facility or vessel currently or formerly owned, operated or occupied by the Borrower or any of its Subsidiaries that is reasonably likely (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries, including relating to any Collateral Vessel, Real Property or other facility or vessel owned by the Borrower or any its Subsidiaries or (ii) to cause such Fleet Vessel, Real Property or other facility or vessel to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(f)        Hazardous Materials have not at any time prior to the Closing Date, been (i) generated, used, treated or stored on, or transported to or from, any Fleet Vessel, Real Property or other facility or vessel at any time owned, operated or occupied by the Borrower or any of the Subsidiary Guarantors or (ii) Released on or from any such Fleet Vessel, Real Property or other facility or vessel, except in each case for clauses (i) and (ii) above where such occurrence or event, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

6.19     Labor Relations.  Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect and there is (i) no unfair labor practice complaint pending against the Borrower or any of the its Subsidiaries, to the Borrower’s knowledge, threatened against any of them before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the Borrower’s knowledge, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of such  Subsidiaries or, to the Borrower’s knowledge, threatened against the Borrower or any of such  Subsidiaries and (iii) no union representation proceeding pending with respect to the employees of the Borrower or any of such  Subsidiaries, except (with respect to the matters specified in clauses (i), (ii) and (iii) above) as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.20     Patents, Licenses, Franchises and Formulas.  Each of the Borrower and each of its Subsidiaries owns, or has the right to use, all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others, except for such failures and conflicts which could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

6.21     Financial Indebtedness.  Schedule VIII sets forth a true and complete list of all Financial Indebtedness of the Borrower and its Subsidiaries as of the Closing Date (other than Financial Indebtedness under the Other Credit Agreements) and which is to remain outstanding after the Closing Date, in each case showing the aggregate principal amount thereof and the name of the borrower thereunder and any other entity which directly or indirectly guarantees such debt.

6.22     Insurance.  Schedule IV-B hereto sets forth a true and complete listing of all insurance maintained by each Obligor with, as of the Closing Date, the amounts insured (and any deductibles) set forth therein.

6.23     Concerning the Collateral Vessels.  The name, registered owner (which shall be a Subsidiary Guarantor), official number, jurisdiction of registration and flag (which shall be an Acceptable Flag Jurisdiction), vessel type, deadweight tonnage, builder’s hull number, delivery date and Appraised Value as of the Closing Date of each Collateral Vessel shall be set forth on Schedule VI hereto.  Each Collateral Vessel owned or to be owned by a Subsidiary Guarantor or the Borrower will be operated in material compliance with all applicable law, rules and regulations.

6.24     Citizenship.  The Borrower and each other Obligor which owns or operates, or will own or operate, one or more Collateral Vessels is qualified to own and operate such Collateral Vessel under the laws of the Republic of the Marshall Islands, the Republic of Liberia or Hong Kong, as applicable, or such other jurisdiction in which any such Collateral Vessel is permitted, or will be permitted, to be flagged in accordance with the terms of the respective Collateral Vessel Mortgages.

6.25     Vessel Classification; Flag.  Each Collateral Vessel is (i) classified in the highest class available for vessels of its age and type by an Acceptable Classification Society, free of any conditions or recommendations, other than as permitted, or as will be permitted, under the Collateral Vessel Mortgages and (ii) flagged in an Acceptable Flag Jurisdiction.

6.26     Money Laundering and Sanctions Laws.

(a)       To the extent applicable, each of the Borrower and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) all United States laws relating to terrorism or money laundering including the Executive Order, (iii) the PATRIOT Act and (iv) any analogous European Union or other applicable law, rule or regulation.

(b)       None of the Borrower and its Subsidiaries nor, after making due inquiry, any Affiliate of any of the Borrower and its Subsidiaries, is, or will be after consummation of the Transaction and application of the proceeds of the Loan, a Restricted Party.

(c)       The Borrower and its Subsidiaries do not, in violation of Sanctions Law, deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Sanction Law or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions Law.

(d)       Each of the Borrower and its Subsidiaries and their respective directors, officers, employees or, to the knowledge of the Borrower and its Subsidiaries after making due inquiry, Affiliates, agents or representatives has been for the past five years and is in compliance with Sanctions Laws and applicable Anti-Corruption Laws and anti-money laundering laws or regulations in any applicable jurisdiction.

(e)       None of the Borrower nor its Subsidiaries, nor their respective directors, officers, employees, or, to the knowledge of the Borrower and its Subsidiaries after making due inquiry, agents or representatives (i) is a Restricted Party, or is involved in any transaction through which it is likely to become a Restricted Party; or (ii) is subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws by any Sanctions Authority.

(f)        Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures with respect Anti-Corruption Laws, Sanctions Laws and anti-money laundering laws, which policies and procedures are designed to promote compliance with Sanctions

Laws, Anti-Corruption Laws and anti-money laundering laws by it, its Subsidiaries and their respective directors, officers, employees and agents and such parties are required to comply therewith.

6.27       No Immunity.  The Borrower does not, nor does any other Obligor or any of their respective properties, have any right of immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of any jurisdiction. The execution and delivery of the Credit Documents by the Obligors and the performance by them of their respective obligations thereunder constitute commercial transactions.

6.28       Fees and Enforcement.  No fees or Taxes, including, without limitation, stamp, transaction, registration or similar Taxes, are required to be paid to ensure the legality, validity, or enforceability of this Agreement or any of the other Credit Documents other than recording taxes which have been, or will be, paid as and to the extent due.  Under the laws of the each applicable Acceptable Flag Jurisdiction, the choice of the laws of the State of New York as set forth in the Credit Documents which are stated to be governed by the laws of the State of New York is a valid choice of law, and the irrevocable submission by each Obligor to jurisdiction and consent to service of process and, where necessary, appointment by such Obligor of an agent for service of process, in each case as set forth in such Credit Documents, is legal, valid, binding and effective.

6.29       Form of Documentation.  Each of the Credit Documents is in proper legal form under the laws of the applicable Acceptable Flag Jurisdiction for the enforcement thereof under such laws, subject only to such matters which may affect enforceability arising under the law of the State of New York.  To ensure the legality, validity, enforceability or admissibility in evidence of each such Credit Document in the applicable Acceptable Flag Jurisdiction, it is not necessary that any Credit Document or any other document be filed or recorded with any court or other authority in the applicable Acceptable Flag Jurisdiction, or notarized or executed under seal, or physically executed in any such jurisdiction, except as have been made, or will be made, on or prior to the Borrowing Date.

6.30       No Material Adverse Effect.  Since December 31, 2015, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

6.31       Pari Passu or Priority Status.  The claims of the Administrative Agent, the Security Agent and the Lenders against the Borrower and the other Obligors under this Agreement or the other Credit Documents will rank at least pari passu with the claims of all unsecured creditors of the Borrower or any other Obligor, as the case may be (other than claims of such creditors to the extent that they are statutorily preferred), and senior in priority to the claims of any creditor of the Borrower or any other Obligor.

6.32       Solvency; Winding-up, etc..  (a)  On and as of the Closing Date and the Borrowing Date and after giving effect to the Transaction and to all Financial Indebtedness (including the Loan) being incurred or assumed and Liens created by the Obligors in connection therewith (i) the sum of the assets (including its right of contribution and subrogation it may have with respect to any other Person), at a fair valuation, of each Obligor on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed their respective debts, (ii) each Obligor on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their respective ability to pay such debts as such debts mature and (iii) each Obligor on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole do not have unreasonably small working capital with which to continue their respective businesses.  For purposes of this Section 6.32(a), “debt” shall mean any liability on a claim, and “claim” shall mean (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(b)       Neither the Borrower nor any other Obligor has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to its knowledge and belief) threatened against any of them for the winding-up, dissolution or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of any of them or any or all of their assets or revenues nor have any of them sought any other relief under any applicable insolvency or bankruptcy law.

6.33     Completeness of Documentation.  The copies of the Technical Management Agreements delivered to the Administrative Agent are true and complete copies of each such document constituting valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and no action has been taken, to the best knowledge of the Borrower, by the parties thereto which would in any way render such document inoperative or unenforceable.

SECTION 7       Affirmative Covenants.  The Borrower hereby covenants and agrees that on and after the Closing Date and until the Loan and Notes (in each case together with interest thereon), Fees and all other Credit Document Obligations (other than indemnities described in Section 11.01(b) which are not then due and payable) incurred hereunder and thereunder, are paid in full:

7.01     Information Covenants.   The Borrower will furnish to the Administrative Agent, with sufficient copies for each of the Lenders:

(a)       Quarterly Financial Statements.  Commencing with the fiscal quarter ending March 31, 2017, within 45 days (or, if applicable, such shorter period as the Securities and Exchange Commission shall specify for the filing of quarterly reports on Form 10-Q if the Borrower is required to file such a quarterly report) after the end of each of the first three fiscal quarters of each fiscal year, (i) a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by an Authorized Officer of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal quarters.

(b)       Annual Financial Statements.  Within 90 days (or, if applicable, such shorter period as the Securities and Exchange Commission shall specify for the filing of annual reports on Form 10-K if the Borrower is required to file such an annual report) after the end of each fiscal year, (i) a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such fiscal year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year.

(c)       Projections, etc.  As soon as available but not more than 45 days after the end of each calendar year, and at any other time within 15 days of the written request of a Lender, cash flow projections (including a balance sheet and statement of profit and loss and cash flow) of the Borrower and its Subsidiaries in reasonable detail for the calendar year in which such cash flow projections are actually delivered.

(d)       Appraisal Reports.  At the time of delivery of the certificates provided for in Section 7.01(e)(ii), and at any other time within 14 days of the written request of the Administrative Agent, Appraisals for each Collateral Vessel dated no more than 15 days prior to the delivery thereof in form and substance reasonably acceptable to the Administrative Agent and from two Approved Appraisers (or, subject to the requirements set forth in the definition of Appraised Value, three Approved Appraisers) stating the then current Appraised Value of each Collateral Vessel.  All such Appraisals shall be conducted by, and made at the expense of, the Borrower (it being understood that the Administrative Agent may and, at the request of the Required Lenders, shall, upon notice to the Borrower, obtain such Appraisals and that the cost of all such Appraisals will be for the account of the Borrower); provided that, unless an Event of Default shall then be continuing, in no event shall the Borrower be required to pay for more than four Appraisals in excess of the quarterly Appraisals obtained pursuant to this Section 7.01(d) in any single fiscal year of the Borrower, with the cost of any such reports in excess thereof to be paid by the Lenders on a pro rata basis.

(e)       Officer’s Compliance Certificates.

(i)       At the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b), a certificate of an Authorized Officer of the Borrower  substantially in the form of Exhibit J-1 to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof (in reasonable detail), which certificate shall (x) set forth the calculations required to establish whether the Borrower is in compliance with the Financial Covenants at the end of the relevant fiscal quarter or year, as the case may be, (y) setting forth the amount of Excess Cash Flow for such fiscal quarter (commencing with the financial statements delivered in respect of the first full fiscal quarter ending after the Closing Date) and the applicable amount of the mandatory prepayment to be made on the relevant Excess Cash Flow Payment Date, in each case, together with the calculation thereof in reasonable detail, and (z) certify that there have been no changes to any of the representations or warranties set forth in each of the Security Documents since the Borrowing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 7.01(e), or if there have been any such changes, a list in reasonable detail of such changes and whether the Borrower and the other Obligors have otherwise taken all actions required to be taken by them pursuant to such Security Documents or any one of them.

(ii)     Not later than 15 days after the end of each fiscal quarter, a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit J-2 to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof (in reasonable detail), which certificate shall set forth the calculations required to establish whether the Borrower is in compliance with the Financial Covenant set forth in Section 8.07(d).

(iii)     At the time of a Collateral Disposition in respect of any Collateral Vessel, a certificate of an Authorized Officer of the Borrower which certificate shall (x) certify on behalf of the

Borrower the last Appraisals received pursuant to Section 7.01(d) determining the Aggregate Appraised Value of all Collateral Vessels, after giving effect to such disposition(s) and/or showing the individual Appraised Value of all Collateral Vessels owned by the Subsidiary Guarantors which have not been sold, transferred, lost or otherwise disposed of at such time, and (y) set forth the calculations required to establish whether the Borrower is in compliance with the provisions of Section 8.07(d) after giving effect to such disposition.

(f)       Notice of Default, Material Litigation, Event of Loss or Major Casualty.  Promptly, and in any event within three (3) Business Days after the Borrower obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) any material litigation or governmental investigation or proceeding pending or threatened against the Borrower or any of its Subsidiaries, (iii) any Event of Loss in respect of any Collateral Vessel, (iv) any Major Casualty in respect of any Collateral Vessel and (v) any material default under any charter relating to a Collateral Vessel.

(g)       Other Reports and Filings.  Promptly, (i) copies of all financial information, proxy materials and other information and reports, if any, which the Borrower or any of its Subsidiaries has filed with the Securities and Exchange Commission (or any successor thereto) provided that publicly filing such documents with the Securities and Exchange Commission in any event will satisfy the requirements of this clause (g)(i) and shall be deemed furnished and delivered on the date such information (x) has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto and (y) the Administrative Agent shall have been notified thereofor (ii) copies of all financial information and other information and reports, if any, which the Borrower or any of its Subsidiaries has delivered to holders of its Financial Indebtedness pursuant to the terms of the documentation governing such Financial Indebtedness (or any trustee, agent or other representative therefor).

(h)       Environmental Matters.  Promptly upon, and in any event within five (5) Business Days after, the Borrower obtains knowledge thereof, written notice of any of the following environmental matters occurring after the Closing Date, except to the extent that such environmental matters could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect:

(i)       any Environmental Claim pending or threatened in writing against the Borrower or any of its Subsidiaries or any Collateral Vessel or property owned or operated or occupied by the Borrower or any of its Subsidiaries;

(ii)     any condition or occurrence on or arising from any Collateral Vessel or property owned or operated or occupied by the Borrower or any of its Subsidiaries or any other location that (A) results in noncompliance by the Borrower or such Subsidiary with any applicable Environmental Law or (B) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or relating to any such Collateral Vessel or property;

(iii)     any condition or occurrence on any Collateral Vessel or property owned or operated or occupied by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Collateral Vessel or property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Collateral Vessel or property under any Environmental Law; and

(iv)     the conducting of any removal or remedial action in response any the actual or alleged presence or Release of any Hazardous Material on or from any Collateral Vessel or property owned or operated or occupied by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to the Administrative Agent all material notices received by the Borrower or any of its Subsidiaries from any government, governmental agency or any Person relating to, under, or pursuant to, CERCLA or OPA or their state equivalents.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower’s or such Subsidiary; response thereto.  In addition, the Borrower will provide the Administrative Agent with copies of all material communications with any government, governmental agency or Person relating to any Environmental Claim of which notice is required to be given pursuant to this Section 7.01(h), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Administrative Agent or the Required Lenders.

(i)       Sanctions and Money Laundering Matters.  Promptly and in any event within three (3) Business Days after any Obligor obtains actual knowledge thereof, the relevant Obligor shall supply to the Administrative Agent (i) the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions Laws by any Sanctions Authority or implemented to combat Money Laundering against it, any of its Subsidiaries, any of its Affiliates, any of its direct or indirect owners, or any of their respective directors, officers, employees, agents or representatives as well as information on what steps are being taken to answer or oppose such inquiry, claim, action, suit, proceeding or investigation, (ii) that any Obligor, any of its Subsidiaries, any of its Affiliates, or any of its direct or indirect owners, or any of their respective directors, officers, employees, agents or representatives has become or is likely to become a Restricted Party and (iii) information, certificates and any documents with respect to such Obligor reasonably required by a Lender to ensure such Lender’s compliance with any law, official requirement or other regulatory measure or procedure implemented to combat Money Laundering.

(j)       Material Breach; Other Credit Documents.  Promptly upon, and in any event within five Business Days after, without duplication of any other reporting requirements herein, receipt of any notices of default, financial reporting and collateral reporting under the Other Credit Documents, and copies of all effectuated additions, amendments, restatements, supplements or other modifications in respect of the Other Credit Documents.

(k)       Management Letters.  Promptly after the Borrower’s or any Subsidiary’s receipt thereof, a copy of any “management letter” received from its certified public accountants and management’s response thereto.

(l)       Other Information.  From time to time, such other information with respect to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, its Subsidiaries and any Non-Recourse Subsidiaries as the Administrative Agent (or the Lenders through the Administrative Agent) may reasonably request.

(m)       Non-Recourse Subsidiaries. Simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 7.01(a) and 7.01(b) above, a summary of the pro forma adjustments necessary to eliminate the accounts of Non-Recourse Subsidiaries (if any) from such consolidated financial statements.

7.02     Books, Records and Inspections.  The Borrower will, and will cause its Subsidiaries to, keep proper books of record and account in which full, true and correct entries, in conformity in all material respects with generally accepted accounting principles and all requirements of law, shall be made of all dealings and transactions in relation to its business.  The Borrower will, and will cause its Subsidiaries to, permit officers and designated representatives of the Administrative Agent and the Lenders as a group to visit and inspect, during regular business hours and under guidance of officers of the Borrower or its Subsidiaries, any of the properties of the Borrower or any of its Subsidiaries, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may request; provided that, unless an Event of Default exists and is continuing at such time, the Administrative Agent and the Lenders shall not be entitled to request more than two such visitations and/or examinations in any fiscal year of the Borrower.

7.03    Maintenance of Property; Insurance Mortgagee Interest Insurance.  (a)  The Borrower will, and will cause each of the Subsidiary Guarantors to, (i) keep all material property necessary to its business in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted), (ii) maintain insurance with respect to material property that is not Collateral Vessels in at least such amounts and against at least such risks as are in accordance with normal industry practice for similarly situated insureds, (iii) maintain the Required Insurance with respect to the Collateral Vessels at all times and (iv) furnish to the Administrative Agent, at the written request of the Administrative Agent, a complete description of the material terms of insurance carried, or, at the Borrower’s option, copies of such policies.

(b)      The Borrower will reimburse the Administrative Agent, the Security Agent and/or the Lenders for all costs, fees and expenses incurred in relation to Mortgagee’s Insurances.

7.04    Corporate Franchises.  The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents (if any) used in its business, provided that nothing in this Section 7.04 shall prevent (i) sales or other dispositions of assets, consolidations or mergers by or involving the Borrower or any Subsidiary which are permitted in accordance with Section 8.02 or (ii) the abandonment by the Borrower or any Subsidiary of any rights, franchises, licenses and patents that could not be reasonably expected to have a Material Adverse Effect.

7.05    Compliance with Statutes, etc.  The Borrower will, and will cause each of its Subsidiaries and each Non-Recourse Subsidiary to:

(a)       comply with all applicable statutes, regulations and order of, and all applicable restrictions (including all laws and regulations relating to money laundering and corrupt practices, including the FCPA) imposed by, all Governmental Authorities: (i) applicable to their business, except when the failure to comply could not reasonably be expected to have a Material Adverse Effect and (ii) applicable to each Collateral Vessel, its ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions Laws and the laws of the relevant Acceptable Flag Jurisdiction;

(b)     obtain, comply with and do all that is necessary to maintain in full force and effect any permits, licenses, and approvals required by any Environmental Law; and

(c)     without limiting paragraph (a) above, not employ any Collateral Vessel nor allow its employment, operation or management in any manner contrary to any applicable law or regulation including, but not limited, to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions Laws.

7.06       Compliance with Environmental Laws.  (a) The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws applicable to the business of the Borrower and each of its Subsidiaries, the ownership or use of any Collateral Vessel, Real Property or other property, facility or vessel now or hereafter owned, operated or occupied by the Borrower or any of its Subsidiaries, pay or cause to be paid within a reasonable time period all costs and expenses incurred in connection with such compliance (except to the extent being contested in good faith), and keep or cause to be kept all such Collateral Vessel, Real Property, or other property, facility or vessel free and clear of any Liens imposed pursuant to such Environmental Laws.  Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of, Hazardous Materials on or from any Collateral Vessel, Real Property or other property, facility or vessel now or hereafter owned, operated or occupied by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any ports or property, except in each case in material compliance with all applicable Environmental Laws and as reasonably required in connection with the operation, use and maintenance of any such property or otherwise in connection with their businesses. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance on the Collateral Vessels and any other Fleet Vessel in at least such amounts as are in accordance with normal industry practice for similarly situated insureds, against losses from oil spills and other environmental pollution.

7.07      ERISA.  (a)  As soon as reasonably possible and, in any event, within 10 days after the Borrower knows or has reason to know of the occurrence of any of the following that could reasonably be expected to result in a Material Adverse Effect, the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower setting forth the details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take:

(i)        that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Administrative Agent a certificate concerning such event pursuant to the next clause hereof); or

(ii)       that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (which is not waived), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; or

(iii)      that a Plan (other than a Multiemployer Plan) has failed to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, or an application has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 of ERISA with respect to a Plan (other than a Multiemployer Plan); or

(iv)      that any contribution required to be made by the Borrower or any of its Subsidiaries or any ERISA Affiliate with respect to a Plan subject to Title IV of ERISA or by the Borrower or any of its Subsidiaries with respect to a Foreign Pension Plan has not been timely made; or

(v)       that a Plan has been terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; or

(vi)      that Borrower or any of its Subsidiaries or any ERISA Affiliate has received written notice from the PBGC or a plan administrator (in the case of a Multiemployer Plan) indicating that proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; or

(vii)     that the Borrower or any of its Subsidiaries or any ERISA Affiliate has any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 4975 of the Code.

(b)        The Borrower and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it, and shall monitor that all other Foreign Pension Plans into which it makes payments, obtain or retain (as applicable) registered status under and as required by applicable law and are administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing could not be reasonably likely to result in a Material Adverse Effect.

7.08      End of Fiscal Years; Fiscal Quarters.  The Borrower will cause (i) each of its and its Subsidiaries’ fiscal years to end on December 31 and (ii) each of its and its Subsidiaries’ fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year or such other date as shall be agreed to by the Administrative Agent (such consent not to be unreasonably withheld).

7.09      Performance of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument (including, without limitation, the Credit Documents and the Other Credit Documents) by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.10      Payment of Taxes.  The Borrower will, and will cause each of its Subsidiaries to, pay and discharge, all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 8.01, provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto in accordance with GAAP.

7.11      Further Assurances.  (a)  The Borrower, and each other Obligor, agrees that at any time and from time to time, at the expense of the Borrower or such other Obligor, it will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary, or that the Administrative Agent may reasonably require, to perfect and protect any Lien granted or purported to be granted hereby or by the other Credit Documents, or to enable the Security Agent to exercise and enforce its rights and remedies with respect to any Collateral.  Without limiting the generality of the foregoing, the Borrower will execute, if required, and file, or cause to be filed, such financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), or amendments thereto, such amendments or supplements to the Collateral Vessel Mortgages (including any amendments required to maintain Liens granted by such Collateral Vessel Mortgages), and such other instruments or notices, as may be reasonably necessary, or that the Administrative Agent may reasonably require, to protect and preserve the Liens granted or purported to be granted hereby and by the other Credit Documents.

(b)        The Borrower hereby authorizes the Security Agent to file one or more financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or any other Obligor, where permitted by law.  The Security Agent will promptly send the Borrower a copy of any financing or continuation statements which it may file without the signature of the Borrower or any other Obligor and the filing or recordation information with respect thereto.

(c)         If at any time any Subsidiary of the Borrower owns a Collateral Vessel or owns, directly or indirectly, an interest in any Subsidiary which owns a Collateral Vessel and the Collateral and Guaranty Requirement with respect to such Subsidiary has not been satisfied, the Borrower will cause the Collateral and Guaranty Requirement with respect to such Subsidiary (and any Subsidiary which directly or indirectly owns the Equity Interests of such Subsidiary to the extent not an Obligor) to be satisfied with respect to each relevant Collateral Vessel as if such Subsidiary had been an Obligor on the Borrowing Date.

(d)         At the reasonable written request of any counterparty to a Secured Hedging Agreement entered into after the Closing Date (to the extent permitted under this Agreement to be entered into and secured) with one or more Lenders or any Affiliate thereof (even if, after the entry into such Secured Hedging Agreement, the respective Lender subsequently ceases to be a Lender for any reason), the applicable Obligor and, at the written direction of the Security Agent, the mortgagee, shall promptly execute an amendment to each Collateral Vessel Mortgage adding obligations under such Secured Hedging Agreement as an additional secured obligation under each Collateral Vessel Mortgage (and allowing such obligations to be secured on such basis as set forth in this Agreement or in the Pledge Agreement), and cause the same to be promptly and duly recorded, and such amendment shall be in form and substance reasonably satisfactory to the Security Agent.

7.12      Deposit of Earnings; Minimum Liquidity Account; Side Account. (a) On and after the Borrowing Date, each Obligor will cause the Earnings derived from each of the respective Collateral Vessels, to the extent constituting Earnings Collateral and Insurance Collateral, to be deposited by the respective account debtor in respect of such earnings into one or more of the Earnings Accounts maintained for such Obligor or the Borrower from time to time (it being understood that, absent an Event of Default, the Borrower and its Subsidiaries shall have full access to the funds within such Earnings Account).  Without limiting any Obligor’s obligations in respect of this Section 7.12, each Obligor agrees that, in the event it receives any earnings constituting Earnings Collateral and Insurance Collateral, or any such earnings are deposited other than in one of the Earnings Accounts, it shall promptly deposit all such proceeds into one of the Earnings Accounts maintained for such Obligor or the Borrower from time to time.  No Obligor will enter into any agreement or arrangement for the sharing of any Earnings Collateral and Insurance Collateral (other than with respect to pooling arrangements in the ordinary course of business).

(b)        The Borrower shall cause an amount equal to the Pledged Liquidity Amount to be on deposit in the Minimum Liquidity Account at all times on and after the Borrowing Date.

(c)        The Borrower shall cause an amount equal to the Side Percentage Amount to be on deposit in the Side Account at all times on and after the Borrowing Date.  To the extent the amount on deposit in the Side Account exceeds the Side Percentage Amount, the amount of such excess shall be released by ABN (which release may be upon request from the Security Agent (at the request of the Required Lenders) or the Borrower) to the Minimum Liquidity Account without notice to or consent of any other Secured Creditor or any Agent. The Borrower may not use the proceeds on deposit in the Side Account for any other purpose.

7.13      Ownership of Subsidiaries and Collateral Vessels.  (a)  The Borrower will directly (or indirectly through a Wholly-Owned Subsidiary of the Borrower), own 100% of the Equity Interests in each Subsidiary Guarantor.

(b)        The Borrower shall cause each Subsidiary Guarantor, to at all times, be directly wholly-owned by one or more Obligors.

(c)        The Borrower will cause each Collateral Vessel to be owned at all times by a single Subsidiary Guarantor that owns no other Collateral Vessels.

7.14      Citizenship; Flag of Collateral Vessel; Collateral Vessel Classifications; Operation of Collateral Vessels.  (a)  The Borrower shall, and shall cause each Subsidiary Guarantor that owns a Collateral Vessel to, cause each Collateral Vessel to be registered in an Acceptable Flag Jurisdiction. The Borrower will, and will cause each Subsidiary Guarantor which owns or operates a Collateral Vessel to, be qualified to own and operate such Collateral Vessel under the laws of the applicable Acceptable Flag Jurisdiction, in each case in accordance with the terms of the related Collateral Vessel Mortgage.  Notwithstanding the foregoing, any Obligor may transfer a Collateral Vessel to another Acceptable Flag Jurisdiction pursuant to the requirements set forth in the definition of “Flag Jurisdiction Transfer”.

(b)        The Borrower will and will cause each Subsidiary Guarantor which owns a Collateral Vessel to (i) comply with and satisfy in all material respects all applicable Legal Requirements of the jurisdiction of such Collateral Vessel’s home port, now or hereafter from time to time in effect, in order that such Collateral Vessel shall continue to be registered pursuant to the laws of the jurisdiction of its home port with such endorsements as shall qualify such Collateral Vessel for participation in the trades and services to which it may be dedicated from time to time or (ii) not do or allow to be done anything whereby such registration is or could reasonably be expected to be forfeited.

(c)         Other than as a result of damage or casualty, the Borrower will and will cause each Subsidiary Guarantor which owns a Collateral Vessel to keep such Collateral Vessel in a good and sufficient state of repair consistent with the ship-ownership and management practice employed by first class owners of vessels of similar size and type and so as to ensure that each Collateral Vessel is classified in the highest class available for vessels of its age and type with an Acceptable Classification Society, free of any overdue conditions or overdue recommendations affecting the class of such Collateral Vessel, provided that if the classification of any of the Collateral Vessels shall be subject to any such overdue recommendations, the Borrower will and will cause each Subsidiary Guarantor which owns such Collateral Vessel to provide a written report to the Administrative Agent describing the overdue recommendations and assessing the steps required to be taken to prevent such overdue recommendations from affecting such Collateral Vessel’s classification.

(d)        The Borrower will and will cause each Subsidiary Guarantor which owns a Collateral Vessel to (i) make or cause to be made all repairs to or replacement of any damaged, worn or lost parts or equipment such that the value of such Collateral Vessel will not be materially impaired and (ii) except as otherwise contemplated by this Agreement, not remove any material part of, or item of, equipment owned by the Obligors installed on such Collateral Vessel except in the ordinary course of the operation and maintenance of such Collateral Vessel unless (x) the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Lien (other than Permitted Liens) in favor of any Person other than the Security Agent and becomes, upon installation on such Collateral Vessel, the property of the Obligors and subject to the security constituted by the Collateral Vessel Mortgage or the Pledge Agreement or (y) the removal will not materially diminish the value of such Collateral Vessel.

(e)       The Borrower will and will cause each Subsidiary Guarantor which owns a Collateral Vessel to submit such Collateral Vessel to such periodic or other surveys as may be required for classification purposes and, upon the written request of the Security Agent, supply to the Security Agent copies of all survey reports and classification certificates issued in respect thereof.

(f)       The Borrower will and will cause each Subsidiary Guarantor which owns a Collateral Vessel to promptly pay and discharge all tolls, dues, taxes, assessments, governmental charges, fines, penalties, debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory Liens (other than Permitted Liens) on, or claims enforceable against, such Collateral Vessel other than any of the foregoing being contested in good faith and diligently by appropriate proceedings, and, in the event of arrest of any Collateral Vessel pursuant to legal process, or in the event of its detention in exercise or purported exercise of any such Lien or claim as aforesaid, procure, if possible, the release of such Collateral Vessel from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require.

(g)       The Borrower will and will cause each Subsidiary Guarantor which owns a Collateral Vessel to maintain, or cause to be maintained by the charterer or lessee of any Collateral Vessel, a valid Certificate of Financial Responsibility (Oil Pollution) issued by the United States Coast Guard pursuant to the Federal Water Pollution Control Act to the extent that such certificate may be required by applicable Legal Requirements for any Collateral Vessel and such other similar certificates as may be required in the course of the operations of any Collateral Vessel pursuant to the International Convention on Civil Liability for Oil Pollution Damage of 1969, or other applicable Legal Requirements.

(h)       The Borrower will and will cause each Subsidiary Guarantor which owns a Collateral Vessel to cause such Collateral Vessels to be managed by its Technical Manager and a Commercial Manager; provided that nothing herein shall prohibit the Collateral Vessels from being entered into pooling arrangements with Pool Managers.

(i)       The Borrower will and will cause each Subsidiary Guarantor which owns a Collateral Vessel to cause each Collateral Vessel to be used only for civil merchant trading.

7.15     Use of Proceeds.  (a) The Borrower will use the proceeds of the Loan only as provided in Section 6.10.

(b)       The Borrower shall not (and shall procure that none of its Subsidiaries will) (i) in violation of any applicable Sanctions Laws or in any manner that would cause any Lender Creditor to be in violation of any applicable Sanctions Laws, repay or prepay the Loan under this Agreement or any part thereof from funds or assets that constitute property of, or that are beneficially owned directly or indirectly by, any Restricted Party, or from funds or assets obtained or derived from transactions with or relating to any Sanctioned Country or (ii) fund all or any part of any payment under this Agreement out of proceeds derived from transactions in violation of any applicable Sanctions Laws or in any manner that would cause any Lender Creditor to be in violation of any applicable Sanctions Laws.

7.16       Charter Contracts.  In connection with any time charters having a stated term in excess of 24 months the applicable Obligor shall (i) at its own cost and expense, promptly and duly execute and deliver to the Security Agent an Assignment of Charter in respect of such charter contract and (ii) will notify the charterer under such charter of such Assignment of Charter and use its commercially reasonable efforts to cause such charterer to execute and deliver to the Security Agent a consent to such Assignment of Charter in form and substance satisfactory to the Administrative Agent.

7.17       Technical Management Agreements.  On and after the Borrowing Date, the Borrower will cause each Technical Manager’s rights to payment under its respective Technical

Management Agreement and any liens created in favor of the Technical Manager thereunder to be subordinated to those of the Lenders pursuant to a duly executed manager’s undertaking in a form consistent with market practice in ship finance transactions delivered by each Technical Manager (it being understood that the Borrower will use commercially reasonable efforts after the Borrowing Date to obtain such manager’s undertakings from any Technical Manager which is not an Affiliate of the Borrower) in favor of the Security Agent in a form and substance reasonably acceptable to the Security Agent.

7.18    Separate Existence.  (a) The Borrower will, and will cause each of its Subsidiaries to:

(i)       maintain its books, financial records and accounts, including checking and other bank accounts, and custodian and other securities safekeeping accounts, separate and distinct from those of the other Subsidiaries;

(ii)      maintain its books, financial records and accounts (including inter-entity transaction accounts) in a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify its assets and liabilities separate and distinct from the assets and liabilities of the other Subsidiaries;

(iii)     not commingle any of its assets, funds or liabilities with the assets, funds or liabilities of the other Subsidiaries provided nothing herein shall prohibit transactions permitted by Section 8.05;

(iv)     observe all requisite organizational procedures and formalities, including the holding of meetings of the boards of directors as required by its Organizational Documents, the recordation and maintenance of minutes of such meetings, and the recordation of and maintenance of resolutions adopted at such meetings; and

(v)      except as permitted by Section 8.02, not be consensually merged or consolidated with the other Subsidiaries (other than for financial reporting purposes).

(b)      The Borrower and its Subsidiaries shall ensure that:

(i)       all transactions, agreements and dealings between the Borrower and the Subsidiaries (including, in each case, transactions, agreements and dealings pursuant to which the assets or property of one is used or to be used by the other), will reflect the separate identity and legal existence of each such Person;

(ii)      transactions between any of the Borrower and the Subsidiaries, on the one hand, and any third parties, on the other hand, will be conducted in the name of the Borrower or such Subsidiary, as applicable, as an entity separate and distinct from the Borrower or such Subsidiary, as applicable; and

(iii)     no Subsidiary will refer to the Borrower as a department or division of such Subsidiary and will not otherwise refer to the Borrower in a manner inconsistent with its status as a separate and distinct legal entity.

7.19    Sanctions.  (a)  The Borrower and its Subsidiaries shall ensure that none of it, nor any of its directors, officers or employees, and shall use its best efforts to ensure that none of its agents or representatives or any other person acting on any of their behalf is or will become a Restricted Party.

(b)        The Borrower and its Subsidiaries shall:

(i)          ensure that any Collateral Vessel owned and controlled by it shall not be used by or for the benefit of any Restricted Party in violation of Sanctions Law;

(ii)         ensure that such Collateral Vessel shall not be used in trading in violation of Sanctions Laws;

(iii)        ensure that such Collateral Vessel shall not be used in trading in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurance Collateral relating to such Collateral Vessel,

(iv)     use commercially reasonable efforts to ensure that each charterparty in respect of such Collateral Vessel entered into after the Closing Date shall contain, for the benefit of the relevant Obligor, language which gives effect to the provisions of this Section 7.19 and which permits refusal of employment or voyage orders in compliance therewith would result in a violation of Sanctions Law.

7.20       Maintenance of Listing.  The Borrower shall maintain its listing on the New York Stock Exchange or such other reputable international stock exchange approved by the Administrative Agent (acting on the instructions of the Required Lenders) in writing, such approval not to be unreasonably withheld or delayed.

7.21       Sale of Designated Vessels.  The Borrower shall sell for cash and to a third-party in an arm’s length transaction for fair market value each of the vessels listed in Schedule IX hereto by no later than March 31, 2017 (as such date may be extended (i) with the consent of the Administrative Agent up to June 30, 2017 or (ii) to such later date as the Required Lenders may reasonably agree) and such vessels shall until the time of such sale, remain unencumbered by any liens (other than as permitted by Section 8.01(e)).

SECTION 8       Negative Covenants.  The Borrower hereby covenants and agrees that on and after the Closing Date (or, with respect to Sections 8.01, 8.07, 8.09, 8.13 and 8.18(a) only, the Borrowing Date) and until the Loan and Notes (in each case together with interest thereon), Fees and all other Credit Document Obligations (other than indemnities described in Section 11.01(b) which are not then due and payable) incurred hereunder and thereunder, are paid in full:

8.01       Liens.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to (x) any of the vessels listed in Schedule IX hereto or (y) any Collateral, whether now owned or hereafter acquired, or sell any such Collateral subject to an understanding or agreement, contingent or otherwise, to repurchase such Collateral (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries); provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(a)          inchoate Liens for Taxes, assessments or governmental charges or levies not yet due and payable or Liens for Taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(b)          Liens imposed by law, which were incurred in the ordinary course of business and do not secure Financial Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens, liens for necessaries, salvage liens, general average liens, liens in respect of or covered by insurance (including permitted deductibles) and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Collateral and do not materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Collateral subject to any such Lien;

(c)       Liens created pursuant to the Security Documents;

(d)       Liens arising out of judgments, awards, decrees or attachments with respect to which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review, provided that the aggregate amount of all such judgments, awards, decrees or attachments shall not exceed the Materiality Amount;

(e)       Liens in respect of seamen’s wages, chartering operations, drydocking and maintenance which are not past due and other maritime Liens arising in the ordinary course of business up to an aggregate amount not to exceed the Materiality Amount, which are for amounts (x) not more than 30 days past due or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Collateral subject to any such Lien;

(f)       Liens granted in favor of (i) Nordea, its branches and/or its Affiliates pursuant to the account agreements establishing any Earnings Account and the Minimum Liquidity Account and (ii) ABN, its branches and/or its Affiliates pursuant to the account agreements establishing the Side Account;

(g)       Liens which rank after the Liens created by the Security Documents to secure the performance of bids, tenders, bonds or contracts; provided that such bids, tenders, bonds or contracts directly relate to the Collateral Vessels, are incurred in the ordinary course of business and do not relate to the incurrence of Financial Indebtedness for borrowed money; provided,  further, that at any time outstanding, the aggregate amount of Liens under this clause (g) shall not secure obligations in excess of the Materiality Amount;

(h)       Liens for salvage or general average for amounts which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted if adequate reserves with respect thereto are maintained on the books of the applicable Obligor in accordance with GAAP;

(i)        Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, Liens to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) and Liens arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that the aggregate value of all cash and property at any time encumbered pursuant to this clause (i) shall not exceed $2,500,000;

(j)       Easements, rights-of-way, restrictions, encroachments, exceptions to title and other similar charges or encumbrances on any Collateral Vessel or any other property of the Borrower or any of its Subsidiaries arising in the ordinary course of business which do not materially detract from the value of such Collateral Vessel or the property subject thereto; and

(k)       bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements.

In connection with the granting of Liens described above in this Section 8.01 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Security Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien subordination agreements in favor of the holder or holders of such Liens, in respect of the item or items of equipment or other assets subject to such Liens).

8.02     Consolidation, Merger, Sale of Assets, etc.  The Borrower will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs or enter into, any transaction of merger or consolidation, or convey, sell, lease, charter (otherwise than in the ordinary course of business but excluding any bareboat charter) or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis) or any of the Collateral, or enter into any sale-leaseback transactions involving all or substantially all of its assets (determined on a consolidated basis) or any of the Collateral, except that:

(a)       the Borrower and each of its Subsidiaries may sell, lease or otherwise dispose of any Fleet Vessel (or 100% of the Equity Interests of the Subsidiary that owns such Fleet Vessel), provided that (i) in the case of any Collateral Vessels, such sale is made at fair market value (taking into consideration the Appraisals most recently delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Section 7.01(d) or delivered at the time of such sale to the Administrative Agent by the Borrower), (ii) in the case of the Collateral Vessels, 100% of the consideration in respect of such sale shall consist of cash or Cash Equivalents received by the Borrower, or the respective Subsidiary Guarantor which owned such Collateral Vessel, on the date of consummation of such sale, (iii) in the case of the Collateral Vessels, the net cash proceeds of such sale or other disposition shall be applied as required by Section 4.02(b), to repay the Loan, (iv) no Default or Event of Default shall exist at such time, (v) before and after giving effect to any sale of a Collateral Vessel, the Borrower shall be in compliance with the Financial Covenant set forth in Section 8.07(d) and (vi) no Collateral Vessel shall be sold to a Non-Recourse Subsidiary unless (x) the Collateral-to-Debt Ratio is more than 100% (after giving effect to any prepayment of the Loan required by such sale) and such sale is done on an arm’s length basis or (y) the sale is approved by all Lenders;

(b)       (i) any Obligor may transfer assets or lease to or acquire or lease assets from any other Obligor and (ii) the Borrower or any Subsidiary of the Borrower (other than a Subsidiary Guarantor) may transfer assets or lease to or acquire or lease assets from the Borrower or any other Subsidiary of the Borrower (other than a Subsidiary Guarantor) or any Subsidiary of the Borrower (other than a Subsidiary Guarantor) may be merged into any Subsidiary of the Borrower (other than a Subsidiary Guarantor) or any Subsidiary Guarantor may be merged into the Borrower or any other Subsidiary Guarantor, in each case so long as (x) all actions necessary or desirable to preserve, protect and maintain the security interest and Lien of the Security Agent in any Collateral held by any Person involved in any such transaction are taken to the satisfaction of the Administrative Agent and (y) no Default or Event of Default exists after giving effect thereto;

(c)       following a Collateral Disposition permitted by this Agreement, the Subsidiary Guarantor that owned the Collateral Vessel that is the subject of such Collateral Disposition may dissolve (or the equivalent), provided that (x) the net cash proceeds of such Collateral Disposition shall be applied to repay the Loan as required by Section 4.02(b), (y) all of the proceeds of such dissolution shall be paid only to the Borrower or a Subsidiary Guarantor and (z) no Event of Default is continuing at the time of such dissolution;

(d)       the Borrower and its Subsidiaries may make dispositions of assets made in the ordinary course of trading of the disposing entity (excluding dispositions of Collateral Vessels or other Collateral) including without limitation, the payment of cash as consideration for the purchase or acquisition of any asset or service or in the discharge of any obligation incurred for value in the ordinary course of trading;

(e)       the Borrower and its Subsidiaries may make dispositions of assets (other than the Collateral Vessels or other Collateral) owned by them in exchange for other assets comparable or superior as to type and value;

(f)       the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale); and

(g)       the Borrower may consolidate or merge, with the prior written consent of the Required Lenders (such consent not to be unreasonably withheld), with any other Person if (A) at the time of such transaction and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (or would arise after giving effect to such transaction), (B) the surviving entity in such transaction shall be the Borrower, (C) such Person are in the same or related business as the Obligors that is otherwise permitted by Section 8.11, (D) at the time of such transaction, the Borrower shall be in pro forma compliance with the Financial Covenant, (E) all representations and warranties set forth in Section 6 and in each other Credit Document shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality, in all respects) on and as of the date of such transaction, (F) the Collateral and Guaranty Requirements are satisfied after giving effect to such transaction and (G) the Borrower shall have delivered to the Administrative Agent, not less than thirty (30) Business Days in advance of such consolidation or merger, an officer’s certificate signed by a senior financial officer, certifying compliance with preceding clauses (A) through (F) (and setting forth in reasonable detail calculations demonstrating compliance with preceding clause (D)).

To the extent the Required Lenders waive the provisions of this Section 8.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by Sections 8.02(a) or (c), such Collateral (unless sold to the Borrower or a Subsidiary of the Borrower) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Security Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

8.03     Dividends.  The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or, pay any Dividends, except that:

(a)       any Subsidiary may pay Dividends to the Borrower or to any Subsidiary of the Borrower which owns such Subsidiary;

(b)       the Borrower and each of its Subsidiaries may authorize, make, pay, distribute or declare Dividends payable solely in the Equity Interests (other than Disqualified Stock) of such Person, including without limitation authorizing, declaring, and distributing a Dividend of rights to acquire Equity Interests (other than Disqualified Stock) of such Person;

(c)       after the Trigger Date, the Borrower may make, pay or declare cash Dividends (or repurchase or declare or make an offer to repurchase Equity Interests in cash); provided that, for all

Dividends pursuant to this clause (c), (i) no Default or Event of Default shall have occurred and be continuing at the time of declaration or payment (or would arise after giving effect thereto), (ii) the Unrestricted Cash and Cash Equivalents of the Borrower shall be at least $25,000,000 more than the Minimum Liquidity Amount then in effect pursuant to Section 8.07(a) immediately after giving effect thereto, (iii) the Aggregate Appraised Value of the Collateral Vessels which have not been sold, transferred, lost or otherwise disposed of shall not be less than 200% of the sum of the then aggregate outstanding principal amount of the Loan and (iv) on or prior to the declaration and payment of a Dividend, the Borrower shall deliver to the Administrative Agent an officer’s certificate signed by the senior financial officer of the Borrower, certifying that the requirements set forth in preceding clauses (i) through (iii) are satisfied; and

(d)       The Borrower may make, pay or declare cash Dividends (or repurchase or declare or make an offer to repurchase Equity Interests in cash) in any fiscal quarter in an amount equal to the lesser of (i) the amount of Dividends paid by the Non-Recourse Subsidiaries to the Borrower (directly or indirectly) in cash during such fiscal quarter and (ii) the Non-Recourse Subsidiary Basket; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of declaration or payment (or would arise after giving effect thereto) and (ii) at the time of such payment or declaration, the Borrower shall deliver an officer’s certificate to the Administrative Agent certifying as to compliance with this Section 8.03(d) and setting forth a reasonably detailed calculation of the Non-Recourse Subsidiary Basket as of such date.

8.04     Indebtedness.  (a)  The Borrower and its Subsidiaries will not contract, create, incur, assume or suffer to exist any Financial Indebtedness (other than Financial Indebtedness incurred pursuant to this Agreement and the other Credit Documents) except:

(i)        prior to the Trigger Date, with the prior written consent of the Required Lenders and the Administrative Agent;

(ii)       after the Trigger Date, Financial Indebtedness so long as at the time such Financial Indebtedness is incurred: (x) no Default or Event of Default has occurred and is continuing, (y) such Financial Indebtedness would not cause any Default or Event of Default, either on a pro forma basis for the most recently ended Test Period (or at the time of such incurrence, as applicable), with each of the covenants set forth in Section 8.07 and (z) the Borrower shall have delivered an officer’s certificate from the senior financial officer of the Borrower certifying that the conditions set forth in clauses (x) and (y) above are satisfied and setting forth the calculations of the pro forma compliance described in clause (y) above in reasonable detail;

(iii)      (x) Financial Indebtedness under the Other Credit Agreements (including any Permitted Refinancing Indebtedness relating thereto) and Other Credit Documents of the Borrower and any Subsidiary of the Borrower party thereto and (y) Financial Indebtedness of the Borrower and its Subsidiaries outstanding on the Closing Date as set forth on Schedule VIII hereto;

(iv)      Financial Indebtedness permitted under Section 8.05(c);

(v)       the Subsidiary Guarantors may issue guarantees of Financial Indebtedness permitted under Section 8.04(a)(ii); and

(vi)      Financial Indebtedness under the Existing Credit Agreements; provided that such Financial Indebtedness is repaid in full on the Borrowing Date.

(b)       Notwithstanding anything to the contrary set forth above in this Section 8.04, (i) no Subsidiary Guarantor shall incur any Financial Indebtedness for borrowed money (including Contingent Obligations in respect thereof) except for (x) Financial Indebtedness incurred pursuant to this Agreement and the other Credit Documents and (y) intercompany Indebtedness permitted pursuant to Section 8.05(c), which shall be subordinated to the Secured Obligations of the respective Obligor pursuant to written subordination provisions substantially in the form of Exhibit K and (ii) except as permitted under Section 8.04(a)(iv), the Subsidiary Guarantors shall not assume, incur or suffer to exist any Contingent Obligations in respect of any Financial Indebtedness of any Subsidiary of the Borrower which is not an Obligor.

8.05     Advances, Investments, Loans and Vessel Acquisitions.  The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any Equity Interests in, or make any capital contribution to any other Person or acquire any vessel (each of the foregoing an “Investment” and, collectively, “Investments”), without the prior written consent of the Administrative Agent and the Required Lenders, except that:

(a)       the Borrower and its Subsidiaries may acquire and hold accounts receivable owing to any of them;

(b)       so long as no Event of Default exists or would result therefrom, the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to its employees so long as the aggregate principal amount thereof at any time outstanding which are in existence on or made on or after the Closing Date (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $500,000;

(c)       the Borrower and the Subsidiary Guarantors may make intercompany loans and advances to the Borrower (in the case of the Subsidiary Guarantors) and between or among one another (including the Borrower), and Subsidiaries of the Borrower other than the Subsidiary Guarantors may make intercompany loans and advances to the Borrower or any other Subsidiary of the Borrower (other than any Non-Recourse Subsidiaries), provided that any loans or advances to the Borrower or any Subsidiary Guarantors pursuant to this Section 8.05(c) shall be subordinated to the Secured Obligations of the respective Obligor pursuant to written subordination provisions substantially in the form of Exhibit K;

(d)       the Borrower and its Subsidiaries may sell or transfer assets to the extent permitted by Section 8.02;

(e)       the Borrower may make loans and advances to, and Investments in, Subsidiaries of the Borrower (other than (i) the Obligors and (ii) the Non-Recourse Subsidiaries);

(f)       after the Trigger Date, additional Investments by the Borrower and its Subsidiaries (other than Non-Recourse Subsidiaries), subject to (i) no Default or Event of Default having occurred or being continuing both before and after giving effect thereto, (ii) both before and after giving effect to such Investment, the Borrower and its Subsidiaries are in pro forma compliance with each of the covenants set forth in Section 8.07 and (iii) if such Investment constitutes the direct or indirect acquisition of a vessel, not more than 50% of the consideration for any such vessel shall consist of Financial Indebtedness; and

(g)       Investments in Non-Recourse Subsidiaries by the Borrower and its Subsidiaries which are not Non-Recourse Subsidiaries in the form of (i) loans by Borrower or its Subsidiaries which are Non-Recourse Subsidiaries for amounts paid or applied in respect of general and administrative expenses of the Non-Recourse Subsidiaries or paid by the Borrower or such Subsidiaries (which are not Non-Recourse Subsidiaries) on behalf of the Non-Recourse Subsidiaries in an aggregate amount up to $1,500,000 outstanding at any time and which are to be reimbursed by the Non-Recourse Subsidiaries in the ordinary course of business, (ii) equity contributions, in each case solely funded by the net cash proceeds received by the Borrower after the Borrowing Date from the issuance of its Equity Interests (other than Disqualified Stock), and (iii) contributions to initial capital in an amount not exceeding $1,000 for each Non-Recourse Subsidiary.

8.06     Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiary Guarantors to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of such Person, other than on terms and conditions no less favorable to such Person as would be obtained by such Person at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that:

(a)       Dividends may be paid to the extent provided in Section 8.03;

(b)       loans and Investments may be made and other transactions may be entered into between the Borrower and its Subsidiaries to the extent not prohibited by Sections 8.04 and 8.05;

(c)       the Borrower and its Subsidiary Guarantors may pay customary director’s fees;

(d)       the Borrower and its Subsidiary Guarantors may enter into employment agreements or arrangements with their respective officers and employees in the ordinary course of business;

(e)       the Borrower may pay management fees to Wholly-Owned Subsidiaries other than Non-Recourse Subsidiaries in the ordinary course of business; and

(f)       The Borrower may pay any fees or other amounts to its Affiliates as expressly permitted by Sections 8.03, 8.05 and this Section 8.06; provided that no such payments shall be made to Non-Recourse Subsidiaries other than as permitted by Section 8.05(g).

8.07     Financial Covenants.

(a)       Minimum Liquidity.  The Borrower will not permit the aggregate of all cash and Cash Equivalents held by the Borrower and its Subsidiaries at any time during any period set forth under the heading “Compliance Period” below to be less than an amount equal to the product of (x) the amount set forth opposite such period under the heading “Minimum Liquidity Amount” and (y) the number of vessels owned by the Borrower and its Subsidiaries (other than Non-Recourse Subsidiaries) (the “Minimum Liquidity Amount”); provided that the Minimum Liquidity Amount shall, at any time during any period set forth under the heading “Compliance Period” below, include an amount not less than (x) Side Percentage Amount plus (y) the product (such product, the “Pledged Liquidity Amount”) of (i) the amount set forth opposite such period under the heading “Pledged Liquidity Amount” below and (ii) the number of Collateral Vessels, with such Minimum Liquidity Amount to be deposited into one or more blocked accounts held with the Administrative Agent (the “Minimum Liquidity Accounts”) pledged in favor of the Secured Creditors pursuant to the Pledge Agreement.

Compliance Period	Minimum Liquidity Amount	Pledged Liquidity Amount
Closing Date to (and including) December 31, 2018	$250,000	$100,000
January 1, 2019 to (and including) December 31, 2019	$400,000	$250,000
January 1, 2020 and thereafter	$700,000	$500,000

(b)       Minimum Working Capital.  The Borrower will not permit the consolidated current assets (determined on a consolidated basis in accordance with GAAP, but excluding Restricted Cash and Cash Equivalents) of the Borrower and its Subsidiaries (other than Non-Recourse Subsidiaries) less consolidated current liabilities (determined on a consolidated basis in accordance with GAAP, but excluding the current portion of long-term Financial Indebtedness) of the Borrower and its Subsidiaries (other than Non-Recourse Subsidiaries) to be less than $0 at all times, which shall be tested as of the last day of each fiscal quarter.

(c)       Debt to Capitalization Ratio.  The Borrower will maintain a ratio of Total Indebtedness to Total Capitalization of not greater than 0.70 to 1:00 at all times, which shall be tested as of the last day of each fiscal quarter.

(d)       Collateral Maintenance.  The Borrower will not permit the sum of (i) the Aggregate Appraised Value of the Collateral Vessels which have not been sold, transferred, lost or otherwise disposed of (it being understood that permitted chartering arrangements do not constitute disposals for this purpose) and (ii) any Additional Collateral (other than Additional Vessels) (A) for the period from and including June 30, 2018 through December 30, 2018, to be less than an amount equal to 105%, (B) for the period from and including December 31, 2018 through December 30, 2020, to be less than an amount equal to 115% and (C) thereafter to be less than an amount equal to 135%, in each case, of the aggregate outstanding principal amount of the Loan (including capitalized PIK Interest);  provided that any non-compliance with this Section 8.07(d) shall not constitute an Event of Default (but shall constitute a Default), so long as within 30 days of the Administrative Agent’s request, the Borrower shall either (x) post Additional Collateral (and shall during such period, and prior to satisfactory completion thereof, be diligently carrying out such actions) (it being agreed that cash collateral comprised of U.S. Dollars shall be deemed satisfactory to the Required Lenders and valued at par) or (y) prepay the Loan in an amount sufficient to cure such non-compliance; provided,  further, that the Security Agent shall (and the Lenders hereby authorize the Security Agent to), upon the request of the Borrower, release any Additional Vessel from the Collateral and terminate the related Security Documents (including the Guaranty) if the Additional Vessel Release Conditions shall have been satisfied.

(e)       Changes to GAAP. If at any time after the Closing Date, the GAAP requirements materially change so as to impact the Financial Covenants set forth in Sections 8.07(a), (b), (c) and (d), and if agreed between the Borrower and the Administrative Agent (acting upon the written consent of the Required Lenders), this Agreement shall be amended and/or supplemented to reflect such changes.  If no such agreement is made, the GAAP requirements prior to any such change shall apply in determination of the Financial Covenants.

8.08     Limitation on Modifications of Certain Documents; etc.  (a)  The Borrower will not, and the Borrower will not permit any Subsidiary Guarantor to, amend, modify or change its Organizational Documents or any agreement entered into by it with respect to its Equity Interests, or enter into any new agreement with respect to its Equity Interests, other than any amendments, modifications or changes or any such new agreements which are not in any way materially adverse to the interests of the Lenders.

(b)       The Borrower or relevant Collateral Vessel Owner party to any Technical Management Agreement or charter will not agree to any amendments thereto or grant any waiver thereunder, in each case, which would be materially adverse to the interests of the Lenders, without the consent of the Administrative Agent.

8.09     Limitation on Certain Restrictions on Subsidiaries.  The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay Dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary, or pay any Financial Indebtedness owed to the Borrower or a Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary or (c) transfer any of its properties or assets to the Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any agreement (including a ship purchase agreement) entered into by the Borrower or a Subsidiary in the ordinary course of business, (v) any holder of a Lien on assets other than the Collateral may restrict the transfer of the asset or assets subject thereto, (vi) restrictions which are not more restrictive than those contained in this Agreement, (vii) with respect to the Subsidiaries of the Borrower that are not Subsidiary Guarantors only, restrictions under agreements relating to Financial Indebtedness permitted to be incurred by such Persons and (viii) Non-Recourse Indebtedness.

8.10     Limitation on Issuance of Capital Stock.  (a) The Borrower will not issue, and will not permit any Subsidiary to issue, any Preferred Equity other than Qualified Preferred Stock, provided that any Subsidiary of the Borrower may issue Equity Interests to the Borrower or any Wholly-Owned Subsidiary of the Borrower.

(b)       The Borrower will not permit any Subsidiary Guarantor to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) in the case of foreign Subsidiaries of the Borrower, to qualify directors to the extent required by applicable law, (iv) to the Borrower or another Subsidiary Guarantor.  All capital stock of any Subsidiary Guarantor issued in accordance with this Section 8.10(b) shall be delivered to the Security Agent pursuant to the Pledge Agreement.

8.11     Business.  (a)  The Borrower, its Subsidiaries and the Non-Recourse Subsidiaries will not engage in any business other than the businesses in which any of them is engaged in as of the Closing Date (or, in the case of any Subsidiary or any Non-Recourse Subsidiary that is formed or incorporated after the Closing Date, any business in which the Borrower, any other Subsidiary or any other Non-Recourse Subsidiary is engaged as of the Closing Date) and activities directly related thereto, and similar or related maritime businesses.

(b)       The Borrower and Subsidiary Guarantors will not engage in any operating or business activities other than: (i) ownership, management or operation of the Collateral Vessels, (ii) maintenance of legal existence (including the ability to incur fees, costs, expenses and taxes relating to such management), (iii) the entering into and performance of its obligations under this Agreement and the other Credit Documents and its Organizational Documents, (iv) if applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group of the Borrower and its Subsidiaries, (v) holding any cash, Cash Equivalents and other property necessary or desirable in connection with or incidental to, the ownership, management and operation of the Collateral Vessels, (vi) payment of Dividends, incurring Financial Indebtedness, making Investments and engaging in any other activities to the extent permitted hereunder and under the other Credit Documents, (vii) providing indemnification to officers and directors, (viii) any activities incidental or reasonably related to the foregoing and (ix) owning the Equity Interests in any of their respective Subsidiaries.

8.12       Manager.  The Borrowers and the Subsidiary Guarantors shall not, without the prior written consent of the Administrative Agent (such consent not be unreasonably withheld or delayed), (i) change the Technical Manager of any Collateral Vessel unless such Technical Manager is replaced within 30 days by another Technical Manager in compliance with the definition of “Technical Manager” or (ii) change the Commercial Manager unless such Commercial Manager is replaced within 30 days by another Commercial Manager in compliance with the definition of “Commercial Manager”.

8.13       Bank Accounts.  The Borrower will not, and will not permit any Subsidiary Guarantor to, maintain any deposit, savings, investment or other similar accounts other than the Earnings Accounts, the Minimum Liquidity Accounts and the Side Account.

8.14       Jurisdiction of Employment.  The Borrower will not, and will not permit the Subsidiary Guarantors or any third party charterer of a Collateral Vessel to employ or cause to be employed any Collateral Vessel in any country or jurisdiction in which the Borrower, the Subsidiary Guarantors or such third party charterer of a Collateral Vessel is prohibited by law from doing business, (ii) the Lien created by the applicable Collateral Vessel Mortgage will be rendered unenforceable or (iii) the Security Agent’s foreclosure or enforcement rights will be materially impaired or hindered.

8.15       Operation of Collateral Vessels.  The Borrower will not, and will not permit any Subsidiary Guarantor to:

(a)         without giving prior written notice thereof to the Security Agent, change the registered owner, name, official or patent number, as the case may be, the home port or class of any Collateral Vessel; and

(b)         without the prior consent of the Administrative Agent (or, in the case of the registry, the Required Lenders) (such consent not to be unreasonably withheld), change the registered flag registry or classification society of any Collateral Vessel unless the change is to an Acceptable Flag Jurisdiction (and the requirements of the Flag Jurisdiction Transfer have been satisfied) or to an Acceptable Classification Society.

8.16       Corrupt Practices.  The Borrower and each Obligor shall not use any part of the proceeds of the Loan, directly or, to the knowledge of any Obligor, indirectly, in furtherance of an offer, payment, promise to pay, or authorization of a payment of giving of money, or anything of value, to a Foreign Official or any person, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws.

8.17       No Investments.  The Borrower and each Obligor shall not use any Investments, directly or, to the knowledge of any Obligor, indirectly, to or for the benefit of a Restricted Party nor shall they otherwise be applied in a manner or for a purpose prohibited by Sanctions Laws.

8.18       Other Credit Agreements.  (a) To the extent that a voluntary prepayment of any Financial Indebtedness under any Other Credit Agreement (or the incurrence of any Permitted Refinancing Indebtedness the effect of which is to reduce the aggregate principal amount outstanding under any Other Credit Agreement) is proposed to be made, the Borrower will not permit any such voluntary prepayment (or reduction pursuant to a Permitted Refinancing) unless, prior thereto or contemporaneously therewith, a voluntary prepayment of the Loans under this Agreement is made in accordance with the requirements of Section 4.01(a) in an amount equal to the aggregate principal amount of the Loan under this Agreement at such time, multiplied by a fraction, the number of which is the amount of the voluntary prepayment of such Financial Indebtedness under such Other Credit Agreement and the denominator of which is the loans under such Other Credit Agreements at such time (prior to giving effect to such proposed voluntary prepayment or reduction); provided that neither (i) a prepayment made under any Other Credit Agreement in an amount up to the amount sufficient to come into compliance with any “collateral maintenance ratio” or similar minimum value covenant under such Other Credit Agreement or (ii) incurrence of Permitted Refinancing Indebtedness in an aggregate principal amount equal to or greater than the Refinanced Debt relating thereto shall be deemed to be a voluntary prepayment pursuant to this clause (a).

(b)         In addition to the incurrence of any Permitted Refinancing Indebtedness, the Borrower will not, and will not permit any Subsidiary to amend, modify, refinance or replace any Other Credit Agreement (or any Permitted Refinancing Indebtedness relating thereto) in a manner that would result in (i) any required or mandatory repayment of any Financial Indebtedness thereunder prior to the scheduled maturity thereof (except scheduled amortization in accordance with clause (ii) below, customary asset sales or change of control provisions substantially identical to, or less favorable to, the investors providing such Financial Indebtedness than, those applicable to the Credit Facility or such Other Credit Agreement), (ii) an increase in an amount of the required or mandatory prepayments (except amortization in the amount of no greater than the amortization profile of such Other Credit Agreement on the date of incurrence thereof), and (iii) except to maintain collateral maintenance requirements set forth therein, the Borrower or any Subsidiary of the Borrower providing additional guarantees, credit support or collateral to secure the obligations under such Other Credit Agreement than such guarantees, credit support or collateral in connection with such Other Credit Agreement on the Closing Date.

8.19       Hedging Agreements.  The Borrower will not and will not permit any Subsidiary to enter into Hedging Agreements or other hedging or similar agreements other than Hedging Agreements entered into in the ordinary course of business and not for speculative purposes, provided that the Borrower may only enter into and remain liable under Secured Hedging Agreements entered into with a Lender or an Affiliate of a Lender with respect to the Collateral Vessels or the obligations of the Borrower and each other Obligor under this Agreement;  provided further that the obligations of the Borrower under any Secured Hedging Agreements are fully subordinated to its obligations hereunder on terms satisfactory to the Administrative Agent and the Subsidiary Guarantors may guarantee the obligations thereunder.

SECTION 9       Events of Default.  Each of the following shall constitute an “Event of Default” for purposes of this Agreement and the other Credit Documents:

9.01       Payments.  The Borrower shall (i) default in the payment when due of any principal or interest payable in connection with the Loan or any Note or (ii) default in the payment when due of any other sums payable under a Credit Document or under any document relating to a Credit Document or, in the case of sums payable on demand, within five (5) Business Days after the date when first demanded; provided that if such failure to pay a sum when due is solely the result of an administrative or technical error, it shall not constitute an Event of Default unless such failure continues unremedied for more than three (3) Business Days; or

9.02       Representations, etc.  Any representation, warranty or statement made by any Obligor herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

9.03       Covenants.  Any Obligor shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.01(f)(i), 7.03 (other than clause (a)(i) or (iv) thereof), 7.06, 7.19 or Section 8.07 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document to which it is a party and, in the case of this clause (ii), such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent; or

9.04       Default Under Other Agreements.  (i) The Borrower or any of its Subsidiaries shall default in any payment of any Financial Indebtedness (other than the Credit Document Obligations)

beyond the original period of grace, if any, provided in the instrument or agreement under which such Financial Indebtedness was created or (ii) the Borrower or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any Financial Indebtedness (other than the Credit Document Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Financial Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Financial Indebtedness to become due prior to its stated maturity or (iii) any Financial Indebtedness (other than the Credit Document Obligations) of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by (x) a regularly scheduled required prepayment or (y) in connection with an asset sale, casualty or condemnation or other similar mandatory prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or Event of Default under this Section 9.04 unless the aggregate principal amount of all Financial Indebtedness as described in preceding clauses (i) through (iii), inclusive, exceeds $5,000,000 or (iv) the Borrower or any of its Subsidiaries shall default in the observance or performance of any agreement or condition contained in any of the Other Credit Agreements, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of Financial Indebtedness under any such Other Credit Agreements (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Financial Indebtedness to become due prior to its stated maturity; or

9.05       Bankruptcy, etc.  The Borrower, any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”) or any other Debtor Relief Law; or an involuntary proceeding is commenced against the Borrower or any of its Subsidiaries under any Debtor Relief Law which is not controverted within 30 days after service of summons (or such longer period as may be provided by such summons), or is not dismissed within 60 days, after commencement of the proceeding; or a receiver, custodian, trustee, examiner, liquidator or similar official is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any of its Subsidiaries suffers any appointment of any receiver, custodian, trustee, examiner, liquidator or similar official or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

9.06       ERISA.  If:

(a)      (i)       any Plan (other than a Multiemployer Plan) shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 of ERISA;

(ii)       a Reportable Event shall have occurred;

(iii)      a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC

Regulation Section 4043.61 (which is not waived) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days;

(iv)      any Plan (other than a Multiemployer Plan) which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan;

(v)       any Plan which is subject to Title IV of ERISA is, or shall have been, terminated or the subject of termination proceedings under ERISA;

(vi)      a contribution required to be made by the Borrower or any of its Subsidiaries or any ERISA Affiliate with respect to a Plan subject to Title IV of ERISA or by the Borrower or any of its Subsidiaries with respect to a Foreign Pension Plan is not timely made;

(vii)     any Plan (other than a Multiemployer Plan) shall have an Unfunded Current Liability;

(viii)    the Borrower or any of its Subsidiaries or any ERISA Affiliate has received written notice from the PBGC or a plan administrator (in the case of a Multiemployer Plan) indicating that proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan subject to Title IV of ERISA;

(ix)      the Borrower or any of its Subsidiaries or any ERISA Affiliate has or is reasonably likely to have any liability to or on account of a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4975 of the Code; or

(x)       a “default,” within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect any Multiemployer Plan;

(b)    there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material and impending risk of incurring a liability; and

(c)    such lien, security interest or liability, individually, and/or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; or

9.07      Security Documents.  At any time after the execution and delivery thereof, any of the Security Documents shall, other than in accordance with the terms hereof or thereof, cease to be in full force and effect, or shall cease in any material respect to give the Security Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Security Agent, superior to and prior to the rights of all third Persons (except in connection with Permitted Liens), and subject to no other Liens (except Permitted Liens), or any Obligor shall default in the due performance or observance of any term, covenant or agreement on is part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any original period of grace (if any) specifically applicable thereto pursuant to the terms of such Security Document or any “event of default” (as defined in any Collateral Vessel Mortgage) shall occur in respect of any Collateral Vessel Mortgage; or

9.08       Guaranty.  After the execution and delivery thereof, any Guaranty, or any provision thereof, shall cease to be in full force or effect as to the relevant Subsidiary Guarantor (unless such Subsidiary Guarantor is no longer a Subsidiary of the Borrower by virtue of a liquidation, sale, merger or consolidation permitted by Section 8.02) or any Subsidiary Guarantor (or Person acting by or on behalf of such Subsidiary Guarantor) shall deny or disaffirm such Subsidiary Guarantor’s obligations under the Guaranty to which it is a party or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on is part to be performed or observed pursuant to the Guaranty to which it is a party and such default shall continue beyond any original period of grace (if any) specifically applicable thereto pursuant to the terms of such Guaranty; or

9.09       Judgments.  One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of sixty (60) Business Days, and the aggregate amount of all such judgments, to the extent not covered by insurance, exceeds the Materiality Amount; or

9.10       Termination of Business.  Any Obligor ceases or suspends or threatens to cease or suspend the carrying on of its business, or a part of its business (in each case other than in connection with dry dockings, maintenance of the Collateral Vessel and other temporary suspensions of operations in the ordinary course of business) which, in the opinion of the Required Lenders, is material in the context of this Agreement; or

9.11       Authorizations and Consents.  Any consent necessary to enable a Collateral Vessel Owner to own, operate or charter the Collateral Vessel owned by it or to enable the Borrower or any other Obligor to comply with any provision which the Required Lenders consider material of a Credit Document is not granted, expires without being renewed, is revoked or becomes liable to be revoked or any condition of such a consent is not fulfilled, unless cured within thirty (30) Business Days; or

9.12       Arrest; Expropriation.  All or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interest in, any Obligor are arrested, seized, nationalized, expropriated or compulsorily acquired by or under the authority of any government, unless cured within thirty (30) Business Days, and provided that in the reasonable opinion of the Administrative Agent, such occurrence would adversely affect any Obligor’s ability to perform its obligations under the Credit Documents to which it is a party; or

9.13       Failure to Comply with Final Judgment.  The Borrower or any of its Subsidiaries fail to comply with a final judgment issued by any court of competent jurisdiction; or

9.14       Breach of Sanctions.  The Borrower or any of its Subsidiaries, directors, officers or employees, violates any Sanctions Laws or becomes a Restricted Party; or

Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may, and upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Obligor (provided that, if an Event of Default specified in Section 9.05 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of the Loan, Notes and all Credit Document Obligations owing hereunder or thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; or (iii) enforce, as Security Agent, all of the Liens and security interests created pursuant to the Security Documents.

Upon the earliest of (i) notice by the Administrative Agent of any action taken by it or the Required Lenders pursuant to the immediately preceding paragraph and (ii) the final Maturity Date of the Credit Facility, ABN may, without notice to or consent of any other Secured Creditor or the Administrative Agent, enforce all of the Liens and security interests created over the Side Account Collateral pursuant to the Side Account Pledge Agreements.  The Administrative Agent shall agree to give notice to ABN concurrently with any acceleration or commencement of exercise of remedies pursuant to the preceding paragraph.

SECTION 10       Agency and Security Trustee Provisions.

10.01       Appointment.  (a)  The Lenders in their capacity as Lenders and Other Creditors (by their acceptance of the benefits hereof and of the other Credit Documents) hereby irrevocably designate and appoint Nordea, as Administrative Agent (for purposes of this Section 10 the term “Administrative Agent” shall include Nordea (and/or any of its affiliates) in its capacity as Security Agent pursuant to the Security Documents and in its capacity as mortgagee (if applicable) and security trustee pursuant to the Collateral Vessel Mortgages) to act as specified herein and in the other Credit Documents.  Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Agents may perform any of their duties hereunder by or through its respective officers, directors, agents, employees or affiliates and, may assign from time to time any or all of its rights, duties and obligations hereunder and under the Security Documents to any of its banking affiliates.

(b)          The Lenders hereby irrevocably designate and appoint Nordea as security trustee solely for the purpose of holding legal title to the Collateral Vessel Mortgages on each of the Collateral Vessels in an Acceptable Flag Jurisdiction on behalf of the Lenders, from time to time, with regard to the (i) security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Lenders or any of them or for the benefit thereof under or pursuant to the Collateral Vessel Mortgages (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken by any Lender in the Collateral Vessel Mortgages), (ii) all money, property and other assets paid or transferred to or vested in any Lender or any agent of any Lender or received or recovered by any Lender or any agent of any Lender pursuant to, or in connection with the Collateral Vessel Mortgages, whether from the Borrower or any Subsidiary Guarantor or any other Person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Lender or any agent of any Lender in respect of the same (or any part thereof).  Nordea hereby accepts such appointment as security trustee.

10.02       Nature of Duties.  (a)  The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents.  None of the Agents nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by such Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision (any such liability limited to the applicable Agent to whom such Person relates).  The duties of each of the Agents shall be mechanical and administrative in nature; none of the Agents shall have by reason of this Agreement or any other Credit Document any fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agents any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b)       It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent in such capacity is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(c)       No Agent, in its capacity as such, shall have any responsibility, duty or liability for monitoring or enforcing the list of Disqualified Lender or for any assignment of any Loan or Commitment or for the sale of any participation, in either case, to a Disqualified Lender.

10.03      Lack of Reliance on the Agents.  Independently and without reliance upon the Agents, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loan and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, none of the Agents shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loan or at any time or times thereafter.  None of the Agents shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

10.04       Certain Rights of the Agents.  If any of the Agents shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agents shall be entitled to refrain from such act or taking such action unless and until the Agents shall have received instructions from the Required Lenders; and the Agents shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Agents as a result of any of the Agents acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

10.05       Reliance.  Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, or telecopier message, order or other document or telephone message signed, sent or made by any Person that the applicable Agent reasonably believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

10.06       Indemnification.  To the extent any of the Agents is not reimbursed and indemnified by the Borrower, the Lenders severally agree to reimburse and indemnify the applicable Agents, pro rata to their respective Commitments for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agents in performing their respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document (including, without limitation, as a result of a breach of any Sanctions Laws by any Obligor or their respective directors, officers, employees, agents or representatives); provided that no Lender shall be liable in respect to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).  The indemnities contained in this Section 10.06 shall cover any cost, loss or liability incurred by each Indemnified Party in any jurisdiction arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law.

10.07       The Administrative Agent in its Individual Capacity.  With respect to its obligation to make the Loan under this Agreement, each of the Agents shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lenders,” “Secured Creditors”, “Required Lenders”, “holders of Notes” or any similar terms shall, unless the context clearly otherwise indicates, include each of the Agents in their respective individual capacity.  Each of the Agents may accept deposits from, lend money to,  and generally engage in any kind of banking, trust or other business with any Obligor or any Affiliate of any Obligor as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Obligor for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

10.08       Holders.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

10.09       Resignation by the Administrative Agent.

(a)       The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving thirty (30) Business Days’ prior written notice to the Borrower and the Lenders or appoint one of its Affiliates, including, without limitation, Nordea Bank AB (publ), as a successor by giving five (5) Business Days’ prior written notice to the Borrower and the Lenders.  A resignation by the Administrative Agent without the appointment of an Affiliate as successor as contemplated herein shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b)       Upon a notice of resignation delivered by the Administrative Agent pursuant to Section 10.09(a), the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company that is, unless an Event of Default has occurred and is continuing at such time, reasonably acceptable to the Borrower.

(c)        If, following the Administrative Agent delivering a notice of resignation pursuant to Section 10.09(a), a successor Administrative Agent shall not have been so appointed within such thirty (30) Business Day period, the Administrative Agent, with the consent of the Borrower (which shall not be unreasonably withheld or delayed and shall not be required if an Event of Default is continuing at such time), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Administrative Agent who shall serve as

Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d)       If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the twenty fifth (25th) Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

10.10      Collateral Matters.  (a)  Each Lender authorizes and directs the Security Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors.  Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  The Security Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to, or during, an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.

(b)       The Lenders hereby authorize the Security Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Security Agent under any Credit Document (i) upon payment and satisfaction in full in cash of the Credit Document Obligations (other than contingent indemnification obligations) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) that is sold or otherwise disposed of (to Persons other than the Borrower and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 8.02, (iii) in connection with any Flag Jurisdiction Transfer, provided that the requirements thereof are satisfied by the relevant Obligor, and (iv) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 11.13) or (v) as otherwise may be expressly provided in the relevant Security Documents.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Security Agent’s authority to release its interest in particular types or items of Collateral pursuant to this Section 10.10.

(c)       The Lenders hereby agree to, and direct the Administrative Agent and the Security Agent to, automatically release any Subsidiary Guarantor from the Guaranty (i) upon payment and satisfaction of all of the Credit Document Obligations (other than inchoate indemnification obligations) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) that is wound up, liquidated, dissolved, merged consolidated or amalgamated in compliance with Section 8.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 11.13) or (iv) as otherwise may be expressly provided in the Guaranty.

(d)       The Security Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Obligor or is cared for, protected or insured or that the Liens granted to the Security Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Security Agent in this Section 10.10 or in any of the Security Documents, it being understood and agreed that in respect of the

Collateral, or any act, omission or event related thereto, the Security Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(e)       (i)       The Other Creditors shall not have any right whatsoever to do any of the following: (A) exercise any rights or remedies with respect to the Collateral or to direct any Agent to do the same, including, without limitation, the right to (1) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (2) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election or make collections with respect to all or any portion of the Collateral or (3) release any Obligor under any Credit Document or release any Collateral from the Liens of any Security Document or consent to or otherwise approve any such release; (B) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, the Credit Documents); (C) vote in any case concerning any Obligor under the Bankruptcy Code or any other proceeding under any reorganization, arrangement, adjudication of debt, relief of debtors, dissolution, insolvency, liquidation or similar proceeding in respect of the Obligors or any of their respective Subsidiaries (any such proceeding, for purposes of this clause (d)(i), a “Bankruptcy Proceeding”) with respect to, or take any other actions concerning the Collateral; (D) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with this Agreement); (E) oppose any sale, transfer or other disposition of the Collateral; (F) object to any debtor-in-possession financing in any Bankruptcy Proceeding which is provided by one or more Lenders among others (including on a priming basis under Section 364(d) of the Bankruptcy Code); (G) object to the use of cash collateral in respect of the Collateral in any Bankruptcy Proceeding; or (H) seek, or object to the Lenders or any Agent seeking on an equal and ratable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy Proceeding.

(ii)       Each Other Creditor, by its acceptance of the benefits of this Agreement and the other Credit Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Agents and the Lenders may enforce the provisions of the Credit Documents and exercise remedies thereunder (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment.  Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the UCC. The Other Creditors by their acceptance of the benefits of this Agreement and the other Credit Documents hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral.  Whether or not a Bankruptcy Proceeding has been commenced, the Other Creditors shall be deemed to have consented to any sale or other disposition of any property, business or assets of the Obligors and the release of any or all of the Collateral from the Liens of any Security Document in connection therewith.

(iii)     To the maximum extent permitted by law, each Other Creditor waives any claim it might have against the Agents or the Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of any Agent or the Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Credit Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in Section 10.10(e)(ii)), except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person.  To the maximum extent permitted by applicable law, none of either Agent or any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower, any Subsidiary of the Borrower, any Other Creditor

or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person.

10.11       Delivery of Information.  The Agents shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agents from any Obligor, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of any Agent at the time of receipt of such request and then only in accordance with such specific request.

SECTION 11       Miscellaneous.

11.01       Payment of Expenses, etc (a)  The Borrower shall pay (i) (x) all reasonable and documented out-of-pocket costs and expenses of each of the Agents and their Affiliates (which shall be limited, in the case of legal fees, to the reasonable and documented fees and disbursements of one legal counsel to the Administrative Agent and the Lead Arrangers, and local counsel (as necessary) to the Administrative Agent) in connection with the syndication of the Credit Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto (whether or not the transactions herein contemplated are consummated) and (y) all reasonable fees, value added tax and expenses of one legal counsel to ABN up to $15,000 in connection with the Side Account Pledge Agreements, and (ii) all reasonable and documented out-of-pocket costs and expenses of each of the Agents and the Lenders (including, without limitation, the reasonable fees, charges and disbursements of any counsel (excluding in-house counsel) for each of the Agents and for each of the Lenders) in connection with the enforcement or protection of its rights (A) in connection this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and (B) in connection with the Loan made hereunder, including such expenses incurred during any workout, restructuring or negotiations in respect of the Loan.

(b)         In addition, the Borrower shall indemnify the Agents, each Lender and their respective Affiliates, and each of their respective officers, directors, trustees, employees, representatives and agents (collectively, the “Indemnified Parties”) from, and hold each of them harmless against, any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits and out-of-pocket costs, expenses and disbursements (including reasonable and documented out-of-pocket attorneys’ and consultants’ fees, charges and disbursements) incurred by, imposed on or assessed against any of them by any Person (including the Borrower or any other Obligor) other than such Indemnified Party and its Affiliates, officers, directors, trustees, employees, representatives and agents as a result of, or arising out of, or in any way related to, or by reason of:

(i)       (w) to the execution, delivery or performance of this Agreement or any other Credit Document, or any agreement or instrument contemplated hereby or thereby, (x) the use of proceeds of the Loan hereunder, (y) the consummation of any transactions contemplated herein or in any other Credit Document, or in any agreement or instrument contemplated hereby or thereby, or (z) the exercise of any of their rights or remedies provided herein or in any other Credit Document, or in any agreement or instrument contemplated hereby or thereby,

(ii)      the actual or alleged presence of Hazardous Materials on or from any Collateral Vessel or Real Property or facility at any time owned, operated or occupied by the Borrower or any Subsidiary,

(iii)     the generation, storage, transportation, handling, disposal or Release of Hazardous Materials at any location, whether or not owned or operated by the Borrower,

(iv)     the actual or alleged non-compliance of any Collateral Vessel or any Real Property or facility or vessel at any time owned, operated or occupied by the Borrower or any Subsidiary with Environmental Law, ISM Code, ISPS Code or applicable foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) and any law relating to safety at sea,

(v)       any Environmental Claim asserted any Agent, any Lender, the Borrower, any Subsidiary Guarantor or any Collateral Vessel or any Real Property or facility at any time owned or operated by the Borrower or any Subsidiary,

(vi)      conduct of any Obligor or any of its partners, directors, officers or employees, that violates any Sanctions Laws, or

(vii)     any actual or prospective claim, investigation, litigation or other proceeding (whether or not any of the Agents, the Security Agent, any Lender or any other Indemnified Party is a party thereto) related to any of the foregoing, whether based on contract, tort or any other theory, in each case excluding any losses, liabilities, claims, damages, penalties, actions, judgments, suits, costs, disbursements or expenses to the extent incurred, as determined by a court of competent jurisdiction by final and non-appealable judgment, by reason of the gross negligence of, the breach in bad faith of the Credit Documents by, or wilful misconduct of, any such Indemnified Party.  To the extent that the undertaking to indemnify, pay or hold harmless each of the Agents or any Lender set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.  Notwithstanding the foregoing, no party hereto shall be responsible to any Person for any consequential, indirect, special or punitive damages which may be alleged by such Person arising out of this Agreement or the other Credit Documents or any agreement or instrument contemplated hereby, there transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof; provided that this sentence shall not limit the Borrower’s indemnification obligations set forth in this clause (b).

11.02      Right of Setoff.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender and each of its Affiliates is hereby authorized at any time or from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind to any Subsidiary or the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in any currency) and any other Financial Indebtedness at any time held or owing by such Lender (including, without limitation, by Affiliates, branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower or any Subsidiary Guarantor, but in any event excluding assets held in trust for any such Person, against and on account of the Credit Document Obligations and liabilities of the Borrower or such Subsidiary Guarantor, as applicable, to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Credit Document Obligations purchased by such Lender pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Credit Document Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.  The rights of each Lender and its respective Affiliates under this Section 11.02 are in addition to other rights and remedies (including other rights of setoff) that such Lender and its Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.03       Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or e-mail communication) and mailed, e-mailed, telecopied or delivered:  if to the Borrower, at the Borrower’s address specified on Schedule VII hereto; if to any Lender, at its address specified opposite its name on Schedule II hereto; and if to the Administrative Agent, at its Notice Office; or, as to any other Obligor, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent.  All such notices and communications shall, (i) when mailed, be effective three (3) Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one (1) Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day or (iii) when sent by telecopier or e-mail, be effective when sent by telecopier or e-mail, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

11.04       Benefit of Agreement; Assignments; Participations.  (a)  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided,  however, that (i) no Obligor may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders, (ii) although any Lender may grant participations in its rights hereunder to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries), such Lender shall remain a Lender for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 11.04(b)), no participant shall constitute a Lender hereunder, and such Lender shall remain solely responsible to the other parties hereto for the performance of such Lender’s obligations under this Agreement and (iii) no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of the Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Commitment Commission thereon (except (I) in connection with a waiver of applicability of any post-default increase in interest rates and (II) that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (x)) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or the Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (y) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (z) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) securing the Loan hereunder in which such participant is participating.  In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Note (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Note) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(b)       Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may:

(x)       assign all or a portion of its Commitment and/or its outstanding share of the Loan to (i) its parent company and/or any Affiliate, subsidiary or branch of such Lender or its parent company or company controlled by or part of the same group as, such Lender, (ii) a fund or a trust which is managed or administered or advised directly or indirectly by its parent company and/or any Affiliate, subsidiary or branch of such Lender or its parent company or company controlled by or part of the same group as, such Lender or (iii) to one or more Lenders, or

(y)       assign all, or if less than all, a portion equal to at least $10,000,000 (or such lower amount as the Borrower and Administrative Agent shall agree) in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and outstanding principal amount of the Loan hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), with prior written notice to the Borrower; provided that unless an Event of Default has occurred and is continuing, no assignment to a Disqualified Lender shall be permitted to be made, provided that (i) at such time Schedule I hereto shall be deemed modified to reflect the Commitments (and/or outstanding amount of the Loan, as the case may be) of such new Lender and of the existing Lenders, (ii) new Notes will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.04 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding amount of the Loan, as the case may be), (iii) the consent of the Administrative Agent shall be required in connection with any assignment pursuant to preceding clause (y) (which consent shall not be unreasonably withheld or delayed and which shall be subject only to the Administrative Agent’s receipt of satisfactory “know your customer” documentation on the transferee, (iv) each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement and (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $5,000.  To the extent of any assignment pursuant to this Section 11.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments (it being understood that the indemnification provisions under this Agreement (including, without limitation, Sections 2.08, 2.09, 4.04 and 11.01) shall survive as to such assigning Lender with respect to matters occurring prior to the date such assigning Lender ceases to be a Lender).  To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Credit Document Obligations pursuant to Section 2.11 or this Section 11.04(b) would, at the time of such assignment, result in increased costs under Section 2.08, 2.09 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from any Change in Law after the date of the respective assignment).  To the extent a Lender assigns a portion of its Commitments and/or its outstanding amount of the Loan pursuant to this Section 11.04(b), such partial assignment shall be made as an assignment of a proportionate part of all such Lender’s rights and obligations under this Agreement with respect to the assigned share of the Loan and/or the Commitment.

(c)       Nothing in this Agreement shall prevent or prohibit any Lender from pledging its share of the Loan and Notes hereunder to a Federal Reserve Bank or other central bank in support of borrowings made by such Lender from such Federal Reserve Bank or other central bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Notes or share of the Loan to a trustee for the benefit of investors and in support of its obligation to such investors; provided,  however, no such pledge shall release a Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

(d)       Notwithstanding anything to the contrary contained in this Section 11.04, no assignment shall be made to (i) the Borrower or any Obligor or any of their respective Affiliates or Subsidiaries, (ii) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof or (iii) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(e)       The Agents shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent (and its sub-agents) shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

11.05       No Waiver; Remedies Cumulative.  No failure or delay on the part of the Administrative Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Obligor and the Administrative Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender or the holder of any Note would otherwise have.  No notice to or demand on any Obligor in any case shall entitle any Obligor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

11.06       Payments Pro Rata.  (a)  Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Credit Document Obligations hereunder, it shall distribute such payment to the

Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Credit Document Obligations with respect to which such payment was received.

(b)       Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loan or Commitment Commission, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Credit Document Obligation then owed and due to such Lender bears to the total of such Credit Document Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess Credit Document payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Obligor to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest; provided,  further, that this clause (b) shall not apply to (i) any sum received by ABN from the Side Account Collateral or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of the Loan.

(c)       Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 11.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

11.07   Calculations; Computations.  (a)  The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders).  In addition, all computations determining compliance with the Financial Covenants shall utilize accounting principles and policies in conformity with those in effect on the Closing Date (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called “GAAP”), subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes.  Unless otherwise noted, all references in this Agreement to “GAAP” shall mean generally accepted accounting principles as in effect in the United States.

(b)       All computations of interest for the Loan, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

11.08     Agreement Binding.  The Borrower and each other Obligor agree that they shall be bound by the terms of this Agreement and the obligations and covenants expressed to be binding on each of them under this Agreement even if the terms, covenants or obligations contained hereunder are inconsistent with, or less favorable to the Borrower or such Obligor (as the case may be) than the Borrower’s or such Obligor’s rights and obligations under any other document that they are a party to or are otherwise bound by, including without limitation, the Technical Management Agreement, notwithstanding that the Lender Creditors are aware of or have been provided with such other document pursuant to this Agreement or otherwise.

11.09       GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND

THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE COLLATERAL VESSEL MORTGAGES AND OTHER SECURITY DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  EACH OF THE PARTIES TO THIS AGREEMENT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH ON SCHEDULE VII HERETO, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OBLIGOR IN ANY OTHER JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS, AUTHORIZES AND EMPOWERS KRAMER LEVIN NAFTALIS & FRANKEL LLP, WITH OFFICES CURRENTLY LOCATED AT 1177 AVENUE OF AMERICAS, NEW YORK, NEW YORK 10036, ATTENTION:  DAVID J. FISHER, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE AND ACCEPT FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.  IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK, NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT; PROVIDED THAT ANY FAILURE ON THE PART OF THE BORROWER TO COMPLY WITH THE FOREGOING PROVISIONS OF THIS SENTENCE SHALL NOT IN ANY WAY PREJUDICE OR LIMIT THE SERVICE OF PROCESS OR SUMMONS IN ANY OTHER MANNER DESCRIBED ABOVE IN THIS SECTION 11.09 OR OTHERWISE PERMITTED BY LAW.

(b)       EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)       EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS

AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.10       Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original (including if delivered by e-mail or facsimile transmission), but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

11.11       Effectiveness.  This Agreement shall become effective on the date (the “Closing Date”) on which the conditions set forth in Section 5.01 shall have been satisfied or waived by the Lenders.  The Lenders party hereto, solely in their capacities as lenders under the Existing Credit Agreements to which they are a party, hereby waive any default or event of default under such Existing Credit Agreements that may result from the incurrence of the loans hereunder and any liens granted in connection therewith.

11.12       Headings Descriptive.  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

11.13       Amendment or Waiver; etc.  (a)  Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Obligors party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (or in the case of clauses (i) and (iii), each Lender (other than a Defaulting Lender) directly and negatively affected thereby),

(i)          Extend the timing for or reduce (x) the final scheduled maturity of the Loan or Note or (y) any Scheduled Repayment or reduce the rate or reduce or extend the time of payment of interest on the Loan or Note or Commitment Commission (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (except to the extent repaid in cash),

(ii)         release any of the Collateral (except as expressly provided in the Credit Documents),

(iii)        an increase in or extension of any Lender’s Commitment,

(iv)        amend, modify or waive any provision of this Section 11.13 or of any other Section that expressly requires the consent of all the Lenders to do so,

(v)         reduce the percentage specified in the definition of Required Lenders or otherwise amend the definition of Required Lenders,

(vi)       consent to the assignment or transfer by the Borrower or any Subsidiary Guarantor of any of its respective rights and obligations under this Agreement,

(vii)       substitute or replace the Borrower or any Subsidiary Guarantor or release any Subsidiary Guarantor from the Guaranty,

(viii)       amend, modify or waive Section 2.05 or amend, modify or waive any other provision in this Agreement to the extent providing for payments or prepayments of the Loan to be applied pro rata among the Lenders entitled to such payments or prepayments of the Loan (it being understood that the waiver of any mandatory prepayment of the Loan by the Required Lenders shall not constitute an amendment, modification or waiver for purposes of this clause (viii)), or

(ix)        reduce the Applicable Margin;

provided,  further, that no such change, waiver, discharge or termination shall (A) increase or extend the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of Section 2.01(b), conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Commitments shall not result in an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not result in an increase in the Commitment of such Lender), (B) without the consent of each Agent, amend, modify or waive any provision of Section 10 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (C) without the consent of the Security Agent, amend, modify or waive any provision relating to the rights or obligations of the Security Agent or (D) without the consent of ABN, (i) release the Side Account Collateral, (ii) or amend, modify or waive any provision relating to the rights or obligations of the Side Account Pledge Agreements, (iii) reduce the Side Percentage Amount or (iv) make any amendments to Section 4.05(b) of this Agreement, provided that this clause (D) shall not apply to any amendment, modification or waiver of the second lien security agreements relating to such Side Account in a manner not adverse to ABN.

(b)       If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 11.13(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required (any such Lender, a “Non-Consenting Lender”) is not obtained, then the Borrower shall have the right, so long as all Non-Consenting Lenders whose individual consent is required are treated as described in either clauses (i) or (ii) below, to either (i) replace each such Non-Consenting Lender (or, at the option of the Borrower if the respective Non-Consenting Lender’s consent is required with respect to less than the share of the Loan (or related Commitments) of such Non-Consenting Lender, to replace only the respective Commitments and/or the share of the Loan of the respective Non-Consenting Lender which gave rise to the need to obtain such Non-Consenting Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 2.11 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (ii) terminate such Non-Consenting Lender’s Commitment (if such Non-Consenting Lender’s consent is required as a result of its Commitment), and/or repay the outstanding amount of the Loan and terminate any outstanding Commitments of such Non-Consenting Lender which gave rise to the need to obtain such Non-Consenting Lender’s consent, in accordance with Section 4.01(a), provided that, unless the Commitments that are terminated and/or the portion of the Loan that is repaid pursuant to preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or the outstanding amount of the Loan of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (ii) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, provided,  further, that in any event the Borrower shall not have the right to replace a Lender, terminate such Lender’s Commitment or repay such Lender’s share of the Loan solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 11.13(a), provided,  further that such Replacement Lender shall be a bank or financial institution.

(c)       The Administrative Agent and the Borrower may amend any Credit Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender.  Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Credit Document.

(d)       In case of any assignment by ABN under this Section 11.13, ABN’s rights in the Side Account Collateral and pursuant to the Side Account Pledge Agreements shall inure to the benefit of such assignee.

(e)       Notwithstanding any other provision in this Section 11.13, an amendment or waiver which relates to the rights or obligations of the Administrative Agent may not be effected without the consent of the Administrative Agent.

11.14   Survival.  All indemnities set forth herein including, without limitation, in Sections 2.08, 2.09, 4.04, 11.01 and 11.06 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loan.

11.15   Domicile of the Loan.  Each Lender may transfer and carry its pro rata portion of the Loan at, to or for the account of any office, Subsidiary or Affiliate of such Lender.  Notwithstanding anything to the contrary contained herein, to the extent that a transfer of the Loan pursuant to this Section 11.15 would, at the time of such transfer, result in increased costs under Section 2.08, 2.09 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

11.16   Confidentiality.  (a)  Subject to the provisions of clause (b) of this Section 11.16, each Lender agrees that it will not disclose without the prior consent of the Borrower (other than to its officers, directors, employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender’s holding or parent company or board of trustees in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 11.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 11.16(a) by the respective Lender, (ii) as may be required or requested by any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or requested in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Security Agent, (vi) to any auditor or professional financial or legal advisor of such Lender employed in the normal course of its business, (vii) to any branch, Affiliate or Subsidiary of such Lender or to the parent company, head office or regional office of such Lender in connection with the transactions contemplated herein, (viii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender and any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative, credit insurance or securitization transaction related to the Borrower and its obligations under this Agreement, provided that such prospective transferee or counterparty expressly agrees to execute and does execute (including by way of customary “click through” arrangements) a confidentiality agreement and be bound by the confidentiality provisions contained in this Section 11.16, (ix) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit

Document or the enforcement of rights hereunder or thereunder or (x) to the extent such information (a) becomes publicly available other than as a result of a breach of this Section, or (b) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Credit Documents, and the Commitments.

(b)       The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower or its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 11.16 to the same extent as such Lender.

11.17   Register.  The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, solely for purposes of this Section 11.17, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loan made by each of the Lenders and each repayment and prepayment in respect of the principal amount of the Loan of each Lender.  Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of the Loan.  With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, the Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and the Loan and prior to such recordation all amounts owing to the transferor with respect to such Commitments and the Loan shall remain owing to the transferor.  The registration of assignment or transfer of all or part of any Commitments and the Loan shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 11.04(b).  Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of the Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing the Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender.  The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 11.17, except to the extent caused by the Administrative Agent’s own gross negligence, willful misconduct or unlawful acts.

11.18   Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with such other currency at the Administrative Agent’s New York office on the Business Day preceding that on which final judgment is given.  The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Specified Currency with such other currency; if the amount of the Specified Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the Specified Currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the Specified Currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent, as the case may be, in the Specified Currency, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

11.19       Language.  All correspondence, including, without limitation, all notices, reports and/or certificates, delivered by any Obligor to the Administrative Agent, the Security Agent or any Lender shall, unless otherwise agreed by the respective recipients thereof, be submitted in the English language or, to the extent the original of such document is not in the English language, such document shall be delivered with a certified English translation thereof.

11.20       Waiver of Immunity.  The Borrower, in respect of itself, each other Obligor, its and their process agents, and its and their properties and revenues, hereby irrevocably agrees that, to the extent that the Borrower, any other Obligor or any of its or their properties has or may hereafter acquire any right of immunity from any legal proceedings, whether in the United States, any Acceptable Flag Jurisdiction or elsewhere, to enforce or collect upon the Credit Document Obligations of the Borrower or any other Obligor related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Borrower, for itself and on behalf of the other Obligors, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, any Acceptable Flag Jurisdiction or elsewhere.

11.21       USA PATRIOT Act Notice.  Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify, and record information that identifies each Obligor, which information includes the name of each Obligor and other “know your customer” information that will allow such Lender to identify each Obligor in accordance with the PATRIOT Act and anti-money laundering rules and regulations, and each Obligor agrees to provide such information from time to time to any Lender.

11.22       Severability.  If any provisions of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable: (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided that the Lenders shall charge no fee in connection with any such amendment.  The invalidity of a provision in a particular jurisdiction shall not invalid or render unenforceable such provision in any other jurisdiction.

11.23       Flag Jurisdiction Transfer.  In the event that the Borrower desires to implement a Flag Jurisdiction Transfer with respect to a Collateral Vessel, upon receipt of reasonable advance notice thereof from the Borrower, the Security Agent shall use commercially reasonably efforts to provide, or (as necessary) procure the provision of, all such reasonable assistance as any Obligor may request from time to time in relation to (i) the Flag Jurisdiction Transfer, (ii) the related deregistration of the relevant Collateral Vessel from its previous flag jurisdiction and (iii) the release and discharge of the related Security Documents; provided that the relevant Obligor shall pay all documented out of pocket costs and expenses reasonably incurred by the Security Agent in connection with provision of such assistance.  Each Lender hereby consents in connection with any Flag Jurisdiction Transfer and subject to the satisfaction of the requirements thereof to be satisfied by the relevant Obligor, to (x) deregister such Collateral Vessel from its previous flag jurisdiction and (y) release and hereby direct the Security Agent to release the relevant Collateral Vessel Mortgage.  Each Lender hereby directs the Security Agent, and the Security Agent agrees to execute and deliver or, at the Borrower’s expense, file such documents and perform other actions reasonably necessary to release the relevant Collateral Vessel Mortgages when and as directed pursuant to this Section 11.23.

11.24     Side Account Intercreditor Provisions.  (a)  The Security Agent on behalf of itself and the other Secured Creditors agrees that it will not contest any objections that ABN may make to any motions with respect to a cash collateral order nor will it contest any consensual cash collateral agreement and order between Borrower and ABN in each case to the extent relating expressly to the use of the Side Account Collateral or adequate protection for ABN’s first priority interest in the Side Account Collateral, regardless of any adequate protection for their second priority lien on the Side Account Collateral, or otherwise dispute or contest in any insolvency or bankruptcy proceeding the validity, perfection or priority of or non-avoidability of the Side Account Collateral.

(b)        The Borrower and the Security Agent on behalf of itself and the other Secured Creditors agree that (i) the grant of the first priority liens in the Side Account Collateral to ABN and the grant of the second priority liens in the Side Account Collateral to the Security Agent and the Lenders, create two separate and distinct liens and (ii) because of, among other things, their differing rights in the Side Account Collateral, the ABN Obligations and the Secured Obligations are fundamentally different from each other with respect to the Side Account Collateral and must be separately classified in any plan of reorganization proposed or adopted in an insolvency or liquidation proceeding.

(c)       Notwithstanding anything contained in this Agreement, the security agreements which create the first priority or second priority liens or any other agreement or instrument or operation of law to the contrary, or any other circumstance whatsoever and irrespective of (i) how a lien was acquired (whether by grant, possession, statute, operation of law, subrogation, or otherwise), (ii) the time, manner, or order of the grant, attachment or perfection of a Lien, (iii) any conflicting provision of the New York UCC or other applicable law, (iv) any defect in, or non-perfection, setting aside, or avoidance of, a lien or a security agreement, (v) the modification of the ABN Obligations or Secured Obligations, or (vi) the subordination of a lien on the Side Account Collateral securing the ABN Obligations to a lien securing another obligation of the Borrower or any other person that is permitted under the security agreements or securing a debtor-in-possession financing, or the subordination of a lien on the Side Account Collateral securing the Secured Obligations to a lien securing another obligation of the Borrower or any other person (other than the ABN Obligations) that is permitted under the security agreements or securing a debtor-in-possession financing, the Security Agent, on behalf of itself and the other Secured Creditors, hereby agrees that (i) any first priority lien on the Side Account Collateral now or hereafter held by or for the benefit of ABN shall be senior in right, priority, operation, effect and all other respects to any and all second priority liens on the Side Account Collateral and (ii) any second priority lien on the Side Account Collateral now or hereafter held by or for the benefit of any Secured Creditor shall be (x) junior and subordinate in right, priority, operation, effect and all other respects to any and all first priority liens on the Side Account Collateral and (y) senior in right, priority, operation, effect and all other respects to any and all others liens (other than the first priority lien) on the Side Account Collateral.

(d)       Prior to the final discharge of the ABN Obligations, without the prior written consent of ABN, the Security Agent, for itself and on behalf of each Secured Creditor, hereby agrees that neither the Security Agent nor any other Secured Creditor shall (i) commence (or join with any person in commencing) any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, the Side Account Collateral under the first lien security agreement, applicable law or otherwise (including but not limited to any right of setoff), it being agreed that only ABN, acting in accordance with the first lien security agreement, shall have the exclusive right (and whether or not any insolvency or liquidation proceeding has been commenced), to take any such actions or exercise any such remedies, in each case, without any consultation with or the consent of the Security Agent or any other Secured Creditor) or (ii) contest, protest or object to any foreclosure proceeding or action brought by ABN or any other exercise by ABN of any rights and remedies relating to the Side Account Collateral, under the first lien security agreement or otherwise, or object to the forbearance by ABN from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Side Account Collateral.  Subject to the restrictions set forth in Section 11.24(c), in exercising rights and remedies with respect to the Side Account Collateral, ABN may enforce the provisions of the first lien security agreement and exercise remedies thereunder, all in such order and in such manner as it may determine in its sole discretion and regardless of whether such exercise and enforcement is adverse to the interest of any Secured Creditor.  Such exercise and enforcement shall include the rights of an agent appointed by ABN to dispose of the Side Account Collateral, upon foreclosure, to incur expenses in connection with any such disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other bankruptcy law.

(e)       The Security Agent, for itself and on behalf of the other Secured Creditors, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any security agreement shall be deemed to restrict in any way the rights and remedies of ABN with respect to the Side Account Collateral, as set forth in this Agreement.  Notwithstanding the foregoing, the Security Agent, on behalf of the Secured Creditors, may, but will have no obligation to, take all such actions (not adverse to ABN with respect to its first priority lien on the Side Account Collateral and its rights under the definitive documentation) it deems necessary to perfect or continue the perfection of the second priority liens in the Side Account Collateral, or to create, preserve or protect (but not enforce) the second priority liens in the Side Account Collateral, in a manner not otherwise inconsistent with this Agreement.  Nothing herein shall limit the right or ability of the Secured Creditors (i) to purchase (by credit bid or otherwise) all or any portion of the Side Account Collateral from ABN, in connection with any proposed sale thereof by ABN pursuant to the first lien security agreement to the extent that, and so long as, ABN receives payment in full in cash of all ABN Obligations (up to the Side Percentage Amount) after giving effect thereto or (ii) to file proofs of claim with respect to the Secured Obligations.

(f)       With respect to ABN’s right to enforce against the Side Account Collateral, each of the Security Agent, for itself and on behalf of the other Secured Creditors, and the Borrower waives all rights it may otherwise have to require that the Collateral be enforced in any particular order or manner or at any particular time or that any amount received or recovered from any person, or by virtue of the enforcement of any of the Collateral or of any other security interest, which is capable of being applied in or towards discharge of any of the Liens is so applied including any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law.

11.25   Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)        the effects of any Bail-In Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

11.26    German Resident Secured Creditor. To the extent a Lender Creditor is resident in Germany (“Inländer”) within the meaning of Section 2 Paragraph 15 of the German foreign trade and payment act (AWG Außenwirtschaftsgesetz) and therefore subject to Section 7 of the AWV or is subject to EU Regulation 2271/1996 and it would not be permitted to accept a representation or an undertaking that is made or is to be made or is granted or is to be granted by an Obligor with respect to Sanctions Laws under this Agreement, such Lender Creditor shall not, in the event of a breach by an Obligor of any such representation or undertaking be entitled to invoke or declare an Event of Default or vote for a cancellation of the Total Commitments and immediate repayment of the Loan pursuant to Section 9.

(b)       The representations in Section 6.26 given by, and the undertakings in Sections 7.05, 7.15 and 7.19 of, any Obligor to any Lender Creditor resident in Germany (“Inländer”) within the meaning of Section 2 Para. 15 of the AWV are granted only to the extent that such Lender Creditor itself would be permitted to receive such representations or undertakings pursuant to Section 7 of the AWV or to EU Regulation 2271/1996.

(c)       On any matter referred to in paragraph (a) above in respect of which the Lenders are to vote but in respect of which a German-resident Lender to whom paragraph (a) above applies shall not vote in accordance with such paragraph:

(i)       for the purposes of determining whether approval of the Required Lenders is obtained the references in the definition of “Required Lenders” to 66⅔ per cent. of the Commitments of Non-Defaulting Lenders and to 66⅔ per cent. of the Loan of Non-Defaulting Lenders shall for this purpose be construed to refer to 66⅔ per cent. of such Commitments or, as the case may be, such amount of the Loan only taking account of the other Commitments of, or as the case may be, the participation in the Loan of, the Non-Defaulting Lenders and other than the Commitment of or, as the case may be, the participation in the Loan of, the German-resident Lender; and an action taken by the Required Lenders as such definition is modified by this paragraph (c) shall be valid in the applicable circumstances and binding all parties hereto; and

(ii)       for the purposes of determining whether the approval of all Lenders is obtained, all Lenders shall be construed to mean the other Lenders other than the German-resident Lender and an action taken by all Lenders as modified by this paragraph (c) shall be valid in the applicable circumstances and binding on all Parties.

11.27    Parallel Debt.

(a)The Borrower irrevocably and unconditionally undertakes to pay to the Security Agent an amount equal to the aggregate amount of its Corresponding Liabilities (as these may exist from time to time).

(b)        The Parties agree that:

(i)         the Borrower’s Parallel Liability is due and payable at the same time as, for the same amount of and in the same currency as its Corresponding Liabilities;

(ii)        the Borrower’s Parallel Liability is decreased to the extent that its Corresponding Liabilities have been irrevocably paid or discharged and its Corresponding Liabilities are decreased to the extent that its Parallel Liability has been irrevocably paid or discharged;

(iii)       the Borrower’s Parallel Liability is independent and separate from, and without prejudice to, its Corresponding Liabilities, and constitutes a single obligation of the Obligor to the Security Agent (even though the Borrower may owe more than one Corresponding Liability to the Secured Creditors under the Credit Documents) and an independent and separate claim of the Security Agent to receive payment of that Parallel Liability (in its capacity as the independent and separate creditor of that Parallel Liability and not as a co-creditor in respect of the Corresponding Liabilities);

(iv)       for purposes of this Section 11.27, the Security Agent acts in its own name and not as agent, representative or trustee of the Secured Creditors and accordingly holds (x) neither its claim resulting from the Parallel Liability on trust nor (y) any Lien securing the Parallel Liability on trust.

*       *       *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

GENCO SHIPPING & TRADING LIMITED, as the Borrower

By:	/s/ Apostolos Zafolias
Name: Apostolos Zafolias
Title: Chief Financial Officer and Executive Vice President, Finance

Signature page to Genco Shipping & Trading Limited Credit Agreement

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, individually, as Administrative Agent, Security Agent and Lender

By:	/s/ Erik Havnvik
Name: Erik Havnvik
Title: First Vice President

By:	/s/ Christopher G. Spitler
Name: Christopher G. Spitler
Title: Senior Vice President

Signature page to Genco Shipping & Trading Limited Credit Agreement

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as Lender

By:	/s/ Arne Juell-Skielse
Name: Arne Juell-Skielse
Title: Head of Shipping Finance Sweden

By:	/s/ Magnus Rundgren
Name: Magnus Rundren
Title: Legal Counsel

Signature page to Genco Shipping & Trading Limited Credit Agreement

DVB BANK SE, as Lender

By:	/s/ Christian Cruden
Name: Christian Cruden
Title: Vice President

By:	/s/ Wijnand Botman
Name: Wijnand Botman
Title: Vice President

Signature page to Genco Shipping & Trading Limited Credit Agreement

ABN AMRO CAPITAL USA LLC, as Lender

By:	/s/ Rajbir Talwar
Name: Rajbir Talwar
Title: Director

By:	/s/ Urvashi Zutshi
Name: Urvashi Zutshi
Title: Managing Director

Signature page to Genco Shipping & Trading Limited Credit Agreement

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender

By:	/s/ J. Duval
Name: J. Duval
Title: N. D.

By:	/s/ Y. Le Gourieres
Name: Y. Le Gourieres
Title: Director

Signature page to Genco Shipping & Trading Limited Credit Agreement

CRÉDIT INDUSTRIEL ET COMMERCIAL, as Lender

By:	/s/ Andrew McKuin
Name: Andrew McKuin
Title: Managing Director

By:	/s/ Adrienne Molloy
Name: Adrienne Molloy
Title: Managing Director

Signature page to Genco Shipping & Trading Limited Credit Agreement

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT, as Lender

By:	/s/ Kerstin Seefeld
Name:
Title:

By:	/s/ Bastian Duhmert
Name: Bastian Duhmert
Title:

Signature page to Genco Shipping & Trading Limited Credit Agreement

BNP PARIBAS, as Lender

By:	/s/ Eric Dulcire
Name: Eric Dulcire
Title: Director

By:	/s/ Vincent Pascal
Name: Vincent Pascal
Title: Managing Director

Signature page to Genco Shipping & Trading Limited Credit Agreement

SCHEDULE I

COMMITMENTS

Lender	Commitments
Skandinaviska Enskilda Banken AB (publ)	$105,718,816.06

DVB Bank SE	$86,506,765.22

Nordea Bank Finland Plc, New York Branch	$63,983,645.09

ABN AMRO Capital USA LLC	$48,848,243.22

Crédit Agricole Corporate and Investment Bank	$41,257,162.85

Deutsche Bank AG Filiale Deutschlandgeschäft	$24,378,400.42

Crédit Industriel et Commercial	$17,356,770.53

BNP Paribas	$11,950,196.62

Total	$400,000,000

SCHEDULE II

LENDER ADDRESSES

INSTITUTIONS	ADDRESSES
NORDEA BANK FINLAND PLC, NEW YORK BRANCH	1211 Avenue of the Americas, 23rd Floor
New York, New York 10036
Attn: Shipping, Offshore and Oil Services
Telephone: 212-318-9634
Facsimile: 212-421-4420

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)	Kungstradgardsgatan 8
SE-106 40 Stockholm, Sweden
Attn: Arne Juell-Skielse
Telephone: +46 8 763 86 38

DVB BANK SE	Platz der Republik 6
60325 Frankfurt am Main, Germany
Attn: Jurek Bochner
Telephone: 212 858 2609
Facsimile: 212 858 2673

ABN AMRO CAPITAL USA LLC	100 Park Avenue, 24th Floor
New York, New York 10017
Attn: Francis Birkeland
Telephone: 212 284 6947

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK	12, Place des Etats-Unis-CS 70052,
92547 Montrouge Cedex, France
Attn : Olver Carvalho Azevedo
Telephone: +33 1 41894663

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT	Adolphsplatz 7
20457 Hamburg, Germany
Attn: Bastian Duehmert
Telephone: +49 40 3701 3937
Facismiile: +49 40 3701 4550

CRÉDIT INDUSTRIEL ET COMMERCIAL	520 Madison Avenue, 37th Floor
New York, New York 10022
Attn: Andrew McKuin
Telephone: 212-715-4430
Facsimile: 212-715-4535

BNP PARIBAS	16 rue du Hanovre
75078 Paris Cedex 02, France
Attn: Shipping & Offshore
Telephone: +33 (0)1 42 98 18 89
Facsimile: +33 (0)1 42 98 43 55

SCHEDULE III

SUBSIDIARIES

NAME OF SUBSIDIARY	DIRECT OWNER & OWNERSHIP PERCENTAGE	OWNERSHIP PERCENTAGE (DIRECT OR INDIRECT) OF BORROWER
Genco Leader Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Pioneer Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Progress Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Wisdom Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Investments LLC	Genco Shipping & Trading Limited – 100%	100%
Baltic Trading Limited	Genco Investments LLC- 100%	100%
Baltic Bear Limited	Baltic Trading Limited – 100%	100%
Baltic Breeze Limited	Baltic Trading Limited – 100%	100%
Baltic Cougar Limited	Baltic Trading Limited – 100%	100%
Baltic Cove Limited	Baltic Trading Limited – 100%	100%
Baltic Fox Limited	Baltic Trading Limited – 100%	100%
Baltic Hare Limited	Baltic Trading Limited – 100%	100%
Baltic Hornet Limited	Baltic Trading Limited – 100%	100%
Baltic Jaguar Limited	Baltic Trading Limited – 100%	100%
Baltic Leopard Limited	Baltic Trading Limited – 100%	100%
Baltic Mantis Limited	Baltic Trading Limited – 100%	100%
Baltic Panther Limited	Baltic Trading Limited – 100%	100%
Baltic Scorpion Limited	Baltic Trading Limited – 100%	100%
Baltic Wasp Limited	Baltic Trading Limited – 100%	100%
Baltic Wind Limited	Baltic Trading Limited – 100%	100%
Baltic Wolf Limited	Baltic Trading Limited – 100%	100%
Genco Ship Management LLC	Genco Shipping & Trading Limited – 100%	100%
Genco Management (USA) LLC	Genco Ship Management LLC – 100%	100%
Genco Acheron Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Carrier Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Marine Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Muse Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Success Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Surprise Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Holdings Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Augustus Limited	Genco Holdings Limited – 100%	100%
Genco Beauty Limited	Genco Holdings Limited – 100%	100%
Genco Cavalier Limited	Genco Holdings Limited – 100%	100%
Genco Champion Limited	Genco Holdings Limited – 100%	100%
Genco Charger Limited	Genco Holdings Limited – 100%	100%
Genco Constantine Limited	Genco Holdings Limited – 100%	100%
Genco Hadrian Limited	Genco Holdings Limited – 100%	100%
Genco Knight Limited	Genco Holdings Limited – 100%	100%
Genco London Limited	Genco Holdings Limited – 100%	100%
Genco Predator Limited	Genco Holdings Limited – 100%	100%
Genco Tiberius Limited	Genco Holdings Limited – 100%	100%
Genco Titus Limited	Genco Holdings Limited – 100%	100%

Genco Vigour Limited	Genco Holdings Limited – 100%	100%
Genco RE Investments LLC	Genco Shipping & Trading Limited – 100%	100%
Genco Avra Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Bay Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Mare Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Ocean Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Prosperity Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Spirit Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Sugar Limited	Genco Shipping & Trading Limited – 100%	100%
Baltic Tiger Limited	Genco Shipping & Trading Limited – 100%	100%
Baltic Lion Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Aquitaine Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Ardennes Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Auvergne Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Bourgogne Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Brittany Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Challenger Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Explorer Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Languedoc Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Loire Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Lorraine Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Normandy Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Picardy Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Provence Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Pyrenees Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Raptor Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Reliance Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Rhone Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Thunder Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Claudius Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Commodus Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Hunter Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Maximus Limited	Genco Shipping & Trading Limited – 100%	100%
Genco Warrior Limited	Genco Shipping & Trading Limited – 100%	100%

Schedule IV-A

SCHEDULE IV-A

REQUIRED INSURANCE

Insurance to be maintained on the Collateral Vessel:

(a)       The Borrower and applicable Subsidiary Guarantor shall keep the Collateral Vessel insured with insurers and protection and indemnity clubs or associations of internationally recognized reputation, and placed in such markets, on such terms and conditions, and through brokers, reasonably satisfactory to the Security Agent and under forms of policies approved by the Security Agent against the risks indicated below and such other risks as the Security Agent may reasonably specify from time to time; however, in no case shall the Security Agent specify insurance in excess of the customary insurances purchased by first-class owners of comparable vessels:

(i)         Marine and war risk, including terrorism, confiscation, London Blocking and Trapping Addendum and Missing Collateral Vessel Clause, hull and machinery insurance, hull interest insurance and freight interest insurance, together in an amount in U.S. dollars at all times equal to or greater than (x) its Appraised Value and (y) an amount which, when aggregated with the insured value of the other Collateral Vessels then subject to a Collateral Vessel Mortgage, is equal to 120% of the aggregate principal amount of the Loan and the Commitments.  The insured value for hull and machinery required under this clause (i) for the Collateral Vessel shall at all times be in an amount equal to or greater than (x) eighty per cent (80%) of the Appraised Value of the Collateral Vessel and (y) an amount which, when aggregated with the hull and machinery insured value of the other Collateral Vessels then subject to a Collateral Vessel Mortgage, is equal to the aggregate principal amount of the Loan and the Commitment outstanding, and the remaining marine and war risk insurance required by this clause (i) may be taken out as hull and freight interest insurance.

(ii)        Marine and war risk protection and indemnity insurance or equivalent insurance (including coverage against liability for crew, fines and penalties arising out of the operation of the Collateral Vessel, insurance against liability arising out of pollution, spillage or leakage, and workmen’s compensation or longshoremen’s and harbor workers’ insurance as shall be required by applicable law) in such amounts approved by the Security Agent; provided,  however, that insurance against liability under law or international convention arising out of pollution, spillage or leakage shall be in an amount not less than the greater of:

(x)       the maximum amount reasonably available from the International Group of Protection and Indemnity Associations (the “International Group”) or alternatively such sources of pollution, spillage or leakage coverage as are commercially available in any absence of such coverage by the International Group as shall be carried by prudent shipowners engaged in similar trades; and

(y)       the amounts required by the laws or regulations of the United States of America or any applicable jurisdiction in which the Collateral Vessel may be trading from time to time.

(iii)       While the Collateral Vessel is idle or laid up, at the option of the Borrower and in lieu of the above-mentioned marine and war risk hull insurance, port risk insurance insuring the Collateral Vessel against the usual risks encountered by like vessels under similar circumstances.

(b)        The Security Agent will obtain Mortgagee’s Insurances on such conditions as the Security Agent may reasonably require, satisfactory to the Security Agent and for an amount in U.S. dollars approved by the Security Agent but not being less than an amount which, when aggregated with

Schedule IV-A

the insured value of the other Collateral Vessels then subject to a Collateral Vessel Mortgage, is equal to 110% of the sum of the aggregate principal amount of Loan and Commitments outstanding pursuant to the Credit Agreement, the Borrower and the Collateral Vessel Owner having no interest or entitlement in respect of such policies; all such Mortgagee’s Insurances cover shall be obtained directly by the Security Agent, provided that in no event shall the Borrower be required to reimburse the Security Agent for any such costs in excess of the premium level then available to the Security Agent in the market.

(c)       The marine and commercial war-risk insurance required in this Schedule IV-A for the Collateral Vessel shall have deductibles and franchises in amounts reasonably satisfactory to the Security Agent.

All insurance maintained hereunder shall be primary insurance without right of contribution against any other insurance maintained by the Security Agent.  The policy of marine and war risk hull and machinery insurance with respect to the Collateral Vessel shall, if so requested by the Security Agent, provide that the Security Agent shall be a named insured in its capacity as mortgagee and as loss payee.  The entry in a marine and war risk protection indemnity club with respect to the Collateral Vessel shall note the interest of the Security Agent.  The Administrative Agent, the Security Agent and each of their respective successors and assigns shall not be responsible for any premiums, club calls, assessments or any other obligations or for the representations and warranties made therein by the Borrower, any of the Borrower’s Subsidiaries or any other Person. In addition, the Borrower shall reimburse the Administrative Agent for the cost of Mortgagee’s Insurances which the Administrative Agent will take out on the Collateral Vessel upon such terms and in such amounts as the Administrative Agent shall deem appropriate.

(d)       The Security Agent shall from time to time obtain a detailed report signed by a firm of marine insurance brokers acceptable to the Security Agent with respect to P & I entry, the hull and machinery and war risk insurance carried and maintained on the Collateral Vessel, together with their opinion as to the adequacy thereof and its compliance with the provisions of this Schedule IV-A.  At the Borrower’s expense the Borrower will use its best efforts to cause its insurance broker (which, for the avoidance of doubt shall be a different insurance broker from the firm of marine insurance brokers referred to in the immediately preceding sentence) and the P & I club or association providing P & I insurance referred to in part (a)(ii) of this Schedule IV-A, to agree to advise the Security Agent by electronic mail of any expiration, termination, alteration or cancellation of any policy, any default in the payment of any premium and of any other act or omission on the part of the Borrower of which the Borrower has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Collateral Vessel, and to provide an opportunity of paying any such unpaid premium or call, such right being exercisable by the Security Agent on the Collateral Vessel on an individual and not on a fleet basis.  In addition, the Borrower shall promptly provide the Security Agent with any information which the Security Agent reasonably requests for the purpose of obtaining or preparing any report from the Security Agent’s independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with this Schedule IV-A as of the date hereof or in connection with any renewal thereof, and the Borrower shall upon demand indemnify the Security Agent in respect of all reasonable fees and other expenses incurred by or for the account of the Security Agent in connection with any such report, provided that the Security Agent shall be entitled to such indemnity only for one such report during a period of 12 months.

The underwriters or brokers shall furnish the Security Agent with a letter or letters of undertaking to the effect that:

(i)       they will hold the instruments of insurance, and the benefit of the insurances thereunder, to the order of the Security Agent in accordance with the terms of the loss payable clause referred to in the relevant Assignment of Insurances for the Collateral Vessel;

Schedule IV-A

(ii)       they will have endorsed on each and every policy as and when the same is issued the loss payable clause, to be in the excess of U.S. $1,500,000, and the notice of assignment referred to in the relevant Assignment of Insurances for the Collateral Vessel; and

(iii)      they will not set off against any sum recoverable in respect of a claim against any Collateral Vessel under the said underwriters or brokers or any other Person in respect of any other vessel nor cancel the said insurances by reason of non-payment of such premiums or other amounts.

All policies of insurance required hereby shall provide for not less than 14 days prior written notice to be received by the Security Agent of the termination or cancellation of the insurance evidenced thereby.  All policies of insurance maintained pursuant to this Schedule IV-A for risks covered by insurance other than that provided by a P & I Club shall contain provisions waiving underwriters’ rights of subrogation thereunder against any assured named in such policy and any assignee of said assured, only to the extent such underwriters agree to so waive rights of subrogation (provided that it is understood and agreed that the Borrower shall use commercially reasonable efforts to obtain such waivers).  The Borrower shall assign to the Security Agent its full rights under any policies of insurance in respect of the Collateral Vessel in accordance with the terms contained herein (and, for the avoidance of doubt, such assignments shall include any additional value of any insurance that exceeds the values expressly required herein in respect of the Collateral Vessel).  The Borrower agrees that it shall deliver unless the insurances by their terms provide that they cannot cease (by reason of nonrenewal or otherwise) without the Security Agent being informed and having the right to continue the insurance by paying any premiums not paid by the Borrower, receipts showing payment of premiums for Required Insurance and also of demands from the Collateral Vessel’s P & I underwriters to the Security Agent at least 2 days before the risk in question commences.

(e)        Unless the Security Agent shall otherwise agree, all amounts of whatsoever nature payable under any insurance must be payable to the Security Agent for distribution first to itself and thereafter to the Borrower or others as their interests may appear, provided that, notwithstanding anything to the contrary herein, until otherwise required by the Security Agent by notice to the underwriters upon the occurrence and continuance of an Event of Default hereunder, (i) amounts payable under any insurance on the Collateral Vessel with respect to protection and indemnity risks may be paid directly to (x) the Borrower to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or (y) the Person to whom any liability covered by such insurance has been incurred, and (ii) amounts payable under any insurance with respect to the Collateral Vessel involving any damage to the Collateral Vessel not constituting an Event of Loss, may be paid by underwriters directly for the repair, salvage or other charges involved or, if the Borrower shall have first fully repaired the damage or paid all of the salvage or other charges, may be paid to the Borrower as reimbursement therefor; provided,  however, that if such amounts (including any franchise or deductible) are in excess of U.S. $1,500,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Security Agent and the loss payable clauses pertaining to such insurances shall be endorsed to that effect.

(f)        All amounts paid to the Security Agent in respect of any insurance on the Collateral Vessel shall be disposed of as follows (after deduction of the expenses of the Security Agent in collecting such amounts):

(i)       any amount which might have been paid at the time, in accordance with the provisions of paragraph (d) above, directly to the Borrower or others shall be paid by the Security Agent to, or as directed by, the Borrower;

(ii)      all amounts paid to the Security Agent in respect of an Event of Loss of the Collateral Vessel shall be applied by the Security Agent to the payment of the Financial Indebtedness hereby secured pursuant to Section 4.02(b) of the Credit Agreement; and

Schedule IV-A

(iii)       all other amounts paid to the Security Agent in respect of any insurance on the Collateral Vessel may, in the Security Agent’s sole discretion, be held and applied to the prepayment of the Credit Document Obligations or to making of needed repairs or other work on the Collateral Vessel, or to the payment of other claims incurred by the Borrower relating to the Collateral Vessel, or may be paid to the Borrower or whosoever may be entitled thereto.

The Borrower shall deliver to the Security Agent certified copies and, whenever so reasonably requested by the Security Agent, if available to the Borrower, the originals of all certificates of entry, cover notes, binders, evidences of insurance and policies and all endorsements and riders amendatory thereof in respect of insurance maintained pursuant to Section 7.03 of the Credit Agreement and this Schedule IV-A for the purpose of inspection or safekeeping, or, alternatively, satisfactory letters of undertaking from the broker holding the same.  The Security Agent shall be under no duty or obligation to verify the adequacy or existence of any such insurance or any such policies, endorsement or riders.

The Borrower will not execute or permit or willingly allow to be done any act by which any insurance may be suspended, impaired or cancelled, and that it will not permit or allow the Collateral Vessel to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously notified the insurers and the Security Agent in writing and insured the Collateral Vessel by additional coverage to extend to such voyages, risks, passengers or cargoes.

In case any underwriter proposes to pay less on any claim than the amount thereof, the Borrower shall forthwith inform the Security Agent, and if a Default, Event of Default or an Event of Loss has occurred and is continuing, the Security Agent shall have the exclusive right to negotiate and agree to any compromise.

The Borrower will comply with and satisfy all of the provisions of any applicable law, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Borrower or the Collateral Vessel with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade in which the Collateral Vessel are from time to time engaged and the cargo carried by it.

SCHEDULE V

ERISA

None.

SCHEDULE VII

NOTICE ADDRESSES

If to any Obligor, to:

Genco Shipping & Trading Limited

299 Park Avenue, 12th Floor

New York, NY 10171

Attention:  John C. Wobensmith

Telephone: (646) 443-8550

Facsimile: (646) 443-8551

Email:John.Wobensmith@gencoshipping.com

with copies to:

Kramer Levin Naftalis &Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention:  David Fisher

Telephone:  (212) 715-9284

Facsimile:  (212) 715-8059

Email:dfisher@kramerlevin.com

SCHEDULE VIII

FINANCIAL INDEBTEDNESS

1.    Letter of Credit for $300,000 issued by Nordea Bank Finland plc, New York Branch, on behalf of Genco Shipping & Trading Limited.

2.

SCHEDULE IX

DESIGNATED VESSELS

#	Collateral Vessel	Type	DWT	Built	Flag Jurisdiction	Official Number	Owner
1	Genco Reliance	Handysize	29,952	16.09.1999	Hong Kong	12278	Genco Reliance Limited
2	Genco Carrier	Handymax	47,180	08.01.1998	Hong Kong	12276	Genco Carrier Limited
3	Genco Prosperity	Handymax	47,180	03.06.1997	Hong Kong	12367	Genco Prosperity Limited
4	Genco Success	Handymax	47,186	18.04.1997	Hong Kong	12280	Genco Success Limited
5	Genco Wisdom	Handymax	47,180	15.07.1997	Hong Kong	12282	Genco Wisdom Limited
6	Genco Acheron	Panamax	72,495	26.01.1999	Hong Kong	19235	Genco Acheron Limited
	Total		291,300

SCHEDULE XI

SCHEDULED REPAYMENTS

Payment Date	Scheduled Repayment
March 31, 2017	$100,000.00
June 30, 2017	$100,000.00
September 30, 2017	$100,000.00
December 31, 2017	$100,000.00
March 31, 2018	$100,000.00
June 30, 2018	$100,000.00
September 30, 2018	$100,000.00
December 31, 2018	$100,000.00
March 31, 2019	$7,610,097.49
June 30, 2019	$7,610,097.49
September 30, 2019	$7,610,097.49
December 31, 2019	$7,610,097.49
March 31, 2020	$7,610,097.49
June 30, 2020	$7,610,097.49
September 30, 2020	$7,610,097.49
December 31, 2020	$7,610,097.49
March 31, 2021	$18,571,262.58
June 30, 2021	$18,571,262.58
September 30, 2021	$18,571,262.58
November 15, 2021 (Maturity Date)	$282,605,432.31

EXHIBIT A

FORM OF NOTICE OF BORROWING

[Date]

Nordea Bank Finland plc, New York Branch,

as Administrative Agent for the Lenders party

to the Credit Agreement referred to below

1211 Avenue of the Americas, 23rd Floor

New York, New York 10036

Attention:  Loan Administration

Ladies and Gentlemen:

The undersigned, Genco Shipping & Trading Limited (the “Borrower”), refers to the credit agreement, dated as of November 10, 2016 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and you, as Administrative Agent and as Security Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection set forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02 of the Credit Agreement:

(i)         The aggregate principal amount of the Proposed Borrowing is $____________.1

(ii)        The Business Day of the Proposed Borrowing is____________.2

(iii)       The initial Interest Period for the Proposed Borrowing is _____ months(s).3

(iv)        Attached hereto as Exhibit A are the calculations establishing and evidencing the Borrower’s compliance with the requirements of Section 2.01(b) of the Credit Agreement for the Proposed Borrowing.

(v)         The proceeds of the Proposed Borrowing shall be deposited in the following account:  Account No. [_____________], Account Name [_______________].

The undersigned hereby certifies on behalf of the Borrower that the following statements are true on the date hereof, and will be true on the Borrowing Date:

(A)        all representations and warranties contained in the Credit Agreement and in any other Credit Document shall be true and correct in all material respects, on and as of the Borrowing Date both before and after giving effect to the Proposed Borrowing with the same effect as though such representations and warranties had been made on the Borrowing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date);

1         An amount not exceed the lesser of (i) 86.3% of the Appraised Value, as set forth in Appraisals delivered pursuant to Section 5.02(f) of the Credit Agreement, of the Collateral Vessels and (ii) $400,000,000.

2         Shall be a Business Day at least three Business Days after the date hereof, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 12:00 p.m. (New York time) on such day.

3         The initial Interest Period for any Loan shall commence on the Borrowing Date of the Loan and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the immediately preceding Interest Period applicable thereto expires, and shall be a three or six month period or such other period as provided under Section 2.07 of the Credit Agreement.

EXHIBIT A

(B)       all of the applicable conditions set forth in Section 5 of the Credit Agreement have been satisfied and will be satisfied on the Borrowing Date; and

(C)       no Default or Event of Default shall have occurred and be continuing on the Borrowing Date or would result from giving effect to the Proposed Borrowing made on such date.

Very truly yours,

GENCO SHIPPING & TRADING LIMITED

By:
Name:
Title:

EXHIBIT A

Exhibit A

[Insert calculations evidencing compliance with Section 2.01(b) of the Credit Agreement]

EXHIBIT B

FORM OF NOTE

US$[ ]	New York, New York
[Date]

FOR VALUE RECEIVED, GENCO SHIPPING & TRADING LIMITED, a corporation organized under the laws of the Republic of the Marshall Islands (the “Borrower”), hereby promises to pay to [          ] or its assigns registered pursuant to Section 11.17 of the Credit Agreement (as defined below) (the “Lender”) in lawful money of the United States of America in immediately available funds, at the office of Nordea Bank Finland Plc, New York Branch (the “Administrative Agent”) located at 1211 Avenue of the Americas, 23rd Floor, New York, NY 10036, on the Maturity Date (as defined in the Credit Agreement referred to below) the principal sum of _____________ Dollars ($______) or, if less, the then aggregate unpaid principal amount of the Loan (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.06 of the Credit Agreement.

This Note is one of the Notes referred to in the credit agreement, dated as of November 10, 2016, among the Borrower, the lenders from time to time party thereto (including, without limitation, the Lender), Nordea Bank Finland Plc, New York Branch, as Administrative Agent and as Security Agent (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement).  This Note is secured by the Security Documents (as defined in the Credit Agreement) and is entitled to the benefits of the Guaranty (as defined in the Credit Agreement).  This Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, as provided in the Credit Agreement.

If an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

EXHIBIT B

GENCO SHIPPING & TRADING LIMITED

By:
Name:
Title:

EXHIBIT C

FORM OF GUARANTY

THIS GUARANTY, dated as of [●], 2016 (as amended, modified, restated and/or supplemented from time to time, this “Guaranty”), is made by each of the undersigned guarantors (each a “Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 25 hereof, the “Guarantors”).  Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, Genco Shipping & Trading Limited (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Nordea Bank Finland Plc, New York Branch, as Administrative Agent (in such capacity, together with any successor Administrative Agent, the “Administrative Agent”), and as Security Agent (in such capacity, together with any successor Security Agent, the “Security Agent”) have entered into a credit agreement, dated as of November 10, 2016 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of the Loan to the Borrower as contemplated therein (the Lenders, the Security Agent and the Administrative Agent are herein called the “Lender Creditors”):

WHEREAS, the Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more other Guarantors or any of their respective Subsidiaries under, one or more Secured Hedging Agreements with respect to the Borrower’s obligations under the Credit Agreement with respect to the outstanding Loan and/or Commitment from time to time with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”):

WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Borrower;

WHEREAS, it is a condition to the making of the Loan under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

WHEREAS, each Guarantor will obtain benefits from the incurrence of the Loan by the Borrower under the Credit Agreement and the entering into by the Borrower of Secured Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

1.        Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees:  (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes, if any, issued by, and the Loan made to, the Borrower under the Credit Agreement, and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower to the Lender Creditors (in the capacities referred to in the definition of Lender Creditors) under the Credit Agreement and each other Credit Document to which the Borrower is a party (including, without limitation, indemnities, fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit

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Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in all such Credit Documents (all such principal, premium, interest, liabilities, indebtedness and obligations being herein collectively called the “Credit Document Obligations”); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective Secured Hedging Agreements, whether or not such interest is an allowed claim in any such proceeding) owing by the Borrower under any Secured Hedging Agreement entered into in respect of the Borrower’s obligations with respect to the outstanding Loan and/or Commitments from time to time, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in each such Secured Hedging Agreement to which it is a party (all such obligations, liabilities and indebtedness being herein collectively called the “Other Obligations” and, together with the Credit Document Obligations, the “Guaranteed Obligations”).  Notwithstanding anything to the contrary contained herein, in no event will Guaranteed Obligations include any Excluded Swap Obligations.  As used herein, the term “Guaranteed Party” shall mean the Borrower party to or as guarantor of any Guarantor or its Subsidiaries party to any Secured Hedging Agreement with an Other Creditor.  Each Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Borrower, any other Guaranteed Party, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

2.        Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower or any other Guaranteed Party upon the occurrence in respect of the Borrower or any such other Guaranteed Party of any of the events specified in Section 9.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand.  This Guaranty shall constitute a guaranty of payment, and not of collection.

3.        The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower or any other Guaranteed Party whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation:  (a) any direction as to application of payment by the Borrower or any other Guaranteed Party or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, change in corporate structure, termination or increase, decrease or change in personnel, by the Borrower or any other Guaranteed Party, (e) to the extent permitted by applicable law, any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays the Borrower or any other Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of

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any security therefor, including, without limitation, any such invalidity, irregularity or unenforceability caused by a change in law.

4.        The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party and whether or not any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party is joined in any such action or actions.  Each Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by the Borrower or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Borrower or any other Guaranteed Party shall operate to toll the statute of limitations as to each Guarantor.

5.        Any Secured Creditor may, in accordance with the terms of the Credit Agreement, the other Credit Documents and applicable law, at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, and without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a)      change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b)      take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c)      exercise or refrain from exercising any rights against the Borrower, any other Guaranteed Party, any other Credit Party, any Subsidiary thereof or otherwise act or refrain from acting;

(d)      release or substitute any one or more endorsers, Guarantors, other guarantors, the Borrower, any other Guaranteed Party, or other obligors;

(e)      settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower or any other Guaranteed Party to creditors of the Borrower or such other Guaranteed Party other than the Secured Creditors;

(f)      apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower or any other Guaranteed Party to the Secured Creditors regardless of what liabilities of the Borrower or such other Guaranteed Party remain unpaid;

(g)       consent to or waive any breach of, or any act, omission or default under, any of the Secured Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement (in accordance with their terms) any of the Secured Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

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(h)       act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against the Borrower or any other Guaranteed Party to recover full indemnity for any payments made pursuant to this Guaranty; and/or

(i)       take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

6.       This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.  No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have hereunder.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand.  It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

7.       Any indebtedness of the Borrower or any other Guaranteed Party now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower or such other Guaranteed Party to the Secured Creditors, and such indebtedness of the Borrower or such other Guaranteed Party to any Guarantor, if the Administrative Agent or the Security Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Borrower or the other Guaranteed Parties to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty.  Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

8.       (a)       Each Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Secured Creditors to:  (i) proceed against the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever.  Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guaranteed Party other than payment in full of the Guaranteed Obligations.  The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Security Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any

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such sale is commercially reasonable, or exercise any other right or remedy the Secured Creditors may have against the Borrower, any other Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash.  Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower, any other Guaranteed Party or any other party or any security.

(b)       Each Guarantor waives all presentments, promptness, diligence, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

Each Guarantor warrants and agrees that each of the waivers set forth above in this Section 8 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

9.       (a)       The Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Security Agent, in each case acting upon the instructions of the Lenders in accordance with the Credit Agreement (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations), and that no other Secured Creditors shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Security Agent or, after all the Credit Document Obligations have been paid in full, by the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty.  The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder).

(b)       The Administrative Agent and Security Agent will hold in accordance with this Guaranty all collateral at any time received under this Guaranty.  It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Guaranty each such Secured Creditor acknowledges and agrees that the obligations of the Administrative Agent and Security Agent as enforcer of this Guaranty and interests herein are only those expressly set forth in this Guaranty and in Section 10 of the Credit Agreement.  The Administrative Agent and the Security Agent shall act hereunder on the terms and conditions set forth herein and in Section 10 of the Credit Agreement.

10.       In order to induce the Lenders to make Loans to the Borrower pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Secured Hedging Agreements, each Guarantor represents, warrants and covenants that:

(a)       Such Guarantor (i) is a duly organized and validly existing corporation or limited liability company in good standing (or the equivalent) under the laws of the jurisdiction of its incorporation, (ii) has the corporate or other applicable power and authority, as the case may be, to own its property and assets and to transact the business in which it is currently engaged and presently proposes

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to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualification, except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)       Such Guarantor has the corporate power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Guaranty and each such other Credit Document.  Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and this Guaranty and each such other Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c)       Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or credit agreement, or any other material agreement, contract or instrument, to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the Organizational Documents of such Guarantor or any of its Subsidiaries.

(d)       No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made or, in the case of any filings or recordings of the Security Documents (other than the Collateral Vessel Mortgages) executed on or before the Closing Date, will be made within 10 days of the Closing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty by such Guarantor or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party.

(e)       There are no actions, suits, investigations or proceedings pending or, to such Guarantor’s knowledge, threatened (i) with respect to this Guaranty or any other Credit Document to which such Guarantor is a party or (ii) with respect to such Guarantor or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

11.       Each Guarantor covenants and agrees that on and after the Closing Date and until the termination of the Commitments and all Secured Hedging Agreements entered into with respect to the Loans and until such time as no Notes remain outstanding and all Guaranteed Obligations have been paid in full, such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 7 and 8 of the Credit Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in Section 7 or 8 of the Credit Agreement, and so that no Default or Event of Default is caused by the actions of such Guarantor or any of its Subsidiaries.

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12.       The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of (i) each Secured Creditor in connection with the enforcement of this Guaranty (including, without limitation, the reasonable fees and disbursements of counsel employed by each Secured Creditor) and (ii) the Administrative Agent in connection with any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Administrative Agent).

13.       This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

14.       Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and with the written consent of (x) the Administrative Agent (or, to the extent required by Section 11.13 of the Credit Agreement, with the written consent of the Required Lenders or, as the case may be, all Lenders) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released).  For the purpose of this Guaranty, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations.  For the purpose of this Guaranty, the term “Requisite Creditors” of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent required by Section 11.13 of the Credit Agreement, each Lender) and (y) with respect to the Other Obligations, the holders of at least a majority of the Other Obligations).

15.       Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and each existing Secured Hedging Agreement has been made available to a senior officer of such Guarantor and such officer is familiar with the contents thereof.

16.       In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Credit Agreement and any payment default under any Secured Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

17.       Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including email or facsimile communication) and mailed, faxed or delivered:  if to any Guarantor, at the Borrower’s address specified in Section 11.03 of the Credit Agreement; if to any Secured Creditor, at its address specified opposite its name on Schedule II to the Credit Agreement; and if to the Administrative Agent, at its Notice Office; or, as to any

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other Credit Party, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Secured Creditor, at such other address as shall be designated by such Secured Creditor in a written notice to the Borrower and the Administrative Agent.  All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by email or facsimile, be effective when sent by email or facsimile, except that notices and communications to the Administrative Agent or any Guarantor shall not be effective until received by the Administrative Agent or such Guarantor, as the case may be.

18.       If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower or any other Guaranteed Party) then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower or any other Guaranteed Party, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

19.       (a)       THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York located in New York County in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each Guarantor hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such court lacks personal jurisdiction over such Guarantor, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Guarantor.  Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth in Section 17 hereof, such service to become effective 30 days after such mailing.  Each Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective.  Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

(b)       Each Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives (to the fullest extent permitted by applicable law) and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

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(c)       EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

20.       In the event that all of the capital stock or other equity interests of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 8.02 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Lenders (or all the Lenders if required by Section 11.13 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to the Borrower or another Subsidiary thereof) be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 20).

21.       At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty.  At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor.  A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 21 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty.  As used in this Section 21:  (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date.  All parties hereto recognize and agree that, except for any right of

EXHIBIT C

contribution arising pursuant to this Section 21, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash.  Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.  In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.

22.       Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal, state or other law.  To effectuate the foregoing intention, each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

23.       This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original (including if delivered by facsimile transmission), but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Administrative Agent.

24.       (a)       All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense, will be made in the currency or currencies in which the respective Guaranteed Obligations are then due and payable and will be made on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

(b)       The Guarantors’ obligations hereunder to make payments in the respective currency or currencies in which the respective Guaranteed Obligations are required to be paid (such currency being herein called the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Security Agent or the respective other Secured Creditor of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Security Agent or such other Secured Creditor under this Guaranty or the other Credit Documents or any Secured Hedging Agreement, as applicable.  If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (quoted by the Administrative Agent, determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”)).

(c)       If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors jointly and severally covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the

EXHIBIT C

Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(d)       For purposes of determining any rate of exchange for this Section 24, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

25.       It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall, without any further action, become a Guarantor hereunder by executing a counterpart hereof and/or a Joinder Agreement, in each case in form and substance satisfactory to the Administrative Agent, and delivering the same to the Administrative Agent.

EXHIBIT C

IN WITNESS WHEREOF, each Guarantor and the Administrative Agent has caused this Guaranty to be executed and delivered as of the date first above written.

BALTIC TRADING LIMITED

GENCO INVESTMENTS LLC

BALTIC BEAR LIMITED

BALTIC BREEZE LIMITED

BALTIC COUGAR LIMITED

BALTIC COVE LIMITED

BALTIC FOX LIMITED

BALTIC HARE LIMITED

BALTIC JAGUAR LIMITED

BALTIC LEOPARD LIMITED

BALTIC LION LIMITED

BALTIC MANTIS LIMITED

BALTIC PANTHER LIMITED

BALTIC SCORPION LIMITED

BALTIC TIGER LIMITED

BALTIC WIND LIMITED

BALTIC WOLF LIMITED

GENCO AQUITAINE LIMITED

GENCO ARDENNES LIMITED

GENCO AUVERGNE LIMITED

GENCO AVRA LIMITED

GENCO BAY LIMITED

GENCO BOURGOGNE LIMITED

GENCO BRITTANY LIMITED

GENCO CHALLENGER LIMITED

GENCO CLAUDIUS LIMITED

GENCO COMMODUS LIMITED

GENCO EXPLORER LIMITED

GENCO HUNTER LIMITED

GENCO LANGUEDOC LIMITED

GENCO LOIRE LIMITED

GENCO LORRAINE LIMITED

GENCO MARE LIMITED

GENCO MAXIMUS LIMITED

GENCO MUSE LIMITED

GENCO NORMANDY LIMITED

GENCO OCEAN LIMITED

GENCO PICARDY LIMITED

GENCO PROGRESS LIMITED

GENCO PROVENCE LIMITED

GENCO PYRENEES LIMITED

GENCO RAPTOR LLC

GENCO RHONE LIMITED

GENCO SPIRIT LIMITED

GENCO SURPRISE LIMITED

GENCO THUNDER LLC

GENCO WARRIOR LIMITED

each as a Guarantor

By:
Name:
Title:

EXHIBIT C

Accepted and Agreed to:

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,

as Administrative Agent for and on behalf of the Secured Creditors

By:
Name:
Title:

By:
Name:
Title:

Exhibits D-1 and D-2

Forms of Marshall Islands Collateral Vessel Mortgage and Liberian Collateral Vessel Mortgage

EXHIBITS D-1and D-2

FORM OF

FIRST PREFERRED SHIP MORTGAGE

ON THE REPUBLIC OF [THE MARSHALL ISLANDS][LIBERIAN] FLAG VESSEL

[VESSEL NAME]

OFFICIAL NO. [OFFICIAL NUMBER]

executed by

[SHIPOWNER],

as Shipowner

in favor of

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,

as Security Agent, acting in its capacity as security trustee and as Mortgagee

[DATE]

i

FIRST PREFERRED MORTGAGE

[VESSEL NAME]

This First Preferred Ship Mortgage is made [DATE] (this “Mortgage” or “First Preferred Mortgage”), by [SHIPOWNER], a [corporation][company] organized and existing pursuant to the laws of the Republic of the Marshall Islands [and registered as a foreign maritime entity under the laws of the Republic of Liberia] (the “Shipowner”), in favor of NORDEA BANK FINLAND PLC, NEW YORK BRANCH, with offices at 1211 Avenue of the Americas, 23rd Floor, New York, New York 10036, as Security Agent, acting in its capacity as security trustee (together with its successors in trust and assigns, the “Mortgagee”), pursuant to the Credit Agreement referred to below.

WITNESSETH

WHEREAS:

A.       The Shipowner is the sole owner of the whole of the Republic of [the Marshall Islands][Liberian] flag vessel [VESSEL NAME], Official Number [OFFICIAL NUMBER] of [GROSS TONS] gross tons and [NET TONS] net tons (the “Vessel”),

B.       Genco Shipping & Trading Limited, a company incorporated in the Republic of the Marshall Islands (the “Borrower”), the Lenders party thereto from time to time, and the Mortgagee, as administrative agent (in such capacity, the “Administrative Agent”) and as security agent (in such capacity, the “Security Agent”), have entered into a Credit Agreement dated as of November 10, 2016 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing a senior secured credit facility to the Borrower in the principal amount of up to Four Hundred Million United States Dollars (U.S.$400,000,000) (the “Credit Facility”) (the Lenders, the Administrative Agent and the Security Agent, collectively, the “Lender Creditors”).  A copy of the form of the Credit Agreement (without attachments) is attached hereto as Exhibit A and made a part hereof.  Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

C.       The Borrower may at any time and from time to time enter into one or more Secured Hedging Agreements with respect to the Credit Facility (and/or the Commitments) with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”).  The estimated aggregate notional amount of the liabilities of the Borrower under the Secured Hedging Agreements entered into with respect to the Facility (and/or the Commitments) is One Hundred Million United States Dollars (U.S.$100,000,000.00) (the “Secured Hedging Liabilities”). [A copy of the form of Secured Hedging Agreement and related schedule and confirmation is attached hereto as Exhibit [B] and made a part hereof.]1

D.       The Shipowner is a wholly-owned subsidiary of the Borrower.

E.       The Shipowner entered into the Guaranty as of November [●], 2016 (the “Guaranty”) in favor of the Secured Creditors, pursuant to which the Shipowner has guaranteed (i) to the Lender Creditors all obligations of the Borrower under the Credit Agreement and each other Credit Document to which the Borrower is a party, and (ii) to each of the Other Creditors, all obligations of the Borrower under each Secured Hedging Agreement entered into with respect to the Credit Facility (and/or the Commitments).  A copy of the form of the Guaranty is attached hereto as Exhibit [B][C] and made a part

1 Secured Hedging Agreements, if any, to be attached.

hereof.  The Lenders have made the Credit Facility available to the Borrower pursuant to the Credit Agreement; the Shipowner acknowledges that it is justly indebted to the Secured Creditors under the Guaranty.

F.       It is a condition to the obligation of the Lender Creditors to advance funds to the Borrower under the Credit Agreement and a condition to the obligation of the Other Creditors to enter into Transactions (as defined in the Secured Hedging Agreement) that the Shipowner (i) executes in favor of the Mortgagee this first preferred mortgage (hereinafter called the “Mortgage”) over the Vessel and (ii) records the executed Mortgage in the relevant mortgage registry office in order to secure its obligations under the Guaranty according to the terms thereof, and the payment of all other such sums that may hereinafter be secured by this Mortgage in accordance with the terms hereof, and to secure the performance and observance of and compliance with all the agreements, covenants and conditions contained herein and in the Guaranty.

G.       The Shipowner has duly authorized the execution and delivery of this First Preferred Mortgage under [Chapter 3 of the Marshall Islands Maritime Act 1990][Chapter 3 of Title 21 of the Liberian Code of Laws Revised], as amended.

H.       Pursuant to the Credit Agreement, the Mortgagee has agreed to act as Security Agent and security trustee for the Secured Creditors.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, and in order to secure the Shipowner’s obligations under the Guaranty according to the terms thereof, and the payment of all other sums that may hereafter be secured by this Mortgage in accordance with the terms hereof (all such obligations and other sums hereinafter called the “Indebtedness hereby secured”) and to secure the performance and observance of and compliance with all of the agreements, covenants and conditions contained in this Mortgage and the Guaranty, the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over, unto the Mortgagee, and its successors and assigns, the whole of the said Vessel, including, without being limited to, all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, fuel and consumables and other stores (to the extent owned by the Shipowner), rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, drilling equipment, fittings, equipment, spare parts, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, and also any and all additions, improvements, renewals and replacements hereafter made in or to such vessel or any part thereof, including all items and appurtenances aforesaid.

TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee and its successors and assigns, to its and to its successors’ and assigns’ own use, benefit and behoof forever.

PROVIDED, and these presents are upon the condition, that, if the Shipowner or its successors or assigns shall pay or cause to be paid the Indebtedness hereby secured as and when the same shall become due and payable in accordance with the terms of the Guaranty and this Mortgage, and all other such sums as may hereafter become secured by this Mortgage in accordance with the terms hereof, and the Shipowner shall duly perform, observe and comply with or cause to be performed, observed, or complied with all the covenants, terms and conditions of this Mortgage and the Guaranty expressed or implied, to be performed, then this Mortgage and the estate and rights hereunder shall cease, determine and be void, otherwise to remain in full force and effect.

The Shipowner, for itself, its successors and assigns, hereby covenants, declares and agrees with the Mortgagee and its successors and assigns that the Vessel is to be held subject to the further covenants, conditions, terms and uses hereinafter set forth.

2

The Shipowner covenants and agrees with the Mortgagee as follows:

ARTICLE I

Representations and Warranties of the Shipowner

Section 1.       Existence:  Authorization.  The Shipowner is a [corporation][company] duly organized, validly existing and in good standing under the laws of the Republic of the Marshall Islands [and registered as a foreign maritime entity under the laws of the Republic of Liberia] and shall so remain during the life of this Mortgage.  The Shipowner has full power and authority to own and mortgage the Vessel; has full right and entitlement to register the Vessel in its name under the flag of the Republic of [the Marshall Islands][Liberia] and has duly and effectively taken all action necessary and required by law for the execution and delivery of this Mortgage. Each of the Indebtedness hereby secured and this Mortgage is and will be the legal, valid and binding obligation of the Shipowner enforceable in accordance with its terms.

Section 2.       Title to Vessel. The Shipowner lawfully owns and is lawfully possessed of the Vessel free from any lien or encumbrance whatsoever other than this Mortgage, liens for current crew’s wages and liens not yet required to be removed under Section 7 of Article II hereof and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

Section 3.       ISM, ISPS and MARPOL Compliance.  The Shipowner has obtained all necessary ISM Documentation in connection with the Vessel and is in full compliance with the ISM Code, the ISPS Code and Annex VI (Regulations for the Prevention of Air Pollution from Ships) to MARPOL (as such terms are defined in Section 9 of Article II).

ARTICLE II

Covenants of the Shipowner

Section 1.       Payment of Indebtedness.  The Shipowner will pay or cause to be paid the Indebtedness hereby secured and will observe, perform and comply with the covenants, terms and conditions contained herein and in the Guaranty, express or implied, on its part to be observed, performed or complied with.  In the event of inconsistency between this Mortgage and the Guaranty, the provisions of this Mortgage shall prevail but only to the extent required by [Marshall Islands][Liberian] law.

The obligation of the Indebtedness hereby secured is an obligation in United States Dollars and the term “US$” when used herein shall mean such United States Dollars.  All payments hereunder or otherwise in respect of the Indebtedness hereby secured shall be payable in terms of United States Dollars when due, in United States Dollars when paid, whether such payment is made before or after the due date.

Section 2.       Mortgage Recording.  The Shipowner will cause this Mortgage to be duly recorded or filed [in the Office of the Deputy Commissioner of Maritime Affairs of the Republic of the [Marshall Islands][Liberia], in accordance with the provisions of [Chapter 3 of the Republic of the Marshall Islands Maritime Act of 1990][Chapter 3 of Title 21 of the Liberian Code of Laws Revised], as amended, and will otherwise comply with and satisfy all of the provisions of applicable laws of [the Republic of the Marshall Islands][Liberia] in order to establish and maintain this Mortgage as a first preferred mortgage thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same for the amount of the Indebtedness hereby secured.

Section 3.       Lawful Operation.  The Shipowner will not (a) cause or permit the Vessel to be operated in any manner contrary to law, (b) engage in any unlawful trade or violate any law or carry any

3

cargo that will expose the Vessel to penalty, forfeiture or capture, or (c) do, or suffer or permit to be done, anything which can or may injuriously affect the registration of the Vessel under the laws and regulations of the Republic of [the Marshall Islands][Liberia] and will at all times keep the Vessel duly documented thereunder.

Section 4.       Payment of Taxes.  The Shipowner will pay and discharge when due and payable, from time to time, all taxes, assessments, governmental charges or levies, fines and penalties lawfully imposed on the Vessel or any income therefrom.

Section 5.       Prohibition of Liens.  Neither the Shipowner, any charterer, the Master of the Vessel nor any other person has or shall have any right, power or authority to create, incur, assume or permit to be placed or imposed or continued upon the Vessel, its freights, profits or hire any lien whatsoever other than this Mortgage, other liens in favor of the Mortgagee and for crew’s wages, for general average and salvage.

Section 6.       Notice of Mortgage.  The Shipowner will place, and at all times and places will retain a properly certified copy of this Mortgage on board the Vessel with her papers and will cause such certified copy and the Vessel’s marine document to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than liens for crew’s wages, for general average and salvage, and to any representative of the Mortgagee.

The Shipowner will place and keep prominently displayed in the chart room and in the Master’s cabin on the Vessel a framed printed notice in plain type reading as follows:

NOTICE OF MORTGAGE

THIS VESSEL IS OWNED BY [SHIPOWNER], AND IS SUBJECT TO A FIRST PREFERRED MORTGAGE IN FAVOR OF NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS SECURITY TRUSTEE/MORTGAGEE UNDER AUTHORITY OF [CHAPTER 3 OF THE MARSHALL ISLANDS MARITIME ACT 1990][CHAPTER 3 OF TITLE 21 OF THE LIBERIAN CODE OF LAWS REVISED], AS AMENDED.  UNDER THE TERMS OF SAID MORTGAGE, NEITHER THE SHIPOWNER, ANY CHARTERER, THE MASTER OF THE VESSEL, NOR ANY OTHER PERSON HAS ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR, ASSUME OR PERMIT TO BE PLACED OR IMPOSED UPON THE VESSEL, ANY ENCUMBRANCES WHATSOEVER OR ANY OTHER LIEN WHATSOEVER OTHER THAN FOR CREW’S WAGES, FOR GENERAL AVERAGE AND SALVAGE.

Section 7.       Removal of Liens.  Except for the lien of this Mortgage and Permitted Liens, the Shipowner will not suffer to be continued any lien, encumbrance or charge on the Vessel, and in due course and in any event within thirty (30) days after the same becomes due and payable or within fourteen (14) days after being requested to do so by the Mortgagee, the Shipowner will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands, and will cause the Vessel to be released or discharged from any such lien, encumbrance or charge therefor.

Section 8.       Release from Arrest.  If a libel, complaint or similar process be filed against the Vessel or the Vessel be otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, the Shipowner will promptly notify the Mortgagee thereof by facsimile confirmed by letter, at the address, as specified in this Mortgage, and within fourteen (14) days will cause the Vessel to be released and all liens thereon other than this Mortgage and as otherwise permitted hereunder to be discharged, will cause a certificate of discharge to be recorded in the case of any

4

recording of a notice of claim of lien, and will promptly notify the Mortgagee thereof in the manner aforesaid.  The Shipowner will notify the Mortgagee within forty-eight (48) hours of any average or salvage incurred by the Vessel.

Section 9.       Maintenance. (a) The Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel and all its equipment, outfit and appurtenances, tight, staunch, strong, in good condition, working order and repair and in all respects seaworthy and fit for its intended service, and will keep the Vessel, or cause her to be kept, in such condition as will entitle her to the highest classification and rating for vessels of the same age and type in an Acceptable Classification Society.  The Shipowner covenants to deliver to the Mortgagee, at the Mortgagee’s request, a certificate from such Acceptable Classification Society showing such classification to be maintained.  The Shipowner will without cost or expense to the Mortgagee promptly, irrevocably and unconditionally instruct and authorize the relevant Acceptable Classification Society of the Vessel, and shall request such Acceptable Classification Society to give an undertaking to the Mortgagee as follows:

(i)        to send to the Mortgagee, following receipt of a written request from the Mortgagee, certified true copies of all original class records held by the relevant Acceptable Classification Society relating to the Vessel;

(ii)       to allow the Mortgagee (or its agents), at any time and from time to time, to inspect the original class and related records of the Shipowner and the Vessel at the offices of the relevant Acceptable Classification Society and to take copies of them;

(iii)      following receipt of a written request from the Mortgagee:

(A)       to advise of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Vessel’s class under the rules or terms and conditions of the Shipowner’s or the Vessel’s membership of the relevant Acceptable Classification Society; and

(B)       to confirm that the Shipowner is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the relevant Acceptable Classification Society; and

(C)       if the Shipowner is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Mortgagee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the relevant Acceptable Classification Society; and

(D)       to notify the Mortgagee immediately in writing if the classification society receives notification from the Shipowner or any other person that the Vessel’s relevant Acceptable Classification Society is to be changed.

Notwithstanding the above instructions and undertaking given for the benefit of the Mortgagee, the Shipowner shall continue to be responsible to the relevant Acceptable Classification Society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with such Acceptable Classification Society, and nothing herein or therein shall be construed as imposing any obligation or liability of the Mortgagee to the classification society in respect thereof.

(b)       The Shipowner shall further notify the relevant Acceptable Classification Society that all the foregoing instructions and authorizations shall remain in full force and effect until revoked or

5

modified by written notice to such Acceptable Classification Society received from the Mortgagee, and that the Shipowner shall reimburse such Acceptable Classification Society for all its costs and expenses incurred in complying with the foregoing instructions.

(c)       The Vessel shall, and the Shipowner covenants that she will, at all times comply with all applicable laws, treaties and conventions to which the Republic of the [Marshall Islands][Liberia] is a party, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith.  The Shipowner will not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel or change in her rig, without first receiving the written approval thereof by the Mortgagee.

(d)       The Shipowner agrees to give the Mortgagee upon Mortgagee’s request, the dry docking schedule for the Vessel, in order that the Mortgagee may have representatives present if desired.  The Shipowner agrees that at the Mortgagee’s request it will satisfy the Mortgagee that the expense of such survey or drydocking or work to be done thereat is within Shipowner’s financial capability and will not result in a claim or lien against the Vessel in violation of the provisions of this Mortgage, the Credit Agreement, the Guaranty or any other Credit Document.

(e)       The Shipowner shall promptly notify the Mortgagee of and furnish the Mortgagee with full information, including copies of reports and surveys, regarding any material accident or accident involving repairs where the aggregate cost is likely to exceed One Million Five Hundred Thousand United States Dollars (U.S.$1,500,000) (or its equivalent in another currency), any major damage to the Vessel, any event affecting the Vessel’s class, any occurrence in consequence whereof the Vessel has become or is likely to suffer an Event of Loss.

(f)       The Mortgagee shall have the right at any time, on reasonable notice, to have its surveyor conduct inspections and surveys of the Vessel to ascertain the condition of the Vessel and to satisfy itself that the Vessel is being properly repaired and maintained.  Such inspections and surveys shall be conducted at such times and in such manner as will not interfere with the Shipowner’s normal business operations and schedule.

(g)       The Shipowner will furnish to the Mortgagee on demand true and complete copies of the DOC, the SMC (each as defined in the definition of ISM Documentation below) and such other ISM Documentation as the Mortgagee may reasonably request in writing.

(h)       The Shipowner will comply or procure compliance with the ISM Code, the ISPS Code and Annex VI (Regulations for the Prevention of Air Pollution from Ships) to MARPOL (as such terms are defined below) and notify the Mortgagee forthwith upon:

(i)       any claim for breach of the ISM Code or the ISPS Code being made against the Shipowner, an ISM Designated Person (as such term is defined below) or the manager of the Vessel in connection with the Vessel; or

(ii)      any other matter, event or incident, actual or which will or could lead to the ISM Code or the ISPS Code or Annex VI (Regulations for the Prevention of Air Pollution from Ships) to MARPOL not being complied with;

and keep the Mortgagee advised in writing on a regular basis and in such detail as the Mortgagee shall require, of the Shipowner’s and Vessel manager’s response to the items referred to in subclauses (i) and (ii) above.

6

For the purposes of this Mortgage:

“ISM Code” means in relation to its application the Shipowner, the Vessel and its operation:

(a)       ‘The International Management Code for the Safe Operation of Ships and for Pollution Prevention’, currently known or referred to as the ‘ISM Code’, adopted by the Assembly of the International Maritime Organization by Resolution A.741(18) on 4 November 1993 and incorporated on 19 May 1994 into Chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

(b)       all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organization or any other entity with responsibility for implementing the ISM Code, including without limitation, the ‘Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations’ produced by the International Maritime Organization pursuant to Resolution A.788(19) adopted on 25 November 1995, as the same may be amended, supplemented or replaced from time to time;

“ISM Documentation” includes:

(a)       the document of compliance (“DOC”) and safety management certificate (“SMC”) issued pursuant to the ISM Code in relation to the Vessel within the periods specified by the ISM Code;

(b)       the interim safety management certificate (“Interim SMC”) issued pursuant to the ISM Code in relation to the Vessel prior to or on the delivery date thereof;

(c)       all other documents and data which are relevant to the ISM SMS and its implementation and verification which the Mortgagee may request; and

(d)       any other documents which are prepared or which are otherwise relevant to establish and maintain the Vessel’s or the Shipowner’s compliance with the ISM Code which the Mortgagee may request.

“ISM Designated Person” means the person from time to time so designated by the Shipowner for the purposes of the ISM Code.

“ISM SMS” means the safety management system which is required to be developed, implemented and maintained under the ISM Code.

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation (“IMO”) adopted by a Diplomatic conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended) adopted on July 1, 2004.

“MARPOL” means the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997) and includes any amendments or extensions of it and any regulation issued pursuant to it.

Section 10.       Inspection; Reports.  (a) The Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of

7

inspecting the Vessel and her cargo and papers, including without limitation all records pertaining to the Vessel’s maintenance and repair, and, at the request of the Mortgagee, the Shipowner will deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not.

(b)       The Shipowner hereby agrees to furnish promptly to the Mortgagee, on demand, any reports or information which the Shipowner may submit to shareholders or regulatory agencies and any additional information which the Mortgagee may request in respect of the financial condition of the Shipowner.

Section 11.       Flag; Home Port.  (a) The Shipowner will not change the flag or home port of the Vessel without the written consent of the Mortgagee or the Required Lenders and any such written consent to anyone change of flag or home port shall not be construed to be a waiver of this provision with respect to any subsequent proposed change of flag or home port.

(b)       Notwithstanding the foregoing provisions of this Section 11, upon not less than 30 days prior written notice to the Mortgagee, provided no Default or Event of Default under the Credit Agreement shall have occurred and be continuing, the Shipowner may change the flag or home port of the Vessel to another Acceptable Flag Jurisdiction provided that each of the requirements set forth in the definition of Flag Jurisdiction Transfer (as defined in the Credit Agreement) are satisfied.

Section 12.       No Sales, Transfers or Charters.  The Shipowner will not sell, mortgage, transfer, or change the management of, or charter the Vessel except as permitted under the Credit Agreement.  Any such sale, mortgage, charter, transfer, or change of management of the Vessel shall be subject to the provisions of this Mortgage and the lien hereof.

Section 13.       Insurance. (a) The Shipowner shall keep the Vessel insured with insurers and protection and indemnity clubs or associations of internationally recognized reputation, and placed in such markets, on such terms and conditions, and through brokers, reasonably satisfactory to the Mortgagee and under forms of policies approved by the Mortgagee against the risks indicated below and such other risks as the Mortgagee may reasonably specify from time to time; however, in no case shall the Mortgagee specify insurance in excess of the customary insurances purchased by first-class owners of comparable vessels:

(i)        Marine and war risk, including terrorism, confiscation, London Blocking and Trapping Addendum and Missing Collateral Vessel Clause, hull and machinery insurance, hull interest insurance and freight interest insurance, together in an amount in U.S. dollars at all times equal to or greater than (x) its Appraised Value and (y) an amount which, when aggregated with the insured value of the other Collateral Vessels then subject to a Collateral Vessel Mortgage, is equal to 120% of the aggregate principal amount of the Loan and the Commitments.  The insured value for hull and machinery required under this clause (i) for the Vessel shall at all times be in an amount equal to or greater than (x) eighty per cent (80%) of the Appraised Value of the Vessel and (y) an amount which, when aggregated with the hull and machinery insured value of the other Collateral Vessels then subject to a Collateral Vessel Mortgage, is equal to the aggregate principal amount of the Loan and the Commitment outstanding, and the remaining marine and war risk insurance required by this clause (i) may be taken out as hull and freight interest insurance.

(ii)       Marine and war risk protection and indemnity insurance or equivalent insurance (including coverage against liability for crew, fines and penalties arising out of the operation of the Vessel, insurance against liability arising out of pollution, spillage or leakage, and workmen’s compensation or longshoremen’s and harbor workers’ insurance as shall be required by applicable law) in such amounts approved by the Mortgagee; provided,  however, that insurance

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against liability under law or international convention arising out of pollution, spillage or leakage shall be in an amount not less than the greater of:

(x)       the maximum amount reasonably available from the International Group of Protection and Indemnity Associations (the “International Group”) or alternatively such sources of pollution, spillage or leakage coverage as are commercially available in any absence of such coverage by the International Group as shall be carried by prudent shipowners engaged in similar trades; and

(y)       the amounts required by the laws or regulations of the United States of America or any applicable jurisdiction in which the Vessel may be trading from time to time.

(iii)       While the Vessel is idle or laid up, at the option of the Shipowner and in lieu of the above-mentioned marine and war risk hull insurance, port risk insurance insuring the Vessel against the usual risks encountered by like vessels under similar circumstances.

(b)       The Mortgagee will obtain Mortgagee’s Insurances on such conditions as the Mortgagee may reasonably require, satisfactory to the Mortgagee and for an amount in U.S. dollars approved by Mortgagee but not being less than an amount which, when aggregated with the insured value of the other Collateral Vessels then subject to a Collateral Vessel Mortgage, is equal to 110% of the sum of the aggregate principal amount of Loan and Commitments outstanding pursuant to the Credit Agreement, the Borrower and the Shipowner having no interest or entitlement in respect of such policies; all such Mortgagee’s Insurances cover shall be obtained directly by the Mortgagee,  provided that in no event shall the Borrower be required to reimburse the Mortgagee for any such costs in excess of the premium level then available to the Mortgagee in the market.

(c)       The marine and commercial war-risk insurance required in this Section 13 for the Vessel shall have deductibles and franchises in amounts reasonably satisfactory to the Mortgagee.

All insurance maintained hereunder shall be primary insurance without right of contribution against any other insurance maintained by the Mortgagee.  The policy of marine and war risk hull and machinery insurance with respect to the Vessel shall, if so requested by the Mortgagee, provide that the Mortgagee shall be a named insured in its capacity as mortgagee and as loss payee.  The entry in a marine and war risk protection indemnity club with respect to the Vessel shall note the interest of the Mortgagee. The Mortgagee and its successors and assigns shall not be responsible for any premiums, club calls, assessments or any other obligations or for the representations and warranties made therein by the Shipowner, any of the Shipowner’s Subsidiaries or any other Person.  In addition, the Shipowner shall reimburse the Mortgagee for the cost of Mortgagee’s Insurances which the Mortgagee will take out on the Vessel upon such terms and in such amounts as the Mortgagee shall deem appropriate.

(d)       The Mortgagee shall from time to time obtain a detailed report signed by a firm of marine insurance brokers acceptable to it with respect to P & I entry, the hull and machinery and war risk insurance carried and maintained on the Vessel, together with their opinion as to the adequacy thereof and its compliance with the provisions of this Section 13.  At the Shipowner’s expense the Shipowner will use its best efforts to cause its insurance broker (which, for the avoidance of doubt shall be a different insurance broker from the firm of marine insurance brokers referred to in the immediately preceding sentence) and the P & I club or association providing P & I insurance referred to in part (a)(ii) of this Section 13, to agree to advise the Mortgagee by electronic mail of any expiration, termination, alteration or cancellation of any policy, any default in the payment of any premium and of any other act or omission on the part of the Shipowner of which the Shipowner has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Vessel, and to provide an opportunity of paying any such unpaid premium or call, such right being exercisable by the Mortgagee on the Vessel on an

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individual and not on a fleet basis.  In addition, the Shipowner shall promptly provide the Mortgagee with any information which the Mortgagee reasonably requests for the purpose of obtaining or preparing any report from the Mortgagee’s independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with this Section 13 as of the date hereof or in connection with any renewal thereof, and the Shipowner shall upon demand indemnify the Mortgagee in respect of all reasonable fees and other expenses incurred by or for the account of the Mortgagee in connection with any such report, provided that the Mortgagee shall be entitled to such indemnity only for one such report during a period of 12 months.

The underwriters or brokers shall furnish the Mortgagee with a letter or letters of undertaking to the effect that:

(i)       they will hold the instruments of insurance, and the benefit of the insurances thereunder, to the order of the Mortgagee in accordance with the terms of the loss payable clause referred to in the relevant Assignment of Insurances for the Vessel;

(ii)      they will have endorsed on each and every policy as and when the same is issued the loss payable clause, to be in the excess of U.S.$1,500,000, and the notice of assignment referred to in the relevant Assignment of Insurances for the Vessel; and

(iii)     they will not set off against any sum recoverable in respect of a claim against the Vessel under the said underwriters or brokers or any other Person in respect of any other vessel nor cancel the said insurances by reason of non-payment of such premiums or other amounts.

All policies of insurance required hereby shall provide for not less than 14 days prior written notice to be received by the Mortgagee of the termination or cancellation of the insurance evidenced thereby.  All policies of insurance maintained pursuant to this Section 13 for risks covered by insurance other than that provided by a P & I Club shall contain provisions waiving underwriters’ rights of subrogation thereunder against any assured named in such policy and any assignee of said assured, only to the extent such underwriters agree to so waive rights of subrogation (provided that it is understood and agreed that the Shipowner shall use commercially reasonable efforts to obtain such waivers).  The Shipowner shall assign to the Mortgagee its full rights under any policies of insurance in respect of the Vessel in accordance with the terms contained herein (and, for the avoidance of doubt, such assignments shall include any additional value of any insurance that exceeds the values expressly required herein in respect of the Vessel).  The Shipowner agrees that it shall deliver unless the insurances by their terms provide that they cannot cease (by reason of nonrenewal or otherwise) without the Mortgagee being informed and having the right to continue the insurance by paying any premiums not paid by the Shipowner, receipts showing payment of premiums for Required Insurance and also of demands from the Vessel’s P & I underwriters to the Mortgagee at least 2 days before the risk in question commences.

(e)       Unless the Mortgagee shall otherwise agree, all amounts of whatsoever nature payable under any insurance must be payable to the Mortgagee for distribution first to itself and thereafter to the Shipowner or others as their interests may appear, provided that, notwithstanding anything to the contrary herein, until otherwise required by the Mortgagee by notice to the underwriters upon the occurrence and continuance of an Event of Default hereunder, (i) amounts payable under any insurance on the Vessel with respect to protection and indemnity risks may be paid directly to (x) the Shipowner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or (y) the Person to whom any liability covered by such insurance has been incurred, and (ii) amounts payable under any insurance with respect to the Vessel involving any damage to the Vessel not constituting an Event of Loss, may be paid by underwriters directly for the repair, salvage or other charges involved or, if the Shipowner shall have first fully repaired the damage or paid all of the salvage or other charges, may be paid to the Shipowner as reimbursement therefor; provided,  however, that if such amounts (including any franchise

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or deductible) are in excess of U.S. $1,500,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee and the loss payable clauses pertaining to such insurances shall be endorsed to that effect.

(f)        All amounts paid to the Mortgagee in respect of any insurance on the Vessel shall be disposed of as follows (after deduction of the expenses of the Mortgagee in collecting such amounts):

(i)       any amount which might have been paid at the time, in accordance with the provisions of paragraph (d) above, directly to the Shipowner or others shall be paid by the Mortgagee to, or as directed by, the Shipowner;

(ii)      all amounts paid to the Mortgagee in respect of an Event of Loss of the Vessel shall be applied by the Mortgagee to the payment of the Indebtedness hereby secured pursuant to Section 4.02(b) of the Credit Agreement; and

(iii)     all other amounts paid to the Mortgagee in respect of any insurance on the Vessel may, in the Mortgagee’s sole discretion, be held and applied to the prepayment of the Credit Document Obligations or to making of needed repairs or other work on the Vessel, or to the payment of other claims incurred by the Shipowner relating to the Vessel, or may be paid to the Shipowner or whosoever may be entitled thereto.

(g)       The Shipowner shall deliver to the Mortgagee certified copies and, whenever so reasonably requested by the Mortgagee, if available to the Shipowner, the originals of all certificates of entry, cover notes, binders, evidences of insurance and policies and all endorsements and riders amendatory thereof in respect of insurance maintained pursuant to Section 7.03 of the Credit Agreement and this Section 13 for the purpose of inspection or safekeeping, or, alternatively, satisfactory letters of undertaking from the broker holding the same.  The Mortgagee shall be under no duty or obligation to verify the adequacy or existence of any such insurance or any such policies, endorsement or riders.

(h)       The Shipowner will not execute or permit or willingly allow to be done any act by which any insurance may be suspended, impaired or cancelled, and that it will not permit or allow the Vessel to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously notified the insurers and the Mortgagee in writing and insured the Vessel by additional coverage to extend to such voyages, risks, passengers or cargoes.

(i)       In case any underwriter proposes to pay less on any claim than the amount thereof, the Shipowner shall forthwith inform the Mortgagee, and if a Default, Event of Default or an Event of Loss has occurred and is continuing, the Mortgagee shall have the exclusive right to negotiate and agree to any compromise.

(j)       The Shipowner will comply with and satisfy all of the provisions of any applicable law, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Shipowner or the Vessel with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade in which the Vessel are from time to time engaged and the cargo carried by it.

Section 14.       Reimbursement for Expenses.  The Shipowner will reimburse the Mortgagee promptly for any and all reasonable expenditures which the Mortgagee may from time to time make, layout or expend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, tolls, assessments, governmental charges, levies, fines and penalties lawfully imposed, repairs, attorney’s fees, and other matters as the Shipowner is obligated herein to provide, but fails to provide or which, in the sole judgment of the Mortgagee are necessary or appropriate for the protection of

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the Vessel or the security granted by this Mortgage.  Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, shall bear interest at the interest rate as set forth in Section 2.06 of the Credit Agreement from the date of payment by the Mortgagee to and including the date of reimbursement by the Shipowner, shall be secured by this Mortgage, and shall be payable by the Shipowner on demand.  The Mortgagee, though privileged to do so, shall be under no obligation to the Shipowner to make any such expenditure, nor shall the making thereof relieve the Shipowner of any default in that respect.

Section 15.       Performance of Charters.  The Shipowner will fully perform any and all charter parties which may be entered into with respect to the Vessel and will promptly notify the Mortgagee of any material claim by any charterer of non-performance thereunder by the Shipowner.

Section 16.       Change in Ownership.  The Shipowner further covenants and agrees with the Mortgagee that, so long as any part of the Indebtedness hereby secured remains unpaid, there shall be no change in the ownership of the Vessel or any of the shares of the Shipowner except as permitted under the Credit Agreement.

Section 17.       Prepayment if Event of Loss.  In the event that the Vessel suffers an Event of Loss, then and in each such case the Shipowner shall forthwith repay the Indebtedness hereby secured at the time and in the amount set forth in Section 4.02(b) of the Credit Agreement except to the extent such amounts have otherwise been paid as therein provided.

Section 18.       Credit Agreement.  Without duplication of any other provision in this Mortgage, the representations, warranties, covenants, undertakings and liabilities of the Borrower set forth in the Credit Agreement relating to the Vessel (therein referred to as the “Collateral Vessel”) shall apply to this Mortgage as if set out in full in this Mortgage with references therein to the Borrower and the Collateral Vessel changed to references to the Shipowner and the Vessel respectively and with any other necessary modifications and the Shipowner shall comply with the provisions of those clauses as so modified.

ARTICLE III

Events of Default and Remedies

Section 1.          Events of Default; Remedies.  In case anyone or more of the following events, herein termed “Events of Default”, shall happen:

(a)       the Shipowner (i) defaults in the payment when due of any principal or interest payable in connection with the Loan or any Note or (ii) default in the payment when due of any other sums payable under a Credit Document or under any document relating to a Credit Document or, in the case of sums payable on demand, within five (5) Business Days after the date when first demanded; provided that if such failure to pay a sum when due is solely the result of an administrative or technical error, it shall not constitute an Event of Default unless such failure continues unremedied for more than three (3) Business Days; or

(b)       the statements in Article I shall prove to have been untrue in a material way when made; or

(c)       a default in the due and punctual observance and performance of any of the provisions of Sections 2, 3, 7, 8, 9(b), 11, 12, 13(a), (b), (c), (d), (h) and (j), 16 or 17 of Article II hereof shall have occurred and be continuing; or

(d)       a breach or omission in the due and punctual observance of any of the other covenants and conditions herein required to be kept and performed by the

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Shipowner and such breach or omission shall continue for 30 days after the day the Shipowner first knew or should have known of such breach or omission; or

(e)       an Event of Default shall have occurred and be continuing under the Credit Agreement; or

(f)       a payment default by the Borrower under any Secured Hedging Agreement shall have occurred and be continuing; or

(g)       any notice shall have been issued by the government or any bureau, department, officer, board or agency thereof of the country of registry of the Vessel to the effect that the Vessel is subject to cancellation from such registry or the certificate of registry of the Vessel is subject to revocation or cancellation for any reason whatsoever, and such notice shall not have been cancelled or annulled on or before seven (7) Business Days prior to the date set forth in such notice for such cancellation or revocation; or

(h)       the Vessel shall be cancelled from the country of registry of the Vessel or the certificate of registry of the Vessel is revoked or cancelled for any reason whatsoever;

then:

the security constituted by this Mortgage shall become immediately enforceable and that without limitation, the enforcement remedies specified can be exercised irrespective of whether or not the Mortgagee has exercised the right of acceleration under the Credit Agreement or any of the other Credit Documents and the Mortgagee shall have the right to:

(i)       Declare all or any part of the then unpaid Indebtedness hereby secured to be due and payable immediately, and upon such declaration, the same shall become and be immediately due and payable provided,  however, that no declaration shall be required if an Event of Default shall have occurred by reason of a Default under Section 9.05 of the Credit Agreement, then and in such case, the Indebtedness hereby secured shall become immediately due and payable on the occurrence of such Event of Default without any notice or demand; or

(ii)      Exercise all of the rights and remedies in foreclosure and otherwise given to a mortgagee by the provisions of the laws of the country of registry of the Vessel or of any other jurisdiction where the Vessel may be found; or

(iii)     Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Indebtedness hereby secured, and collect the same out of any and all property of the Shipowner whether covered by this Mortgage or otherwise; or

(iv)      Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel; or

(v)       Without being responsible for loss or damage, the Mortgagee may hold, lay up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to subsection (vi) next

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following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given them to take the Vessel, the Mortgagee shall have the right to dock the Vessel, for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner; or

(vi)       Without being responsible for loss or damage, the Mortgagee may sell the Vessel upon such terms and conditions as to the Mortgagee shall seem best, free from any claim of or by the Shipowner, at public or private sale, by sealed bids or otherwise, by mailing, by air or otherwise, notice of such sale, whether public or private, addressed to the Shipowner at its last known address and to any other registered mortgagee, twenty (20) calendar days prior to the date fixed for entering into the contract of sale and by first publishing notice of any such public sale for ten (10) consecutive days, in daily newspapers of general circulation published in the City of New York, State of New York; in the event that the Vessel shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any sale.  The Shipowner agrees that any sale made in accordance with the terms of this paragraph shall be deemed made in a commercially reasonable manner insofar as it is concerned; or

(vii)       Require that all policies, contracts, certificates of entry and other records relating to the insurance with respect to the Vessel, including, but not limited to, those described in Article II, Section 13 hereof (the “Insurances”) (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Mortgagee; or

(viii)      Collect, recover, compromise and give a good discharge for any and all monies and claims for monies then outstanding or thereafter arising under the Insurances or in respect of the earnings or any requisition compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor.

Section 2.       Power of Sale.  Any sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them.  No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof.  In case of any such sale, the Mortgagee, if it is the purchaser, shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Indebtedness hereby secured in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the Mortgagee after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Indebtedness hereby secured.  At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

Section 3.       Power of Attorney-Sale.  The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner to execute and deliver to any purchaser aforesaid, and is hereby vested

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with full power and authority to make, in the name and on behalf of the Shipowner, a good conveyance of the title to the Vessel so sold.  Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the power of attorney contained herein has become exercisable.  In the event of any sale of the Vessel, under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel as the Mortgagee may direct or approve.

Section 4.       Power of Attorney-Collection.  The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner upon the happening of any Event of Default, in the name of the Shipowner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freight, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the happening of any Event of Default as defined in Section 1 of Article III hereof in respect of the Vessel, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.  Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the Power of Attorney contained herein has become exercisable.

Section 5.       Delivery of Vessel.  Upon the security constituted by this Mortgage becoming enforceable pursuant to Section 1 of Article III, the Mortgagee shall (in addition to the powers described in Section 1 of Article III) become forthwith entitled (but not bound) to appoint, by an instrument in writing under its seal or under the hand of any director or officer or authorized signatory, a receiver and/or manager of the Vessel upon such terms as to remuneration and otherwise as the Mortgagee shall deem fit with power from time to time to remove any receiver and appoint another in his stead and any receiver shall be the agent of the Shipowner (who shall be solely responsible for his acts and defaults and remuneration) and shall have all the powers conferred by law by way of addition to, but without limiting, those powers any receiver shall have all the powers and entitlements conferred on the Mortgagee by this Mortgage and generally shall be entitled to the same protection and to exercise the same powers and discretions as are granted to the Mortgagee under this Mortgage.

Section 6.       Mortgagee to Discharge Liens.  The Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein. Neither the Mortgagee nor any receiver shall be liable as Mortgagee in possession in respect of the Vessel to account or be liable for any loss upon realization or for any neglect or default of any nature, unless caused by such Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision, whatsoever in connection therewith for which a Mortgagee in possession may be liable as such.

Section 7.       Payment of Expenses.  The Shipowner covenants that upon the happening of any one or more of the events of default, then, upon written demand of the ‘Mortgagee, the Shipowner will pay to the Mortgagee the whole amount due and payable in respect of the Indebtedness hereby secured pursuant to the terms of the Guaranty; and in case the Shipowner shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and

15

unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation of the Mortgagee or its agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it or them or the Mortgagee hereunder.  All moneys collected by the Mortgagee under this Section 7 shall be applied by the Mortgagee in accordance with the provisions of Section 11 of this Article III.

Section 8.        Remedies Cumulative.  Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy.  The Mortgagee shall not be required or bound to enforce any of its rights under any of the other Credit Documents, prior to enforcing its rights under this Mortgage.  No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or be construed to be a waiver of any such Event of Default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Indebtedness hereby secured maturing after any Event of Default or of any payment on account of any past default be construed to be a waiver of any right to exercise its remedies due to any future Event of Default or of any past Event of Default not completely cured thereby.  No consent, waiver or approval of the Mortgagee shall be deemed to be effective unless in writing and duly signed by authorized signatories of the Mortgagee; any waiver by the Mortgagee of any of the terms of this Mortgage or any consent given under this Mortgage shall only be effective for the purpose and on the terms which it is given and shall be without prejudice to the right to give or withhold consent in relation to future matters (which are either the same or different).

Section 9.        Cure of Defaults.  If at any time after an Event of Default and prior to the actual sale of the Vessel by the Mortgagee or prior to any enforcement or foreclosure proceedings the Shipowner offers completely to cure all events of default and to pay all expenses, advances and damages to the Mortgagee consequent on such events of default, with interest at the interest rate set forth in Section 2.06 of the Credit Agreement, then the Mortgagee may, but shall not be obligated to, accept such offer and payment and restore the Shipowner to its former position, but such action, if taken, shall not affect any subsequent Event of Default or impair any rights consequent thereon.

Section 10.       Discontinuance of Proceedings.  In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to its former position and right hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 11.       Application of Proceeds.  After an Event of Default hereunder shall have occurred and be continuing, the proceeds of any sale of the Vessel and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied as set forth in Section 4.05 of the Credit Agreement.

Section 12.       Possession Until Default.  Until one or more of the events of default hereinafter described shall happen, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its discretion, and without application

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or notice to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings or equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, equipment, or other appurtenances of substantially equal value to the Shipowner, which shall forthwith become subject to the lien of this Mortgage as a first priority mortgage thereon.

Section 13.       Severability of Provisions, etc.. (a) If any provision of this Mortgage should be deemed invalid or shall be deemed to affect adversely the preferred status of this Mortgage under any applicable law, such provision shall be void and of no effect and shall cease to be a part of this Mortgage without affecting the remaining provisions, which shall remain in full force and effect.

(b)       In the event that the Guaranty, this Mortgage, any of the other Credit Documents or any of the documents or instruments which may from time to time be delivered thereunder or hereunder or any provision thereof or hereof shall be deemed invalidated by present or future law of any nation or by decision of any court, this shall not affect the validity and/or enforceability of all or any other parts of the Guaranty, this Mortgage, any of the other Credit Documents or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole discretion may reasonably deem to be necessary to carry out the true intent of this Mortgage, the Guaranty and the other Credit Documents.

(c)       In the event that the title, or ownership of the Vessel shall be requisitioned, purchased or taken by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree order or otherwise, the lien of this Mortgage shall be deemed to attach to the claim for compensation therefor and any payments due pursuant thereto and any payments actually received in respect thereof, and the compensation, purchase or other taking of such title or ownership is hereby agreed to be payable to the Mortgagee who shall be entitled to receive the same and shall apply it as provided in Section 11 of this Article III.  In the event of any such requisition, purchase or taking, and the failure of the Mortgagee to receive proceeds as herein provided, the Shipowner shall promptly execute and deliver to the Mortgagee such documents, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such part of the compensation, purchase price, reimbursement or award as is payable to it hereunder.  The Shipowner shall give prompt written notice to the Mortgagee of the occurrence of all such events.

(d)       Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the priority status of this Mortgage, and if any provision of this Mortgage or portion thereof shall be construed to waive the priority status of this Mortgage, then such provision to such extent shall be void and of no effect.

ARTICLE IV

Sundry Provisions

Section 1.       Successors and Assigns.  All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and shall inure to the benefit of the Mortgagee and its successors and assigns.  In the event of any assignment or transfer of this Mortgage, the term “Mortgagee”, as used in this Mortgage, shall be deemed to mean any such assignee or transferee.

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Section 2.       Power of Substitution.  Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 3.       Counterparts.  This Mortgage may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 4.       Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including email or facsimile communication) and mailed, emailed, faxed or delivered, if to the Shipowner or to the Mortgagee, at its address as specified below, or at such other address as shall be designated by such party in a written notice to the other party:

If to the Shipowner, addressed to it in care of:

c/o Genco Shipping & Trading Limited

299 Park Avenue, 12th Floor

New York, NY 10171

Telephone: (646) 443-8555

Facsimile:  (646) 443-8550

Email:  John.Wobensmith@gencoshipping.com

If to the Mortgagee, addressed to it:

Nordea Bank Finland Plc, New York Branch

1211 Avenue of the Americas, 23rd Floor

New York, NY 10036

Attention:  Head of Shipping, Offshore & Oil Services

Telephone:  212-318-9300

Facsimile:  212-421-4420

with a copy to:

Essendropsgate 7

P.O. Box 1166 Sentrum

NO-0107 Oslo, Norway

Facsimile: +47 22 48 66 78

E-mail: agency.soosid@nordea.com

All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by facsimile or email, be effective when sent by facsimile or email, except that notices and communications to the Mortgagee shall not be effective until received by the Mortgagee.

Section 5.       Recording Clause.  For purposes of recording this First Preferred Mortgage as required by [Chapter 3 of the Republic of the Marshall Islands Maritime Act of 1990][Chapter 3 of Title 21 of the Liberian Code of Laws Revised], as amended, the total amount of the direct and contingent obligations secured by this Mortgage is Five Hundred Million United States Dollars (U.S. $500,000,000), comprising of Four Hundred Million United States Dollars (U.S.$400,000,000) for the Facility, One

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Hundred Million United States Dollars (U.S.$100,000,000) for the Secured Hedging Liabilities, and interest, fees, commissions and performance of mortgage covenants.  The maturity date is on demand.  There is no separate discharge amount.

Section 6.         Further Assurances.  The Shipowner shall execute and do all such assurances, acts and things as the Mortgagee, or any receiver in its absolute discretion may require for:

(a)       perfecting or protecting the security created (or intended to be created) by this Mortgage; or

(b)       preserving or protecting any of the rights of the Mortgagee under this Mortgage (or any of them); or

(c)       ensuring that the security constituted by this Mortgage and the covenants and obligations of the Shipowner under this Mortgage shall enure to the benefit of assignees of the Mortgagee (or any of them); or

(d)       facilitating the appropriation or realization of the Vessel or any part thereof and enforcing the security constituted by this Mortgage on or at any time after the same shall have become enforceable; or

(e)       the exercise of any power, authority or discretion vested in the Mortgagee under this Mortgage,

in any such case, forthwith upon demand by the Mortgagee and at the expense of the Shipowner. Without limitation of the foregoing, in connection with any Secured Hedging Agreements entered into from time to time, the Shipowner shall, at its expense enter into, deliver and cause to be recorded such amendments and supplements to this Mortgage, and such other instruments and legal opinions, as the Mortgagee may reasonably request.

Section 7.         Governing Law.  The provisions of this Mortgage shall, with respect to its validity, effect, recordation and enforcement, be governed by and construed in accordance with the applicable laws of the Republic of [the Marshall Islands][Liberia],

Section 8.         Jurisdiction.  The mortgagee reserves the rights,

(a)       to commence proceedings in relation to any matter which arises out or in connection with this Mortgage in the courts of any country which have or claim jurisdiction to that matter; and

(b)       to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in the Republic of [the Marshall Islands][Liberia] or without commencing proceedings in the Republic of [the Marshall Islands][Liberia].

Section 9.       Additional Rights of the Mortgagee.  In the event the Mortgagee shall be entitled to exercise any of its remedies under Article III hereof, the Mortgagee shall have the right to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the courts of such jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Vessel, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the Master of the Vessel (or upon anyone acting as the Master) and such service shall be deemed good service on the Shipowner for all purposes.

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IN WITNESS WHEREOF, the Shipowner has caused this First Preferred Mortgage over the [VESSEL NAME] to be duly executed by its authorized representative the day and year first above written.

[NAME OF SHIPOWNER]

By:
Name:
Title:

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ACKNOWLEDGMENT2

STATE OF NEW YORK
: SS:
COUNTY OF NEW YORK )

On this [     ] day of [DATE], before me personally appeared [NAME], known to me to be the person who executed the foregoing instrument, who, being by me duly sworn did depose and say that he resides at _________________, New York, NY; that he is [TITLE] of [SHIPOWNER], the Marshall Islands corporation described in and which executed the foregoing instrument; that he signed his name pursuant to authority granted to him by [SHIPOWNER]; and that he further acknowledged that said instrument is the act and deed of [SHIPOWNER],

Notary Public

2 To be amended to local form of notarization if not executed in New York.

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Exhibit A

Credit Agreement

Exhibit [B]

[Secured Hedging Agreement, Schedule and Confirmation]

Exhibit [B][C]

Guaranty

Exhibit D-3

Form of Hong Kong Collateral Vessel Mortgage

Dated November [●], 2016

Deed of Covenants to Accompany a First Preferred

Ship Mortgage

On Hong Kong Flag Vessel

M/V [VESSEL NAME]

Official No. [OFFICIAL NUMBER]

between

[SHIPOWNER]

as Shipowner

and

Nordea Bank Finland plc

New York Branch,

as Security Agent, acting in its capacity as security trustee, as Mortgagee

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036-2787

(i)

(ii)

DEED OF COVENANTS

[VESSEL NAME]

This Deed of Covenants is made November [●], 2016 (this  “Deed”), between [SHIPOWNER], a [corporation][company] organized and existing pursuant to the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960 and a registered non-Hong Kong company under the Companies Ordinance (Cap. 622 of the Laws of Hong Kong) having its principal place of business at 15th Floor, Tower One, Lippo Centre, 89 Queensway, Admiralty, Hong Kong (the “Shipowner”), and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, a bank incorporated under the laws of the Kingdom of Norway, with offices at 1211 Avenue of the Americas, 23rd Floor, New York, New York 10036, as Security Agent, acting in its capacity as security trustee (together with its successors in trust and assigns, the “Mortgagee”), pursuant to the Credit Agreement referred to below.

W I T N E S S E T H

WHEREAS:

A.       The Shipowner is the sole, absolute and unencumbered owner of the whole of the Hong Kong flag vessel [VESSEL NAME], Official Number [OFFICIAL NUMBER] of [GROSS TONS] gross tons and [NET TONS] net tons with its home port at Hong Kong.

B.       Genco Shipping & Trading Limited, a company incorporated in the Republic of the Marshall Islands (the “Borrower”), the Lenders party thereto from time to time, and the Mortgagee, as administrative agent (in such capacity, the “Administrative Agent”) and as security agent (in such capacity, the “Security Agent”), have entered into a Credit Agreement dated as of November 10, 2016 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing a senior secured credit facility to the Borrower in the principal amount of up to Four Hundred Million United States Dollars (U.S.$400,000,000) (the “Credit Facility”) (the Lenders, the Administrative Agent and the Security Agent, collectively, the “Lender Creditors”).  A copy of the form of the Credit Agreement (without attachments) is attached hereto as Exhibit A and made a part hereof.  Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

C.       The Borrower may at any time and from time to time enter into one or more Secured Hedging Agreements with respect to the Credit Facility (and/or the Commitments) with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”).  The estimated aggregate notional amount of the liabilities of the Borrower under the Secured Hedging Agreements entered into with respect to the Facility (and/or the Commitments) is One Hundred Million United States Dollars (U.S.$10 0,000,000.00) (the “Secured Hedging Liabilities”).

D.       The Shipowner is a wholly-owned subsidiary of the Borrower.

E.       The Shipowner entered into the Guaranty as of November [●], 2016  (the “Guaranty”) in favor of the Secured Creditors, pursuant to which the Shipowner has guaranteed (i) to the Lender Creditors all obligations of the Borrower under the Credit Agreement and each other Credit Document to which the Borrower is a party, and (ii) to each of the Other Creditors, all obligations of the Borrower under each Secured Hedging Agreement entered into with respect to the Credit Facility (and/or the Commitments).  A copy of the form of the Guaranty is attached hereto as Exhibit B and made a part hereof.  The Lenders have made the Credit Facility available to the Borrower pursuant to the Credit Agreement; the Shipowner acknowledges that it is justly indebted to the Secured Creditors under the Guaranty.

F.       Contemporaneously with the execution of this Deed there has been executed and registered by the Shipowner in favor of the Mortgagee a first priority statutory Hong Kong ship mortgage (the “Mortgage”) to secure its obligations under the Guaranty according to the terms thereof, and the payment of all other such sums due or which may become due to the Mortgagee pursuant to the Guaranty, constituting a first priority mortgage over the said Vessel (as defined below) and the Shipowner has agreed to execute this Deed collateral to the Mortgage and to the security thereby created.

G.       This Deed shall be read together with the Guaranty, but in the case of any inconsistency between this Deed and the Guaranty, the provisions of this Deed shall prevail, but only to the extent permitted by Hong Kong law.

H.       Pursuant to the Credit Agreement, the Mortgagee has agreed to act as Security Agent and security trustee for the Secured Creditors.

NOW, THIS DEED WITNESSETH AS FOLLOWS:

1.       In consideration of the premises and other good and valuable consideration, and in order to secure the Shipowner’s obligations under the Guaranty according to the terms thereof, and the payment of all other sums that may hereafter be secured by this Mortgage in accordance with the terms hereof (all such obligations and other sums hereinafter called the “Indebtedness hereby secured”) and to secure the performance and observance of and compliance with all of the agreements, covenants and conditions contained in this Deed and the Guaranty, the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over, unto the Mortgagee, and its successors and assigns, the whole of the said vessel M/V [VESSEL NAME], including, without being limited to, all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, fuel and consumables and other stores (to the extent owned by the Shipowner), rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, drilling equipment, fittings, equipment, spare parts, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, and also any and all additions, improvements, renewals and replacements hereafter made in or to such vessel or any part thereof, including all items and appurtenances aforesaid (such vessel, together with all of the foregoing, being herein called the “Vessel”).

2.       By way of security for payment, the Shipowner as legal and beneficial owner hereby MORTGAGES AND CHARGES to and in favor of the Mortgagee all its interest, present and future, in the Vessel and proceeds thereof (which the Shipowner hereby warrants to be free at the date hereof from any other charges or encumbrances whatsoever other than Permitted Liens).

3.       The Shipowner and the Mortgagee hereby covenant with each other that the security created by this Deed, the Guaranty and any of the other Credit Documents to which the Shipowner is a party shall be held by the Mortgagee as continuing security, and that the security so created shall not be satisfied by any intermediate payment of any part of the Indebtedness hereby secured.

4.       Upon the Mortgagee being satisfied that the Indebtedness hereby secured has been unconditionally and irrevocably paid and discharged in full or, under the terms of the Credit Agreement, the Shipowner is entitled to have the security created by the Mortgage and this Deed released, and following a written request therefor from the Shipowner, the Mortgagee will, subject to being indemnified in scope and substance to its satisfaction for the costs and expenses incurred by it in connection therewith, release the security created by the Mortgage and this Deed.

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5.       The Shipowner shall remain liable to fulfill all obligations assumed by it in relation to the Vessel and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in event of any failure by the Shipowner to perform its obligations in respect thereof.

It is hereby covenanted, declared and agreed that the property above described is to be held subject to the further covenants, conditions, terms and uses hereinafter set forth.

The Shipowner covenants and agrees with the Mortgagee as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF THE SHIPOWNER

Section 1.01       Existence; Authorization.  The Shipowner is a [corporation][company] duly organized, validly existing and in good standing under the laws of the Republic of the Marshall Islands having its principal place of business in Hong Kong, and shall so remain during the life of this Deed.  The Shipowner has full power and authority to own and mortgage the Vessel; has full right and entitlement to register the Vessel in its name under the flag of the Hong Kong and all action necessary and required by law for the execution and delivery of this Deed and the Mortgage has been duly and effectively taken; and each of the Indebtedness hereby secured and this Deed and the Mortgage is and will be the legal, valid and binding obligation of the Shipowner enforceable in accordance with its terms.

Section 1.02       Title to Vessel.  The Shipowner lawfully owns and is lawfully possessed of the Vessel free from any lien or encumbrance whatsoever other than the Mortgage, liens for current crew’s wages and liens not yet required to be removed under Section 2.07 of Article II hereof and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

Section 1.03       ISM, ISPS and MARPOL Compliance.  The Shipowner has obtained all necessary ISM Documentation in connection with the Vessel and is in full compliance with the ISM Code, the ISPS Code and Annex VI (Regulations for the Prevention of Air Pollution from Ships) to MARPOL (as such terms are defined in Section 2.09 of Article II).

ARTICLE II

COVENANTS OF THE SHIPOWNER

Section 2.01       Payment of Indebtedness.  The Shipowner will pay or cause to be paid the Indebtedness hereby secured and will observe, perform and comply with the covenants, terms and conditions herein and in the Guaranty, express or implied, on its part to be observed, performed or complied with.  In the event of inconsistency between this Deed and the Guaranty, the provisions of this Deed shall prevail but only to the extent required by Hong Kong law.

The obligation of the Indebtedness hereby secured is an obligation in United States Dollars and the term “US$” when used herein shall mean such United States Dollars.  Notwithstanding fluctuations in the value or rate of United States Dollars in terms of gold or any other currency, all payments hereunder or otherwise in respect of the Indebtedness hereby secured shall be payable in terms of United States Dollars when due, in United States Dollars when paid, whether such payment is made before or after the due date.

Section 2.02       Mortgage Recording.  The Shipowner will cause the Mortgage to be duly recorded or filed in the Shipping Registry of Hong Kong, in accordance with the applicable provisions of the laws of Hong Kong and will otherwise comply with and satisfy all of the provisions of applicable

3

laws of Hong Kong in order to establish and maintain (a) the Mortgage as a first priority statutory mortgage thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same and (b) this Deed as a first priority assignment of, charge over, and security interest in the Vessel or other property assigned hereunder.

Section 2.03       Lawful Operation.  The Shipowner will not (a) cause or permit the Vessel to be operated in any manner contrary to law, (b) engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture or capture or (c) do, or suffer or permit to be done, anything which can or may injuriously affect the registration of the Vessel under the laws and regulations of Hong Kong and will at all times keep the Vessel duly documented thereunder.

Section 2.04       Payment of Taxes.  The Shipowner will pay and discharge when due and payable, from time to time, all taxes, assessments, governmental charges or levies, fines and penalties lawfully imposed on the Vessel or any income therefrom.

Section 2.05       Prohibition of Liens.  Neither the Shipowner, any charterer, the Master of the Vessel nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel, its freights, profits or hire any lien whatsoever other than the Mortgage, this Deed, other liens in favor of the Mortgagee and for crew’s wages, for general average and salvage.

Section 2.06       Notice of Mortgage.  The Shipowner will place, and at all times and places will retain a properly certified copy of the Mortgage and a true copy of this Deed on board the Vessel with its papers and will cause such certified copy and the Vessel’s marine document to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than liens for crew’s wages, for general average and salvage, and to any representative of the Mortgagee.

The Shipowner will place and keep prominently displayed in the chart room and in the Master’s cabin on the Vessel a framed printed notice in plain type reading as follows:

NOTICE OF MORTGAGE

THIS VESSEL IS OWNED BY [SHIPOWNER], AND IS SUBJECT TO A FIRST PRIORITY SHIP MORTGAGE AND DEED OF COVENANTS COLLATERAL THERETO IN FAVOR OF NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS SECURITY TRUSTEE/MORTGAGEE.  UNDER THE TERMS OF SAID DEED, NEITHER THE SHIPOWNER, ANY CHARTERER, THE MASTER OF THE VESSEL, NOR ANY OTHER PERSON HAS ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR, ASSUME OR PERMIT TO BE PLACED OR IMPOSED UPON THE VESSEL, ANY ENCUMBRANCES WHATSOEVER OR ANY OTHER LIEN WHATSOEVER OTHER THAN FOR CREW’S WAGES, FOR GENERAL AVERAGE AND SALVAGE.

Section 2.07       Removal of Liens.  Except for the lien of this Deed and the Mortgage and Permitted Liens, the Shipowner will not suffer to be continued any lien, encumbrance or charge on the Vessel, and in due course and in any event within thirty (30) days after the same becomes due and payable or within fourteen (14) days after being requested to do so by the Mortgagee, the Shipowner will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands, and will cause the Vessel to be released or discharged from any such lien, encumbrance or charge therefor.

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Section 2.08       Release from Arrest.  If a libel, complaint or similar process be filed against the Vessel or the Vessel be otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, the Shipowner will promptly notify the Mortgagee thereof by facsimile confirmed by letter, at the address, as specified in this Deed, and within fourteen (14) days will cause the Vessel to be released and all liens thereon other than the Mortgage and this Deed to be discharged, will cause a certificate of discharge to be recorded in the case of any recording of a notice of claim of lien, and will promptly notify the Mortgagee thereof in the manner aforesaid.  The Shipowner will notify the Mortgagee within forty-eight (48) hours of any average or salvage incurred by the Vessel.

Section 2.09       Maintenance. (a) The Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel and all its equipment, outfit and appurtenances, tight, staunch, strong, in good condition, working order and repair and in all respects seaworthy and fit for its intended service, and will keep the Vessel, or cause it to be kept, in such condition as will entitle it to the highest classification and rating for vessels of the same age and type in an Acceptable Classification Society.  The Shipowner covenants to deliver to the Mortgagee, at the Mortgagee’s request, a certificate from such Acceptable Classification Society showing such classification to be maintained.  The Shipowner will without cost or expense to the Mortgagee promptly, irrevocably and unconditionally instruct and authorize the relevant Acceptable Classification Society of the Vessel, and shall request such Acceptable Classification Society to give an undertaking to the Mortgagee as follows:

(i)         to send to the Mortgagee, following receipt of a written request from the Mortgagee, certified true copies of all original class records held by the relevant Acceptable Classification Society relating to the Vessel;

(ii)        to allow the Mortgagee (or its agents), at any time and from time to time, to inspect the original class and related records of the Shipowner and the Vessel at the offices of the relevant Acceptable Classification Society and to take copies of them;

(iii)       following receipt of a written request from the Mortgagee:

(A)       to advise of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Vessel’s class under the rules or terms and conditions of the Shipowner’s or the Vessel’s membership of the relevant Acceptable Classification Society; and

(B)       to confirm that the Shipowner is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the relevant Acceptable Classification Society; and

(C)       if the Shipowner is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Mortgagee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the relevant Acceptable Classification Society; and

(D)       to notify the Mortgagee immediately in writing if the classification society receives notification from the Shipowner or any other person that the Vessel’s relevant Acceptable Classification Society is to be changed.

Notwithstanding the above instructions and undertaking given for the benefit of the Mortgagee, the Shipowner shall continue to be responsible to the relevant Acceptable Classification Society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection

5

with the contract it has with the relevant Acceptable Classification Society, and nothing herein or therein shall be construed as imposing any obligation or liability of the Mortgagee to the classification society in respect thereof.

(b)       The Shipowner shall further notify the relevant Acceptable Classification Society that all the foregoing instructions and authorizations shall remain in full force and effect until revoked or modified by written notice to the relevant Acceptable Classification Society received from the Mortgagee, and that the Shipowner shall reimburse the relevant Acceptable Classification Society for all its costs and expenses incurred in complying with the foregoing instructions.

(c)       The Vessel shall, and the Shipowner covenants that it will, at all times comply with all applicable laws, treaties and conventions to which Hong Kong is a party, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith.  The Shipowner will not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel or change in its rig, without first receiving the written approval thereof by the Mortgagee.

(d)       The Shipowner agrees to give the Mortgagee, upon Mortgagee’s request, the dry docking schedule for the Vessel, in order that the Mortgagee may have representatives present if desired.  The Shipowner agrees that at the Mortgagee’s request it will satisfy the Mortgagee that the expense of such survey or drydocking or work to be done thereat is within Shipowner’s financial capability and will not result in a claim or lien against the Vessel in violation of the provisions of this Deed, the Credit Agreement, the Guaranty or any other Credit Document.

(e)       The Shipowner shall promptly notify the Mortgagee of and furnish the Mortgagee with full information, including copies of reports and surveys, regarding any material accident or accident involving repairs where the aggregate cost is likely to exceed One Million Five Hundred Thousand United States Dollars (U.S. $1,500,000) (or its equivalent in another currency), any major damage to the Vessel, any event affecting the Vessel’s class, any occurrence in consequence whereof the Vessel has become or is likely to suffer an Event of Loss.

(f)       The Mortgagee shall have the right at any time, on reasonable notice, to have its surveyor conduct inspections and surveys of the Vessel to ascertain the condition of the Vessel and to satisfy itself that the Vessel is being properly repaired and maintained.  Such inspections and surveys shall be conducted at such times and in such manner as will not interfere with the Shipowner’s normal business operations and schedule.

(g)       The Shipowner will furnish to the Mortgagee on demand true and complete copies of the DOC, the SMC (each as defined in the definition of ISM Documentation below) and such other ISM Documentation as the Mortgagee may reasonably request in writing.

(h)       The Shipowner will comply or procure compliance with the ISM Code, the ISPS Code and Annex VI (Regulations for the Prevention of Air Pollution from Ships) to MARPOL (as such terms are defined below) and notify the Mortgagee forthwith upon:

(i)       any claim for breach of the ISM Code or the ISPS Code being made against the Shipowner, an ISM Designated Person (as such term is defined below) or the manager of the Vessel in connection with the Vessel; or

(ii)      any other matter, event or incident, actual or which will or could lead to the ISM Code or the ISPS Code or Annex VI (Regulations for the Prevention of Air Pollution from Ships) to MARPOL not being complied with;

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and keep the Mortgagee advised in writing on a regular basis and in such detail as the Mortgagee shall require, of the Shipowner’s and Vessel manager’s response to the items referred to in subclauses (i) and (ii) above.

For the purposes of this Mortgage:

“ISM Code” means in relation to its application the Shipowner, the Vessel and its operation:

(a)       ‘The International Management Code for the Safe Operation of Ships and for Pollution Prevention’, currently known or referred to as the ‘ISM Code’, adopted by the Assembly of the International Maritime Organization by Resolution A.741(18) on 4 November 1993 and incorporated on 19 May 1994 into Chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

(b)       all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organization or any other entity with responsibility for implementing the ISM Code, including without limitation, the ‘Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations’ produced by the International Maritime Organization pursuant to Resolution A.788(19) adopted on 25 November 1995, as the same may be amended, supplemented or replaced from time to time;

“ISM Documentation” includes:

(a)       the document of compliance (“DOC”) and safety management certificate (“SMC”) issued pursuant to the ISM Code in relation to the Vessel within the periods specified by the ISM Code;

(b)       the interim safety management certificate (“Interim SMC”) issued pursuant to the ISM Code in relation to the Vessel prior to or on the delivery date thereof;

(c)       all other documents and data which are relevant to the ISM SMS and its implementation and verification which the Mortgagee may request; and

(d)       any other documents which are prepared or which are otherwise relevant to establish and maintain the Vessel’s or the Shipowner’s compliance with the ISM Code which the Mortgagee may request.

“ISM Designated Person” means the person from time to time so designated by the Shipowner for the purposes of the ISM Code.

“ISM SMS” means the safety management system which is required to be developed, implemented and maintained under the ISM Code.

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation (“IMO”) adopted by a Diplomatic conference of the IMO on Maritime Security on December 13, 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended) adopted on July 1, 2004.

“MARPOL” means the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997) and includes any amendments or extensions of it and any regulation issued pursuant to it.

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Section 2.10       Inspection; Reports. (a)  The Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting the Vessel and its cargo and papers, including without limitation all records pertaining to the Vessel’s maintenance and repair, and, at the request of the Mortgagee, the Shipowner will deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not.

(b)         The Shipowner hereby agrees to furnish promptly to the Mortgagee, on demand, any reports or information which the Shipowner may submit to shareholders or regulatory agencies and any additional information which the Mortgagee may request in respect of the financial condition of the Shipowner.

Section 2.11       Flag; Home Port. (a)  The Shipowner will not change the flag or home port of the Vessel without the written consent of the Mortgagee or the Required Lenders and any such written consent to anyone change of flag or home port shall not be construed to be a waiver of this provision with respect to any subsequent proposed change of flag or home port.

(b)        Notwithstanding the foregoing provisions of this Section 2.11, upon not less than 30 days prior written notice to the Mortgagee, provided no Default or Event of Default under the Credit Agreement shall have occurred and be continuing, the Shipowner may change the flag or home port of the Vessel to another Acceptable Flag Jurisdiction provided that each of the requirements set forth in the definition of Flag Jurisdiction Transfer (as defined in the Credit Agreement) are satisfied.

Section 2.12       No Sales, Transfers or Charters.  The Shipowner will not sell, mortgage, transfer, or change the management of, or charter the Vessel except as permitted under the Credit Agreement.  Any such sale, mortgage, charter, transfer, or change of management of the Vessel shall be subject to the provisions of this Deed, the Mortgage and the lien thereof.

Section 2.13       Insurance. (a)  The Shipowner shall keep the Vessel insured with insurers and protection and indemnity clubs or associations of internationally recognized reputation,  and placed in such markets, on such terms and conditions, and through brokers, reasonably satisfactory to the Mortgagee and under forms of policies approved by the Mortgagee against the risks indicated below and such other risks as the Mortgagee may reasonably specify from time to time; however, in no case shall the Mortgagee specify insurance in excess of the customary insurances purchased by first class owners of comparable vessels:

(i)       Marine and war risk, including terrorism, confiscation, London Blocking and Trapping Addendum and Missing Collateral Vessel Clause, hull and machinery insurance, hull interest insurance and freight interest insurance, together in an amount in U.S. dollars at all times equal to or greater than (x) its Appraised Value, and (y) an amount which when aggregated with the insured value of the other Collateral Vessels then subject to a Collateral Vessel Mortgage, is equal to 120% of the aggregate principal amount of the Loan and the Commitments.  The insured value for hull and machinery required under this clause (i) for the Vessel shall at all times be in an amount equal to or greater than (x) eighty per cent (80%) of the Appraised Value of the Vessel and (y) an amount which, when aggregated with the hull and machinery insured value of the other Collateral Vessels then subject to a Collateral Vessel Mortgage, is equal to the aggregate principal amount of the Loan and the Commitment outstanding, and the remaining marine and war risk insurance required by this clause (i) may be taken out as hull and freight interest insurance.

(ii)      Marine and war risk protection and indemnity insurance or equivalent insurance (including coverage against liability for crew, fines and penalties arising out of the operation of the Vessel, insurance against liability arising out of pollution, spillage or

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leakage, and workmen’s compensation or longshoremen’s and harbor workers’ insurance as shall be required by applicable law) in such amounts approved by the Mortgagee; provided, however, that insurance against liability under law or international convention arising out of pollution, spillage or leakage shall be in an amount not less than the greater of:

(x)       the maximum amount reasonably available from the International Group of Protection and Indemnity Associations (the “International Group”) or alternatively such sources of pollution, spillage or leakage coverage as are commercially available in any absence of such coverage by the International Group as shall be carried by prudent shipowners engaged in similar trades; and

(y)       the amounts required by the laws or regulations of the United States of America or any applicable jurisdiction in which the Vessel may be trading from time to time.

(iii)       While the Vessel is idle or laid up, at the option of the Shipowner and in lieu of the above-mentioned marine and war risk hull insurance, port risk insurance insuring the Vessel against the usual risks encountered by like vessels under similar circumstances.

(b)       The Mortgagee will obtain Mortgagee’s Insurances on such conditions as the Mortgagee may reasonably require, satisfactory to the Mortgagee and for an amount in U.S. dollars approved by Mortgagee but not being less than an amount which, when aggregated with the insured value of the other Collateral Vessels then subject to a Collateral Vessel Mortgage, is equal to 110% of the sum of the aggregate principal amount of Loan and Commitments outstanding pursuant to the Credit Agreement, the Borrower and the Shipowner having no interest or entitlement in respect of such policies; all such Mortgagee’s Insurances cover shall be obtained directly by the Mortgagee, provided that in no event shall the Borrower be required to reimburse the Mortgagee for any such costs in excess of the premium level then available to the Mortgagee in the market.

(c)       The marine and commercial war-risk insurance required in this Section 2.13 for the Vessel shall have deductibles and franchises in amounts reasonably satisfactory to the Mortgagee.

All insurance maintained hereunder shall be primary insurance without right of contribution against any other insurance maintained by the Mortgagee.  The policy of marine and war risk hull and machinery insurance with respect to the Vessel shall, if so requested by the Mortgagee, provide that the Mortgagee shall be a named insured in its capacity as mortgagee and as loss payee.  The entry in a marine and war risk protection indemnity club with respect to the Vessel shall note the interest of the Mortgagee.  The Mortgagee and its successors and assigns shall not be responsible for any premiums, club calls, assessments or any other obligations or for the representations and warranties made therein by the Shipowner any of the Shipowner’s Subsidiaries or any other Person.  In addition, the Shipowner shall reimburse the Mortgagee for the cost of Mortgagee’s Insurances which the Mortgagee will take out on the Vessel upon such terms and in such amounts as the Mortgagee shall deem appropriate.

(d)       The Mortgagee shall from time to time obtain a detailed report signed by a firm of marine insurance brokers acceptable to the Mortgagee with respect to P & I entry, the hull and machinery and war risk insurance carried and maintained on the Vessel, together with their opinion as to the adequacy thereof and its compliance with the provisions of this Section 2.13.  At the Shipowner’s expense the Shipowner will use its best efforts to cause its insurance broker (which, for the avoidance of doubt shall be a different insurance broker from the firm of marine insurance brokers referred to in the immediately preceding sentence) and the P & I club or association providing P & I insurance referred to

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in part (a)(ii) of this Section 2.13, to agree to advise the Mortgagee by electronic mail of any expiration, termination, alteration or cancellation of any policy, any default in the payment of any premium and of any other act or omission on the part of the Shipowner of which the Shipowner has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Vessel, and to provide an opportunity of paying any such unpaid premium or call, such right being exercisable by the Mortgagee on the Vessel on an individual and not on a fleet basis.  In addition, the Shipowner shall promptly provide the Mortgagee with any information which the Mortgagee reasonably requests for the purpose of obtaining or preparing any report from the Mortgagee’s independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with this Section 2.13 as of the date hereof or in connection with any renewal thereof, and the Shipowner shall upon demand indemnify the Mortgagee in respect of all reasonable fees and other expenses incurred by or for the account of the Mortgagee in connection with any such report, provided that the Mortgagee shall be entitled to such indemnity only for one such report during a period of 12 months.

The underwriters or brokers shall furnish the Mortgagee with a letter or letters of undertaking to the effect that:

(i)       they will hold the instruments of insurance, and the benefit of the insurances thereunder, to the order of the Mortgagee in accordance with the terms of the loss payable clause referred to in the relevant Assignment of Insurances for the Vessel;

(ii)      they will have endorsed on each and every policy as and when the same is issued the loss payable clause, to be in the excess of U.S.$1,500,000, and the notice of assignment referred to in the relevant Assignment of Insurances for the Vessel; and

(iii)      they will not set off against any sum recoverable in respect of a claim against the Vessel under the said underwriters or brokers or any other Person in respect of any other vessel nor cancel the said insurances by reason of non-payment of such premiums or other amounts.

All policies of insurance required hereby shall provide for not less than 14 days prior written notice to be received by the Mortgagee of the termination or cancellation of the insurance evidenced thereby.  All policies of insurance maintained pursuant to this Section 2.13 for risks covered by insurance other than that provided by a P & I Club shall contain provisions waiving underwriters’ rights of subrogation thereunder against any assured named in such policy and any assignee of said assured, only to the extent such underwriters agree to so waive rights of subrogation (provided that it is understood and agreed that the Shipowner shall use commercially reasonable efforts to obtain such waivers).  The Shipowner shall assign to the Mortgagee its full rights under any policies of insurance in respect of the Vessel in accordance with the terms contained herein (and, for the avoidance of doubt, such assignments shall include any additional value of any insurance that exceeds the values expressly required herein in respect of the Vessel).  The Shipowner agrees that it shall deliver unless the insurances by their terms provide that they cannot cease (by reason of nonrenewal or otherwise) without the Mortgagee being informed and having the right to continue the insurance by paying any premiums not paid by the Shipowner, receipts showing payment of premiums for Required Insurance and also of demands from the Vessel’s P & I underwriters to the Mortgagee at least 2 days before the risk in question commences.

(e)       Unless the Mortgagee shall otherwise agree, all amounts of whatsoever nature payable under any insurance must be payable to the Mortgagee for distribution first to itself and thereafter to the Shipowner or others as their interests may appear, provided that, notwithstanding anything to the contrary herein, until otherwise required by the Mortgagee by notice to the underwriters upon the occurrence and continuance of an Event of Default hereunder, (i) amounts payable under any insurance on the Vessel with respect to protection and indemnity risks may be paid directly to (x) the Shipowner to

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reimburse it for any loss, damage or expense incurred by it and covered by such insurance or (y) the Person to whom any liability covered by such insurance has been incurred, and (ii) amounts payable under any insurance with respect to the Vessel involving any damage to the Vessel not constituting an Event of Loss, may be paid by underwriters directly for the repair, salvage or other charges involved or, if the Shipowner shall have first fully repaired the damage or paid all of the salvage or other charges, may be paid to the Shipowner as reimbursement therefor; provided,  however, that if such amounts (including any franchise or deductible) are in excess of U.S. $1,500,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee and the loss payable clauses pertaining to such insurances shall be endorsed to that effect.

(f)         All amounts paid to the Mortgagee in respect of any insurance on the Vessel shall be disposed of as follows (after deduction of the expenses of the Mortgagee in collecting such amounts):

(i)       any amount which might have been paid at the time, in accordance with the provisions of paragraph (d) above, directly to the Shipowner or others shall be paid by the Mortgagee to, or as directed by, the Shipowner;

(ii)      all amounts paid to the Mortgagee in respect of an Event of Loss of the Vessel shall be applied by the Mortgagee to the payment of the Indebtedness hereby secured pursuant to Section 4.02(b) of the Credit Agreement; and

(iii)      all other amounts paid to the Mortgagee in respect of any insurance on the Vessel may, in the Mortgagee’s sole discretion, be held and applied to the prepayment of the Credit Document Obligations or to making of needed repairs or other work on the Vessel, or to the payment of other claims incurred by the Shipowner relating to the Vessel, or may be paid to the Shipowner or whosoever may be entitled thereto.

(g)       The Shipowner shall deliver to the Mortgagee certified copies and, whenever so reasonably requested by the Mortgagee, if available to the Shipowner, the originals of all certificates of entry, cover notes, binders, evidences of insurance and policies and all endorsements and riders amendatory thereof in respect of insurance maintained pursuant to Section 7.03 of the Credit Agreement and this Section 2.13 for the purpose of inspection or safekeeping, or, alternatively, satisfactory letters of undertaking from the broker holding the same.  The Mortgagee shall be under no duty or obligation to verify the adequacy or existence of any such insurance or any such policies, endorsement or riders.

(h)       The Shipowner will not execute or permit or willingly allow to be done any act by which any insurance may be suspended, impaired or cancelled, and that it will not permit or allow the Vessel to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously notified the insurers and the Mortgagee in writing and insured the Vessel by additional coverage to extend to such voyages, risks, passengers or cargoes.

(i)       In case any underwriter proposes to pay less on any claim than the amount thereof, the Shipowner shall forthwith inform the Mortgagee, and if a Default, Event of Default or an Event of Loss has occurred and is continuing, the Mortgagee shall have the exclusive right to negotiate and agree to any compromise.

(j)       The Shipowner will comply with and satisfy all of the provisions of any applicable law, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Shipowner or the Vessel with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade in which the Vessel are from time to time engaged and the cargo carried by it.

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Section 2.14       Reimbursement for Expenses.  The Shipowner will reimburse the Mortgagee promptly for any and all reasonable expenditures which the Mortgagee may from time to time make, layout or expend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, tolls, assessments, governmental charges, levies, fines and penalties lawfully imposed, repairs, attorney’s fees, and other matters as the Shipowner is obligated herein to provide, but fails to provide or which, in the sole judgment of the Mortgagee are necessary or appropriate for the protection of the Vessel or the security granted by this Deed.  Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, shall bear interest at the interest rate as set forth in Section 2.06 of the Credit Agreement from the date of payment by the Mortgagee to and including the date of reimbursement by the Shipowner, shall be secured by this Deed and the Mortgage, and shall be payable by the Shipowner on demand.  The Mortgagee, though privileged to do so, shall be under no obligation to the Shipowner to make any such expenditure, nor shall the making thereof relieve the Shipowner of any default in that respect.

Section 2.15       Performance of Charters.  The Shipowner will fully perform any and all charter parties which may be entered into with respect to the Vessel and will promptly notify the Mortgagee of any material claim by any charterer of non-performance thereunder by the Shipowner.

Section 2.16       Change in Ownership.  The Shipowner further covenants and agrees with the Mortgagee that, so long as any part of the Indebtedness hereby secured remains unpaid, there shall be no change in the ownership of the Vessel or any of the shares of the Shipowner except as permitted under the Credit Agreement.

Section 2.17       Prepayment if Event of Loss.  In the event that the Vessel suffers an Event of Loss, then and in each such case the Shipowner shall forthwith repay the Indebtedness hereby secured at the time and in the amount set forth in Section 4.02(b) of the Credit Agreement except to the extent such amounts have otherwise been paid as therein provided.

Section 2.18       Credit Agreement.  Without duplication of any other provision in this Mortgage, the representations, warranties, covenants, undertakings and liabilities of the Borrower set forth in the Credit Agreement relating to the Vessel (therein referred to as the “Collateral Vessel”) shall apply to this Mortgage as if set out in full in this Mortgage with references therein to the Borrower and the Collateral Vessel changed to references to the Shipowner and the Vessel respectively and with any other necessary modifications and the Shipowner shall comply with the provisions of those clauses as so modified.

ARTICLE III

EVENTS OF DEFAULT AND REMEDIES

Section 3.01       Events of Default; Remedies.  In case anyone or more of the following events, herein termed “Events of Default”, shall happen:

(a)         the Shipowner (i) defaults in the payment when due of any principal or interest payable in connection with the Loan or any Note or (ii) default in the payment when due of any other sums payable under a Credit Document or under any document relating to a Credit Document or, in the case of sums payable on demand, within five (5) Business Days after the date when first demanded; provided that if such failure to pay a sum when due is solely the result of an administrative or technical error, it shall not constitute an Event of Default unless such failure continues unremedied for more than three (3) Business Days; or

(b)        the statements in Article I shall prove to have been untrue in a material way when made; or

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(c)       a default in the due and punctual observance and performance of any of the provisions of Sections 2.02, 2.03, 2.07, 2.08, 2.09(b), 2.11, 2.12, 2.13(a), (b), (c), (e), (h) and (j), 2.16 or 2.17 of Article II hereof shall have occurred and be continuing; or

(d)       a breach or omission in the due and punctual observance of any of the other covenants and conditions herein required to be kept and performed by the Shipowner and such breach or omission shall continue for 30 days after the day the Shipowner first knew or should have known of such breach or omission; or

(e)       an Event of Default shall have occurred and be continuing under the Credit Agreement; or

(f)       a payment default by the Borrower under any Secured Hedging Agreement shall have occurred and be continuing; or

(g)       any notice shall have been issued by the government or any bureau, department, officer, board or agency thereof of the country of registry of the Vessel to the effect that the Vessel is subject to cancellation from such registry or the certificate of registry of the Vessel is subject to revocation or cancellation for any reason whatsoever, and such notice shall not have been cancelled or annulled on or before seven (7) Business Days prior to the date set forth in such notice for such cancellation or revocation; or

(h)       the Vessel shall be cancelled from the country of registry of the Vessel or the certificate of registry of the Vessel is revoked or cancelled for any reason whatsoever;

then:

the security constituted by this Deed and the Mortgage shall become immediately enforceable and that without limitation, the enforcement remedies specified can be exercised irrespective of whether or not the Mortgagee has exercised the right of acceleration under the Credit Agreement or any of the other Credit Documents and the Mortgagee shall have the right to:

(i)       Declare all or any part of the then unpaid Indebtedness hereby secured to be due and payable immediately, and upon such declaration, the same shall become and be immediately due and payable provided, however, that no declaration shall be required if an Event of Default shall have occurred by reason of a Default under Section 9.05 of the Credit Agreement, then and in such case, the Indebtedness hereby secured shall become immediately due and payable on the occurrence of such Event of Default without any notice or demand; or

(ii)      Exercise all of the rights and remedies in foreclosure and otherwise given to a mortgagee by the provisions of the laws of the country of registry of the Vessel or of any other jurisdiction where the Vessel may be found; or

(iii)      Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Indebtedness hereby secured, and collect the same out of any and all property of the Shipowner whether covered by this Mortgage or otherwise; or

(iv)      Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel; or

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(v)       Without being responsible for loss or damage, the Mortgagee may hold, lay up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to subsection (vi) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given them to take the Vessel, the Mortgagee shall have the right to dock the Vessel, for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner; or

(vi)      Without being responsible for loss or damage, the Mortgagee may sell the Vessel upon such terms and conditions as to the Mortgagee shall seem best, free from any claim of or by the Shipowner, at public or private sale, by sealed bids or otherwise, by mailing, by air or otherwise, notice of such sale, whether public or private, addressed to the Shipowner at its last known address and to any other registered mortgagee, twenty (20) calendar days prior to the date fixed for entering into the contract of sale and by first publishing notice of any such public sale for ten (10) consecutive days, in daily newspapers of general circulation published in the City of New York, State of New York; in the event that the Vessel shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any sale.  The Shipowner agrees that any sale made in accordance with the terms of this paragraph shall be deemed made in a commercially reasonable manner insofar as it is concerned; or

(vii)      Require that all policies, contracts, certificates of entry and other records relating to the insurance with respect to the Vessel, including, but not limited to, those described in Article II,  Section 2.13 hereof (the “Insurances”) (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Mortgagee; or

(viii)     Collect, recover, compromise and give a good discharge for any and all monies and claims for monies then outstanding or thereafter arising under the Insurances or in respect of the earnings or any requisition compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor.

Section 3.02       Power of Sale.  Any sale of the Vessel made in pursuance of this Deed, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them.  No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof.  In case of any such sale, the

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Mortgagee, if it is the purchaser, shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Indebtedness hereby secured in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the Mortgagee after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Indebtedness hereby secured.  At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

Section 3.03       Power of Attorney-Sale.  The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and on behalf of the Shipowner, a good conveyance of the title to the Vessel so sold.  Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the power of attorney contained herein has become exercisable.  In the event of any sale of the Vessel, under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel as the Mortgagee may direct or approve.

Section 3.04       Power of Attorney-Collection.  The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner upon the happening of any Event of Default, in the name of the Shipowner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freight, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the happening of any Event of Default as defined in Section 3.01 of Article III hereof in respect of the Vessel, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.  Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the Power of Attorney contained herein has become exercisable.

Section 3.05       Delivery of Vessel.  Upon the security constituted by this Deed and the Mortgage becoming immediately enforceable pursuant to Section 3.01 of Article III, the Mortgagee shall (in addition to the powers described in Section 3.01 of Article III) become forthwith entitled (but not bound) to appoint, by an instrument in writing under its seal or under the hand of any director or officer or authorized signatory, a receiver and/or manager of the Vessel upon such terms as to remuneration and otherwise as the Mortgagee shall deem fit with power from time to time to remove any receiver and appoint another in his stead and any receiver shall be the agent of the Shipowner (who shall be solely responsible for his acts and defaults and remuneration) and shall have all the powers conferred by law by way of addition to, but without limiting, those powers any receiver shall have all the powers and entitlements conferred on the Mortgagee by this Deed and generally shall be entitled to the same protection and to exercise the same powers and discretions as are granted to the Mortgagee under this Deed.

Section 3.06       Mortgagee to Discharge Liens.  The Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Deed and the in like

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manner and extent as if the amount and description thereof were written herein. Neither the Mortgagee nor any receiver shall be liable as Mortgagee in possession in respect of the Vessel to account or be liable for any loss upon realization or for any neglect or default of any nature, unless caused by such Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision, whatsoever in connection therewith for which a Mortgagee in possession may be liable as such.

Section 3.07       Payment of Expenses.  The Shipowner covenants that upon the happening of any one or more of the events of default, then, upon written demand of the Mortgagee, the Shipowner will pay to the Mortgagee the whole amount due and payable in respect of the Indebtedness hereby secured pursuant to the terms of the Guaranty; and in case the Shipowner shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation of the Mortgagee or its agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it or them or the Mortgagee hereunder.  All moneys collected by the Mortgagee under this Section 3.07 shall be applied by the Mortgagee in accordance with the provisions of Section 3.11 of this Article III.

Section 3.08       Remedies Cumulative.  Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law (including but not excluding all powers conferred by the Conveyancing and Property Ordinance (Chapter 219 of the Laws of Hong Kong)), in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy.  The Mortgagee shall not be required or bound to enforce any of its rights under any of the other Credit Documents, prior to enforcing its rights under this Deed and the Mortgage.  No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or be construed to be a waiver of any such Event of Default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Indebtedness hereby secured maturing after any Event of Default or of any payment on account of any past default be construed to be a waiver of any right to exercise its remedies due to any future Event of Default or of any past Event of Default not completely cured thereby.  No consent, waiver or approval of the Mortgagee shall be deemed to be effective unless in writing and duly signed by authorized signatories of the Mortgagee; any waiver by the Mortgagee of any of the terms of this Deed or any consent given under this Deed shall only be effective for the purpose and on the terms which it is given and shall be without prejudice to the right to give or withhold consent in relation to future matters (which are either the same or different).

Section 3.09       Cure of Defaults.  If at any time after an Event of Default and prior to the actual sale of the Vessel by the Mortgagee or prior to any enforcement or foreclosure proceedings the Shipowner offers completely to cure all Event of Default and to pay all expenses, advances and damages to the Mortgagee consequent on such events of default, with interest at the interest rate set forth in Section 2.06 of the Credit Agreement, then the Mortgagee may, but shall not be obligated to, accept such offer and payment and restore the Shipowner to its former position, but such action, if taken, shall not affect any subsequent Event of Default or impair any rights consequent thereon.

Section 3.10       Discontinuance of Proceedings.  In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be

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restored to its former position and right hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 3.11       Application of Proceeds.  After an Event of Default hereunder shall have occurred and be continuing, the proceeds of any sale of the Vessel and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied as set forth in Section 4.05 of the Credit Agreement.

Section 3.12       Possession Until Default.  Until one or more of the events of default hereinafter described shall happen, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its discretion, and without application or notice to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings or equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, equipment, or other appurtenances of substantially equal value to the Shipowner, which shall forthwith become subject to the lien of this Deed and the Mortgage.

Section 3.13       Severability of Provisions, etc..  (a)  If any provision of this Deed should be deemed invalid or shall be deemed to affect adversely the preferred status of this Deed or the Mortgage under any applicable law, such provision shall be void and of no effect and shall cease to be a part of this Deed without affecting the remaining provisions, which shall remain in full force and effect.

(b)         In the event that the Guaranty, this Deed, the Mortgage, any of the other Credit Documents or any of the documents or instruments which may from time to time be delivered thereunder or hereunder or any provision thereof or hereof shall be deemed invalidated by present or future law of any nation or by decision of any court, this shall not affect the validity and/or enforceability of all or any other parts of the Guaranty, this Deed, the Mortgage, any of the other Credit Documents or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole discretion may reasonably deem to be necessary to carry out the true intent of this Deed, the Mortgage, the Guaranty and the other Credit Documents.

(c)         In the event that the title, or ownership of the Vessel shall be requisitioned, purchased or taken by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree order or otherwise, the lien of this Deed and the Mortgage shall be deemed to attach to the claim for compensation therefor and any payments due pursuant thereto and any payments actually received in respect thereof, and the compensation, purchase or other taking of such title or ownership is hereby agreed to be payable to the Mortgagee who shall be entitled to receive the same and shall apply it as provided in Section 3.11 of this Article III.  In the event of any such requisition, purchase or taking, and the failure of the Mortgagee to receive proceeds as herein provided, the Shipowner shall promptly execute and deliver to the Mortgagee such documents, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such part of the compensation, purchase price, reimbursement or award as is payable to it hereunder. The Shipowner shall give prompt written notice to the Mortgagee of the occurrence of all such events.

(d)         Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the priority status of this Deed and the Mortgage, and if any provision of this Deed or

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portion thereof shall be construed to waive the priority status of this Deed and the Mortgage, then such provision to such extent shall be void and of no effect.

ARTICLE IV

SUNDRY PROVISIONS

Section 4.01       Successors and Assigns.  All of the covenants, promises, stipulations and agreements of the Shipowner in this Deed contained shall bind the Shipowner and its successors and shall inure to the benefit of the Mortgagee and its successors and assigns.  In the event of any assignment or transfer of this Deed, the term “Mortgagee”, as used in this Deed, shall be deemed to mean any such assignee or transferee.

Section 4.02       Power of Substitution.  Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 4.03       Counterparts.  This Deed may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 4.04       Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including email or facsimile communication) and mailed, emailed, faxed or delivered, if to the Shipowner or to the Mortgagee, at its address as specified below, or at such other address as shall be designated by such party in a written notice to the other party:

If to the Shipowner, addressed to it in care of:

c/o Genco Shipping & Trading Limited

299 Park Avenue, 12th Floor

New York, NY 10171

Telephone: (646) 443-8555

Facsimile: (646) 443-8550

Email:  John.Wobensmith@gencoshipping.com

If to the Mortgagee, addressed to it:

Nordea Bank Finland Plc,

New York Branch

1211 Avenue of the Americas, 23rd Floor New York, NY 10036

Attention:  Head of Shipping, Offshore & Oil Services

Telephone: 212-318-9300

Facsimile: 212-421-4420

with a copy to:

Essendropsgate 7

P.O. Box 1166 Sentrum

NO 0107 Oslo, Norway

Facsimile: +47 22 48 66 78

Email: agency.soosid@nordea.com

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All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by facsimile or email, be effective when sent by facsimile or email, except that notices and communications to the Mortgagee shall not be effective until received by the Mortgagee.

Section 4.05      Statutory Mortgage.  This Deed accompanies and is to be read with and forms part of the Mortgage dated the date hereof and shall be effective from the date hereof.

Section 4.06      Further Assurances.  The Shipowner shall execute and do all such assurances, acts and things as the Deed and the Mortgagee, or any receiver in its absolute discretion may require for:

(a)         perfecting or protecting the security created (or intended to be created) by this Deed and the Mortgage; or

(b)         preserving or protecting any of the rights of the Mortgagee under this Deed and the Mortgage (or any of them); or

(c)         ensuring that the security constituted by this Deed and the Mortgage and the covenants and obligations of the Shipowner under this Deed shall endure to the benefit of assignees of the Mortgagee (or any of them); or

(d)         facilitating the appropriation or realization of the Vessel or any part thereof and enforcing the security constituted by this Deed and the Mortgage on or at any time after the same shall have become enforceable; or

(e)         the exercise of any power, authority or discretion vested in the Mortgagee under this Deed and the Mortgage (or any of them),

in any such case, forthwith upon demand by the Mortgagee and at the expense of the Shipowner. Without limitation of the foregoing, in connection with any Secured Hedging Agreement entered into from time to time, the Shipowner shall, at its expense enter into, deliver and cause to be recorded such amendments and supplements to this Mortgage, and such other instruments and legal opinions as the Mortgagee may reasonably request.

Section 4.07       Governing Law.  The provisions of this Deed shall, with respect to its validity, effect, recordation and enforcement, be governed by and construed in accordance with the applicable laws of Hong Kong.

Section 4.08       Jurisdiction.

(a)          The courts of Hong Kong have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a “Dispute”).

(b)         The parties to this Deed agree that the courts of Hong Kong are the most appropriate and convenient courts to settle the Disputes and accordingly they shall not argue to the contrary.

(c)         This Clause is for the benefit of the Mortgagee only.  As a result, the Mortgagee shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Mortgagee may take concurrent proceedings in any number of jurisdictions.

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Section 4.09       Additional Rights of the Mortgagee.  In the event the Mortgagee shall be entitled to exercise any of its remedies under Article III hereof, the Mortgagee shall have the right to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the courts of such jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Vessel, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the Master of the Vessel (or upon anyone acting as the Master) and such service shall be deemed good service on the Shipowner for all purposes.

Section 4.10     Third Party Rights.

(a)       Subject to clause (c) below, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) (the “Third Parties Ordinance”) to enforce or to enjoy the benefit of any term of this Deed.

(b)       Notwithstanding any term of this Deed, the consent of any person who is not a party to this Deed is not required to rescind or vary this Deed at any time.

(c)       Any director, officer, employee, affiliate or agent of the Mortgagee may, by virtue of the Third Parties Ordinance, rely on any provision of this Deed (including without limitation any indemnity, limitation or exclusion of liability) which expressly confers rights or benefits on that person.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Shipowner has caused this Deed of Covenants to be duly executed by its authorized representative the day and year first above written.

Signed Sealed and Delivered
for and on behalf of
[NAME OF SHIPOWNER]

By

in the presence of:

Witness’ signature:

Witness’ name:

[Signature Page to Deed of Covenants – [NAME OF SHIPOWNER]]

ACKNOWLEDGMENT

STATE OF NEW YORK	)
): SS:
COUNTY OF NEW YORK	)

On this __ day of ________, 2016, before me personally appeared ___________, known to me to be the person who executed the foregoing instrument, who, being by me duly sworn did depose and say that he resides at ___________; that he is ___________ of [TITLE] of [SHIPOWNER], the Marshall Islands corporation described in and which executed the foregoing instrument; that he signed his name pursuant to authority granted to him by [SHIPOWNER]; and that he further acknowledged that said instrument is the act and deed of [SHIPOWNER].

Notary Public

SIGNED by	)
)
for and on behalf of	)
NORDEA BANK FINLAND PLC, NEW YORK BRANCH	)

witnessed / verified by

Name:
Title:

A-1

Exhibit A

Credit Agreement

A-2

Exhibit E

Form of Pledge Agreement

EXHIBIT E

FORM OF PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of November [●], 2016, made by each of the undersigned as pledgors (each a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 25 hereof, the “Pledgors”) in favor of NORDEA BANK FINLAND PLC, NEW YORK BRANCH (“Nordea”), as Security Agent (in such capacity, together with any successor Security Agent, the “Pledgee”), for the benefit of the Secured Creditors (as defined below), and Nordea, as deposit account bank (in such capacity, the “Deposit Account Bank”).

W I T N E S S E T H  :

WHEREAS, Genco Shipping & Trading Limited (the “Borrower”), the various lenders from time to time party thereto (the “Lenders”) and Nordea, as administrative agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”) and security agent (in such capacity, together with any successor security agent, the “Security Agent”), have entered into a credit agreement, dated as of November 10, 2016 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of the Loan to the Borrower as contemplated therein (the Lenders, the Administrative Agent, the Security Agent and the Pledgee, in each of the aforementioned capacities, are herein called the “Lender Creditors”);

WHEREAS, pursuant to Section 1.2 hereof, each applicable Pledgor and the Deposit Account Bank are entering into the Control Agreement attached hereto as Annex G simultaneously herewith;

WHEREAS, the Borrower may at any time and from time to time after the date hereof enter into, or guaranty the obligations of one or more other Pledgors or any of their respective Subsidiaries under, one or more Secured Hedging Agreements with respect to the Borrower’s obligations under the Credit Agreement with respect to the outstanding Loans and/or Commitments from time to time with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lenders holding from time to time outstanding Loans (and/or Commitments), are herein called the “Secured Creditors”);

WHEREAS, it is a condition precedent to the making of the Loan to the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

WHEREAS, each Pledgor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

1.          SECURITY FOR OBLIGATIONS; ESTABLISHMENT OF OPERATING ACCOUNT.

1.1.       Security.  This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

(i)       the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes, if any, issued by, and the Loan made to, the Borrower under the Credit Agreement, and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Pledgors to the Lender Creditors (in the capacities referred to in the definition of Lender Creditors) under the Credit Agreement and each other Credit Document to which the Pledgors are a party (including, without limitation, indemnities, fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and any such other Credit Document and the due performance and compliance by the Pledgors with all of the terms, conditions and agreements contained in all such Credit Documents (all such principal, premium, interest, liabilities, indebtedness and obligations being herein collectively called the “Credit Document Obligations”);

(ii)      the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective Secured Hedging Agreements, whether or not such interest is an allowed claim in any such proceeding) owing by the Pledgors under any Secured Hedging Agreement entered into with any Other Creditors in respect of the Pledgors’ obligations with respect to the outstanding Loan and/or Commitments from time to time, whether now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in each such Secured Hedging Agreement to which it is a party (all such obligations, liabilities and indebtedness being herein collectively called the “Other Obligations”);

(iii)     any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(iv)     in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(v)      all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1.1 being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

1.2.     Earnings Accounts; Minimum Liquidity Account; (a) The relevant Pledgor and the Pledgee have established, or shall establish, in the name and for the benefit of the Pledgee, as agent for the Secured Creditors, the Earnings Accounts and the Minimum Liquidity Account, in each case, for purposes of this Agreement and the other relevant Credit Documents, which Earnings Accounts and

Minimum Liquidity Account are or shall be maintained with the deposit account bank located at 1211 Avenue of the Americas, 23rd Floor, New York, New York 10036 (the “Deposit Account Bank”).  Each relevant Pledgor, the Pledgee and the Deposit Account Bank are, simultaneously herewith, entering into, or shall enter into, the control agreement attached hereto as Annex G (the “Control Agreement”), which provides that each of the Earnings Accounts and the Minimum Liquidity Account shall be under the control of the Pledgee, as agent for the Secured Creditors, and the Pledgee shall have the right to direct withdrawals from each of  the Earnings Accounts and the Minimum Liquidity Account and to exercise all rights with respect to all of the Earnings Collateral (as defined below) after the occurrence and the continuance of an Event of Default.  All Earnings Collateral delivered to, or held by or on behalf of, the Pledgee pursuant to each of the Assignments of Earnings shall be held in the Earnings Accounts in accordance with the provisions hereof and of the Control Agreement.

(b)       Until such time as the Security Agent shall have delivered a Notice of Exclusive Control (as defined in the Control Agreement) (which the Security Agent agrees to do only during the continuance of an Event of Default), the relevant Pledgor may apply amounts in the Earnings Accounts to the payment of operating expenses and other expenditures of the Borrower and the other Pledgors permitted under the Credit Agreement.  After the delivery of a Notice of Exclusive Control (as defined in the Control Agreement), only the Security Agent shall be entitled to withdraw funds from the Earnings Accounts, to give any instructions in respect of the Earnings Accounts and any funds held therein or credited thereto or otherwise deal with the Earnings Accounts.

(c)       The Borrower shall procure that, at all times on and from the Closing Date until the Maturity Date, the credit balance in the Minimum Liquidity Account is at least the Pledged Liquidity Amount.  Only the Security Agent shall be entitled to withdraw funds from the Minimum Liquidity Account, to give any instructions in respect of the Minimum Liquidity Account and any funds held therein or credited thereto or otherwise deal with the Minimum Liquidity Account.

2.         DEFINITIONS, (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined.  Reference to singular terms shall include the plural and vice versa.

(b)       The following capitalized terms used herein shall have the definitions specified below:

“Administrative Agent” shall have the meaning set forth in the Recitals hereto.

“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Borrower” shall have the meaning set forth in the Recitals hereto.

“Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Control Agreement” shall have the meaning provided in Section 1.2 hereof.

“Credit Agreement” shall have the meaning set forth in the Recitals hereto.

“Credit Document Obligations” shall have the meaning set forth in Section 1.1 (i) hereof. “Deposit Account Bank” shall have the meaning provided such term in Section 1.2 hereof.

“Earnings Accounts” shall mean, collectively, the accounts listed on Annex H hereto and all other accounts established at any time by any Pledgor and pledged in favor of the Pledgee pursuant to the terms of this Agreement or the Credit Agreement.

“Earnings Collateral” shall mean, collectively, all of the collateral granted, sold, conveyed, assigned, transferred, mortgaged and pledged pursuant to, and in accordance with, Section 1 of each Assignment of Earnings.

“Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement and any payment default under any Secured Hedging Agreement entered into with any Other Creditors in respect of the Borrower’s obligations with respect to the outstanding Loans and/or Commitments from time to time, after any applicable grace period.

“Indemnitees” shall have the meaning set forth in Section 11 hereof.

“Lender Creditors” shall have the meaning set forth in the Recitals hereto.

“Lenders” shall have the meaning set forth in the Recitals hereto.

“Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned or represented by any Limited Liability Company Interest.

“Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company.

“Minimum Liquidity Account” shall mean, collectively, the accounts listed on Annex I hereto and all other accounts established at any time by any Pledgor and pledged in favor of the Pledgee pursuant to the terms of this Agreement or the Credit Agreement.

“Obligations” shall have the meaning set forth in Section 1.1 hereof.

“Other Creditors” shall have the meaning set forth in the Recitals hereto.

“Other Obligations” shall have the meaning set forth in Section 1.1 (ii) hereof.

“Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned or represented by any Partnership Interest.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledgee” shall have the meaning set forth in the first paragraph hereof.

“Pledgor” shall have the meaning set forth in the first paragraph hereof.

“Proceeds” shall have the meaning given such term in Section 9-102(64) of the UCC.

“Required Secured Creditors” shall mean (i) at any time when any Credit Document Obligations are outstanding or any Commitments under the Credit Agreement exist, the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders), and (ii) at any time after all of the Credit Document Obligations have been paid in full in cash and all Commitments under the Credit Agreement have been terminated and if any Other Obligations are outstanding, the holders of a majority of the Other Obligations.

“Secured Creditors” shall have the meaning set forth in the Recitals hereto.

“Secured Debt Agreements” shall mean and include this Agreement, the other Credit Documents and the Secured Hedging Agreement entered into with any Other Creditors in respect of the Borrower’s obligations with respect to the outstanding Loans and/or Commitments from time to time.

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

“Security” and “Securities” shall have the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock.

“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.

“Stock” shall mean all of the issued and outstanding shares of capital stock of any corporation at any time owned by any Pledgor.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Termination Date” shall have the meaning set forth in Section 20 hereof.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that, all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

3.         PLEDGE OF STOCK, ACCOUNTS, ETC.

3.1       Pledge.  To secure the Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant and pledge to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing first priority security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a)       the Earnings Accounts, together with all of such Pledgor’s right, title and interest in and to all sums of property (including cash equivalents and other investments) now or at any time hereafter on deposit therein, credited thereto or payable thereon, and all instruments, documents and other writings evidencing the Earnings Accounts;

(b)       the Minimum Liquidity Account, together with all of such Pledgor’s right, title and interest in and to all sums of property (including cash equivalents and other investments) now or at any time hereafter on deposit therein, credited thereto or payable thereon, and all instruments, documents and other writings evidencing the Minimum Liquidity Account;

(c)       all Stock of each Subsidiary Guarantor owned by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Stock of any such Subsidiary Guarantor;

(d)       all Limited Liability Company Interests in any Subsidiary Guarantor owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A)       all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B)       all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)       all of such Pledgor’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

(D)       all present and future claims, if any, of such Pledgor against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise;

(E)       all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)       all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(e)       all Partnership Interests in any Subsidiary Guarantor owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

(A)       all the capital thereof and its interest in all profits, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

(B)       all other payments due or to become due to such Pledgor in respect of such Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)       all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D)       all present and future claims, if any, of such Pledgor against any such partnership for moneys loaned or advanced, for services rendered or otherwise;

(E)       all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)       all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

(f)         all Proceeds of any and all of the foregoing.

3.2.       Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take, or, in the case of Section 3.2(a)(v), authorize the Pledgee to take, the following actions as set forth below (as promptly as practicable and, in any event, within 30 days after it obtains such Collateral) for the benefit of the Pledgee and the Secured Creditors:

(i)       with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation), such Pledgor shall deliver such Certificated Security to the Pledgee with transfer powers executed in blank;

(ii)      with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), such Pledgor shall cause the issuer of such Uncertificated Security (or, in the case of an issuer that is not a Subsidiary of such Pledgor, will use reasonable efforts to cause such issuer) to duly authorize and execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex F hereto (appropriately completed to the reasonable satisfaction of the Pledgee and with such modifications, if any, as shall be reasonably satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security originated by any other Person other than a court of competent jurisdiction;

(iii)     with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required (i) to comply in all material respects with the applicable rules of such Clearing Corporation and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC). Such Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary to effect the foregoing;

(iv)     with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Interest credited on the books of a Clearing Corporation), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof; and

(v)     with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof which are not released to such Pledgor in accordance with Section 6 hereof, (i) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have exclusive and absolute control and dominion (and no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee) and (ii) deposit of such cash in such cash account.

(b)      In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:

(i)       with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions as may be reasonably requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee; and

(ii)      each Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant states, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant states, including, without limitation, Section 9-312(a) of the UCC).

3.3.       Subsequently Acquired Collateral.  If any Pledgor shall acquire (by purchase, stock dividend or similar distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, such Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee (i) a certificate executed by a principal executive officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) supplements to Annexes A through E hereto as are reasonably necessary to cause such annexes to be complete and accurate at such time.

3.4.       Transfer Taxes.  Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required, if any, in connection with the pledge of such Collateral.

3.5.       Certain Representations and Warranties Regarding the Collateral.  Each Pledgor represents and warrants that on the date hereof:  (i) the jurisdiction of organization of such Pledgor, and such Pledgor’s organizational identification number, is listed on Annex A hereto; (ii) each Subsidiary of such Pledgor that is a Subsidiary Guarantor is listed in Annex B hereto; (iii) the Stock (and any warrants or options to purchase Stock) of any Subsidiary Guarantor held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporations as described in Annex C hereto; (iv) such Stock constitutes that percentage of the issued and outstanding capital stock of the respective Subsidiary Guarantors as is set forth in Annex C hereto; (v) the Limited Liability Company Interests in any and all Subsidiary Guarantors held by such Pledgor consist of the number and type of interests of the respective Subsidiary Guarantors described in Annex D hereto; (vi) each such Limited Liability Company Interest constitutes that percentage of the issued and outstanding equity interest of the respective Subsidiary Guarantors as set forth in Annex D hereto; (vii) the Partnership Interests held by such Pledgor in any and all Subsidiary Guarantors consist of the number and type of interests of the respective Subsidiary Guarantors described in Annex E hereto; (viii) each such Partnership Interest constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex E hereto; (ix) such Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes B through E hereto; and (xi) on the date hereof, such Pledgor owns no other Stock, Limited Liability Company Interests or Partnership Interests of, in each case, any Subsidiary Guarantor.

4.       APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.  If and to the extent necessary to enable the Pledgee to perfect its security interest in any of the Collateral or to exercise any of its remedies hereunder, the Pledgee shall have the right to appoint one or more subagents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5.       VOTING, ETC., WHILE NO EVENT OF DEFAULT.  Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of any Secured Debt Agreement, or which could reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral unless expressly permitted by the terms of the Secured Debt Agreements.  All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

6.       DIVIDENDS AND OTHER DISTRIBUTIONS.  Unless and until there shall have occurred and be continuing an Event of Default, and subject always to Section 8.03 of the Credit Agreement, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the Pledgors.  The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

(i)       all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above in the first sentence of this Section 6) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii)      all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii)     all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over and/or delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7.       REMEDIES IN CASE OF AN EVENT OF DEFAULT.  If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i)       to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgors;

(ii)      to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii)     to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

(iv)       at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days’ written notice of the time and place of any such sale shall be given to the Pledgors.  The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given.  Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise.  At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption.  Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto;

(v)       to set-off any and all Collateral against any and all Obligations; and

(vi)      apply any monies constituting collateral or proceeds thereof (including, without limitation, amounts on deposit in the Earnings Accounts and the Minimum Liquidity Account) in accordance with the provisions of Section 9.

8.         REMEDIES, ETC., CUMULATIVE.  Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.  The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof.  No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand.  The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations), and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement.

9.         APPLICATION OF PROCEEDS.  (a) All monies collected by the Pledgee upon any sale or other disposition of the Collateral of each Pledgor and any other collateral under any other Security Document (including, without limitation, the Collateral Vessel Mortgages, Assignments of Earnings, Assignments of Insurance, Assignments of Charter, the ABN Account Pledge Agreement together with all other monies received by the Pledgee hereunder and under any other Security Document

(except to the extent released in accordance with the applicable provisions of this Agreement or any other Credit Document)), shall be applied in the manner set forth in Section 4.05 of the Credit Agreement.

10.       PURCHASERS OF COLLATERAL.  Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11.       INDEMNITY.  Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee and each other Secured Creditor and their respective successors, assigns, officers, directors, trustees, employees, representatives, agents and affiliates (individually an “Indemnitee,” and collectively the “Indemnitees”) from and against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits and out-of-pocket costs, expenses and disbursements of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable and documented out-of-pocket attorneys’ and consultants’ fees, charges and disbursements, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (excluding any losses, liabilities, claims, damages, penalties, actions, judgments, suits, costs, disbursements or expenses to the extent incurred, as determined by a court of competent jurisdiction by final and non-appealable judgment, by reason of the gross negligence of, the breach in bad faith of the Credit Documents by, or wilful misconduct of, any such Indemnitee).  In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof.  If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. Notwithstanding the foregoing, no party hereto shall be responsible to any Person for any consequential, indirect, special or punitive damages which may be alleged by such Person arising out of this Agreement or the other Credit Documents or any agreement or instrument contemplated hereby, there transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof.

12.       PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER.  (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or partnership.  The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.

(b)       Except as provided in the last sentence of paragraph (a) of this Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred.  The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.

(c)       The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d)       The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13.       FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem reasonably necessary and wherever required by law in order to perfect and preserve the Pledgee’s security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

(b)       Each Pledgor hereby appoints the Pledgee such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee’s reasonable discretion to take any action and to execute any instrument which the Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

14.       THE PLEDGEE AS AGENT.  The Pledgee will hold in accordance with this Agreement and the other Security Documents all items of the Collateral at any time received under this Agreement or the other Security Documents.  It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement and the other Security Documents each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Security Documents, are only those expressly set forth in this Agreement, the other Security Documents and in Sections 4.05 and 10 of the Credit Agreement.  The Pledgee shall act hereunder on the terms and conditions set forth herein and in Sections 4.05 and 10 of the Credit Agreement.

15.       TRANSFER BY THE PLEDGORS.  No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Secured Debt Agreements).

16.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS.  (a) Each Pledgor represents and warrants that:

(i)       it is the legal, beneficial and record owner of, and has good and marketable title to, all Collateral pledged by such Pledgor hereunder and that it has sufficient interest in all Collateral pledged by such Pledgor hereunder in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement and Permitted Liens);

(ii)        it has the company, corporate, limited partnership or limited liability company power and authority, as the case may be, to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii)       this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv)       except to the extent already obtained or made, or, in the case of any filings or recordings of the Security Documents (other than the Collateral Vessel Mortgages) executed on or before the Borrowing Date, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance by such Pledgor of this Agreement, (b) the legality, validity, binding effect or enforceability of this Agreement, (c) the perfection or enforceability of the Pledgee’s security interest in the Collateral pledged by such Pledgor hereunder or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

(v)       the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, U.S. or non-U.S., applicable to such Pledgor, or of the certificate or articles of incorporation (or such other equivalent), certificate of formation, operating agreement, limited liability company agreement, partnership agreement or by-laws (or such other equivalent) of such Pledgor, as applicable, or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries which are Credit Parties, except as contemplated by this Agreement or the Credit Agreement;

(vi)       all of the Collateral has been duly and validly issued and acquired, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

(vii)       the pledge and collateral assignment to, and possession by, the Pledgee of the Collateral pledged by such Pledgor hereunder consisting of Certificated Securities pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities, and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of such Pledgor which would include the Certificated Securities, except for Permitted Liens, and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and;

(viii)       “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all Collateral pledged by such Pledgor hereunder consisting of Stock with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC, and “control” (as defined in Section 9-104 of the UCC) has been obtained by the Pledgee over all Earnings Accounts and the Minimum Liquidity Account with respect to which such “control” may be obtained pursuant to Section 9-104 of the UCC.

(b)       Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

17.       JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE; RECORDS.  The jurisdiction of organization of each Pledgor is specified in Annex A hereto.  The chief executive office of each Pledgor is located at the address specified in Annex A hereto.  Each Pledgor will not change the jurisdiction of its organization or move its chief executive office.  The originals of all documents in the possession of such Pledgor evidencing all Collateral (other than certificates evidencing Stock, Limited Liability Company Interests and Partnership Interests pledged by such Pledgor hereunder) and the only original books of account and records of such Pledgor relating thereto are, and will continue to be, kept at such chief executive office as specified in Annex A hereto.  All Limited Liability Company Interests and Partnership Interests (to the extent not certificated) are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office as specified in Annex A hereto.

18.       PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC.  The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing (it being understood and agreed that the enforcement hereof may be limited by applicable bankruptcy, insolvency, restructuring, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles).

19.       REGISTRATION, ETC.  If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Stock, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and the Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral, as the case may be, or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration.  Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion, (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof.  In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

20.       TERMINATION; RELEASE, (a) After the Termination Date, this Agreement and the security interest created hereby shall automatically terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will as promptly as practicable (i) execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, (ii) will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement or any other Credit Document, together with any monies at the time held by the Pledgee or any of its sub-agents hereunder and (iii) notify the deposit banks under the Control Agreements that such Control Agreements are terminated.  As used in this Agreement, “Termination Date” shall mean the date upon which the Total Commitment under the Credit Agreement has been terminated and all Secured Hedging Agreements applicable to Loans (and/or the Commitments) entered into with any Other Creditors have been terminated, no Note under the Credit Agreement is outstanding and all Loans thereunder have been repaid in full and all Obligations then due and payable (other than indemnities described in Section 11 hereof and described in Section 11.01 of the Credit Agreement, and any other indemnities set forth in any other Secured Debt Agreements, in each case which are not then due and payable) have been paid in full.

(b)       In the event that any part of the Collateral is sold in connection with a sale permitted by the Credit Agreement (other than a sale to any Pledgor or any Subsidiary thereof) or is otherwise released with the consent of the Required Lenders and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of the respective Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

(c)       At any time that a Pledgor desires to close an Earnings Account, it shall, with the consent of the Pledgee (not to be unreasonably withheld), redirect the contents of such Earnings Account to such other Earnings Account as the Pledgee shall specify to such Pledgor, and all future deposits shall be required to be made in such specified Earnings Account.

(d)       At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 20(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 20(a) or (b).

(e)       The Pledgee shall have no liability whatsoever to any other Secured Creditor as a result of any release of Collateral by it in accordance with this Section 20.

21.       NOTICES, ETC.  Except as otherwise expressly provided herein, any notice, demand or other communication to given under or for the purposes of this Agreement shall be made as provided in Section 11.03 of the Credit Agreement.

22.       WAIVER; AMENDMENT.  None of the terms and conditions of this Agreement and the other Security Documents may be changed, waived, modified or varied in any manner whatsoever except in writing duly signed by each Pledgor directly affected thereby and the Pledgee (with the written consent of the Required Secured Creditors); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class.  For the purpose of this Agreement, the term “Class” shall mean each class of Secured Creditors, i.e., whether (i) the Lender Creditors as holders of the Credit Document Obligations or (ii) the Other Creditors as the holders of the Other Obligations.  For the purpose of this Agreement, the term “Requisite Creditors” of any Class shall mean each of (i) with respect to the Credit Document Obligations, the Required Lenders and (ii) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Secured Hedging Agreements entered into with any Other Creditors with respect to outstanding Loans (and/or the Commitments) from time to time.

23.       MISCELLANEOUS.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided that no Pledgor may assign any of its rights or obligations under this Agreement except in accordance with the terms of the Secured Debt Agreements.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY FURTHER IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH SUCH PLEDGOR IS A PARTY BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION 23 AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

24.       RECOURSE.  This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Credit Documents and otherwise in writing in connection herewith or therewith.

25.       ADDITIONAL PLEDGORS.  It is understood and agreed that any Subsidiary of the Borrower that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement shall, without any further action, become a Pledgor hereunder by

(x) executing a counterpart hereof and/or a Joinder Agreement, in each case in form and substance satisfactory to the Pledgee, (y) delivering supplements to Annexes A through E hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in Section 3 of this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all actions required to be taken above to be taken to the reasonable satisfaction of the Pledgee.

26.       RELEASE OF GUARANTORS.  In the event any Pledgor which is a Subsidiary of the Borrower is released from its obligations pursuant to the Guaranty, such Pledgor (so long as not the Borrower) shall be released from this Agreement and this Agreement shall, as to such Pledgor only, have no further force or effect.

IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

GENCO SHIPPING & TRADING LIMITED,
as Pledgor

By:
Name:
Title:

Signature page to Genco Shipping & Trading Limited Pledge Agreement

BALTIC TRADING LIMITED

GENCO INVESTMENTS LLC

BALTIC BEAR LIMITED

BALTIC BREEZE LIMITED

BALTIC COUGAR LIMITED

BALTIC COVE LIMITED

BALTIC FOX LIMITED

BALTIC HARE LIMITED

BALTIC JAGUAR LIMITED

BALTIC LEOPARD LIMITED

BALTIC LION LIMITED

BALTIC MANTIS LIMITED

BALTIC PANTHER LIMITED

BALTIC SCORPION LIMITED

BALTIC TIGER LIMITED

BALTIC WIND LIMITED

BALTIC WOLF LIMITED

GENCO AQUITAINE LIMITED

GENCO ARDENNES LIMITED

GENCO AUVERGNE LIMITED

GENCO AVRA LIMITED

GENCO BAY LIMITED

GENCO BOURGOGNE LIMITED

GENCO BRITTANY LIMITED

GENCO CHALLENGER LIMITED

GENCO CLAUDIUS LIMITED

GENCO COMMODUS LIMITED

GENCO EXPLORER LIMITED

GENCO HUNTER LIMITED

GENCO LANGUEDOC LIMITED

GENCO LOIRE LIMITED

GENCO LORRAINE LIMITED

GENCO MARE LIMITED

GENCO MAXIMUS LIMITED

GENCO MUSE LIMITED

GENCO NORMANDY LIMITED

GENCO OCEAN LIMITED

GENCO PICARDY LIMITED

GENCO PROGRESS LIMITED

GENCO PROVENCE LIMITED

GENCO PYRENEES LIMITED

GENCO RAPTOR LLC

GENCO RHONE LIMITED

GENCO SPIRIT LIMITED

GENCO SURPRISE LIMITED

GENCO THUNDER LLC

GENCO WARRIOR LIMITED

each as a Pledgor and each by its Sole Member

By:
Name:
Title:

Signature page to Genco Shipping & Trading Limited Pledge Agreement

Accepted and Agreed to:

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as Pledgee and Deposit Account Bank

By:
Name:
Title:

By:
Name:
Title:

Signature page to Genco Shipping & Trading Limited Pledge Agreement

ANNEX A

to

Pledge and Security Agreement

EXACT LEGAL NAME OF EACH PLEDGOR; JURISDICTION OF

ORGANIZATION; ORGANIZATIONAL ID NUMBER; CHIEF EXECUTIVE OFFICE

Name of Pledgor	Jurisdiction of Organization	Organizational ID Number	Chief Executive Office
Genco Shipping & Trading Limited	Republic of the Marshall Islands	12033	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Baltic Trading Limited	Republic of the Marshall Islands	37386	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Investments LLC	Republic of the Marshall Islands	961144	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Baltic Bear Limited	Republic of the Marshall Islands	39820	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Baltic Breeze Limited	Republic of the Marshall Islands	41734	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Baltic Cougar Limited	Republic of the Marshall Islands	39822	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Baltic Cove Limited	Republic of the Marshall Islands	41735	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Baltic Fox Limited	Republic of the Marshall Islands	62213	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Baltic Hare Limited	Republic of the Marshall Islands	62214	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171

Name of Pledgor	Jurisdiction of Organization	Organizational ID Number	Chief Executive Office
Baltic Jaguar Limited	Republic of the Marshall Islands	39823	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Baltic Leopard Limited	Republic of the Marshall Islands	39824	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Baltic Lion Limited	Republic of the Marshall Islands	64720	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Baltic Mantis Limited	Republic of the Marshall Islands	66213	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Baltic Panther Limited	Republic of the Marshall Islands	39825	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Baltic Scorpion Limited	Republic of the Marshall Islands	66212	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Baltic Tiger Limited	Republic of the Marshall Islands	64721	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Baltic Wind Limited	Republic of the Marshall Islands	41736	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Baltic Wolf Limited	Republic of the Marshall Islands	39821	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Aquitaine Limited	Republic of the Marshall Islands	42065	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Ardennes Limited	Republic of the Marshall Islands	42066	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171

Name of Pledgor	Jurisdiction of Organization	Organizational ID Number	Chief Executive Office
Genco Auvergne Limited	Republic of the Marshall Islands	42067	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Avra Limited	Republic of the Marshall Islands	41729	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Bay Limited	Republic of the Marshall Islands	41730	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Bourgogne Limited	Republic of the Marshall Islands	42068	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Brittany Limited	Republic of the Marshall Islands	42069	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Challenger Limited	Republic of the Marshall Islands	25337	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Claudius Limited	Republic of the Marshall Islands	24863	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Commodus Limited	Republic of the Marshall Islands	24861	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Explorer Limited	Republic of the Marshall Islands	12277	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Hunter Limited	Republic of the Marshall Islands	25335	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Languedoc Limited	Republic of the Marshall Islands	42070	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171

Name of Pledgor	Jurisdiction of Organization	Organizational ID Number	Chief Executive Office
Genco Loire Limited	Republic of the Marshall Islands	42071	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Lorraine Limited	Republic of the Marshall Islands	42072	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Mare Limited	Republic of the Marshall Islands	41731	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Maximus Limited	Republic of the Marshall Islands	24862	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Muse Limited	Republic of the Marshall Islands	15930	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Normandy Limited	Republic of the Marshall Islands	42073	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Ocean Limited	Republic of the Marshall Islands	41732	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Picardy Limited	Republic of the Marshall Islands	42074	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Progress Limited	Republic of the Marshall Islands	12366	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Provence Limited	Republic of the Marshall Islands	42075	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Pyrenees Limited	Republic of the Marshall Islands	42076	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171

Name of Pledgor	Jurisdiction of Organization	Organizational ID Number	Chief Executive Office
Genco Raptor LLC	Republic of the Marshall Islands	961346	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Rhone Limited	Republic of the Marshall Islands	42077	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Spirit Limited	Republic of the Marshall Islands	41733	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Surprise Limited	Republic of the Marshall Islands	19237	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Thunder LLC	Republic of the Marshall Islands	961334	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171
Genco Warrior Limited	Republic of the Marshall Islands	25334	c/o Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor New York, NY 10171

EXHIBIT F

ANNEX B

to

Pledge and Security Agreement

LIST OF SUBSIDIARIES

Pledgor	Direct Subsidiaries that are Subsidiary Guarantors
Genco Shipping & Trading Limited

Baltic Lion Limited

Baltic Tiger Limited

Genco Aquitaine Limited

Genco Ardennes Limited

Genco Auvergne Limited

Genco Avra Limited

Genco Bay Limited

Genco Bourgogne Limited

Genco Brittany Limited

Genco Challenger Limited

Genco Claudius Limited

Genco Commodus Limited

Genco Explorer Limited

Genco Hunter Limited

Genco Investments LLC

Genco Languedoc Limited

Genco Loire Limited

Genco Lorraine Limited

Genco Mare Limited

Genco Maximus Limited

Genco Muse Limited

Genco Normandy Limited

Genco Ocean Limited

Genco Picardy Limited

Genco Progress Limited

Genco Provence Limited

Genco Pyrenees Limited

Genco Raptor LLC

Genco Rhone Limited

Genco Spirit Limited

Genco Surprise Limited

Genco Thunder LLC

Genco Warrior Limited

Genco Investments LLC	Baltic Trading Limited

EXHIBIT F

EXHIBIT F

Baltic Trading Limited

Baltic Bear Limited

Baltic Breeze Limited

Baltic Cougar Limited

Baltic Cove Limited

Baltic Fox Limited

Baltic Hare Limited

Baltic Jaguar Limited

Baltic Leopard Limited

Baltic Mantis Limited

Baltic Panther Limited

Baltic Scorpion Limited

Baltic Wind Limited

Baltic Wolf Limited

EXHIBIT F

ANNEX C

to

Pledge and Security Agreement

LIST OF STOCK

Name of Pledgor	Percentage Ownership of Issued and Outstanding Stock	Name of Issuer	Share Certificate Number/Number of Shares
Genco Shipping & Trading Limited	100%	Genco Aquitaine Limited	No. 1/500 Shares
	100%	Genco Ardennes Limited	No. 1/500 Shares
	100%	Genco Auvergne Limited	No. 1/500 Shares
	100%	Genco Avra Limited	No. 1/500 Shares
	100%	Genco Bay Limited	No. 1/500 Shares
	100%	Genco Bourgogne Limited	No. 1/500 Shares
	100%	Genco Brittany Limited	No. 1/500 Shares
	100%	Genco Challenger Limited	No. 1/500 Shares
	100%	Genco Claudius Limited	No. 2/500 Shares
	100%	Genco Commodus Limited	No. 2/ 500 Shares
	100%	Genco Explorer Limited	No. 1/ 500 Shares
	100%	Genco Hunter Limited	No. 2/500 Shares
	100%	Genco Languedoc Limited	No. 1/500 Shares
	100%	Genco Loire Limited	No. 1/500 Shares
	100%	Genco Lorraine Limited	No. 1/500 Shares
	100%	Genco Mare Limited	No. 1/500 Shares
	100%	Genco Maximus Limited	No. 2/500 Shares
	100%	Genco Muse Limited	No. 1/500 Shares
	100%	Genco Normandy Limited	No. 1/500 Shares
	100%	Genco Ocean Limited	No. 1/500 Shares
	100%	Genco Picardy Limited	No. 1/500 Shares
	100%	Genco Progress Limited	No. 1/500 Shares
	100%	Genco Provence Limited	No. 1/500 Shares
	100%	Genco Pyrenees Limited	No. 1/500 Shares
	100%	Genco Rhone Limited	No. 1/500 Shares
	100%	Genco Spirit Limited	No. 1/500 Shares
	100%	Genco Surprise Limited	No. 1/500 Shares
	100%	Genco Warrior Limited	No. 2/500 Shares

EXHIBIT F

Name of Pledgor	Percentage Ownership of Issued and Outstanding Stock	Name of Issuer	Share Certificate Number/Number of Shares
Genco Investments LLC	100%	Baltic Trading Limited	No. 1/100 Shares
Baltic Trading Limited	100%	Baltic Bear Limited	No. 2/500 Shares
	100%	Baltic Breeze Limited	No. 2/500 Shares
	100%	Baltic Cougar Limited	No. 2/500 Shares
	100%	Baltic Cove Limited	No. 2/500 Shares
	100%	Baltic Fox Limited	No. 1/500 Shares
	100%	Baltic Hare Limited	No. 1/500 Shares
	100%	Baltic Jaguar Limited	No. 2/500 Shares
	100%	Baltic Leopard Limited	No. 2/500 Shares
	100%	Baltic Lion Limited	No. 2/500 Shares
	100%	Baltic Mantis Limited	No. 1/500 Shares
	100%	Baltic Panther Limited	No. 2/500 Shares
	100%	Baltic Scorpion Limited	No. 1/500 Shares
	100%	Baltic Tiger Limited	No. 2/500 Shares
	100%	Baltic Wind Limited	No. 2/500 Shares
	100%	Baltic Wolf Limited	No. 2/500 Shares

EXHIBIT F

ANNEX D

to

Pledge and Security Agreement

LIST OF LIMITED LIABILITY COMPANY INTERESTS

Name of Pledgor	Name of Issuer	Type of Interest (certificated or uncertificated)/Certificate Number	Percentage Ownership of issued and Outstanding Equity Interests
Genco Shipping & Trading Limited	Genco Investments LLC	Uncertificated Membership Interests	100%
Genco Shipping & Trading Limited	Genco Raptor LLC	Certificated Membership Interests/No. 2	100%
Genco Shipping & Trading Limited	Genco Thunder LLC	Certificated Membership Interests/No. 2	100%

EXHIBIT F

ANNEX E

to

Pledge and Security Agreement

LIST OF PARTNERSHIP INTERESTS

None.

EXHIBIT F

ANNEX F

to

Pledge and Security Agreement

Form of Agreement Regarding Uncertificated Securities, Limited Liability

Company Interests and Partnership Interests

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of _______, ____ _____, among the undersigned pledgor (the “Pledgor”), NORDEA BANK FINLAND PLC, NEW YORK BRANCH, not in its individual capacity but solely as security agent (the “Pledgee”), and ________, as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the “Issuer”).

W I T N E S S E T H:

WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into a pledge and security agreement, dated as of _____________ ____, 2016 (as amended, amended and restated, modified or supplemented from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a first priority security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to any and all (1) “uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”), (2) Partnership Interests (as defined in the Pledge Agreement) and (3) Limited Liability Company Interests (as defined in the Pledge Agreement), in each case issued from time to time by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such Uncertificated Securities, Partnership Interests and Limited Liability Company Interests being herein collectively called the “Issuer Pledged Interests”); and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to protect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, after receiving a notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

2.       The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

EXHIBIT F

ANNEX F

3.       The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests are fully paid and nonassessable.

4.       All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

Nordea Bank Finland Plc, New York Branch

1211 Avenue of the Americas, 23rd Floor

New York, NY 10036

Attention:  Head of Shipping, Offshore & Oil Services

Telephone:  212-318-9300

Facsimile:  212-421-4420

with a copy to:

Essendropsgate 7

P.O. Box 1166 Sentrum

NO-0107 Oslo, Norway

Facsimile: +47 22 48 66 78

E-mail: agency.soosid@nordea.com

5.       Until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will, upon receiving notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgor only by wire transfers to such account as the Pledgee shall instruct.

6.       Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including email or facsimile communication) and mailed, faxed or delivered.  All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by email or facsimile, be effective when sent by email or facsimile, except that notices and communications to the Pledgor or Pledgee shall not be effective until received by Pledgor or Pledgee.  All notices and other communications shall be in writing and addressed as follows:

(a)      if to any Pledgor, at:

c/o Genco Shipping & Trading Limited,

299 Park Avenue, 12th Floor

New York, NY 10171

Attention:  John Wobensmith

Telephone No.:  646-443-8555

Facsimile No.:  646-552-4052

(b)      if to the Pledgee, at:

Nordea Bank Finland Plc, New York Branch

EXHIBIT F

ANNEX F

1211 Avenue of the Americas, 23rd Floor

New York, NY 10036

Attention:  Head of Shipping, Offshore & Oil Services

Telephone:  212-318-9300

Facsimile:  212-421-4420

with a copy to:

Essendropsgate 7

P.O. Box 1166 Sentrum

NO-0107 Oslo, Norway

Facsimile: +47 22 48 66 78

E-mail: agency.soosid@nordea.com

(c)      if to the Issuer, at:

c/o Genco Shipping & Trading Limited,

299 Park Avenue, 12th Floor

New York, NY 10171

Attention:  John Wobensmith

Telephone No.:  646-443-8555

Facsimile No.:  646-552-4052

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

7.       This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in the manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

8.       THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY FURTHER IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH SUCH PLEDGOR IS A PARTY BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION 8 AND HEREBY FURTHER IRREVOCABLY

EXHIBIT F

ANNEX F

WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EXHIBIT F

ANNEX F

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[______________________],
as Pledgor

By
Name:
Title:

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, not in its individual capacity but solely as Pledgee

By
Name:
Title:

By
Name:
Title:

[______________________],
as Issuer

By
Name:
Title:

EXHIBIT F

ANNEX G

to

Pledge and Security Agreement

Form of Control Agreement Regarding Deposit Accounts

THIS CONTROL AGREEMENT REGARDING DEPOSIT ACCOUNTS (as amended, modified or supplemented from time to time, this “Agreement”), dated as of __________ __, 20___, among the undersigned assignor (the “Assignor”) and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, not in its individual capacity but as Security Agent (the “Security Agent”) and itself, as the deposit account bank (the “Deposit Account Bank”), as the bank (as defined in Section 9-102 of the UCC as in effect on the date hereof in the State of New York (the “UCC”)) with which one or more deposit accounts (as defined in Section 9-102 of the UCC), including the accounts listed on Annex A hereto, are maintained by the Assignor (with all such deposit accounts now or at any time in the future maintained by the Assignor with the Deposit Account Bank being herein called the “Deposit Accounts”).

W I T N E S S E T H:

WHEREAS, the Assignor, various other assignors and the Security Agent have entered into a pledge and security agreement, dated as of ____________ ___, 2016 (as amended, amended and restated, modified or supplemented from time to time, the “Pledge and Security Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge and Security Agreement), the Assignor has granted a first priority security interest to the Security Agent for the benefit of the Secured Creditors (as defined in the Pledge and Security Agreement) in all of the right, title and interest of the Assignor in and into any and all deposit accounts (as defined in Section 9-102 of the UCC) of such Assignor and in all monies, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “Collateral”); and

WHEREAS, the Assignor desires that the Deposit Account Bank enter into this Agreement in order to establish “control” (as defined in Section 9-104 of the UCC) in each Deposit Account at any time or from time to time maintained with the Deposit Account Bank, and to provide for the rights of the parties under this Agreement with respect to such Deposit Accounts.

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Assignor’s Dealings with Deposit Accounts; Notice of Exclusive Control.  Until the Deposit Account Bank shall have received from the Security Agent a Notice of Exclusive Control (as defined below), the Assignor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts and give instructions in respect of the Deposit Accounts; provided,  however, that the Assignor may not, and the Deposit Account Bank agrees that it shall not permit the Assignor to, without the Security Agent’s prior written consent, close any Deposit Account.  If upon the occurrence and during the continuance of an Event of Default (as defined in the Pledge and Security Agreement) the Security Agent shall give to the Deposit Account Bank a notice of the Security Agent’s exclusive control of the Deposit Accounts, which notice states that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”), only the Security Agent shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Accounts and any funds held therein or credited thereto or otherwise to deal with the Deposit Accounts.

2.       Security Agent’s Right to Give Instructions as to Deposit Accounts. (a) Notwithstanding the foregoing or any separate agreement that the Assignor may have with the Deposit Account Bank, the Security Agent shall be entitled, at any time, following the occurrence and during the

EXHIBIT F

ANNEX G

continuance of an Event of Default and delivery to the Deposit Account Bank of a Notice of Exclusive Control for purposes of this Agreement, to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to any Deposit Account, or as to any other matters relating to any Deposit Account or any other Collateral, without further consent from the Assignor.  The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, to comply with any instructions directing disposition of the funds in the Deposit Account from the Security Agent without any further consent from the Assignor.  Such instructions may include the giving of stop payment orders for any items being presented to any Deposit Account for payment.  The Deposit Account Bank shall be fully entitled to rely on, and shall comply with, such instructions from the Security Agent even if such instructions are contrary to any instructions or demands that the Assignor may give to the Deposit Account Bank.  In case of any conflict between instructions received by the Deposit Account Bank from the Security Agent and the Assignor, the instructions from the Security Agent shall prevail.

(b)       It is understood and agreed that the Deposit Account Bank’s duty to comply with instructions from the Security Agent regarding the Deposit Accounts following the delivery to the Deposit Account Bank of a Notice of Exclusive Control is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Pledge and Security Agreement or any other Credit Document (as defined in the Pledge and Security Agreement), nor seek confirmation thereof from the Assignor or any other Person.

3.       Assignor’s Exculpation and Indemnification of Depository Bank.  The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank to follow instructions from the Security Agent regarding the Deposit Accounts even if the result of following such instructions from the Security Agent is that the Deposit Account Bank dishonors items presented for payment from any Deposit Account.  The Assignor further confirms that the Deposit Account Bank shall have no liability to the Assignor for wrongful dishonor of such items in following such instructions from the Security Agent.  The Deposit Account Bank shall have no duty to inquire or determine whether the Assignor’s obligations to the Security Agent are in default or whether the Security Agent is entitled, under any separate agreement between the Assignor and the Security Agent, to give any such instructions.  The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless from and against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits and out-of-pocket costs, expenses and disbursements  (including reasonable and documented out-of-pocket attorneys’ and consultants’ fees, charges and disbursements) that the Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Security Agent excluding all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits and out-of-pocket costs, expenses and disbursements  (including reasonable and documented out-of-pocket attorneys’ and consultants’ fees, charges and disbursements) to the extent incurred by reason of the gross negligence of or willful misconduct of the Deposit Account Bank.  Notwithstanding the foregoing, no party hereto shall be responsible to any Person for any consequential, indirect, special or punitive damages which may be alleged by such Person arising out of this Agreement or the other Credit Documents.

4.       Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Accounts.  The Deposit Account Bank hereby subordinates any claims and security interests it may have against, or with respect to, any Deposit Account at any time established or maintained with it by the Assignor (including any amounts, investments, instruments or other Collateral from time to time on deposit therein) to the security interests of the Security Agent (for the benefit of the Secured Creditors) therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, any Deposit Account of the Assignor or any amounts, investments, instruments or other

EXHIBIT F

ANNEX G

Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to any Deposit Account, to the extent, in each case, that the Assignor has not separately paid or reimbursed the Deposit Account Bank therefor.

5.         Representations, Warranties and Covenants of Deposit Account Bank.  The Deposit Account Bank represents and warrants to the Security Agent that:

(a)       The Deposit Account Bank constitutes a “bank” (as defined in Section 9- 102 of the UCC), that the jurisdiction (determined in accordance with Section 9-304 of the UCC) of the Deposit Account Bank for purposes of each Deposit Account maintained by the Assignor with the Deposit Account Bank shall be the State of New York.

(b)       The Deposit Account Bank shall not permit any Assignor to establish any demand, time, savings, passbook or other account with it which does not constitute a “deposit account” (as defined in Section 9-102 of the UCC).

(c)       The account agreements between the Deposit Account Bank and the Assignor relating to the establishment and general operation of the Deposit Accounts provide, whether specifically or generally, that the laws of New York govern secured transactions relating to the Deposit Accounts and that the Deposit Account Bank’s “jurisdiction” for purposes of Section 9- 304 of the UCC in respect of the Deposit Accounts is New York.  The Deposit Account Bank will not, without the Security Agent’s prior written consent, amend any such account agreement so that the Deposit Account Bank’s jurisdiction for purposes of Section 9-304 of the UCC is a jurisdiction other than the State of New York.  All account agreements in respect of each Deposit Account in existence on the date hereof are listed on Annex A hereto and copies of all such account agreements have been furnished to the Security Agent.  The Deposit Account Bank will promptly furnish to the Security Agent a copy of the account agreement for each Deposit Account hereafter established by the Deposit Account Bank for the Assignor.

(d)       The Deposit Account Bank has not entered and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from any Deposit Account or other dealings with any Deposit Account or other of the Collateral.

(e)       On the date hereof the Deposit Account Bank maintains no deposit accounts (as defined in Section 9-102 of the UCC) for the Assignor other than the Deposit Accounts specifically identified in Annex A hereto.

(f)       Any items or funds received by the Deposit Account Bank for the Assignor’s account will be credited to said Deposit Accounts specified in paragraph (e) above or to any other Deposit Accounts hereafter established by the Deposit Account Bank for the Assignor in accordance with this Agreement.

(g)       The Deposit Account Bank will promptly notify the Security Agent of each Deposit Account hereafter established by the Deposit Account Bank for the Assignor (which notice shall specify the account number of such Deposit Account and the location at which the Deposit Account is maintained), and each such new Deposit Account shall be subject to the terms of this Agreement in all respects.

6.       Deposit Account Statements and Information.  The Deposit Account Bank agrees, and is hereby authorized and instructed by the Assignor, to furnish to the Security Agent, at its address indicated below, copies of all account statements and other information relating to each Deposit

EXHIBIT F

ANNEX G

Account that the Deposit Account Bank sends to the Assignor and to disclose to the Security Agent all information requested by the Security Agent regarding any Deposit Account.

7.       Conflicting Agreements.  This Agreement shall have control over any conflicting agreement between the Deposit Account Bank and the Assignor.

8.       Merger or Consolidation of Deposit Account Bank.  Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.

9.       Notices, (a) All notices and other communications provided for in this Agreement shall be in writing (including email or facsimile communication) and mailed, faxed or delivered to the intended recipient at its address or facsimile number set forth below:

If to the Security Agent, at:

Nordea Bank Finland Plc, New York Branch

1211 Avenue of the Americas, 23rd Floor

New York, NY 10036

Attention:  Head of Shipping, Offshore & Oil Services

Telephone:  212-318-9300

Facsimile:  212-421-4420

with a copy to:

Essendropsgate 7

P.O. Box 1166 Sentrum

NO-0107 Oslo, Norway

Facsimile: +47 22 48 66 78

E-mail: agency.soosid@nordea.com

If to the Assignor, at:

c/o Genco Shipping & Trading Limited,

299 Park Avenue, 12th Floor

New York, NY 10171

Attention:  John Wobensmith

Telephone No.:  646-443-8555

Facsimile No.:  646-552-4052

If to the Deposit Account Bank, at:

Nordea Bank Finland Plc, New York Branch

1211 Avenue of the Americas, 23rd Floor

New York, NY 10036

Attention:  Head of Shipping, Offshore & Oil Services

Telephone:  212-318-9300

Facsimile:  212-421-4420

EXHIBIT F

ANNEX G

or, as to any party, to such other address or facsimile number as such party may designate from time to time by notice to the other parties.

(b)       Except as otherwise provided herein, all notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mail, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by email or facsimile, be effective when sent by email or facsimile.

10.       Amendment.  This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

11.       Binding Agreement.  This Agreement shall bind the parties hereto and their successors and assign and shall inure to the benefit of the parties hereto and their successors and assigns.  Without limiting the provisions of the immediately preceding sentence, the Security Agent at any time or from time to time may designate in writing to the Deposit Account Bank a successor Security Agent (at such time, if any, as such entity becomes the Security Agent under the Pledge and Security Agreement, or at any time thereafter) who shall thereafter succeed to the rights of the existing Security Agent hereunder and shall be entitled to all of the rights and benefits provided hereunder.

12.       Continuing Obligations.  The rights and powers granted herein to the Security Agent have been granted in order to protect and further perfect its security interests in the Deposit Accounts and other Collateral and are powers coupled with an interest and will be affected neither by any purported revocation by the Assignor of this Agreement or the rights granted to the Security Agent hereunder or by the bankruptcy, insolvency, conservatorship or receivership of the Assignor or the Deposit Account Bank or by the lapse of time.  The rights of the Security Agent hereunder and in respect of the Deposit Accounts and the other Collateral, and the obligations of the Assignor and Deposit Account Bank hereunder, shall continue in effect until the security interests of Security Agent in the Deposit Accounts and such other Collateral have been terminated and the Security Agent has notified the Deposit Account Bank of such termination in writing.

13.       Governing Law; Consent to Jurisdiction; Venue; Waiver of Jury Trial.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  THE ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH THE ASSIGNOR IS A PARTY BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION 13 AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EXHIBIT F

ANNEX G

14.       Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

15.       Termination.  This Agreement and the security interest created hereby shall terminate on the date on which the Security Agent shall have given the Deposit Account Bank written notice that this Agreement shall have terminated.

EXHIBIT F

ANNEX G

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

Assignor:

[NAME OF ASSIGNOR]

By:
Name:
Title:

Security Agent:
NORDEA BANK FINLAND PLC, NEW
YORK BRANCH,
as Security Agent

By:
Name:
Title:

By:
Name:
Title:

Deposit Account Bank:

NORDEA BANK FINLAND PLC, NEW
YORK BRANCH,
as Deposit Account Bank

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT F

Annex A

to

Control Agreement Regarding Deposit Accounts

Earnings Accounts

Assignor	Account Number

Minimum Liquidity Account

Assignor	Account Number

EXHIBIT F

[DATE]

ASSIGNMENT OF INSURANCES

[VESSEL NAME]

Official Number [OFFICIAL NUMBER]

[SHIPOWNER], a [corporation][company] organized and existing under the laws of the Republic of the Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Assignor”), in consideration of the Secured Creditors (as defined below) entering into the transactions described in the Credit Agreement (as defined below), and for One Dollar ($1) lawful money of the United States of America, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as sole owner of the [Marshall Islands][Liberian][Hong Kong] flag vessel [VESSEL NAME], Official Number [OFFICIAL NUMBER] (the “Vessel”), has sold, assigned, transferred and set over, and by this instrument as beneficial owner does sell, assign, transfer and set over, unto Nordea Bank Finland Plc, New York Branch, with offices at 1211 Avenue of the Americas, 23rd Floor, New York, New York 10036, as Security Agent (hereinafter called the “Assignee”), and unto the Assignee’s successors and assigns, as such to it and its successors’ and assigns’ own proper use and benefit, and does hereby grant to the Assignee a security interest in, all right, title and interest of the Assignor under, in and to (i) all insurances required pursuant to Schedule IV-B of the Credit Agreement in respect of the Vessel, whether now or hereafter to be effected, and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under said insurance or in respect of said insurance, and (iii) all other rights of the Assignor under or in respect of said insurance, including proceeds (the above clauses (i), (ii) and (iii) collectively called the “Insurance Collateral”).

Terms used herein and not otherwise defined herein are used as defined in the credit agreement dated as of November 10, 2016 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (i) Genco Shipping & Trading Limited (the “Borrower”), (ii) various Lenders referred to therein and (iii) the Assignee, as administrative agent (in such capacity, the “Administrative Agent”) and as Security Agent, pursuant to which the Lenders have agreed to make available a senior secured credit facility to the Borrower in the principal amount of up to Four Hundred Million United States Dollars (U.S.$ 400,000,000) (the Lenders, the Administrative Agent and Security Agent, collectively, the “Lender Creditors”).

The Assignor is a wholly-owned subsidiary of the Borrower.  The Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Secured Hedging Agreement with respect to the Loan (and/or the Commitments) with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the  “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”).

The Assignor has entered into the Guaranty in favor of the Secured Creditors pursuant to which the Assignor has guaranteed (i) to the Lender Creditors, all obligations of the Borrower under the Credit Agreement and each other Credit Document to which the Borrower is a party, and (ii) to each of the Other Creditors, all obligations of the Borrower under each Secured Hedging Agreement entered into with respect to the Loan (and/or the Commitments), and the Assignor has granted the Assignee a first

EXHIBIT F

[preferred]4[priority statutory]5 mortgage [and related deed of covenants]6 (the “Mortgage”) on the Vessel to secure, among other things, its obligations under the Guaranty.

This Assignment is given as security for all amounts due and to become due to the Secured Creditors under the Guaranty.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under said insurances to perform all of the obligations assumed by it thereunder, and the Assignee shall have no obligation or liability under said insurances by reason of or arising out of this instrument of assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to said insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

The Assignor does hereby constitute the Assignee, its successors and assigns, the Assignor’s true and lawful attorney-in-fact, irrevocably, with full power (in the name of the Assignor or otherwise), upon the occurrence and continuance of a Default, an Event of Default or an Event of Loss to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of said insurances, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem to be necessary or appropriate in the premises.

The Assignor hereby covenants and agrees to procure that notice of this Assignment shall be duly given to all underwriters, substantially in the form hereto attached as Exhibit A, and that where the consent of any underwriter is required pursuant to any of the insurances assigned hereby that it shall be obtained and evidence thereof shall be given to the Assignee, or, in the alternative, that in the case of protection and indemnity coverage the Assignee shall obtain a letter of undertaking by the underwriters, and that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such clauses as to loss payees as the Assignee may require or approve.  In all cases, unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

The Assignor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that, without the prior written consent thereto of the Assignee, so long as this instrument of assignment shall remain in effect, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors and assigns, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of said insurances, of this Assignment or of any of the rights created by said insurances or this Assignment.

All notices or other communications which are required to be made to the Assignee hereunder shall be made by postage prepaid letter or email or telecopy confirmed by postage prepaid letter to:

4  If Marshall Islands or Liberian mortgage.

5  If Hong Kong mortgage.

6  If Hong Kong mortgage.

EXHIBIT F

Nordea Bank Finland Plc, New York Branch

1211 Avenue of the Americas, 23rd Floor

New York, NY 10036

Attention: Shipping, Offshore and Oil Services

Telephone:  212-318-9634

Facsimile:  212-421-4420

with a copy to:

Essendropsgate 7

P.O. Box 1166 Sentrum

NO-0107 Oslo, Norway

Facsimile: +47 22 48 66 78

E-mail: agency.soosid@nordea.com

or at such other address as may have been furnished in writing by the Assignee. All notices or other communications which are required to be made to the Assignor shall be made as provided in Section 11.03 of the Credit Agreement or Section 17 of the Guaranty.

Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee or as the Assignee may otherwise instruct.

Each Assignor agrees (i) to indemnify and hold harmless the Assignee and each other Secured Creditor and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee,” and collectively the “Indemnitees”) from and against any and liabilities, obligations, losses, damages, penalties, claims, actions judgements, civil penalties, fines, settlements and suits of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable and documented attorneys’ fees, in each case growing out of or resulting from this Assignment or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under the Credit Documents or the Interest Rate Protection Agreements entered into with any Other Creditors (but excluding all liabilities, obligations, losses, damages, penalties, claims, actions, judgements, civil penalties, fines, settlements, suits, costs and expenses to the extent incurred by reason of the gross negligence of, the breach in bad faith of this Assignment by,  or willful misconduct of such Indemnitee).  In no event shall the Assignee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Assignment other than to account for monies actually received by it in accordance with the terms hereof.  If and to the extent that the obligations of any Assignor hereunder are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of each Assignor contained herein shall continue in full force and effect notwithstanding the full payment of all of the Notes issued under the Credit Agreement, all Interest Rate Protection Agreements applicable to Loan (and/or the Commitments) entered into with any Other Creditors, and the payment of all other Obligations notwithstanding the discharge thereof. Notwithstanding the foregoing, no party hereto shall be responsible to any Person for any consequential, indirect, special or punitive damages which may be alleged by such Person arising out of this Assignment or the other Credit Documents.

THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS ASSIGNMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND

EXHIBIT F

DELIVERY OF THIS ASSIGNMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY CLAIM THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS ASSIGNMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR.  EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS ASSIGNMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH SUCH ASSIGNOR IS A PARTY BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE PARTIES HERETO HEREBY FURTHER IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  This Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.

[Signature Page Follows]

EXHIBIT F

IN WITNESS WHEREOF, the Assignor and Assignee have caused this Insurance Assignment to be duly executed the day and year first above written.

[SHIPOWNER],
as Assignor

By:
Name:
Title:

[GENCO SHIPPING & TRADING LIMITED,
as Assignor

By:
Name:
Title:][7]

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as Assignee

By:
Name:
Title:

By:
Name:
Title:

7  If Borrower is a named assured under insurance policies, additional changes to be incorporated.

EXHIBIT F

Exhibit A to
Insurance Assignment

NOTICE OF ASSIGMENT

The undersigned, [SHIPOWNER], the Owner of the [Marshall Islands][Liberian][Hong Kong] flag Vessel [VESSEL NAME], hereby gives you notice that by an Assignment of Insurances dated [●], 2016 entered into by us with Nordea Bank Finland Plc, New York Branch, as Security Agent (hereinafter called the “Assignee”), there has been assigned by us to the Assignee all insurances effected and to be effected in respect thereof including the insurances constituted by the policy whereon this Notice is endorsed.  This Notice of Assignment and the applicable loss payable clauses in the form hereto attached as Annex I are to be endorsed on all policies and certificates of entry evidencing such insurance.

Dated:  __________ __, 20___

[SHIPOWNER],

as Owner

By:
Name:
Title:

[GENCO SHIPPING & TRADING LIMITED,
as Assignor

By:
Name:
Title:][8]

8  If Borrower is a named assured under insurance policies, additional changes to be incorporated.

EXHIBIT F

ANNEX I

Notice of Insurance Assignment

FORM OF LOSS PAYABLE CLAUSES

Hull and War Risks

Loss, if any, payable to NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Security Agent (the “Mortgagee”), for distribution by the Mortgagee to itself as Security Agent and to [SHIPOWNER], as owner (the “Owner”), as their respective interests may appear, or order, except that, unless underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to the Vessel or liability of the Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner as reimbursements therefore; provided,  however, that if such damage involves a loss in excess of U.S.$1,500,000 or its equivalent the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromise or arranged total loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee, for distribution by it in accordance with the terms of the mortgage granted by the Owner in favor of the Mortgagee.

Protection and Indemnity

Loss, if any, payable to NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Security Agent (the “Mortgagee”), for distribution by the Mortgagee to itself as Security Agent and [SHIPOWNER], as owner (“Owner”), as their respective interests may appear, or order, except that, unless and until the underwriters have been otherwise instructed by notice in writing from the Mortgagee, any loss may be paid directly to the person to whom the liability covered by this insurance has been incurred, or to the Owner to reimburse it for any loss, damage or expenses incurred by it and covered by this insurance; provided the underwriters shall have first received evidence that the liability insured against has been discharged.

EXHIBIT G

ASSIGNMENT OF EARNINGS

[VESSEL NAME]

Official Number [OFFICIAL NUMBER]

This ASSIGNMENT OF EARNINGS, dated [DATE] (this “Assignment”), is given by [SHIPOWNER], a [corporation][company] organized and existing under the laws of the Republic of the Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Assignor”), in favor of Nordea Bank Finland Plc, New York Branch, with offices at 1211 Avenue of the Americas, 23rd Floor, New York, New York 10036, as Security Agent (in such capacity, the “Security Agent”) under the Credit Agreement (as defined below) (the “Assignee”).  Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as so defined.

RECITALS

A.       The Assignor is the sole owner of the [Marshall Islands][Liberian][Hong Kong] flag vessel [VESSEL NAME], Official Number [OFFICIAL NUMBER] (the “Vessel”).

B.       Genco Shipping & Trading Limited, a Marshall Islands corporation (the “Borrower”) has entered into a credit agreement dated as of November 10, 2016 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (i) the Borrower, (ii) various Lenders referred to therein, and (iii) the Assignee, as administrative agent (in such capacity, the “Administrative Agent”) and Security Agent, providing a senior secured credit facility to the Borrower in the principal amount of up to Four Hundred Million United States Dollars (U.S.$400,000,000) (the Lenders, the Administrative Agent and Security Agent, collectively, the “Lender Creditors”).

C.       The Assignor is a wholly-owned subsidiary of the Borrower.

D.       The Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Secured Hedging Agreements with respect to the Loan (and/or the Commitments) with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”).

E.       The Assignor has entered into the Guaranty in favor of the Secured Creditors pursuant to which the Assignor has guaranteed (i) to the Lender Creditors, all obligations of the Borrower under the Credit Agreement and each other Credit Document to which the Borrower is a party, and (ii) to each of the Other Creditors, all obligations of the Borrower under each Secured Hedging Agreement entered into with respect to the Loan (and/or the Commitments), and the Assignor has granted the Assignee a [preferred]9[priority statutory]10 mortgage [and related deed of covenants](11) (the “Mortgage”) on the Vessel to secure, among other things, its obligations under the Guaranty.

F.       It is a condition under the Credit Agreement that the Assignor enters into this Assignment as security for its obligations under the Guaranty.

9   If Marshall Islands or Liberian mortgage.

10  If Hong Kong mortgage.

11  If Hong Kong mortgage.

EXHIBIT G

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.       As security for all amounts due and to become due to the Secured Creditors under the Guaranty, the Assignor as beneficial owner hereby grants, sells, conveys, assigns, transfers, mortgages and pledges to the Assignee, and unto the Assignee’s successors and assigns, all its right, title, interest, claim and demand in and to, and hereby also grants unto the Assignee a security interest in and to (the following clauses (i) through (vi), collectively, the “Earnings Collateral”) (i) the earnings of the Vessel, including, but not limited to, all freight, hire and passage moneys, proceeds of off-hire insurance, any other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Assignor, of whatsoever nature, arising out of or as a result of the ownership, use, operation or management by the Assignor or its agents of the Vessel, (ii) all moneys and claims for moneys due and to become due to the Assignor under and all claims for damages arising out of the breach (or payments for variation or termination) of any charter, or contract relating to or under which is employed the Vessel, any and all other present and future charter parties, contracts of affreightment, and operations of every kind whatsoever of the Vessel, and in and to any and all claims and causes of action for money, loss or damages that may now and hereafter accrue or belong to the Assignor, its successors or assigns, arising out of or in any way connected with the present or future ownership, use, operation or management of the Vessel or arising out of or in any way connected with the Vessel, (iii) if the Vessel is employed on terms whereby any money falling within clauses (i) or (ii) above are pooled or shared with any other Person, that proportion of the net receipts of the pooling or sharing arrangements which is attributable to the Vessel, (iv) all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages, in respect of the actual or constructive total loss of or requisition of use of or title to the Vessel, (v) all moneys and claims for moneys due in respect of demurrage or detention, (vi) all remuneration for salvage and towing services and (vii) any proceeds of any of the foregoing.

Section 2.       The Assignor covenants that (i) it will have all the earnings and other moneys hereby assigned paid over promptly to such Earnings Account as the Security Agent may specify in writing (including email or facsimile communication)  from time  to time; (ii) it will promptly notify in writing substantially in the form of Exhibit A hereto, and deliver a duplicate copy of such notice to the Assignee, each of the Assignor’s agents and representatives into whose possession or control may come any earnings and moneys hereby assigned, informing each such Person of this Assignment and instructing such addressee to remit promptly to such Earnings Account all earnings and moneys hereby assigned which may come into such Person’s hands or control and to continue to make such remittances until such time as such Person may receive written notice or instructions to the contrary directly from the Assignee; and (iii) it will instruct each such Person to acknowledge directly to the Assignee receipt of the Assignor’s written notification and the instructions.

Section 3.       Anything herein contained to the contrary notwithstanding, the Assignee, or its respective successors and assigns, shall have no obligation or liability under any agreement, including any charter or contract of affreightment by reason of or arising out of this Assignment, or out of any Assignment of Charter (as defined below) made pursuant to Section 6 hereof, and the Assignee, and its respective successors and assigns, shall not be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to any agreement, including any charter or contract of affreightment, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

Section 4.       The Assignor hereby constitutes the Assignee, its successors and assigns, its true and lawful attorney-in-fact, irrevocably, with full power, in the name of the Assignor or otherwise, upon the occurrence and continuance of a Default or an Event of Default, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due,

EXHIBIT G

property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any document or to take any action or institute any proceedings which the Assignee and its successors and assigns may reasonably deem necessary or appropriate in the premises.

Section 5.       The powers and authorities granted to the Assignee and its successors or assigns herein have been given for valuable consideration and are hereby declared to be irrevocable.

Section 6.       The Assignor hereby agrees that at any time and from time to time, upon entering into any charter or contract of affreightment or other agreement for employment of the Vessel of whatsoever nature for a stated period of twenty-four (24) months or longer (or, with respect to any charter or similar contract of employment existing on the Borrower Date, a remaining term of twenty-four (24) months or longer), it will promptly and duly execute and deliver to and in favor of the Assignee at the cost and expense of the Assignor an Assignment of Charters in respect of such charter to the Assignee substantially in the form attached as Exhibit H to the Credit Agreement (the “Assignment of Charters”) and it will promptly execute and deliver any and all such further instruments and documents as the Assignee, and its successors or assigns, may reasonably require in order to obtain the full benefits of this Assignment, the Assignment of Charters and of the rights and powers herein and therein granted.  The Assignor covenants to use its commercially reasonable efforts to obtain the consent of the charterer under said charter to the Assignment of Charters pursuant to the terms of the Assignment of Charters or in other form and substance reasonably satisfactory to the Assignee.

Section 7.       The Assignor warrants and represents that it has not assigned or pledged or otherwise granted a security interest or liens on in the rights, title and interest assigned hereunder to anyone other than the Assignee.  The Assignor hereby covenants that, without the prior written consent thereto of the Assignee, so long as this Assignment shall remain in effect, it will not assign or pledge or otherwise grant a security interest in or lien on the whole or any part of the rights, title and interest hereby assigned to anyone other than the Assignee, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of this Assignment, or of any of the rights created by this Assignment.

Section 8.       The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment.

Section 9.       THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS ASSIGNMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS ASSIGNMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY CLAIM THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER EACH SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS ASSIGNMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER EACH SUCH ASSIGNOR.  EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF

EXHIBIT G

VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS ASSIGNMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH EACH SUCH ASSIGNOR IS A PARTY BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION 9 AND HEREBY FURTHER IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE PARTIES HERETO HEREBY FURTHER IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  This Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.

Section 10.       Any notice, demand or other communication to be given under or for the purposes of this Assignment shall be made as provided in Section 11.03 of the Credit Agreement or Section 4 of Article IV of the Mortgage.

Section 11.       This Assignment may be executed in any number of counterparts each of which shall be an original (including if delivered by e-mail or facsimile transmission), but all such counterparts shall together constitute one and the same instrument.

Section 12.       (a) After the Termination Date, this Assignment and the security interest created hereby shall automatically terminate (provided that all indemnities set forth herein including, without limitation, in Section 13 hereof shall survive any such termination), and the Assignee, at the request and expense of any Assignor, will as promptly as practicable execute and deliver to such Assignor a proper instrument or instruments acknowledging the satisfaction and termination of this Assignment, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Assignment or any other Credit Document, together with any monies at the time held by the Assignee or any of its sub-agents hereunder.  As used in this Assignment, “Termination Date” shall mean the date upon which the Total Commitment under the Credit Agreement has been terminated and all Interest Rate Protection Agreements applicable to the Loan (and/or the Commitments) entered into with any Other Creditors have been terminated, no Note under the Credit Agreement is outstanding and the Loan thereunder has been repaid in full and all Obligations then due and payable (other than indemnities described in Section 13 hereof and described in Section 11.01 of the Credit Agreement, and any other indemnities set forth in any other secured Credit Documents, in each case which are not then due and payable) have been paid in full.

(b) In the event that any part of the Collateral is sold in connection with a sale permitted by the Credit Agreement (other than a sale to any Assignor or any Subsidiary thereof) or is otherwise released with the consent of the Required Lenders (or all of the Lenders, to the extent required by Section 11.13 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Assignee, at the request and expense of the respective Assignor, will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Assignment.

(c) At any time that an Assignor desires that the Assignee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 12(a) or (b) hereof, it shall deliver to the Assignee a certificate signed by an officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 12(a) or (b), as applicable.

EXHIBIT G

(d) The Assignee shall have no liability whatsoever to any other Secured Creditor as a result of any release of Collateral by it in accordance with this Section 13.

Section 13.       Each Assignor agrees (i) to indemnify and hold harmless the Assignee and each other Secured Creditor and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee,” and collectively the “Indemnitees”) from and against any and liabilities, obligations, losses, damages, penalties, claims, actions judgements, civil penalties, fines, settlements and suits of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable and documented attorneys’ fees, in each case growing out of or resulting from this Assignment or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under the Credit Documents or the Secured Hedging Agreements entered into with any Other Creditors (but excluding all liabilities, obligations, losses, damages, penalties, claims, actions, judgements, civil penalties, fines, settlements, suits, costs and expenses to the extent incurred by reason of the gross negligence of, the breach in bad faith of this Assignment by,  or willful misconduct of such Indemnitee).  In no event shall the Assignee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Assignment other than to account for monies actually received by it in accordance with the terms hereof.  If and to the extent that the obligations of any Assignor under this Section 13 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of the Assignors contained in this Section 13 shall continue in full force and effect notwithstanding the full payment of all of the Notes issued under the Credit Agreement, all Interest Rate Protection Agreements applicable to the Loan (and/or the Commitments) entered into with any Other Creditors, and the payment of all other Obligations notwithstanding the discharge thereof. Notwithstanding the foregoing, no party hereto shall be responsible to any Person for any consequential, indirect, special or punitive damages which may be alleged by such Person arising out of this Assignment or the other Credit Documents.

EXHIBIT G

IN WITNESS WHEREOF, the Assignor and Assignee have duly executed this instrument on the day and year first above written.

[SHIPOWNER],

as Assignor

By:
Name:
Title:

NORDEA BANK FINLAND PLC,
NEW YORK BRANCH,
as Assignee

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT G

Exhibit A to
Assignment of Earnings

FORM OF NOTICE OF ASSIGNMENT

The undersigned, [SHIPOWNER], the owner (the “Owner”) of the [Marshall Islands][Liberian][Hong Kong] flag vessel “[VESSEL NAME]”, hereby gives you notice that by an Assignment of Earnings, dated [DATE], 2016, entered into by us with Nordea Bank Finland Plc, New York Branch, in its capacity as Security Agent for certain Lenders (hereinafter called the “Assignee”), a copy of which is attached hereto, there has been assigned by us to the Assignee all earnings effected and to be effected in respect of the said vessel.

As from the date hereof and so long as the Assignment is in effect, you are hereby irrevocably authorized and instructed to pay all earnings from time to time due and payable to, or receivable by, the undersigned to the account of the Owner, as follows:

Bank:                     Nordea Bank Finland Plc, New York Branch

Swift Code:           [●]

Account No.:         [●]

Account Name:     [_______________]

or to such other accounts as the Assignee may direct by notice in writing (including email or facsimile communication) from time to time, all such payments to be made in immediately available funds by wire transfer on the day when such payment is due.

Please acknowledge receipt of this notice directly to the Assignee at:

Nordea Bank Finland Plc, New York Branch

1211 Avenue of the Americas, 23rd Floor

New York, NY  10036

Attn:  Shipping, Offshore and Oil Services

Telephone:  212-318-9634

Facsimile:   212-421-4420

with a copy to:

Essendropsgate 7

P.O. Box 1166 Sentrum

NO-0107 Oslo, Norway

Facsimile: +47 22 48 66 78

E-mail: agency.soosid@nordea.com

[SHIPOWNER],

as Owner

By:
Name:
Title:

Dated:

EXHIBIT H

[Form of]

ASSIGNMENT OF CHARTERS

No. ____

[VESSEL NAME]

Official Number [OFFICIAL NUMBER]

[SHIPOWNER], a [corporation][company] organized and existing under the laws of the Republic of the Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Assignor”), refers to an assignment of earnings, dated [DATE], 2016 (the “Assignment of Earnings”) given by the Assignor in favor of Nordea Bank Finland Plc, New York Branch, with offices at 1211 Avenue of the Americas, 23rd Floor, New York, New York 10036, as Security Agent (the “Assignee”), under the Credit Agreement referred to in the Assignment of Earnings, wherein the Assignor agreed to enter into an assignment of charters (the “Assignment of Charters”) in the event the Assignor entered or intended to enter into any charter or contract of affreightment or other agreement for employment of the [VESSEL NAME] (the “Vessel”), Official No. [______], for a stated period of twenty-four (24) months or longer.

The Assignor represents that it has entered or intends to enter into a charter for a stated period of twenty-four (24) months or longer (the “Charter”) with a charterer acceptable to the Assignee (the “Charterer”), and agrees that as security for all amounts due and to become due to the Secured Creditors under the Guaranty, the Assignor as beneficial owner hereby grants, sells, conveys, assigns, transfers, mortgages and pledges to the Assignee, and unto the Assignee’s successors and assigns, all its right, title, interest, claim and demand in and to, and hereby also grants unto the Assignee a security interest in and to all of the Assignor’s right, title and interest in and to the Charter, all earnings and freights thereunder, and all amounts due the Assignor thereunder, and the Assignor does hereby grant, sell, convey, assign, transfer, mortgage and pledge to the Assignee, and unto the Assignee’s successors and assigns, all its right, title, interest, claim and demand in and to, and hereby does also grant unto the Assignee, a security interest in and to, the Charter and all claims for damages arising out of the breach of and rights to terminate the Charter, and any proceeds of any of the foregoing.

The Assignor hereby warrants that upon execution of any Charter, the Assignor will promptly give notice to the Charterer of the Assignment of Earnings (in the form of Exhibit A to the Assignment of Earnings) as provided by Section 6 of the Assignment of Earnings and the Assignor will use commercially reasonable efforts to obtain the consent of the Charterer as evidenced by the execution by the Charterer of the Charterer’s Consent and Agreement in the form attached hereto as Annex I.

The Assignor reconfirms that the Assignment of Earnings including all of the rights and liabilities, covenants and obligations therein remains in full force and effect.

Terms used herein and not otherwise defined herein are used as defined in, or by reference in, the Assignment of Earnings.

The Assignor hereby agrees that so long as this Assignment of Charters is in effect it will not terminate said Charter, or amend, modify, supplement, or waive any material term of said Charter in a manner adverse to the Assignee, in each case without first obtaining the written consent of the Assignee therefor.  The Assignor hereby agrees to notify the Assignee in writing of any arbitration with respect to the Charter.

No amendment or modification of the Charter, and no consent, waiver or approval with respect thereto shall be valid unless joined in, in writing, by the Assignee.  No notice, request or demand under

EXHIBIT H

the Charter shall be valid as against the Assignee unless and until a copy thereof is furnished to the Assignee.

THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  This Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.

EXHIBIT H

IN WITNESS WHEREOF, the Assignor has caused this Assignment of Charters No.____ to be duly executed this ______ day of ______________.

[SHIPOWNER],

as Assignor

By:
Name:
Title:

EXHIBIT H

Exhibit A to
Assignment of Charters

FORM OF NOTICE OF ASSIGNMENT OF CHARTER

The undersigned, [SHIPOWNER], the owner (the “Owner”) of the [Marshall Islands][Liberian][Hong Kong] flag vessel “[VESSEL NAME]”, hereby gives you notice that by an Assignment of Earnings dated [●], 2016 and an Assignment of Charter dated [DATE] (the “Assignments”) entered into by, inter alios, us with NORDEA BANK FINLAND PLC, NEW YORK BRANCH in its capacity as Collateral Agent for certain Lenders (hereinafter called the “Assignee”), a copy of which is attached hereto, there has been assigned by us to the Assignee a continuing, first priority security interest in all of the undersigned’s right, title and interest in, to and under a charter dated [●] (as the same may be amended or supplemented from time to time, the “Charter Agreement”) between the Owner and you (the “Charterer”).

As from the date hereof and so long as the Assignments are in effect, you are hereby irrevocably authorized and instructed to pay all earnings from time to time due and payable to, or receivable by, the undersigned under the Charter to our account, as follows:

Bank:                    Nordea Bank Finland Plc, New York Branch

Swift Code:          [●]

Account No.:        [●]

Account Name:    [___________]

or to such other accounts as the Assignee may direct by notice in writing (including email or facsimile communication) from time to time, all such payments to be made in immediately available funds by wire transfer on the day when such payment is due in accordance with the terms of the Charter.

Please confirm your consent to the Assignments by executing and returning the Consent and Agreement attached below.

Dated: [●]

[SHIPOWNER],
as Owner

By:
Name:
Title:

EXHIBIT H

Annex I

[Form of]

CHARTERER’S CONSENT AND AGREEMENT

No. ____

[VESSEL NAME]

Official Number [OFFICIAL NUMBER]

The undersigned, charterer of the [Marshall Islands][Liberian][Hong Kong] flag vessel [VESSEL NAME] pursuant to a time charter-party dated [DATE OF TIME CHARTER PARTY] (the “Charter”), does hereby acknowledge notice of the assignment (the “Notice”) by the Owner (as defined in the Notice) of all the Owner’s right, title and interest in and to the Charter to Nordea Bank Finland Plc, New York Branch, as Security Agent (the “Assignee”), pursuant to an assignment of charters dated ____________ __, 20_ and an assignment of earnings dated _________ ___, 20__ (as any of them may be amended, supplemented or otherwise modified from time to time, the “Assignment”), consents to such assignment, and agrees that, it will make payment of all moneys due and to become due under the Charter, without setoff or deduction for any claim not arising under the Charter, and notwithstanding the existence of a default or event of default of default by the Assignor under the Charter, direct to the account maintained with the Assignee located at 1211 Avenue of the Americas, 23rd Floor, New York, New York 10036 (Account No. [ ]) or such account specified by the Assignee at such address as the Assignee shall request the undersigned in writing until receipt of written notice from the Assignee that all obligations of the Owner to it have been paid in full.

The undersigned agrees that it shall look solely to the Owner for performance of the Charter and that the Assignee shall have no obligation or liability under or pursuant to the Charter arising out of the Assignment, nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Owner under or pursuant to the Charter.

The undersigned agrees that it shall not seek from the Assignee the recovery of any payment actually made by it to the Assignee pursuant to this Charterer’s Consent and Agreement once such payment has been made.  This provision shall not be construed to relieve the Owner of any liability to the Charterer. Notwithstanding the foregoing, if, in the sole opinion of the Assignee, an Event of Default under the Credit Agreement (as defined in or by reference in the Assignment) shall have occurred and be continuing, the undersigned agrees that the Assignee shall have the right, but not the obligation, to perform all of the Owner’s obligations under the Charter as though named therein as owner.

The undersigned hereby waives the right to assert against the Assignee, as assignee of the Owner, any claim, defense, counterclaim or setoff that it could assert against the Owner under the Charter.

The undersigned agrees to execute and deliver, or cause to be executed and delivered, upon the written request of the Assignee any and all such further instruments and documents as the Assignee may deem desirable for the purpose of obtaining the full benefits of the Assignment and of the rights and power herein granted.

The undersigned agrees that no amendment, modification or alteration of any material terms or provisions of the Charter shall be made unless the same shall be consented to in writing by the Assignee.

The undersigned hereby confirms that the Charter is a legal, valid and binding obligation, enforceable against it in accordance with its terms.

EXHIBIT H

Dated:  ______________

[CHARTERER],
as Charterer

By:
Name:
Title:

Exhibit I

Form of Side Account Pledge Agreement

PLEDGE AGREEMENT

(in respect of a blocked bank account)

DATED 15 November 2016

between

GENCO SHIPPING & TRADING LIMITED

as Pledgor

and

ABN AMRO Capital USA LLC

as Pledgee

TABLE OF CONTENTS

Clause		Page

1	DEFINITIONS AND INTERPRETATION	1
2	creation of security	3
3	REPRESENTATIONS and warranties	3
4	undertakings	4
5	enforcement	4
6	further assurances and power of attorney	5
7	Termination	6
8	assignment	7
9	NOTICES	7
10	miscellaneous	7
11	ACCEPTANCE	8
12	GOVERNING LAW AND JURISDICTION	8

SCHEDULES

Schedule 1
Accounts
Schedule 2
FORM OF NOTICE OF PLEDGE ACCOUNT RIGHTS

EXHIBIT I

THIS PLEDGE AGREEMENT is dated 15 November 2016 and made between:

(1)          GENCO SHIPPING & TRADING LIMITED, a company incorporated under the laws of the Republic of the Marshall Islands (the Pledgor); and

(2)          ABN AMRO CAPITAL USA LLC, having its office at 100 Park Avenue, 24th Floor, New York, New York 10017, United States of America (in its capacity as creditor in respect of the ABN Obligations under the Credit Agreement, the Pledgee).

IT IS AGREED as follows:

1             DEFINITIONS AND INTERPRETATION

1.1          Definitions

1.1.1       Capitalised terms used but not defined in this Agreement shall have the meaning given thereto in the Credit Agreement.

1.1.2       In this Agreement:

ABN Obligations means any and all “ABN Obligations” (as defined in the Credit Agreement) and other obligations and liabilities consisting of monetary payment obligations (verbintenissen tot betaling van een geldsom) of the Pledgor to the Pledgee, whether present or future, whether actual or contingent, whether as primary obligor or as surety, whether for principal, interest, costs, fees, commitment commission or otherwise under or in connection with the Credit Agreement and the other relevant Credit Documents.

Account Bank means ABN AMRO Bank N.V., having its official seat (statutaire zetel) in Amsterdam, the Netherlands and registered with the trade register of the chambers of commerce under number 34334259.

Account Right(s) means any and all rights and claims (vorderingsrechten) whether present or future, whether actual or contingent, of the Pledgor with respect to or against the Account Bank in respect of the Side Account or in respect of any other deposit made by the Pledgor with the Account Bank.

Agreement means this pledge agreement.

Credit Agreement means the USD 400,000,000 senior secured credit agreement dated 10 November 2016 between, amongst others, Nordea Bank Finland Plc, New York Branch, as administrative agent and as security agent, and the Pledgor as borrower.

Enforcement Event means a default by the Pledgor in the performance of the ABN Obligations (whether in whole or in part) provided that such default constitutes an Event of Default which is continuing.

Party means a party to this Agreement.

Right of Pledge means a right of pledge created by this Agreement in accordance with Clause 2 (Creation of security).

EXHIBIT I

Side Accounts means any and all present and future bank accounts maintained by the Pledgor from time to time with the Account Bank, including but not limited to the blocked account listed in Schedule 1 (Accounts).

1.2          Interpretation

1.2.1       Unless a contrary indication appears, any reference in this Agreement to:

(a)     a Clause or a Schedule shall, subject to any contrary indication, be construed as a reference to a clause or a schedule of this Agreement;

(b)     this Agreement, the Credit Agreement, a Credit Document or any other agreement or instrument includes all amendments, supplements, novations, restatements or re-enactments (without prejudice to any prohibition thereto) however fundamental and of whatsoever nature thereunder and includes without limitation (i) any increase or reduction in any amount available under the Credit Agreement or any other Credit Documents (as amended, supplemented, novated, restated or re-enacted) or any alteration of or addition to the purpose for which any such amount, or increased or reduced amount may be used, (ii) any facility provided in substitution of or in addition to the facilities originally made available thereunder, (iii) any rescheduling of the indebtedness incurred thereunder whether in isolation or in connection with any of the foregoing, (iv) any extension of the maturity date thereof and (v) any combination of the foregoing, and the ABN Obligations include all of the foregoing;

(c)      person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, partnership or other entity (whether or not having separate legal personality) or two or more of the foregoing;

(d)      the Pledgee, the  Pledgor, the Account Bank or any other person includes its successors in title, permitted assigns and permitted transferees; and

(e)      a provision of law is a reference to that provision as amended or re-enacted.

1.2.2       Clause and Schedule headings are for ease of reference only. Schedules form an integral part of this Agreement.

1.2.3       An Enforcement Event shall constitute a verzuim (as meant in paragraph 1 of Section 3:248 of the Dutch Civil Code) in the performance of the ABN Obligations or any part thereof, without summons or notice of default (aanmaning of ingebrekestelling) being sent or required.

1.2.4       In this Agreement, words and expressions importing the singular shall, where the context permits or requires, include the plural and vice versa and words and expressions importing the masculine shall, where the context permits or requires, include the feminine and neuter and vice versa.

EXHIBIT I

2             creation of security

2.1          Right of pledge

The Pledgor agrees with the Pledgee to create and creates in favour of the Pledgee, to the extent necessary in advance (bij voorbaat), a right of pledge (pandrecht) over each of its Account Rights as security for the ABN Obligations.

2.2          Perfection

2.2.1       The Pledgor shall, promptly upon the execution of this Agreement, notify the Account Bank (with a copy to the Pledgee) of each Right of Pledge by serving a notice substantially in the form attached as Schedule 1 (Form of Notice of Pledge of Account Rights). The Pledgor shall use reasonable endeavours to procure that the Account Bank, within 10 Business Days after the date of this Agreement, acknowledges such notice and shall promptly, after receipt of such duly acknowledged notice, send a copy thereof to the Pledgee.

2.2.2       Upon notification of a Right of Pledge to the Account Bank, only the Account Bank may collect and receive payment of the relevant Account Right in accordance with Section 3:246 (1) of the Dutch Civil Code. The Pledgor may not collect and may not make any payments of the relevant Account Right without the prior approval of the Pledgee or unless it is explicitly permitted under the Credit Agreement.

2.3          General

2.3.1       Each Right of Pledge includes all accessory rights (afhankelijke rechten) and all ancillary rights (nevenrechten) attached to the Account Rights.

2.3.2       Each Right of Pledge is in addition to, and shall not in any way be prejudiced by any other security (whether by contract or statute) now or subsequently held by the Pledgee. The rights of the Pledgee under this Agreement are in addition to and not in lieu of those provided by law.

3             REPRESENTATIONS and warranties

3.1.1       The Pledgor makes the representations and warranties in this Clause 3 in respect of the Account Rights existing on the date the representations or warranties are made.

3.1.2       On the date of this Agreement and on the date future Account Rights arise:

(a)      subject to any right of pledge arising from the general banking conditions (algemene bankvoorwaarden), each Right of Pledge is a first ranking right of pledge (pandrecht eerste in rang);

(b)      the Account Rights have not been transferred, assigned, pledged, made subject to a limited right (beperkt recht) or otherwise encumbered (in advance (bij voorbaat)) to any person;

(c)      it is entitled (beschikkingsbevoegd) to pledge its Account Rights;

(d)      its Account Rights are capable of being transferred, assigned and pledged; and

(e)      its Account Rights are not subject to any attachment.

EXHIBIT I

4             undertakings

4.1          General

The undertakings in this Clause 4 remain in force from the date of this Agreement until each Right of Pledge is terminated in accordance with Clause 7 (Termination).

4.2          Account Rights

Unless explicitly permitted under the Credit Agreement, without the prior written consent of the Pledgee, the Pledgor shall not:

(a)      save for the second ranking security over the Account Rights in favour of Nordea Bank Finland Plc, New York Branch as security agent, under the Credit Agreement to secure the Secured Obligations, transfer, assign, pledge, make subject to a limited right (beperkt recht) or otherwise encumber the Account Rights;

(b)      release (kwijtschelden) or waive (afstand doen van) any of the Account Rights;

(c)     waive any accessory rights (afhankelijke rechten) or ancillary rights (nevenrechten) attached to the Account Rights;

(d)     agree with a court composition or an out-of-court composition (gerechtelijk of buitengerechtelijk akkoord) or enter into any settlement agreement in respect of the Account Rights; or

(e)      perform any act which adversely affects or may adversely affect the Account Rights or any Right of Pledge.

4.3          Information

4.3.1       The Pledgor shall promptly inform the Pledgee of an occurrence of an event that may be relevant to the Pledgee with respect to the Account Rights or adversely affects or may adversely affect any Right of Pledge.

4.3.2       The Pledgor shall promptly notify in writing, at its own cost, the existence of this Agreement and each Right of Pledge to any court process server (deurwaarder), bankruptcy trustee (curator), administrator (bewindvoerder) or similar officer in any jurisdiction or to any other person claiming to have a right to the Account Rights, and shall promptly send to the Pledgee a copy of the relevant correspondence.

5             enforcement

5.1          Enforcement

Upon the occurrence of an Enforcement Event, the Pledgee shall have the right to enforce any Right of Pledge in accordance with Dutch law and any other applicable law and may take all (legal) steps and measures which it deems necessary or desirable for that purpose.

EXHIBIT I

5.2          Enforcement waivers

5.2.1       The Pledgee shall not be obliged to give notice of a sale of the Account Rights to the Pledgor, debtors, holders of a limited right (beperkt recht) or persons who have made an attachment (beslag) on the Account Rights (as provided in Sections 3:249 and 3:252 of the Dutch Civil Code).

5.2.2       The Pledgor waives its right to make a request to the court:

(a)      to determine that the Account Rights shall be sold in a manner deviating from the provisions of Section 3:250 of the Dutch Civil Code (as provided in paragraph 1 of Section 3:251 of the Dutch Civil Code); and

(b)      to collect and receive payment of the Account Rights after a Right of Pledge has been disclosed or as relevant, the authorisation has been terminated in accordance with Clause 2.2 (Perfection) (as provided in paragraph 4 of Section 3:246 of the Dutch Civil Code).

5.2.3       The Pledgor waives its right to demand that the Pledgee:

(a)      shall first enforce any security granted by any other person, pursuant to Section 3:234 of the Dutch Civil Code;

(b)      shall first proceed against or claim payment from any other person or enforce any guarantee, before enforcing any Right of Pledge; and

(c)      pays for costs which the Pledgor has made in respect of the Account Rights pursuant to paragraph 2 of Section 3:233 of the Dutch Civil Code.

5.2.4       The Pledgor waives its right (a) to set-off (verrekenen) its claims (if any) against the Pledgee under or in connection with this Agreement against the ABN Obligations and (b) if it has granted security for any other person’s obligations, to invoke the suspension or the termination of its liability for any ABN Obligations pursuant to Section 6:139 of the Dutch Civil Code.

5.3          Application of monies

Subject to the mandatory provisions of Dutch law on enforcement, all monies received or realised by the Pledgee in connection with the enforcement of any Right of Pledge or collection of the Account Rights following an Enforcement Event shall be applied by the Pledgee in accordance with Section 4.05(b) of the Credit Agreement.

6             further assurances and power of attorney

6.1          Further assurances

6.1.1       The Pledgee is entitled to present this Agreement and any other document pursuant to this Agreement for registration to any office, registrar or governmental body (including the Dutch tax authorities) in any jurisdiction.

6.1.2       If no valid right of pledge is created pursuant to this Agreement in respect of any Account Right, the Pledgor irrevocably and unconditionally undertakes to pledge to the Pledgee such Account Right as soon as it becomes available for pledging, by way of supplemental agreements or deeds or other instruments on the same (or similar) terms of this Agreement.

EXHIBIT I

6.1.3       The Pledgor shall at its own cost execute any instrument, provide such assurances and do all acts and things as may be necessary or desirable for:

(a)      perfecting, preserving or protecting any Right of Pledge created (or intended to be created) by, or any of the rights of the Pledgee under this Agreement;

(b)      exercising any power, authority or discretion vested in the Pledgee under this;

(c)      ensuring that any Right of Pledge and any obligations of the Pledgor under this Agreement shall inure to the benefit of any successor, transferee or assignee of the Pledgee; or

(d)      facilitating the collection of the Account Rights or the enforcement of a Right of Pledge or any part thereof in the manner contemplated by this Agreement.

6.2          Power of attorney

6.2.1       The Pledgor irrevocably and unconditionally appoints the Pledgee as its attorney (gevolmachtigde) for as long as any of the ABN Obligations are outstanding for the purposes of doing in its name all acts and executing, signing and (if required) registering in its name all documents which the Pledgor itself could do, execute, sign or register in relation to the Account Rights or this Agreement.

6.2.2       It is expressly agreed that the appointment under Clause 6.2.1 will only be exercised by the Pledgee if the Pledgor has not acted in accordance with the provisions of this Agreement, and is given with full power of substitution and also applies to any situation where the Pledgee acts as the Pledgor's counterparty (Selbsteintritt) within the meaning of Section 3:68 of the Dutch Civil Code or as a representative of the Pledgor's counterparty.

7             Termination

7.1          Continuing

7.1.1       Each Right of Pledge shall remain in full force and effect, until all ABN Obligations have been irrevocably and unconditionally paid in full (to the Pledgee’s satisfaction) and no new ABN Obligations will arise (in the sole opinion of the Pledgee), unless terminated by the Pledgee pursuant to Clause 7.2 (Termination by Pledgee).

7.1.2       In case a Right of Pledge is terminated, the Pledgee shall at the request and expense of the Pledgor provide written evidence to the Pledgor to that effect.

7.2          Termination by Pledgee

The Pledgee is entitled to terminate by notice (opzeggen) or waive (afstand doen) a Right of Pledge, in respect of all or part of the Account Rights and all or part of the ABN Obligations and in respect of any or all of the Pledgors. The Pledgor agrees in advance to any waiver (afstand van recht) granted by the Pledgee under this Clause 7.2.

EXHIBIT I

8             assignment

8.1          No assignment – Pledgor

The rights and obligations of the Pledgor under this Agreement cannot be transferred, assigned or pledged, all in accordance with Section 3:83 (2) of the Dutch Civil Code.

8.2          Assignment – Pledgee

The Pledgee may transfer, assign or pledge any of its rights and obligations under this Agreement in accordance with the Credit Agreement and the Pledgor, to the extent legally required, irrevocably cooperates or consents in advance (verleent bij voorbaat medewerking of geeft bij voorbaat toestemming) to such transfer, assignment or pledge. If the Pledgee transfers, assigns or pledges its rights under the ABN Obligations (or a part thereof), the Pledgor and the Pledgee agree that each Right of Pledge shall follow pro rata parte the transferred, assigned or pledged rights under the ABN Obligations (as an ancillary right (nevenrecht) to the relevant transferee, assignee or pledgee).

9             NOTICES

Any communication to be made under or in connection with this Agreement shall be made in accordance with the relevant provisions of the Credit Agreement.

10           miscellaneous

10.1        Costs

All costs, charges, expenses and taxes in connection with this Agreement shall be payable by the Pledgor in accordance with the relevant provisions of the Credit Agreement.

10.2        Evidence of debt

As to the existence and composition of the ABN Obligations, a written statement by the Pledgee made in accordance with its books shall, save for manifest error, constitute conclusive evidence (dwingend bewijs). In the event of a disagreement with respect thereto, this does not affect the right of enforcement or collection under this Agreement.

10.3        No liability Pledgee

Except for its gross negligence (grove nalatigheid) or wilful misconduct (opzet), the Pledgee shall not be liable towards the Pledgor for not (or not completely) collecting, recovering or selling the Account Rights or any loss or damage resulting from any collection, recovery or sale of the Account Rights or arising out of the exercise of or failure to exercise any of its powers under this Agreement or for any other loss of any nature whatsoever in connection with the Account Rights or this Agreement.

10.4        Severability

10.4.1     If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction that shall not affect:

EXHIBIT I

(a)      the validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)      the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

10.4.2     The Pledgor and the Pledgee shall negotiate in good faith to replace any provision of this Agreement which may be held unenforceable with a provision which is enforceable and which is as similar as possible in substance to the unenforceable provision.

10.5        No rescission

The Pledgor waives, to the fullest extent permitted by law, its rights to rescind (ontbinden) this Agreement, to suspend (opschorten) any of its obligations or liability under this Agreement, or to nullify (vernietigen) this Agreement on any ground under Dutch law or under any other applicable law.

10.6        No waiver

No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

10.7        Amendment

This Agreement shall not be amended except in writing.

10.8        Counterparts

This Deed may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

11           ACCEPTANCE

The Pledgee accepts each Right of Pledge and all terms, waivers, authorities and powers pursuant to this Agreement.

12           GOVERNING LAW AND JURISDICTION

12.1        Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it, are governed by Dutch law.

12.2        Jurisdiction

12.2.1     The court (rechtbank) of Amsterdam, the Netherlands has exclusive jurisdiction to settle at first instance any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute).

EXHIBIT I

12.2.2     Each Party agrees that the court (rechtbank) of Amsterdam, the Netherlands is the court to settle Disputes and accordingly no Party will argue to the contrary.

12.2.3     This Clause 12.2 is for the benefit of the Pledgee only. As a result, the Pledgee shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Pledgee may take concurrent proceedings in any number of jurisdictions.

12.3        Acceptance governing law power of attorney

If a Party is represented by an attorney in connection with the execution of this Agreement or any agreement or document pursuant this Agreement:

(a)       the existence and extent of the authority of; and

(a)       the effects of the exercise or purported exercise of that authority by,

that attorney is governed by the law designated in the power of attorney pursuant to which that attorney is appointed and such choice of law is accepted by the other Parties.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Remainder of page intentionally left blank

Signature page(s) follow

Schedule 1

Accounts

Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL37ABNA0495364150
BIC:	ABNANL2A
Currency:	$
Contact person:	Magda Braam-Heijnen
Address:	Coolsingel 93 3012 AE Rotterdam The Netherlands
Telephone:	+31 10 401 4311
Fax	+31 10 401 5323
Mobile:	+31 6 20 352 006
Email:	magda.braam-heijnen@nl.abnamro.com

Schedule 2

FORM OF NOTICE OF PLEDGE ACCOUNT RIGHTS

To:	ABN AMRO Bank N.V.
Magda Braam-Heijnen Coolsingel 93 3012 AE Rotterdam The Netherlands
magda.braam-heijnen@nl.abnamro.com

From:	Genco Shipping & Trading Limited
J. Wobensmith 299 Park Avenue, 20th Floor New York, NY 10171 United States of America
John.Wobensmith@gencoshipping.com

Copy to:	ABN AMRO Capital USA LLC[1] (the Pledgee)
[Attn. • contact person] 100 Park Avenue, 24th Floor New York, New York 10017 United States of America
[email address]

Dear Sirs,

We give you notice that by a security agreement dated 15 November 2016 (the Agreement), we have granted a right of pledge (pandrecht) over any present and future right, claim and receivable in respect of our bank account with number NL37ABNA0495364150 (the Side Account), in favour of the Pledgee.

We hereby authorise and instruct you that until further written notice by the Pledgee we are not permitted to withdraw any amount or deliver any payment instructions in connection with the Side Account. The Pledgee will inform you in writing if such restriction is terminated.

Upon receipt of a notice in writing by the Pledgee, you will take the necessary actions to carry out payment instructions of the Pledgee only in connection with the Side Account.

This notice is governed by Dutch law.

Yours faithfully,

[place], [date]

1      LL:tbc

GENCO SHIPPING & TRADING LIMITED

Name:	Name:
Title:	Title:

We, the undersigned, consent to the right of pledge, acknowledge receipt of this notice of pledge, agree to be bound by its terms and confirm that we have not received a notice of another right of pledge over the Side Account. In addition, we consent for the benefit of the Pledgee not to exercise any right of pledge and set-off (verrekening), including under article 24 and 25 of the general banking conditions, in respect of the Side Account other than in respect of unpaid fees, interest and expenses in respect of the Accounts.

ABN AMRO BANK N.V.

Name:	Name:
Title:	Title:
Date:	Date:

SIGNATURE PAGE

Pledgee

ABN AMRO CAPITAL USA LLC

By:	By:
Title:	Title:

Pledgor

GENCO SHIPPING & TRADING LIMITED

By:	By:
Title:	Title:

PLEDGE AGREEMENT

(in respect of a blocked bank account)

DATED 15 November 2016

between

GENCO SHIPPING & TRADING LIMITED

as Pledgor

and

NORDEA BANK FINLAND PLC, NEW YORK
BRANCH

as Pledgee

TABLE OF CONTENTS

Clause		Page

1	DEFINITIONS AND INTERPRETATION	1
2	creation of security	3
3	REPRESENTATIONS and warranties	3
4	undertakings	4
5	enforcement	5
6	further assurances and power of attorney	6
7	Termination	6
8	assignment	7
9	NOTICES	7
10	miscellaneous	7
11	ACCEPTANCE	9
12	GOVERNING LAW AND JURISDICTION	9

SCHEDULES

Schedule 1
Accounts
Schedule 2
FORM OF NOTICE OF PLEDGE ACCOUNT rights

EXHIBIT I

THIS PLEDGE AGREEMENT is dated 15 November 2016 and made between:

(1)          GENCO SHIPPING & TRADING LIMITED, a company incorporated under the laws of the Republic of the Marshall Islands (the Pledgor); and

(2)           NORDEA BANK FINLAND PLC, NEW YORK BRANCH, having its office at 1211 Avenue of the Americas, 23rd Floor, New York, New York 10036, United States of America (in its capacity as Security Agent for and on behalf of the Secured Creditors under the Credit Agreement and/or in its capacity as sole creditor under the Parallel Liability, in both capacities, the Pledgee).

IT IS AGREED as follows:

1             DEFINITIONS AND INTERPRETATION

1.1          Definitions

1.1.1       Capitalised terms used but not defined in this Agreement shall have the meaning given thereto in the Credit Agreement.

1.1.2       In this Agreement:

ABN Lender means ABN AMRO Capital USA LLC in its capacity as Lender under the Credit Agreement.

Account Bank means ABN Amro Bank N.V., having its official seat (statutaire zetel) in Amsterdam, the Netherlands and registered with the trade register of the chambers of commerce under number 34334259.

Account Right(s) means any and all rights and claims (vorderingsrechten) whether present or future, whether actual or contingent, of the Pledgor with respect to or against the Account Bank in respect of the Side Account or in respect of any other deposit made by the Pledgor with the Account Bank.

Agreement means this pledge agreement.

Credit Agreement means the USD 400,000,000 senior secured credit agreement dated 10 November 2016 between, amongst others, Nordea Bank Finland Plc, New York Branch as administrative agent and as security agent and the Pledgor as borrower.

Enforcement Event means a default by the Pledgor in the performance of the Secured Obligations (whether in whole or in part) provided that such default constitutes an Event of Default which is continuing.

First Ranking Right of Pledge means the first ranking right of pledge over the Account Rights in favour of the ABN Lender to secure the ABN Obligations pursuant to a pledge agreement dated 15 November 2016 between the ABN Lender as pledgee and the Pledgor as pledgor.

Party means a party to this Agreement.

Permitted Security means:

EXHIBIT I

(a)      any right of pledge arising from the general banking conditions (algemene bankvoorwaarden); or

(b)      the First Ranking Right of Pledge.

Right of Pledge means a right of pledge created by this Agreement in accordance with Clause 2 (Creation of security).

Secured Obligations means any and all “Secured Obligations” (as defined in the Credit Agreement) and other obligations and liabilities consisting of monetary payment obligations (verbintenissen tot betaling van een geldsom) of the Pledgor to the Pledgee, whether present or future, whether actual or contingent, whether as primary obligor or as surety, whether for principal, interest, costs fees, commitment commission or otherwise under or in connection with the  Parallel Liability of the Pledgor (and if at the time of the creation of a Right of Pledge, or at any time thereafter, the Corresponding Liability owed to the Pledgee cannot be validly secured through the Parallel Liability, such Corresponding Liability itself shall be the Secured Obligation).

Side Accounts means any and all present and future bank accounts maintained by the Pledgor from time to time with the Account Bank, including but not limited to the blocked account listed in Schedule 1 (Accounts).

1.2          Interpretation

1.2.1       Unless a contrary indication appears, any reference in this Agreement to:

(a)      a Clause or a Schedule shall, subject to any contrary indication, be construed as a reference to a clause or a schedule of this Agreement;

(b)     this Agreement, the Credit Agreement, a Credit Document or any other agreement or instrument includes all amendments, supplements, novations, restatements or re-enactments (without prejudice to any prohibition thereto) however fundamental and of whatsoever nature thereunder and includes without limitation (i) any increase or reduction in any amount available under the Credit Agreement or any other Credit Documents (as amended, supplemented, novated, restated or re-enacted) or any alteration of or addition to the purpose for which any such amount, or increased or reduced amount may be used, (ii) any facility provided in substitution of or in addition to the facilities originally made available thereunder, (iii) any rescheduling of the indebtedness incurred thereunder whether in isolation or in connection with any of the foregoing, (iv) any extension of the maturity date thereof and (v) any combination of the foregoing, and the Secured Obligations include all of the foregoing;

(c)      person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, partnership or other entity (whether or not having separate legal personality) or two or more of the foregoing;

(d)      the Pledgee, the Pledgor, the Account Bank or any other person includes its successors in title, permitted assigns and permitted transferees; and

(e)      a provision of law is a reference to that provision as amended or re-enacted.

EXHIBIT I

1.2.2       Clause and Schedule headings are for ease of reference only. Schedules form an integral part of this Agreement.

1.2.3       An Enforcement Event shall constitute a verzuim (as meant in paragraph 1 of Section 3:248 of the Dutch Civil Code) in the performance of the Secured Obligations or any part thereof, without summons or notice of default (aanmaning of ingebrekestelling) being sent or required.

1.2.4       In this Agreement, words and expressions importing the singular shall, where the context permits or requires, include the plural and vice versa and words and expressions importing the masculine shall, where the context permits or requires, include the feminine and neuter and vice versa.

2             creation of security

2.1          Right of pledge

The Pledgor agrees with the Pledgee to create and creates in favour of the Pledgee, to the extent necessary in advance (bij voorbaat), a right of pledge (pandrecht) over each of its Account Rights as security for the Secured Obligations, subject to the First Ranking Right of Pledge.

2.2          Perfection

2.2.1       The Pledgor shall, promptly upon the execution of this Agreement, notify the Account Bank (with a copy to the Pledgee) of each Right of Pledge by serving a notice substantially in the form attached as Schedule 2 (Form of Notice of Pledge of Account Rights). The Pledgor shall use reasonable endeavours, to procure that the Account Bank, within 10 Business Days after the date of this Agreement, acknowledges such notice and shall promptly, after receipt of such duly acknowledged notice, send a copy thereof to the Pledgee.

2.2.2       Upon notification of a Right of Pledge to the Account Bank, only the Account Bank, may collect and receive payment of the relevant Account Right in accordance with Section 3:246 (1) of the Dutch Civil Code. The Pledgor may not collect and may not make any payments of the relevant Account Right without the prior approval of the Pledgee or unless it is explicitly permitted under the Credit Agreement.

2.3          General

2.3.1       Each Right of Pledge includes all accessory rights (afhankelijke rechten) and all ancillary rights (nevenrechten) attached to the Account Rights.

2.3.2       Subject to the First Ranking Right of Pledge, each Right of Pledge is in addition to, and shall not in any way be prejudiced by any other security (whether by contract or statute) now or subsequently held by the Pledgee. The rights of the Pledgee under this Agreement are in addition to and not in lieu of those provided by law.

3             REPRESENTATIONS and warranties

3.1.1       The Pledgor makes the representations and warranties in this Clause 3 in respect of the Account Rights existing on the date the representations or warranties are made.

3.1.2       On the date of this Agreement and on the date future Account Rights arise:

EXHIBIT I

(a)      subject to any right of pledge arising from the general banking conditions (algemene bankvoorwaarden), each Right of Pledge is a second ranking right of pledge (pandrecht eerste in rang);

(b)      subject to the First Ranking Right of Pledge, the Account Rights have not been transferred, assigned, pledged, made subject to a limited right (beperkt recht) or otherwise encumbered (in advance (bij voorbaat)) to any person;

(c)      it is entitled (beschikkingsbevoegd) to pledge its Account Rights;

(d)      its Account Rights are capable of being transferred, assigned and pledged; and

(e)      its Account Rights are not subject to any attachment.

4             undertakings

4.1          General

The undertakings in this Clause 4 remain in force from the date of this Agreement until each Right of Pledge is terminated in accordance with Clause 7 (Termination).

4.2          Account Rights

Unless explicitly permitted under the Credit Agreement, without the prior written consent of the Pledgee, the Pledgor shall not:

(a)      save for any Permitted Security, transfer, assign, pledge, make subject to a limited right (beperkt recht) or otherwise encumber the Account Rights;

(b)      release (kwijtschelden) or waive (afstand doen van) any of the Account Rights;

(c)      waive any accessory rights (afhankelijke rechten) or ancillary rights (nevenrechten) attached to the Account Rights;

(d)      agree with a court composition or an out-of-court composition (gerechtelijk of buitengerechtelijk akkoord) or enter into any settlement agreement in respect of the Account Rights; or

(e)      perform any act which adversely affects or may adversely affect the Account Rights or any Right of Pledge.

4.3          Information

4.3.1       The Pledgor shall promptly inform the Pledgee of an occurrence of an event that may be relevant to the Pledgee with respect to the Account Rights or adversely affects or may adversely affect any Right of Pledge.

4.3.2       The Pledgor shall promptly notify in writing, at its own cost, the existence of this Agreement and each Right of Pledge to any court process server (deurwaarder), bankruptcy trustee (curator), administrator (bewindvoerder) or similar officer in any jurisdiction or to any other person claiming to have a right to the Account Rights, and shall promptly send to the Pledgee a copy of the relevant correspondence.

EXHIBIT I

5             enforcement

5.1          Enforcement

Upon the occurrence of an Enforcement Event and subject to the First Ranking Right of Pledge, the Pledgee shall have the right to enforce any Right of Pledge in accordance with Dutch law and any other applicable law and may take all (legal) steps and measures which it deems necessary or desirable for that purpose.

5.2          Enforcement waivers

5.2.1       The Pledgee shall not be obliged to give notice of a sale of the Account Rights to the Pledgor, debtors, holders of a limited right (beperkt recht) or persons who have made an attachment (beslag) on the Account Rights (as provided in Sections 3:249 and 3:252 of the Dutch Civil Code).

5.2.2       The Pledgor waives its right to make a request to the court:

(a)      to determine that the Account Rights shall be sold in a manner deviating from the provisions of Section 3:250 of the Dutch Civil Code (as provided in paragraph 1 of Section 3:251 of the Dutch Civil Code); and

(b)      to collect and receive payment of the Account Rights after a Right of Pledge has been disclosed or as relevant, the authorisation has been terminated in accordance with Clause 2.2 (Perfection) (as provided in paragraph 4 of Section 3:246 of the Dutch Civil Code).

5.2.3       The Pledgor waives its right to demand that the Pledgee:

(a)      shall first enforce any security granted by any other person, pursuant to Section 3:234 of the Dutch Civil Code;

(b)      shall first proceed against or claim payment from any other person or enforce any guarantee, before enforcing any Right of Pledge; and

(c)      pays for costs which the Pledgor has made in respect of the Account Rights pursuant to paragraph 2 of Section 3:233 of the Dutch Civil Code.

5.2.4       The Pledgor waives its right (a) to set-off (verrekenen) its claims (if any) against the Pledgee under or in connection with this Agreement against the Secured Obligations and (b) if it has granted security for any other person’s obligations, to invoke the suspension or the termination of its liability for any Secured Obligations pursuant to Section 6:139 of the Dutch Civil Code.

5.3          Application of monies

Subject to the mandatory provisions of Dutch law on enforcement and subject to the First Ranking Right of Pledge, all monies received or realised by the Pledgee in connection with the enforcement of any Right of Pledge or collection of the Account Rights following an Enforcement Event shall be applied by the Pledgee in accordance with the relevant provisions of the Credit Agreement.

EXHIBIT I

6             further assurances and power of attorney

6.1          Further assurances

6.1.1       The Pledgee is entitled to present this Agreement and any other document pursuant to this Agreement for registration to any office, registrar or governmental body (including the Dutch tax authorities) in any jurisdiction.

6.1.2       If no valid right of pledge is created pursuant to this Agreement in respect of any Account Right, the Pledgor irrevocably and unconditionally undertakes to pledge to the Pledgee such Account Right as soon as it becomes available for pledging, by way of supplemental agreements or deeds or other instruments on the same (or similar) terms of this Agreement.

6.1.3       Subject to the First Ranking Right of Pledge, the Pledgor shall at its own cost execute any instrument, provide such assurances and do all acts and things as may be necessary or desirable for:

(a)      perfecting, preserving or protecting any Right of Pledge created (or intended to be created) by, or any of the rights of the Pledgee under this Agreement;

(b)      exercising any power, authority or discretion vested in the Pledgee under this;

(c)      ensuring that any Right of Pledge and any obligations of the Pledgor under this Agreement shall inure to the benefit of any successor, transferee or assignee of the Pledgee; or

(d)      facilitating the collection of the Account Rights or the enforcement of a Right of Pledge or any part thereof in the manner contemplated by this Agreement.

6.2          Power of attorney

6.2.1       The Pledgor irrevocably and unconditionally appoints the Pledgee as its attorney (gevolmachtigde) for as long as any of the Secured Obligations are outstanding for the purposes of doing in its name all acts and executing, signing and (if required) registering in its name all documents which the Pledgor itself could do, execute, sign or register in relation to the Account Rights or this Agreement.

6.2.2       It is expressly agreed that the appointment under Clause 6.2.1 will only be exercised by the Pledgee if the Pledgor has not acted in accordance with the provisions of this Agreement, and is given with full power of substitution and also applies to any situation where the Pledgee acts as the Pledgor's counterparty (Selbsteintritt) within the meaning of Section 3:68 of the Dutch Civil Code or as a representative of the Pledgor's counterparty.

7            Termination

7.1          Continuing

7.1.1       Each Right of Pledge shall remain in full force and effect, until all Secured Obligations have been irrevocably and unconditionally paid in full (to the Pledgee’s satisfaction) and no new Secured Obligations will arise (in the sole opinion of the Pledgee), unless terminated by the Pledgee pursuant to Clause 7.2 (Termination by Pledgee).

EXHIBIT I

7.1.2       In case a Right of Pledge is terminated, the Pledgee shall at the request and expense of the Pledgor provide written evidence to the Pledgor to that effect.

7.2          Termination by Pledgee

The Pledgee is entitled to terminate by notice (opzeggen) or waive (afstand doen) a Right of Pledge, in respect of all or part of the Account Rights and all or part of the Secured Obligations and in respect of any or all of the Pledgors. The Pledgor agrees in advance to any waiver (afstand van recht) granted by the Pledgee under this Clause 7.2.

8             assignment

8.1          No assignment – Pledgor

The rights and obligations of the Pledgor under this Agreement cannot be transferred, assigned or pledged, all in accordance with Section 3:83 (2) of the Dutch Civil Code.

8.2          Assignment – Pledgee

The Pledgee may transfer, assign or pledge any of its rights and obligations under this Agreement in accordance with the Credit Agreement and the Pledgor, to the extent legally required, irrevocably cooperates or consents in advance (verleent bij voorbaat medewerking of geeft bij voorbaat toestemming) to such transfer, assignment or pledge. If the Pledgee transfers, assigns or pledges its rights under the Secured Obligations (or a part thereof), the Pledgor and the Pledgee agree that each Right of Pledge shall follow pro rata parte the transferred, assigned or pledged rights under the Secured Obligations (as an ancillary right (nevenrecht) to the relevant transferee, assignee or pledgee).

9             NOTICES

Any communication to be made under or in connection with this Agreement shall be made in accordance with the relevant provisions of the Credit Agreement.

10           miscellaneous

10.1        Subordination

The parties hereto agree that, notwithstanding anything to the contrary provided herein, (a) the security and all rights granted by the Pledgor to the ABN Lender under the First Ranking Right of Pledge are senior in priority to the security and rights granted by the Pledgor hereunder and (b) all rights and remedies of the Pledgee and Secured Creditors provided in this Agreement are expressly junior to, subject to, and fully subordinated in all respects to the rights and remedies of the ABN Lender under the First Ranking Right of Pledge.

10.2        Costs

All costs, charges, expenses and taxes in connection with this Agreement shall be payable by the Pledgor in accordance with the relevant provisions of the Credit Agreement.

EXHIBIT I

10.3        Evidence of debt

As to the existence and composition of the Secured Obligations, a written statement by the Pledgee made in accordance with its books shall, save for manifest error, constitute conclusive evidence (dwingend bewijs). In the event of a disagreement with respect thereto, this does not affect the right of enforcement or collection under this Agreement.

10.4        No liability Pledgee

Except for its gross negligence (grove nalatigheid) or wilful misconduct (opzet), the Pledgee shall not be liable towards the Pledgor for not (or not completely) collecting, recovering or selling the Account Rights or any loss or damage resulting from any collection, recovery or sale of the Account Rights or arising out of the exercise of or failure to exercise any of its powers under this Agreement or for any other loss of any nature whatsoever in connection with the Account Rights or this Agreement.

10.5        Severability

10.5.1       If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction that shall not affect:

(a)      the validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)      the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

10.5.2       The Pledgor and the Pledgee shall negotiate in good faith to replace any provision of this Agreement which may be held unenforceable with a provision which is enforceable and which is as similar as possible in substance to the unenforceable provision.

10.6        No rescission

The Pledgor waives, to the fullest extent permitted by law, its rights to rescind (ontbinden) this Agreement, to suspend (opschorten) any of its obligations or liability under this Agreement, or to nullify (vernietigen) this Agreement on any ground under Dutch law or under any other applicable law.

10.7        No waiver

No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

10.8        Amendment

This Agreement shall not be amended except in writing.

EXHIBIT I

10.9        Counterparts

This Deed may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

11           ACCEPTANCE

The Pledgee accepts each Right of Pledge and all terms, waivers, authorities and powers pursuant to this Agreement.

12           GOVERNING LAW AND JURISDICTION

12.1        Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it, are governed by Dutch law.

12.2        Jurisdiction

12.2.1     The court (rechtbank) of Amsterdam, the Netherlands has exclusive jurisdiction to settle at first instance any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute).

12.2.2     Each Party agrees that the court (rechtbank) of Amsterdam, the Netherlands is the court to settle Disputes and accordingly no Party will argue to the contrary.

12.2.3     This Clause 12.2 is for the benefit of the Pledgee only. As a result, the Pledgee shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Pledgee may take concurrent proceedings in any number of jurisdictions.

12.3        Acceptance governing law power of attorney

If a Party is represented by an attorney in connection with the execution of this Agreement or any agreement or document pursuant this Agreement:

(a)       the existence and extent of the authority of; and

(a)       the effects of the exercise or purported exercise of that authority by,

that attorney is governed by the law designated in the power of attorney pursuant to which that attorney is appointed and such choice of law is accepted by the other Parties.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Remainder of page intentionally left blank

Signature page(s) follow

Schedule 1

Accounts

Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL37ABNA0495364150
BIC:	ABNANL2A
Currency:	$
Contact person:	Magda Braam-Heijnen
Address:	Coolsingel 93 3012 AE Rotterdam The Netherlands
Telephone:	+31 10 401 4311
Fax	+31 10 401 5323
Mobile:	+31 6 20 352 006
Email:	magda.braam-heijnen@nl.abnamro.com

Schedule 2

FORM OF NOTICE OF PLEDGE ACCOUNT rights

To:	ABN AMRO Bank N.V.
Magda Braam-Heijnen Coolsingel 93 3012 AE Rotterdam The Netherlands
magda.braam-heijnen@nl.abnamro.com

From:	Genco Shipping & Trading Limited
J. Wobensmith 299 Park Avenue, 20th Floor New York, NY 10171 United States of America
John.Wobensmith@gencoshipping.com

Copy to:	Nordea Bank Finland Plc, New York Branch[1] (the Pledgee)
Attn: Shipping, Offshore and Oil Services 1211 Avenue of the Americas, 23rd Floor New York, NY 10036 United States of America
[•email address]

Dear Sirs,

We give you notice that by a security agreement dated 15 November 2016 (the Agreement), we have granted a second ranking right of pledge (pandrecht) over any present and future right, claim and receivable in respect of our bank account with number NL37ABNA0495364150 (the Side Account), in favour of the Pledgee.

We hereby authorise and instruct you that until further written notice by the Pledgee we are not permitted to withdraw any amount or deliver any payment instructions in connection with the Side Account. The Pledgee will inform you in writing if such restriction is terminated.

Upon receipt of a notice in writing by the Pledgee, you will take the necessary actions to carry out payment instructions of the Pledgee only in connection with the Side Account.

This notice is governed by Dutch law.

Yours faithfully,

[place], [date]

1      LL:tbc

GENCO SHIPPING & TRADING LIMITED

Name:	Name:
Title:	Title:

We, the undersigned, consent to the right of pledge, acknowledge receipt of this notice of pledge, agree to be bound by its terms and confirm that we have not received a notice of another right of pledge over the Side Account. In addition, we consent for the benefit of the Pledgee not to exercise any right of pledge and set-off (verrekening), including under article 24 and 25 of the general banking conditions, in respect of the Side Account other than in respect of unpaid fees, interest and expenses in respect of the Accounts.

ABN AMRO BANK N.V.

Name:	Name:
Title:	Title:
Date:	Date:

SIGNATURE PAGE

Pledgee

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

By:	By:
Title:	Title:

Pledgor

GENCO SHIPPING & TRADING LIMITED

By:	By:
Title:	Title:

EXHIBIT J-1

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate (this “Certificate”) is delivered to you on behalf of the Company (as hereinafter defined) pursuant to Section 7.01(e) of the credit agreement, dated as of November 10, 2016 (as amended, supplemented, restated or modified from time to time, the “Credit Agreement”), among Genco Shipping & Trading Limited, a company organized under the laws of the Republic of Marshall Islands, as borrower (the “Company”), the Lenders from time to time party thereto, and Nordea Bank Finland Plc, New York Branch, as Administrative Agent and Security Agent.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

1.       I am a duly elected, qualified and acting Authorized Officer of the Company.

2.       I have reviewed and am familiar with the contents of this Certificate.  I am providing this Certificate solely in my capacity as an officer of the Company.

[Use the following paragraphs 3 through 7 for annual and quarterly financial statements provided for in Sections 7.01(a) and (b)]

3.       [I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of the Company during the accounting period covered by the financial statements attached hereto as ANNEX 1 (the “Financial Statements”). The Financial Statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP and have been prepared in accordance with the requirements of the Credit Agreement.

4.       Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) compliance with the Financial Covenants specified therein.  All such computations are true and correct.

5.       [On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct with the same effect as though such representations and warranties had been made on the date hereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date.]12

6.       [On the date hereof, no Default or Event of Default has occurred and is continuing.]13

7.       Attached hereto are updates to Annexes A through E, H and I of the Pledge Agreement.]

[Use the following paragraph [3][8] for the calculation of Excess Cash Flow pursuant to Section 7.01(e)(i)(y); to be delivered within 45 days after the end of each fiscal quarter including the fiscal quarter ending December 31]

[3.][8.]       [Attached hereto as ANNEX 1 are the computations showing (in reasonable detail) the amount of Excess Cash Flow for the most recently-ended fiscal quarter and the applicable amount of the mandatory prepayment to be made on the relevant Excess Cash Flow Payment Date.  All such computations are true and correct.]

12 If any representation and warranty is not true and correct as of the date hereof, include a list of such changes and whether the Borrower and the other Obligors have taken all actions required to be taken by them pursuant to the Security Documents.

13 If any Default or Event of Default exists, include a description thereof, specifying the nature and extent thereof (in reasonable detail).

EXHIBIT J-1

IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Company this ____ day of [DATE], 20__.

GENCO SHIPPING & TRADING LIMITED

By:
Name:
Title:

EXHIBIT J-1

ANNEX 1 to
Compliance Certificate14

CONSOLIDATED FINANCIAL STATEMENTS

14  To be delivered with annual and quarterly financial statements provided for in Sections 7.01(a) and (b).

EXHIBIT J-1

ANNEX 2 to
Compliance Certificate15

COMPLIANCE WORKSHEET

The calculations described herein are as of ___________ __, ___ (the “Computation Date”) and pertain to the period from ___________ ___, ____ to __________ ___, ___ (the “Test Period”).

Part A.  Minimum Liquidity

1.	Cash and Cash Equivalents held by the Borrower and its Subsidiaries	$
2.	Is Item 1 equal to or greater than the product of $[250,000][16] [400,000][17][700,000][18] multiplied by the number of vessels owned by the Borrower or any of its Subsidiaries?	YES/NO
Part B. Minimum Working Capital
1.	Consolidated current assets (excluding Restricted Cash and Cash Equivalents) of the Borrower and its Subsidiaries	$
2.	Consolidated current liabilities (other than the current portion of long-term Financial Indebtedness) of the Borrower and its Subsidiaries	$
3	Item 1 minus Item 2	$
4.	Is Item 3 equal to or greater than $0?	YES/NO
Part C. Debt to Capitalization Ratio
1.	Total Indebtedness	$
2.	Total Capitalization	$
3.	Ratio of Item 1 to Item 2	[____]:[____]
4.	Is the ratio in item 3 equal to or less than 0.70?	YES/NO

15  To be delivered with annual and quarterly financial statements provided for in Sections 7.01(a) and (b).

16  For any time during the period from the Closing Date to (and including) December 31, 2018.

17  For any time during the period from January 1, 2019 to (and including) December 31, 2019.

18  For any time during the period from January 1, 2020 and thereafter.

EXHIBIT J-1

ANNEX [1][3] to
Compliance Certificate19

EXCESS CASH FLOW WORKSHEET

The calculations described herein pertain to the fiscal quarter ended on ___________ ___ (the “Fiscal Quarter”).

1.	Aggregate amount of all earnings received in cash in respect of each Collateral Vessel during the Fiscal Quarter	$
2.	Sum of:	$
	(a) Interest, costs, fees and expenses paid in cash under the Credit Documents during the Fiscal Quarter	$

(b)        Amounts paid or applied by the Borrower or any Subsidiary during the Fiscal Quarter in respect of any Operating Expenses paid in cash in relation to the Collateral Vessels, which shall include, without duplication or limitation, expenses in connection with:

$
(i) Pro-rated share of G&A;
	(ii) Drydocking expenses paid by the Borrower and any Subsidiary;	$
	(iii) Management fees and Operating Expenses paid by Borrower and or Subsidiary; and	$
	(iv) Proceeds from Collateral Dispositions during the Fiscal Quarter	$
	(c) Amounts paid or applied by the Borrower or any Subsidiary in respect of its pro rata share of any Overhead Expenses paid in cash in relation to the Collateral Vessels:	$
	(d) Scheduled Repayments (if any) paid during the Fiscal Quarter	$
3.	Amount of Excess Cash Flow (Item 1 minus Item 2)	$
4.	Amount of Excess Cash Flow Payment ([Item 3 multiplied by 100%][20][Item 3 multiplied by 75%][21][the lesser of (x) Item 3 multiplied by 50% and (y) [●]22][23] (excluding the first $10,000,000))	$

19  To be delivered within 45 days after the end of each fiscal quarter including the fiscal quarter ending December 31.

20  For each fiscal quarter ending after the Closing Date but on or prior to December 31, 2018.

21  For each fiscal quarter ending on or after January 1, 2019 but on or prior to the Trigger Date.

22  For fiscal quarters ending after the Trigger Date, the amount set forth opposite each Payment Date in the table below:

Payment Date	Maximum ECF Amount
March 31, 2021	$14,540,959.98
June 30, 2021	$14,540,959.98
September 30, 2021	$14,540,959.98

23  For each fiscal quarter ending after the Trigger Date.

EXHIBIT J-1

EXHIBIT J-2

FORM OF COLLATERAL MAINTENANCE RATIO CERTIFICATE24

This Collateral Maintenance Ratio Certificate (this “Certificate”) is delivered to you on behalf of the Company (as hereinafter defined) pursuant to Section 7.01(e)(ii) of the credit agreement, dated as of November 10, 2016 (as amended, supplemented, restated or modified from time to time, the “Credit Agreement”), among Genco Shipping & Trading Limited, a company organized under the laws of the Republic of Marshall Islands, as borrower (the “Company”), the Lenders from time to time party thereto, and Nordea Bank Finland Plc, New York Branch, as Administrative Agent and Security Agent.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

1.       I am a duly elected, qualified and acting Authorized Officer of the Company.

2.       I have reviewed and am familiar with the contents of this Certificate.  I am providing this Certificate solely in my capacity as an officer of the Company.

3.       Attached hereto as ANNEX 1 are Appraisals dated no more than 15 days prior to the date hereof from two Approved Appraisers stating the then current Appraised Value of each Collateral Vessel.

4.       Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) compliance with the Financial Covenant set forth in Section 8.07(d).  All such computations are true and correct.

5.       [On the date hereof, no Default or Event of Default has occurred and is continuing.]25

24  To be delivered within 15 days after the end of each fiscal quarter including the fiscal quarter ending December 31.

25 If any Default or Event of Default exists, include a description thereof, specifying the nature and extent thereof (in reasonable detail).

EXHIBIT J-2

IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Company this ____ day of [DATE], 20__.

GENCO SHIPPING & TRADING LIMITED

By:
Name:
Title:

EXHIBIT J-2

ANNEX 1 to
Collateral Maintenance Ratio Certificate

APPRAISALS

EXHIBIT J-2

ANNEX 2 to
Collateral Maintenance Ratio Certificate

COLLATERAL MAINTENANCE RATIO WORKSHEET

The calculations described herein are as of ___________ __, ___ (the “Computation Date”).

1.	Aggregate principal amount of outstanding Loan (including capitalized PIK Interest) on the Computation Date	$
2.	Aggregate Appraised Value of the Collateral Vessels on the Computation Date plus any Additional Collateral (other than Additional Vessels)	$
3.	Item 1 multiplied by [105%][26][115%][27][135%][28]	$
4.	Is Item 2 greater than item 3?	YES/NO

26  For any time during the period from and including June 30, 2018 to December 30, 2018.

27  For any time during the period from and including December 31, 2018 to December 30, 2020.

28  For any time during the period from and after December 31, 2020.

Exhibit K

FORM OF SUBORDINATION PROVISIONS

Section 1.01.       Subordination of Liabilities. [Name of Payor] (the “Payor”), for itself, its successors and assigns, covenants and agrees, and each holder of the note to which this Annex __ is attached (the “Note”) by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the “Subordinated Indebtedness”) is hereby expressly subordinated, to the extent and in the manner set forth below, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex __).  The provisions of this Annex __ shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such holders are made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

Section 1.02.       Payor Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances, (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex ___) owing in respect of the Senior Indebtedness shall first be paid in full in cash in accordance with the terms thereof, before any payment of any kind or character, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.

(b)       The Payor may not, directly or indirectly (and no person or other entity on behalf of the Payor may), make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any Default (as defined in the Credit Agreement identified in Section 1.07 of this Annex __) or Event of Default (as defined in the Credit Agreement identified in Section 1.07 of this Annex ___) under the Credit Agreement (as defined in Section 1.07 of this Annex ___) has occurred and is continuing or would result therefrom.  Each holder of the Note hereby agrees that, so long as any such Default or Event of Default in respect of any issue of Senior Indebtedness has occurred and is continuing, it will not sue for, or otherwise take any action to enforce the Payor’s obligations to pay, amounts owing in respect of the Note.  Each holder of the Note understands and agrees that to the extent that clause (a) of this Section 1.02 or this clause (b) prohibits the payment of any Subordinated Indebtedness, such unpaid amount shall not constitute a payment default under the Note and the holder of the Note may not sue for, or otherwise take action to enforce the Payor’s obligation to pay such amount, provided that such unpaid amount shall remain an obligation of the Payor to the holder of the Note pursuant to the terms of the Note and may be paid when the event otherwise prohibiting such payment ceases to exist.  Notwithstanding the foregoing, so long as a Default or Event of Default has not occurred, Payor will be entitled to make (and any person or other entity on behalf of the Payor shall be entitled to make) and a holder of any Note will be entitled to receive scheduled payments of principal and interest under the Subordinated Indebtedness.

(c)       In the event that, notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, the Payor (or any Person on behalf of the Payor) shall make (or the holder of the Note shall receive) any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders), for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior

Exhibit K

Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

Section 1.03.       Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Payor.  Upon any distribution of assets of the Payor upon dissolution, winding up, liquidation or reorganization of the Payor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(a)       the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness in accordance with the terms thereof (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

(b)       any payment or distributions of assets of the Payor of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex ___, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders), to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c)       in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash in accordance with the terms thereof, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders) for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash in accordance with the terms thereof, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Section 1.04.       Subrogation.  Subject to the prior payment in full in cash of all Senior Indebtedness in accordance with the terms thereof, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Payor applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Payor or by or on behalf of the holder of the Note by virtue of this Annex ___ which otherwise would have been made to the holder of the Note shall, as between the Payor, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Payor to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex ___ are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Exhibit K

Section 1.05.       Obligation of the Payor Unconditional.  Nothing contained in this Annex ___ or in the Note is intended to or shall impair, as between the Payor and the holder of the Note, the obligation of the Payor, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Payor other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to the provisions of this Annex ___ and the rights, if any, under this Annex ___ of the holders of Senior Indebtedness in respect of cash, property, or securities of the Payor received upon the exercise of any such remedy.  Upon any distribution of assets of the Payor referred to in this Annex ____, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex.

Section 1.06.       Subordination Rights Not Impaired by Acts or Omissions of Payor or Holders of Senior Indebtedness.  No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Payor or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Payor with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.  The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, increase or otherwise alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

Section 1.07.       Senior Indebtedness.  The term “Senior Indebtedness” shall mean all Obligations (as defined in the Credit Agreement (as defined below)) (i) of the Payor under, or in respect of, (x) the US$ 400,000,000 senior secured credit agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the “Credit Agreement”), dated as of November 10, 2016, by and among Genco Shipping & Trading Limited, the lenders from time to time party thereto, and Nordea Bank Finland Plc, New York Branch, as Administrative Agent, and any renewal, extension, restatement, refinancing or refunding thereof, and (y) each other Credit Document (as defined in the Credit Agreement) to which the Payor is a party, (ii) of the Payor under, or in respect of (including by reason of any Guaranty (as defined in the Credit Agreement) to which the Payor is a party), any Secured Hedging Agreement (each as defined in the Credit Agreement), and (iii) of the Payor under, or in respect of (including by reason of any guaranty of) the Notes (as defined in the Credit Agreement).

EXHIBIT L

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

DATE:  _________ __, ___

Reference is made to the credit agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the “Credit Agreement”).  Unless defined in Annex I annexed hereto, capitalized terms defined in the Credit Agreement are used herein as therein defined. __________ (the “Assignor”) and ______________ (the “Assignee”) hereby agree as follows:

1.   For an agreed consideration the Assignor hereby irrevocably sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby irrevocably purchases and assumes from the Assignor, as of the Settlement Date (as defined below), (i) that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other Credit Documents or any other instrument or document furnished pursuant thereto, to the extent related to the Assigned Share (as defined below) as of the date hereof which represents the percentage interest specified in Item 4 of Annex I attached hereto (the “Assigned Share”) of all of the outstanding rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto, including, without limitation (x) in the case of any assignment of all or any portion of the Assignor’s outstanding Loans, all rights and obligations with respect to the Assigned Share of such outstanding Loan and (y) in the case of any assignment of all or any portion of the Assignor’s Commitment, all rights and obligations with respect to the Assigned Share of the Total Commitment and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor against any Person, whether known or unknown, arising under or in connection with the Credit Agreement and any of the other Credit Documents or any other instrument or document furnished pursuant thereto or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).

2.   Except as provided in clauses 3 and 4 (as applicable) of this Assignment and Assumption Agreement, each sale and assignment made pursuant to this Assignment and Assumption Agreement is without recourse, representation or warranty by the Assignor and the Assignee.

3.   The Assignor:

(a)       represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption Agreement and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender, and

(b)       makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (ii) the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

EXHIBIT L

4.   The Assignee:

(a)       represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Transferee, (iii) it is not a Disqualified Lender (iv) from and after the Settlement Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (vi) it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase the Assigned Interest, and (vii) it has, independently and without reliance upon the Administrative Agent, the Security Agent, the Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase the Assigned Interest;

(b)       agrees that it will (i) independently and without reliance on the Administrative Agent, the Security Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents and (ii) perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender; and

(c)       appoints and authorizes the Administrative Agent and the Security Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Security Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto.

5.  Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent.  The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee, the receipt of the consent of the Administrative Agent to the extent required by the Credit Agreement, receipt by the Administrative Agent of the assignment fee referred to in Section 11.04(b) of the Credit Agreement, and the recordation by the Administrative Agent of the assignment effected hereby in the Register, unless otherwise specified in Item 5 of Annex I attached hereto (the “Settlement Date”).

6.  Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights (other than any indemnities contained in the Credit Agreement or the other Credit Documents which expressly survive) and be released from its obligations under the Credit Agreement and the other Credit Documents.

7.  It is agreed that from and after the Settlement Date, the Assignee shall be entitled to (x) all interest on the Assigned Interest, provided that any interest relating to the Assigned Share of the Loans shall be at the rates specified in Item 6 of Annex I attached hereto and (y) all Commitment

EXHIBIT L

Commission (if applicable) on the Assigned Share of the Total Commitment, as the case may be, at the rate specified in Item 7 of Annex I attached hereto, which, in each case, accrues on and after the Settlement Date, such interest and, if applicable, Commitment Commission, to be paid by the Administrative Agent directly to the Assignee.  It is further agreed that all payments of principal made on the Assigned Interest which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee.  Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder.  The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

8.  This Assignment and Assumption Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption Agreement.

9.  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I attached hereto.

[NAME OF ASSIGNOR],
as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE],
as Assignee

By:
Name:
Title:

EXHIBIT L

Acknowledged and Agreed:

[NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:][29]

29   Insert only if assignment is being made pursuant to Section 11.04(b)(y) of the Credit Agreement.

EXHIBIT L

ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

ANNEX I

1.          The Borrower:  Genco Shipping & Trading Limited (the “Borrower”).

2.          Name and Date of Credit Agreement:

Credit agreement, dated as of November 10, 2016, among the Borrower, the lenders from time to time party thereto, and Nordea Bank Finland Plc, New York Branch, as Administrative Agent and as Security Agent (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”).

3.          Date of Assignment Agreement:

4.          Amounts (as of date of item #3 above):

	Outstanding Principal of the Loan	Commitments

a. Aggregate Amount for all Lenders	$	$

b. Assigned Share	%	%

c. Amount of Assigned Share	$	$

5. Settlement Date:

6. Rate of Interest to the Assignee:	As set forth in Section 2.06 of the Credit Agreement

7. Commitment Commission:	As set forth in Section 3.01(a) of the Credit Agreement

8. Notice:	ASSIGNEE:

Attention:
Reference:

Payment Instructions:	ASSIGNEE:

Attention:
Reference:

EXHIBIT L

Accepted and Agreed:

[NAME OF ASSIGNEE]		[NAME OF ASSIGNOR]

By:		By:
	Name:		Name:
	Title:		Title:

EXHIBIT M

SOLVENCY CERTIFICATE

I, the undersigned, the chief financial officer of Genco Shipping & Trading Limited (the “Company”), do hereby certify in such capacity and on behalf of the Company that:

1.          This Certificate is furnished to the Administrative Agent and each of the Lenders pursuant to Section 5.02(k) of the US$ 400,000,000 senior secured credit agreement, dated as of November 10, 2016, among Genco Shipping & Trading Limited, the Lenders party hereto from time to time, Nordea Bank Finland Plc, New York Branch, as Administrative Agent and as Security Agent under the Security Documents (such Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2.          For purposes of this Certificate, the terms below shall have the following definitions:

(a)       “Fair Value”

The amount at which the assets, in their entirety, of each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b)       “Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, are sold with reasonable promptness under normal selling conditions in a current market.

(c)       “New Financing”

The Indebtedness incurred or to be incurred by the Company and its Subsidiaries under the Credit Documents.

(d)       “Stated Liabilities”

The recorded liabilities that would be recorded in accordance with generally accepted accounting principles (“GAAP”) of the Company on a stand-alone basis and of the Company and its Subsidiaries taken as a whole as of the date hereof after giving effect to the Transaction, determined in accordance with GAAP consistently applied, together with the amount of all New Financing.

(e)       “Identified Contingent Liabilities”

The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, after giving effect to all the Vessel Acquisitions, as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Company and its Subsidiaries or that have been identified as such by an officer of the Company or any of its Subsidiaries.

(f)       “Will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature”

For the period from the date hereof through the stated maturity of all the New Financing, each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, will have sufficient assets and cash flow to pay its Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

(g)       “Does not have Unreasonably Small Capital”

For the period from the date hereof through the stated maturity of all the New Financing, each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, after consummation of the Transaction and all Indebtedness being incurred or assumed and Liens created by the Company and its Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern.

3.          For purposes of this Certificate, I, or other officers of the Company and its Subsidiaries under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

(a)        I have reviewed the balance sheets referred to in Section 6.07 of the Credit Agreement.

(b)        I have made inquiries of certain officials of the Company and its Subsidiaries who have responsibility for financial and accounting matters regarding the existence and amount of Identified Contingent Liabilities associated with the business of the Company and its Subsidiaries.

(c)         I have knowledge of and have reviewed to my satisfaction the Credit Documents and the respective Schedules and Exhibits thereto.

(d)        With respect to Identified Contingent Liabilities, I:

(i)         inquired of certain officials of the Company and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities known to them; and

(ii)        confirmed with officers of the Company and its Subsidiaries that, to the best of such officers’ knowledge, all appropriate items were included in Identified Contingent Liabilities and the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof.

(e)        I have made inquiries of certain officers of the Company and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause either the Company on a stand-alone basis, or the Company and its

Subsidiaries taken as a whole, in either case after giving effect to the incurrence of the Loan to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

4.          Based on and subject to the foregoing, I, in my capacity as the Authorized Officer of the Company, hereby certify on behalf of the Company that, after giving effect to the Transaction and the related financing transactions (including the incurrence of the New Financing) it is my informed opinion that (i) the Fair Value of the assets of each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, is greater than its Stated Liabilities and Identified Contingent Liabilities; (ii) the Present Fair Salable Value of the assets of each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, is greater than its Stated Liabilities and Identified Contingent Liabilities; (iii) each of the Company on a stand-alone basis, and the Company and its Subsidiaries taken as a whole, will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature or otherwise become payable; and (iv) neither the Company on a stand-alone basis, nor the Company and its Subsidiaries taken as a whole, has Unreasonably Small Capital.

IN WITNESS WHEREOF, I have hereto on behalf of the Company set my hand this ___ day of __________, 20__.

GENCO SHIPPING & TRADING LIMITED

By:
Name:
Title: Chief Financial Officer